Filed pursuant to Rule 424(b)(4)
Registration No. 333-272780

Madison Square Garden Entertainment Corp.

5,250,000 Shares

Class A Common Stock

The selling stockholder, Sphere Entertainment Group, LLC (the “selling stockholder”), is selling 5,250,000 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), of Madison Square Garden Entertainment Corp., as well as the shares we will repurchase pursuant to the share purchase agreement described in the following paragraph. We are not selling any shares of Class A common stock under this prospectus and will not receive any of the proceeds from the sale of the shares by the selling stockholder.

We have entered into a share purchase agreement with the selling stockholder in this offering to repurchase from the selling stockholder in a private transaction approximately $25 million of shares of our Class A common stock, or 840,053 shares, at the price at which the shares are sold to the public in this offering less the underwriting discounts set forth on the cover page of this prospectus. The completion of the share repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the share repurchase. We cannot assure you that this offering or the share repurchase will be consummated.

Our Class A common stock trades on The New York Stock Exchange under the symbol “MSGE.” On June 22, 2023, the last sale price of our Class A common stock as reported on The New York Stock Exchange was 33.30 per share.

Investing in our Class A common stock involves risks that are described in the “Risk Factors” section beginning on page 15 of this prospectus. You should consider these risks before deciding to invest in our Class A common stock.

	Per Share	Total
Public offering price	$31.00	$162,750,000
Underwriting discounts(1)	$ 1.24	$ 6,510,000
Proceeds, net of expenses, to selling stockholder.	$29.76	$156,240,000

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting (Conflicts of Interest).”

The underwriters may also exercise their option to purchase up to an additional 787,500 shares of Class A common stock from the selling stockholder, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus.

Thomas C. Dolan, one of our directors, has indicated an interest in purchasing approximately $10 million in shares of our Class A common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares to Thomas C. Dolan, or he could determine to purchase more, fewer or no shares in this offering.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of Class A common stock will be ready for delivery on or about June 27, 2023.

BofA Securities*	Goldman Sachs & Co. LLC*	J.P. Morgan*

The date of this prospectus is June 22, 2023.

*	In alphabetical order.

None of us, the selling stockholder or the underwriters have authorized anyone to provide you with information other than the information contained in this prospectus. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. The information contained in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. It is important for you to read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” in this prospectus.

The selling stockholder is offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of the Class A common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

TRADEMARKS, TRADENAMES AND SERVICE MARKS

We own or have rights to use logos, trademarks, trade names, service marks and copyrights that we use in conjunction with the operation of our business and that appear in this prospectus. Other logos, trademarks, trade names, service marks and copyrights appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ logos, trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, trademarks, trade names and copyrights referred to in this prospectus may appear without the ©, ® or ™ symbols, but the absence of such symbols does not indicate the registration status of the trademarks and is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to such copyrights, trademarks and trade names. We license the “MSG” trademark to Sphere Entertainment and MSG Sports pursuant to trademark license agreements in connection with their use of particular approved marks.

i

PROSPECTUS SUMMARY

The following is a summary of certain of the information contained in this prospectus. This summary is included for convenience only and should not be considered complete. This summary is qualified in its entirety by more detailed information contained elsewhere in this prospectus, which should be read in its entirety.

Unless the context otherwise requires, all references to “we,” “us,” “our,” “MSGE,” “MSG Entertainment” or the “Company” refer to Madison Square Garden Entertainment Corp., together with its direct and indirect subsidiaries.

The Company reports on a fiscal year basis ending on June 30. The fiscal years ended June 30, 2022, 2021 and 2020 are referred to as “Fiscal Year 2022,” “Fiscal Year 2021,” and “Fiscal Year 2020,” respectively, and the fiscal year ending June 30, 2023 is referred to as “Fiscal Year 2023.”

Spin-Off from Sphere Entertainment Co.

On April 20, 2023, Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.) (“Sphere Entertainment”) effected the distribution of approximately 67% of the issued and outstanding shares of the common stock of the Company (the “Distribution”). In the Distribution, (a) each holder of Sphere Entertainment’s Class A common stock, par value $0.01 per share, received one share of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”), for every share of Sphere Entertainment’s Class A common stock, par value $0.01 per share, held of record as of the close of business, New York City time, on April 14, 2023 (the “record date”) and (b) each holder of Sphere Entertainment Class B common stock, par value $0.01 per share, received one share of the Company’s Class B common stock, par value $0.01 per share (“Class B common stock”) for every share of Sphere Entertainment’s Class B common stock held of record as of the close of business, New York City time, on the record date. In the Distribution, an aggregate of 27,692,030 shares of the Company’s Class A common stock and 6,866,754 shares of the Company’s Class B common stock were distributed, with any fractional shares converted to cash and paid to stockholders. In addition, Sphere Entertainment retained 17,021,491 shares of the Company’s Class A common stock following the Distribution, representing approximately 33% of the issued and outstanding shares of the common stock of the Company and approximately 38% of the issued and outstanding shares of the Company’s Class A common stock. In addition, in connection with the Distribution, 187,405 shares of the Company’s Class A common stock were distributed in respect of Sphere Entertainment’s non-employee director restricted stock units to the applicable holders as of the record date.

Our Company

We are a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content. Utilizing our powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences.

Our company includes (i) our portfolio of venues: Madison Square Garden (“The Garden”), The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, and The Chicago Theatre, (ii) the original production, the Christmas Spectacular Starring the Radio City Rockettes (the “Christmas Spectacular”), and (iii) our entertainment and sports bookings business, which showcases a broad array of compelling concerts, family shows and special events, as well as a diverse mix of sporting events, for millions of guests annually.

We manage our business through a single reportable segment.

Share Repurchase

We have entered into a share repurchase agreement (the “Share Purchase Agreement”) to repurchase from Sphere Entertainment Group, LLC in a private transaction approximately $25 million of shares of our Class A common stock, or 840,053 shares, at the price at which the shares are sold to the public in this offering less the underwriting discounts set forth on the cover page of this prospectus (the “Share Repurchase”). We intend to fund the Share Repurchase from cash on hand. The closing of the Share Repurchase will be concurrent with the closing of this offering.

The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated.

The repurchased shares of Class A common stock will no longer be outstanding following the completion of this offering.

The description of and the other information in this prospectus regarding the Share Repurchase is included solely for informational purposes. Nothing in this prospectus should be construed as an offer to sell, or the solicitation of an offer to buy, any of our Class A common stock, subject to the Share Repurchase.

Our Strengths

Our strengths include:

•	Strong position in live entertainment through:

•	A portfolio of world-renowned venues; and

•	Marquee live entertainment brands and content;

•	Significant presence in the New York market – the nation’s number one Designated Market Area (“DMA”);

•	Deep industry relationships that drive top-tier performers and a wide variety of events to the Company’s venues;

•	Proven track record of delivering significant value for partners through innovative sponsorships and premium hospitality;

•	Reputation for world-class customer experience driven by decades of expertise in sales and marketing, and venue operations;

•	Expertise in utilizing data to drive decisions to maximize revenue and the experience of our guests;

•

Long-term agreements to host home games at The Garden for two of the most recognized franchises in professional sports — the New York Knicks (the “Knicks”) and the New York Rangers (the “Rangers”); and

•	A strong and seasoned management team.

Our Strategy

Our strategy is to create world-class live experiences for our guests and partners by leveraging (i) our Company’s unique portfolio of live entertainment assets and brands; (ii) our expertise in venue management, bookings and productions, sponsorship, ticketing, marketing and premium hospitality, and content development; (iii) our deep relationships across the entertainment and sports industries; and (iv) our strong connection with diverse and passionate audiences. We believe this strategy will enable us to generate long-term value creation for our shareholders.

Key components of our strategy include:

•

Enhancing the live entertainment experience for our customers. We use the strength of our venues, expertise and relationships to attract top talent and deliver unforgettable experiences for our guests. We have a track record of designing world-class facilities with top-quality amenities, including our renovations of The Garden, Radio City Music Hall, and the Beacon Theatre. We also continue to explore new ways to use technology to improve the guest experience. From the way our customers buy food, beverage and merchandise, to how we market and process their tickets, to utilizing next-generation audio technology in our venues, we strive to give our customers the best experience in the industry. We believe this approach will enable us to drive improvements in per-event revenue and profitability at our venues and help create a seamless and memorable guest experience that will help drive repeat visitation to our venues.

•

Increasing the utilization of our venues. Part of what drives our success is our “artist first” approach. Through dedicated artist areas and top-tier service, our talent-friendly environment not only attracts artists to our venues, but also brings them back for repeat performances. Another part of this approach is how we use our diverse collection of venues. With seating capacities and configurations that range from 2,800 to 21,000, our venue portfolio enables us to shepherd artists through the growth in their careers, helping us develop deeper industry relationships. We will continue to use this “artist first” approach to attract the industry’s top talent with the goal of increasing utilization across all our venues through more multi-night concerts, as well as more marquee special events. We also plan to continue exploring opportunities for new events that would be unique to our venues, including high-profile residencies that would help build our base of events.

•

Delivering unrivaled marketing exposure for our partners. Our assets are highly sought after by companies that value the popularity of our venues and entertainment brands. Our value proposition is further strengthened by our sponsorship sales representation agreement with Madison Square Garden Sports Corp. (“MSG Sports”) which enables us to deliver broad-based marketing platforms that combine our assets with MSG Sports’ professional sports brands. We plan to continue utilizing this integrated approach to both renew and extend our relationships with existing partners, as well as to form partnerships with leading companies in emerging industries and in industry verticals where we are currently underpenetrated. We also offer our partners expanded reach through outdoor signage around the Madison Square Garden Complex and Pennsylvania Station (“Penn Station”), a major commuter hub in Manhattan. We plan to selectively explore additional opportunities to grow our external signage portfolio, which could increase our existing marketing partnerships packages as well as attract new partners.

•

Offering best-in-class premium hospitality products. The Company offers a wide array of premium corporate hospitality offerings that cater to a variety of audiences. For example, The Garden has a range of suite and club products, including 21 Event Level suites, 58 Lexus Level suites, 18 Infosys Level suites, the Caesars Sportsbook Lounge, Suite Sixteen and the HUB Loft. These suites and clubs — which provide exclusive private spaces, first-class amenities and some of the best seats in The Garden — are primarily licensed to corporate customers with the majority being multi-year agreements with annual escalators. Through our long-term arena license agreements (the “Arena License Agreements”) with MSG Sports, we also offer suite holders access to MSG Sports’ premium live sporting events, such as Knicks and Rangers games. We believe the strength of our product and content offerings, along with the continued importance of corporate hospitality to our partners, position us well with regard to ongoing renewal and new sales activity. We also plan to explore enhancing and expanding our premium hospitality offerings, which would create new monetization opportunities for the Company.

•

Understanding our customers. We continue to forge direct relationships with customers and fans, with a focus on understanding how consumers interact with every aspect of the Company. A key component of this strategy is our large and growing proprietary database of millions of customers. The data we collect from our venues and digital products provides the Company with significant insights into our customers, including who is utilizing our digital assets and attending events at our venues. In addition to providing value for our marketing partners, these insights are leveraged to help drive revenue and engagement across our assets, providing us with an opportunity to tailor offerings and cross-promote our products and services, introducing customers to our wide range of assets and brands. We also plan to increasingly use data to proactively identify potential bookings for our venues.

Key Challenges

We face a number of challenges, both pre-existing and as a result of the Distribution, including:

•

Intense competition in the market and industry in which we operate, including with other leisure-time activities such as television, motion pictures and sporting events and other live performances, and concert venues;

•

Dependence upon the continued popularity of the entertainment and sporting events presented in our venues and our existing brands (including the Christmas Spectacular and the National Basketball Association’s (the “NBA”) New York Knicks and the National Hockey League’s (the “NHL”) New York Rangers), which are sensitive to customer tastes, and our ability to attract popular artists, groups and events to our venues;

•

Effectively managing any impacts of the COVID-19 pandemic (including COVID-19 variants) as well as renewed actions taken in response by governmental authorities or certain professional sports leagues, including ensuring compliance with rules and regulations imposed upon our venues, to the extent applicable;

•	Significantly levered balance sheet and liquidity restraints imposed by interest and principal payments as well as a high cost of capital;

•	Lack of an operating history as a stand-alone public company;

•

Strength or weakness of, as well as volatility and less predictability in, our operating results and cash flow because the Company’s results will no longer include cash flows from MSG Networks Inc. (“MSG Networks”); and

•

Volatility in the market price and trading volume of our Class A common stock. The market price for our Class A common stock could fluctuate significantly for many reasons following the Distribution, including as a result of the risks set forth under “Risk Factors.”

See the section entitled “Risk Factors” for more information on each of these key challenges.

Organizational Structure

The following charts depict a simplified graphical representation of the Company’s corporate structure before and after the Distribution. The shares issued in the Distribution represent approximately 67% of our outstanding shares of common stock and Sphere Entertainment retained approximately 33% of our outstanding shares of common stock immediately following the Distribution in the form of Class A common stock. Sphere

Entertainment does not own any of our Class B common stock following the Distribution. The shares issued in the Distribution include approximately 62% of the outstanding shares of Class A common stock (the holders of which have the right to collectively elect 25% of our Board (our “Board”), rounded up to the nearest whole number of directors) and 100% of the outstanding shares of Class B common stock (the holders of which have the right to collectively elect the remaining 75% of our Board). As a result, the shares issued in the Distribution represent at least 90% of the combined voting power of the outstanding common stock with respect to the election of directors. Immediately following the Distribution, the Dolan family, including trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”) collectively owned all of our Class B common stock, approximately 3.6% of our outstanding Class A common stock and approximately 61.6% of the total voting power of all our outstanding common stock (in each case, inclusive of exercisable options).

Before the Distribution:

Immediately following the Distribution:

Company Information

We are a Delaware corporation with our principal executive offices at Two Pennsylvania Plaza, New York, New York 10121. Our telephone number is +1 (212) 465-6000, our website is www.msgentertainment.com. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. Madison Square Garden Entertainment Corp. is a holding company and conducts substantially all of its operations through its subsidiaries.

Our Class A common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “MSGE.” Our Class B common stock is not listed on any securities exchange.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may rely on the relief provided by these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Distribution. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Summary of Risk Factors

Ownership of our common stock is subject to numerous risks that could adversely affect our business, operations and financial results. The following list of risk factors is not exhaustive. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks.

Risks Related to Our Business

•	Our business faces intense and wide-ranging competition that may have a material negative effect on our business and results of operations.

•	The success of our business depends on the continued popularity of the Christmas Spectacular production, and the entertainment and sporting events we host at our venues.

•

Our operations and operating results were, and may in the future be, materially impacted by the COVID-19 pandemic and actions taken in response by governmental authorities and certain professional sports leagues.

•	We depend on licenses from third parties for the performance of musical works at our venues.

•	Our properties are subject to, and benefit from, certain easements, the availability of which may not continue on terms favorable to us or at all.

•	A change to or withdrawal of a New York City real estate tax exemption for the Madison Square Garden Complex may have a material negative effect on our business and results of operations.

•

We have committed to extend credit to Sphere Entertainment, which is a highly leveraged business, on an unsecured basis, and a default on the loan (if drawn) could impact our results of operations and cash flows.

Economic and Operational Risks

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Our business has been adversely impacted and may, in the future, be materially adversely impacted by an economic downturn, recession, financial instability, inflation or changes in consumer tastes and preferences.

•	We do not own all of our venues and our failure to renew our leases on economically attractive terms may have a material negative effect on our business and results of operations.

•	The geographic concentration of our business could subject us to greater risk than our competitors and have a material negative effect on our business and results of operations.

•	Our business could be adversely affected by terrorist activity or the threat of terrorist activity, weather and other conditions that discourage congregation at prominent places of public assembly.

•

We are subject to extensive governmental regulation, including building and zoning regulation, and our failure to comply with these regulations may have a material negative effect on our business and results of operations. For example, The Garden requires a special zoning permit, which was originally granted by the New York City Planning Commission in 1963 and renewed in July 2013 for 10 years. The failure to obtain the renewal of this special zoning permit, or to do so on favorable terms, would have a negative effect on our business.

•	Labor matters may have a material negative effect on our business and results of operations.

Risks Related to Indebtedness, Financial Condition, Cybersecurity, and Intellectual Property

•	We have substantial indebtedness and are highly leveraged, which could adversely affect our business.

•	We have and could in the future incur substantial operating losses, adjusted operating losses and negative cash flow.

•

We face continually evolving cybersecurity and similar risks, which could result in loss, disclosure, theft, destruction or misappropriation of, or access to, our confidential information and cause disruption of our business, damage to our brands and reputation, legal exposure and financial losses.

•	Theft of our intellectual property may have a material negative effect on our business and results of operations.

Risks Related to the Spin-off Transaction

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The market price and trading volume of our Class A common stock may be volatile, and you may not be able to resell your shares at or above the price at which you purchase them. In addition, future stock sales, including as a result of the exercise of registration rights by certain of our stockholders, could adversely affect the trading price of our Class A common stock.

•	We have incurred, and may incur, material costs and expenses as a result of our separation from Sphere Entertainment.

•	We may have a significant indemnity obligation to Sphere Entertainment if the Distribution is treated as a taxable transaction.

•

The tax rules applicable to the Distribution may restrict us from engaging in certain corporate transactions or from raising equity capital beyond certain thresholds for a period of time after the Distribution.

•

Certain adverse U.S. federal income tax consequences might apply to non-U.S. holders that hold our Class A common stock if we are treated as a “United States real property holding corporation” (“USRPHC”).

•

We do not have an operating history as a stand-alone public company and our historical financial results and our unaudited pro forma condensed combined financial statements may not be representative of our results as a separate, stand-alone company.

•

When applicable, if we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our stock price may suffer.

•

We share certain key directors and officers with Sphere Entertainment, MSG Sports and/or AMC Networks Inc. (“AMC Networks”) (referred to herein as the “Other Entities”), which means those directors and officers do not devote their full time and attention to our affairs and the overlap may give rise to conflicts. These overlaps may result in the diversion of corporate opportunities and other conflicts, and provisions in our amended and restated certificate of incorporation may provide us no remedy in that circumstance.

The Offering

Issuer	Madison Square Garden Entertainment Corp.

Shares of Class A common stock offered by the selling stockholder	5,250,000 shares (or 6,037,500 shares if the underwriters exercise in full their option to purchase additional shares of Class A common stock)

Share Repurchase	We have entered into the Share Purchase Agreement to repurchase from the selling stockholder in a private transaction approximately $25 million of shares of our Class A common stock, or 840,053 shares, at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus. We intend to fund the Share Repurchase from cash on hand. The closing of the Share Repurchase will be concurrent with the closing of this offering. The repurchased shares of Class A common stock will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase. We cannot assure you that this offering or the Share Repurchase will be consummated.

Shares of Class A common stock outstanding after this offering and the Share Repurchase	44,152,173 shares(a)

Shares of Class A common stock owned by the selling stockholder immediately after this offering and the Share Repurchase	10,931,438 shares (or 24.8% of our outstanding shares of Class A common stock) (or 10,143,938 shares (or 23.0% of our outstanding shares of Class A common stock) if the underwriters exercise in full their option to purchase additional shares of Class A common stock)

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholder. All of the shares in this offering are being sold by the selling stockholder. The selling stockholder will pay the underwriting discounts and certain of its legal expenses, and we will bear all other costs, fees and expenses incurred in connection with the offering.

(a)

In this prospectus, unless otherwise indicated, the number of shares of Class A common stock outstanding and the other information based thereon is based on 44,992,226 shares of Class A common stock outstanding as of June 15, 2023 (not inclusive of shares of Class A common stock issuable upon the exercise of outstanding options, conversion of outstanding Class B common stock or shares of Class A common stock reserved for issuance under our employee and non-employee director stock plans).

Insider participation	Thomas C. Dolan, one of our directors, has indicated an interest in purchasing approximately $10 million in shares of our Class A common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares to Thomas C. Dolan, or he could determine to purchase more, fewer or no shares in this offering.

Dividend policy	We do not expect to pay any cash dividends on our common stock in the foreseeable future. All decisions regarding the payment of dividends will be made by our Board from time to time in accordance with applicable law.

Listing	Our Class A common stock is listed on the NYSE.

Ticker symbol	“MSGE”

Risk factors	Please read the section entitled “Risk Factors“ beginning on page 15 of this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our Class A common stock.

Conflicts of Interest	An affiliate of J.P. Morgan Securities LLC, an underwriter in this offering, may receive at least 5% of the net offering proceeds of this offering in certain circumstances under the Credit Agreement (as amended, modified or supplemented from time to time in accordance with such agreement), dated as of December 22, 2022, among MSG Las Vegas, LLC, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). BofA Securities, Inc. will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify BofA Securities, Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121, J.P. Morgan Securities LLC will not confirm sales of our Class A common stock to any account over which they exercise discretionary authority without the prior written approval of the customer.

Selected Historical And Unaudited Pro Forma Condensed Combined Financial Data

The historical operating and balance sheet data included in the following selected financial data table have been derived from the unaudited combined financial statements as of March 31, 2023 and for the nine months ended March 31, 2023 and 2022 and the audited combined financial statements as of June 30, 2022 and 2021 and for the three years ended June 30, 2022, 2021 and 2020 included elsewhere in this prospectus. Historically, separate financial statements have not been prepared for the Company and it has not operated as a stand-alone business from Sphere Entertainment. The historical annual and interim combined financial statements included elsewhere in this prospectus include certain assets and liabilities that have historically been held by Sphere Entertainment or by other Sphere Entertainment subsidiaries but are specifically identifiable or otherwise attributable to the Company. The historical financial information presented below does not necessarily reflect what our results of operations and financial position would have been if we had operated as a separate publicly-traded entity during those periods. The selected historical financial data presented below should be read in conjunction with the combined financial statements included elsewhere in this prospectus and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All amounts included in the selected historical financial data presented below are in thousands, except per share data or as otherwise noted.

Also set forth below are summary unaudited pro forma condensed combined balance sheet data as of March 31, 2023 and summary unaudited pro forma condensed combined statements of operations data for the nine months ended March 31, 2023 and the year ended June 30, 2022. The unaudited pro forma condensed combined balance sheet information has been prepared giving effect to the Distribution and the Share Repurchase as if these transactions had occurred as of March 31, 2023. The unaudited pro forma condensed combined statements of operations have been prepared giving effect to the Distribution and the Share Repurchase as if these transactions had occurred on July 1, 2021. The unaudited pro forma condensed combined financial information also reflects certain assumptions that we believe are reasonable given the information currently available. The unaudited pro forma financial information does not purport to represent what the Company’s financial position and results of operations actually would have been had the Distribution and the Share Repurchase occurred on the dates indicated, or to project the Company’s financial performance for any future period. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

	Pro Forma Condensed Combined		Historical
	Nine Months Ended March 31,	Year Ended June 30,	Nine Months Ended March 31,		Years Ended June 30,
	2023	2022	2023	2022	2022	2021	2020
	(in thousands, except per share information)
Operating Data:
Revenues	$703,561	$653,490	$703,561	$475,150	$653,490	$81,812	$584,601

Operating income (loss)	91,684	(61,418)	126,798	(110)	(5,648)	(237,288)	225,332

Net income (loss)	63,605	(194,087)	100,527	(62,511)	(136,200)	(219,308)	170,659
Less: Net loss attributable to nonredeemable noncontrolling interests	(553)	(2,864)	(553)	(579)	(2,864)	(694)	(1,071)

Net income (loss) attributable to MSG Entertainment’s stockholders	64,158	(191,223)	101,080	(61,932)	(133,336)	(218,614)	171,730

	Pro Forma Condensed Combined		Historical
	Nine Months Ended March 31,	Year Ended June 30,	Nine Months Ended March 31,		Years Ended June 30,
	2023	2022	2023	2022	2022		2021		2020
	(in thousands, except per share information)
Balance Sheet Data:
Total assets	1,466,858		1,545,733		1,526,701		1,697,289
Total debt, net of deferred financing costs	659,561		659,561		663,674		617,785
Total MSG Entertainment divisional equity (deficit)	(35,372)		43,503		(1,475)		495,902
Basic and diluted earnings (loss) per common share attributable to MSG Entertainment’s stockholders	$1.26	$(3.75)	$1.95	$(1.20)	N/A	(a)	N/A	(a)	N/A	(a)
Weighted-average common shares outstanding, basic and diluted	50,928	50,928	51,768	51,768	N/A	(a)	N/A	(a)	N/A	(a)
Non-GAAP Financial Measures(b)
Adjusted operating income (loss)	$137,792	$20,381	$175,829	$60,145	$79,095		$(123,384)		$92,250

(a)	Earnings (loss) per common share is not applicable as there were no outstanding shares for the three years ended June 30, 2022, 2021 and 2020 as the Company was not a stand-alone public company.

(b)	See “Adjusted operating income (loss) (“AOI”)” below.

	Pro Forma Condensed Combined		Historical
	Nine Months Ended March 31,	Year Ended June 30,	Nine Months Ended March 31,		Years Ended June 30,
	2023	2022	2023	2022	2022	2021	2020
	(in thousands)
Other Financial Data:
Reconciliation of Operating income (loss) to Adjusted operating income (loss):
Operating income (loss)	$91,684	$(61,418)	$126,798	$(110)	$(5,648)	$(237,288)	$225,332
Non-cash portion of arena license fees from MSG Sports(a)	(25,078)	(27,754)	(25,078)	(23,962)	(27,754)	(13,026)	—
Depreciation and amortization	46,369	69,534	46,369	49,166	69,534	71,576	81,591
Share-based compensation expense	19,057	34,802	21,980	29,868	37,746	40,663	26,110
Restructuring charges(b)	9,820	5,171	9,820	5,171	5,171	14,691	—
Gains, net of dispositions	(4,361)	—	(4,361)	—	—	—	(240,783)
Amortization for capitalized cloud computing arrangement costs	169	—	169	12	—	—	—
Remeasurement of deferred compensation plan liabilities	132	46	132	—	46	—	—

Adjusted operating income (loss)	$137,792	$20,381	$175,829	$60,145	$79,095	$(123,384)	$92,250

(a)

This adjustment represents the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating income on a GAAP basis includes lease income of (i) $39,234 and $34,836 of revenue collected in cash for the nine months ended March 31, 2023 and 2022, respectively, and (ii) a non-cash portion of $25,078 and $23,962 for the nine months ended March 31, 2023 and 2022, respectively. For Fiscal Years 2022, 2021 and 2020, operating income on a GAAP basis includes lease income of (i) $40,319, $8,319 and nil, respectively, collected in cash, and (ii) a non-cash portion of $27,754, $13,026 and nil, respectively.

(b)	See Note 5, Restructuring Charges to the annual audited combined financial statements and the interim combined financial statements included elsewhere in this prospectus.

Adjusted operating income (loss)

The Company evaluates its performance based on several factors, of which the key financial measure is adjusted operating income (loss) (“AOI”), a non-GAAP financial measure. We define adjusted operating income (loss) as operating income (loss) excluding:

(i)	the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements with MSG Sports,

(ii)	depreciation, amortization and impairments of property and equipment, goodwill and intangible assets,

(iii)	share-based compensation expense,

(iv)	restructuring charges or credits,

(v)	merger and acquisition-related costs, including litigation expenses,

(vi)	gains or losses on sales or dispositions of businesses and associated settlements,

(vii)	the impact of purchase accounting adjustments related to business acquisitions,

(viii)	gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, and

(ix)	amortization for capitalized cloud computing arrangement costs.

The Company believes that given the length of the Arena License Agreements and resulting magnitude of the difference in leasing revenue recognized and cash revenue received, the exclusion of non-cash leasing revenue provides investors with a clearer picture of the Company’s operating performance. Management believes that this adjustment is beneficial for other incremental reasons as well. This adjustment provides senior management, investors and analysts with important information regarding a long-term related party agreement with MSG Sports. In addition, this adjustment is included under the Company’s debt covenant compliance calculations and is a component of the performance measures used to evaluate, and compensate, senior management of the Company. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company’s business without regard to the settlement of an obligation that is not expected to be made in cash. The Company eliminates merger and acquisition-related costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with GAAP, gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the executive deferred compensation plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Other income (expense), net, which is not reflected in Operating income (loss).

The Company believes AOI is an appropriate measure for evaluating the operating performance of the Company on a combined basis. AOI and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. The Company uses revenues and AOI measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.

AOI should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since AOI is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. The Company has presented the components that reconcile operating income (loss), the most directly comparable GAAP financial measure, to AOI.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you invest in our Class A common stock, you should carefully consider the following risks, together with all of the other information contained in this prospectus, including our financial statements and related notes. Any of the following risks could have a material adverse effect on our business, operating results, and financial condition and could cause the trading price of our Class A common stock to decline, which would cause you to lose all or part of your investment. Additional risks or uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to Our Business

Our business faces intense and wide-ranging competition that may have a material negative effect on our business and results of operations.

Our business competes, in certain respects and to varying degrees, with other leisure-time activities such as television, radio, motion pictures, sporting events and other live performances, the Internet, social media and social networking platforms, and online and mobile services, including sites for online content distribution, video on demand and other alternative sources of entertainment and information, in addition to competing for concerts with other event venues, for total entertainment dollars in our marketplace.

The success of our business is largely dependent on the continued success of the Christmas Spectacular, and the availability of, and our venues’ ability to attract, concerts, family shows, sporting events and other events, competition for which is intense, and the ability of performers to attract strong attendance at our venues. For example, The Garden, The Theater at Madison Square Garden, Radio City Music Hall and the Beacon Theatre all compete with other entertainment options in the New York City metropolitan area. The Chicago Theatre faces similar competition from other entertainment options in its market and elsewhere.

In addition, our business is highly sensitive to customer tastes and depends on our ability to attract artists and events. The success of our business depends in part upon our ability to offer live entertainment that is popular with customers. We contract with promoters and others to provide performers and events at our venues. There may be a limited number of popular artists, groups or events that can attract audiences to our venues, and our business would suffer to the extent that we are unable to continue to attract such artists, groups and events to perform at our venues. See “— Risks Related to Our Business — Our operations and operating results were, and may in the future be, materially impacted by the COVID-19 pandemic and actions taken in response by governmental authorities and certain professional sports leagues.”

In order to maintain the competitive positions of The Garden and our other venues, we must invest on a continuous basis in state-of-the-art technology. In addition, we must maintain a competitive pricing structure for events that may be held in our venues, many of which have alternative venue options available to them in New York and other cities. We invest in our Christmas Spectacular production to continue to attract audiences. We cannot be assured that such investments will generate revenues that are sufficient to justify our investment or even that exceed our expenses.

The success of our business depends on the continued popularity of the Christmas Spectacular production, and the entertainment and sporting events we host at our venues, the decline of which could have a material negative effect on our business and results of operations.

The financial results of our business are dependent on the Christmas Spectacular production, for which the 2019 production (the last production presented prior to the impact of the COVID-19 pandemic) represented 22% of our revenues in Fiscal Year 2020. Fan and consumer tastes also change frequently and it is a challenge to anticipate what will be successful at any point in time. Should the popularity of the Christmas Spectacular decline (including, for example, due to customer unwillingness to travel to New York City, purchase tickets to a full-capacity indoor event, comply with safety protocols or satisfy vaccination requirements to the extent applicable, all as a result of the COVID-19 pandemic), our revenues from ticket sales and concession and merchandise sales would likely decline, and we might not be able to replace the lost revenue with revenues from other sources.

As a result of our commercial agreements with MSG Sports, the success of our business is also impacted in part by the popularity of MSG Sports’ Knicks and Rangers franchises with their fan bases and, in varying degrees, the teams achieving on-court and on-ice success, which can generate fan enthusiasm, resulting in additional suite, sponsorship, food and beverage and merchandise sales during the teams’ regular seasons. Furthermore, success in the regular season may qualify the Knicks and Rangers for participation in post-season playoffs, which provides us with additional revenue by increasing the number of games played by the teams at The Garden, potentially helping improve attendance in subsequent seasons and increasing the popularity of our suites and sponsorships.

Our operations and operating results were, and may in the future be, materially impacted by the COVID-19 pandemic and actions taken in response by governmental authorities and certain professional sports leagues.

The Company’s operations and operating results were materially impacted by the COVID-19 pandemic (including COVID-19 variants) and actions taken in response by governmental authorities and certain professional sports leagues during Fiscal Years 2020, 2021 and 2022. As a result of government-mandated assembly limitations and closures, all of our venues were closed beginning in March 2020 and substantially all of our business operations were suspended for the majority of Fiscal Year 2021. Use of The Garden resumed for Knicks and Rangers home games without fans in December 2020 and January 2021, respectively, and was available at 10% seating capacity from February through May 2021 subject to certain safety protocols and social distancing. As a result, the payments we received under the Arena License Agreements during this period were materially impacted. Beginning in May 2021, all of our New York venues were permitted to host guests at full capacity, subject to certain restrictions, and effective June 2021, The Chicago Theatre was permitted to host events without restrictions. Guests of our Chicago and New York venues were also subject to certain vaccination requirements until February and March 2022, respectively. During Fiscal Year 2022, we had fewer ticketed events at our venues in the first half of the fiscal year as compared with Fiscal Year 2019 (the last full fiscal year not impacted by COVID-19) due to the lead-time required to book touring acts and artists, and an increase in COVID-19 cases due to a new variant, which resulted in a number of events at our venues being cancelled or postponed in the second and third fiscal quarters. The impact of the COVID-19 pandemic on our operations also included (i) the partial cancellation of the 2021 production of the Christmas Spectacular and (ii) the cancellation of the 2020 production of the Christmas Spectacular. As a direct response to this disruption, during Fiscal Years 2020 and 2021, the Company implemented cost savings initiatives in order to streamline operations and preserve liquidity, including furloughing our venue employees while activities were limited, reducing our full-time workforce and implementing additional comprehensive cost reduction measures, such as terminating certain third-party services, negotiating reduced rates and/or reduced service levels with third parties, pursuing targeted savings and reductions in spending on marketing and travel and entertainment, and deferring or limiting non-essential operating or other discretionary expenses. During Fiscal Years 2021 and 2020, over 90% and over 70% of the respective overall declines in our revenues were the result of the COVID-19 pandemic, in each case compared to the prior year period. While the Company substantially recovered from the COVID-19 pandemic during Fiscal Year 2022, the Company still experienced some softness in bookings and attendance, most notably at the beginning of the year along with certain event postponements and cancellations throughout the year, although not at the level of the prior two fiscal years. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Results of Operations.”

It is unclear to what extent COVID-19 concerns, including with respect to new variants, could result in renewed government or league-mandated capacity restrictions or vaccination/mask requirements or impact the use of and/or demand for our venues, demand for our sponsorship and signage assets, deter our employees and vendors from working at our venues (which may lead to difficulties in staffing) or otherwise materially impact our operations. Governmental regulations enacted in response to the COVID-19 pandemic may impact the revenue we derive and/or the expenses we incur from events that we choose to host such that events that were historically profitable would instead result in losses. Concerns about the COVID-19 pandemic could deter artists from touring and/or substantially decrease the use of and demand for our venues. Both the NBA and NHL determined to complete their 2019-20 seasons with games away from home arenas, reduce the number of regular season games for the 2020-21 seasons, and conduct the majority of the shortened 2020-21 seasons without fans in attendance, and it is possible that concerns related to COVID-19 could cause professional sports teams in the United States to play games without an audience during future seasons or to suspend, cancel or otherwise reduce the number of games scheduled in the regular reason or playoffs, which could have a material impact on the payments we receive under the Arena License Agreements. See “— Economic and Operational Risks — We Are Subject to Extensive Governmental Regulation and Our Failure to Comply with These Regulations May Have a Material Negative Effect on Our Business and Results of Operations.”

Our business is particularly sensitive to reductions in travel and discretionary consumer spending. A pandemic, such as COVID-19, could also impede economic activity in impacted regions and globally over the long term, potentially causing a global recession and leading to a further decline in discretionary spending on sports and entertainment events and other leisure activities, which could result in long-term effects on our business. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those relating to our liquidity, indebtedness and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

Our business strategy may, in the future, include the development of new productions, which could require us to make considerable investments for which there can be no guarantee of success.

As part of our business strategy, we may, in the future, explore the development of new productions for our existing venues, which may include expansions or enhancements of our existing productions or the creation of entirely new productions. Expansion or enhancement of productions and/or the development of new productions could require significant upfront expense that may never result in a viable show, as well as investment in sets, staging, creative processes, commissioning and/or licensing of intellectual property, casting and advertising, and may lead to dislocation of other alternative sources of entertainment that may have played in our venues absent these productions. To the extent that any efforts at expanding or enhancing productions or creating new productions do not result in a viable show, or to the extent that any such productions do not achieve expected levels of popularity among audiences, we may not recover the substantial expenses we previously incurred for non-capitalized investments, or may need to write-off all or a portion of capitalized investments. In addition, any delay in launching such potential productions or enhancements could result in the incurrence of operating costs which may not be recouped. For example, we wrote off approximately $75.4 million of deferred production costs across Fiscal Years 2016 and 2017 related to the New York Spectacular Starring the Radio City Rockettes.

Our business is highly sensitive to customer tastes and depends on our ability to attract artists and events.

The success of our business depends in part upon our ability to offer live entertainment that is popular with customers. In addition, our business is highly sensitive to customer tastes and depends on our ability to attract artists and events. We contract with promoters and others to provide performers and events at our venues. Since we rely on unrelated parties to promote, create and perform at our venues, any unwillingness to tour or lack of availability of popular artists could limit our ability to generate revenue. There may be a limited number of popular artists, groups or events that can attract audiences to our venues, and our business would suffer to the extent that we are unable to continue to attract such artists, groups and events to perform at our venues. See “— Risks Related to Our Business — Our operations and operating results were, and may in the future be, materially impacted by the COVID-19 pandemic and actions taken in response by governmental authorities and certain professional sports leagues.”

We depend on licenses from third parties for the performance of musical works at our venues, the loss of which or renewal of which on less favorable terms may have a negative effect on our business and results of operations.

We are required to obtain public performance licenses from music performing rights organizations, commonly known as “PROs,” in connection with the performance of musical works at concerts and certain other live events held at our venues. In exchange for public performance licenses, PROs are paid a per-event royalty, traditionally calculated either as a percentage of ticket revenue or a per-ticket amount. The PRO royalty obligation of any individual event is generally paid by, or charged to, the promoter of the event.

If we are unable to obtain these licenses, or are unable to obtain them on favorable terms consistent with past practice, it may have a negative effect on our business and results of operations. An increase in the royalty rate and/or the revenue base on which the royalty rate is applied could substantially increase the cost of presenting concerts and certain other live events at our venues. If we are no longer able to pass all or a portion of these royalties on to promoters (or other venue licensees), it may have a negative effect on our business and results of operations.

Our properties are subject to, and benefit from, certain easements, the availability of which may not continue on terms favorable to us or at all.

Our properties are subject to, and benefit from, certain easements. For example, the “breezeway” into the Madison Square Garden Complex from Seventh Avenue in New York City is a significant easement that we share with other property owners. Our ability to continue to utilize these and other easements, including for advertising and promotional purposes, requires us to comply with a number of conditions. Certain adjoining property owners have easements over our property, which we are required to maintain so long as those property owners meet certain conditions. It is possible that we will be unable to continue to access or maintain any easements on terms favorable to us, or at all, which could have a material negative effect on our business and results of operations.

A change to or withdrawal of a New York City real estate tax exemption for the Madison Square Garden Complex may have a material negative effect on our business and results of operations.

Many arenas, ballparks and stadiums nationally and in New York City have received significant public support, such as tax exempt financing, other tax benefits, direct subsidies and other contributions, including for public infrastructure critical to the facilities such as parking lots and transit improvements. Our Madison Square Garden Complex benefits from a more limited real estate tax exemption pursuant to an agreement with the City of New York, subject to certain conditions, and legislation enacted by the State of New York in 1982. For Fiscal Year 2022, the tax exemption was $41.9 million. From time to time, there have been calls to repeal or amend the tax exemption. For example, in January 2023, a number of elected representatives issued a public letter noting the tax exemption status should be reexamined. Notwithstanding the suggestion in the public letter, any repeal or amendment of the tax exemption status would require legislative action by New York State.

We are party to Arena License Agreements with subsidiaries of MSG Sports that require two of MSG Sports’ professional sports teams — the Knicks and Rangers — to play all of their home games at The Garden. Under the Arena License Agreements, which each have a term of 35 years (unless extended), the Knicks and the Rangers pay an annual license fee in connection with their respective use of The Garden. In addition, the Arena License Agreements provide us with additional revenue opportunities. Under the Arena License Agreements, the teams are responsible for 100% of any real property or similar taxes applicable to The Garden.

If the tax exemption is repealed or the teams are otherwise subject to the property tax due to no fault of the teams, the revenue that we generate from team events will be reduced on a percentage basis as set forth in the Arena License Agreements. The value of any such revenue reduction could be significant but is expected to be substantially less than the property tax paid by the teams. There can be no assurance that the tax exemption will not be amended in a manner that imposes property tax or repealed in its entirety, either of which could have a material negative effect on our business and results of operations.

We have extended credit to Sphere Entertainment, which is a highly leveraged business, on an unsecured basis, and a default on the loan (if drawn) could impact our results of operations and cash flows.

On April 20, 2023, we entered into a Delayed Draw Term Loan Credit Agreement with Sphere Entertainment (the “DDTL Facility”), pursuant to which a subsidiary of MSGE committed to lend on an unsecured basis up to $65 million in delayed draw term loans to Sphere Entertainment until October 20, 2024. Sphere Entertainment is a highly leveraged business with existing credit facilities at MSG Networks and has continued to incur indebtedness, most recently when its subsidiary MSG Las Vegas, LLC entered into a credit agreement in December 2022. Our loan to Sphere Entertainment is structurally subordinated to the approximately $1.2 billion of debt of Sphere Entertainment’s subsidiaries. Sphere Entertainment continues to have significant cash needs including continued expenditures on its Sphere initiative and the expectation that it will pay down a portion of MSG Networks’ term loan in connection with its refinancing prior to its maturity in October 2024. Sphere Entertainment’s ability to make payments on, repay or refinance, its debt — including the financing we provided — depends upon its future operating performance and execution of its business plan, which could be impacted by a recession or economic downturn, or other changes specifically affecting its business or industry. Accordingly, no assurances can be made that Sphere Entertainment will be in a position to make repayment of the loan (if drawn).

If Sphere Entertainment defaults on its loan, it could impair our assets and create losses related to such loan, and as a result, our business could be adversely affected. If we are unable to recover the principal amount of the loan from a default, there may be a material adverse effect on our business, results of operations, financial condition, and liquidity.

Economic and Operational Risks

Our business has been adversely impacted and may, in the future, be materially adversely impacted by an economic downturn, recession, financial instability, inflation or changes in consumer tastes and preferences.

Our business depends upon the ability and willingness of consumers and businesses to purchase tickets at our venues, license suites and club memberships at The Garden, spend on food and beverages and merchandise, and drive continued sponsorship and signage revenues, and these revenues are sensitive to general economic conditions, recession, fears of recession and consumer behavior. For example, following the 2008 financial crisis, we experienced a lower level of event bookings and reduced renewals of certain of our suite licenses, which adversely affected the Company’s results of operations. Further, the industry is often affected by changes in consumer tastes, national, regional and local economic conditions, discretionary spending priorities, demographic trends, traffic patterns and the type, number and location of competing businesses.

Consumer and corporate spending may decline at any time for reasons beyond our control, and the risks associated with our businesses may become more acute in periods of a slowing economy or recession, which may be accompanied by reductions in corporate sponsorship and signage and decreases in attendance at live events, among other things. In addition, inflation, which has significantly risen, has and may continue to increase operational costs, including labor costs, and continued increases in interest rates in response to concerns about inflation may have the effect of further increasing economic uncertainty and heightening these risks. As a result, instability and weakness of the U.S. and global economies, including due to the effects caused by disruptions to financial markets, inflation, recession, high unemployment, geopolitical events and other effects caused by the COVID-19 pandemic and the negative effects on consumers’ and businesses’ discretionary spending, have and may continue to materially negatively affect our business and results of operations. A prolonged period of reduced consumer or corporate spending, including with respect to sponsorship, such as during the COVID-19 pandemic, could have an adverse effect on our business and our results of operations. See “— Risks Related to Our Business — Our operations and operating results were, and may in the future be, materially impacted by the COVID-19 pandemic and actions taken in response by governmental authorities and certain professional sports leagues.”

We do not own all of our venues and our failure to renew our leases on economically attractive terms may have a material negative effect on our business and results of operations.

We lease the Beacon Theatre and Radio City Music Hall under long-term leases that expire in 2036 and 2038, respectively. MSG Entertainment Holdings, LLC (“MSG Entertainment Holdings”), the entity that guarantees the lease for Radio City Music Hall, is required to maintain a certain net worth that if not maintained would require the entity to post a letter of credit or provide cash collateral.

The geographic concentration of our business could subject us to greater risk than our competitors and have a material negative effect on our business and results of operations.

The Company primarily operates in New York City and, as a result, is subject to greater degrees of risk than competitors with more operating properties or that operate in more markets. The Garden, The Theater at Madison Square Garden, Radio City Music Hall and the Beacon Theatre are all located in New York City. Therefore, the Company is particularly vulnerable to adverse events (including acts of terrorism, natural disasters, epidemics, pandemics, weather conditions, labor market disruptions and government actions) and economic conditions in New York City and surrounding areas. For example, our operations and operating results were materially impacted by the COVID-19 pandemic. See “— Risks Related to Our Business — Our operations and operating results were, and may in the future be, materially impacted by the COVID-19 pandemic and actions taken in response by governmental authorities and certain professional sports leagues.”

Our business could be adversely affected by terrorist activity or the threat of terrorist activity, weather and other conditions that discourage congregation at prominent places of public assembly.

The success of our business is dependent upon the willingness and ability of patrons to attend events at our venues. The venues we operate, like all prominent places of public assembly, could be the target of terrorist activities, including acts of domestic terrorism, or other actions that discourage attendance. Any such activity or threatened activity at or near one of our venues or other similar venues, including those located elsewhere, could result in reduced attendance at our venues and a material negative effect on our business and results of operations. Similarly, a major epidemic or pandemic, such as the COVID-19 pandemic, or the threat or perceived threat of such an event, could adversely affect attendance at our events and venues by discouraging public assembly at our events and venues. Moreover, the costs of protecting against such incidents, including the costs of implementing additional protective measures for the health and safety of our guests, could reduce the profitability of our operations. See “— Risks Related to Our Business — Our operations and operating results were, and may in the future be, materially impacted by the COVID-19 pandemic and actions taken in response by governmental authorities and certain professional sports leagues.”

Weather or other conditions, including natural disasters, in locations where we own or operate venues may affect patron attendance as well as sales of food and beverages and merchandise, among other things. Weather conditions may also require us to cancel or postpone events. Any of these events may have a material negative effect on our business and results of operations, and any such events may harm our ability to obtain or renew insurance coverage on favorable terms or at all.

We may pursue acquisitions and other strategic transactions and/or investments to complement or expand our business that may not be successful.

From time to time, we may continue to explore opportunities to purchase or invest in other businesses, venues or assets that we believe will complement, enhance or expand our current business or that might otherwise offer us growth opportunities, including opportunities that may differ from the Company’s current business. Any transactions that we are able to identify and complete may involve risks, including the commitment of significant capital, the incurrence of indebtedness, the payment of advances, the diversion of management’s attention and resources from our existing business to develop and integrate the acquired or combined business, the inability to successfully integrate such business or assets into our operations, litigation or other claims in connection with acquisitions or against companies we invest in or acquire, our lack of control over certain companies, including joint ventures and other minority investments, the risk of not achieving the intended results and the exposure to losses if the underlying transactions or ventures are not successful. At times, we have had significant investments in businesses that we account for under the equity method of accounting, and we may again in the future. Certain of these investments have generated operating losses in the past and certain have required additional investments from us in the form of equity or loans. There can be no assurance that these investments will become profitable individually or in the aggregate or that they will not require material additional funding from us in the future.

We may not control the day-to-day operations of these investments. We have in the past written down and, to the extent that these investments are not successful in the future, we may write down all or a portion of such investments. Additionally, these businesses may be subject to laws, rules and other circumstances, and have risks in their operations, which may be similar to, or different from, those to which we are subject. Any of the foregoing risks could result in a material negative effect on our business and results of operations or adversely impact the value of our investments.

We are subject to extensive governmental regulation and our failure to comply with these regulations may have a material negative effect on our business and results of operations.

Our business is subject to the general powers of federal, state and local governments, as well as foreign governmental authorities. We are also subject to the rules, regulations and decisions of the NBA and NHL.

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Public Health and Safety. As a result of government mandated assembly limitations and closures implemented in response to the COVID-19 pandemic, our venues were unable to host events for the substantial majority of Fiscal Year 2021. There can be no assurance that some or all of these restrictions will not be imposed again in the future due to increased infection rates of COVID-19 or another pandemic. We are unable to predict what the long-term effects of these events, including renewed government regulations or requirements, will be. For example, future governmental regulations adopted in response to the COVID-19 pandemic may impact the revenue we derive and/or the expenses we incur from the events that we choose to host, such that events that were historically profitable would instead result in losses. See “— Risks Related to Our Business — Our operations and operating results have been, and may in the future be, materially impacted by the COVID-19 pandemic and actions taken in response by governmental authorities and certain professional sports leagues.”

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Hospitality-related Permits/Licenses. We hold liquor licenses at each of our venues and are subject to licensing requirements with respect to the sale of alcoholic beverages in the jurisdictions in which we serve those beverages. Failure to receive or retain, or the suspension of, liquor licenses or permits could interrupt or terminate our ability to serve alcoholic beverages at the applicable venue and could have a material negative effect on our business and our results of operations. Additional regulation relating to liquor licenses may limit our activities in the future or significantly increase the cost of compliance, or both. In the jurisdictions in which our venues are located, we are subject to statutes that generally provide that serving alcohol to a visibly intoxicated or minor patron is a violation of the law and may provide for strict liability for certain damages arising out of such violations. Our liability insurance coverage may not be adequate or available to cover any potential liability.

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Environmental Laws. We and our venues are subject to environmental laws and regulations relating to the use, disposal, storage, emission and release of hazardous and non-hazardous substances, as well as zoning and noise level restrictions which may affect, among other things, the operations of our venues.

Compliance with these regulations and the associated costs may be heightened as a result of the purchase, construction or renovation of a venue. Additionally, certain laws and regulations could hold us strictly, jointly and severally responsible for the remediation of hazardous substance contamination at our facilities or at third-party waste disposal sites, as well as for any personal injury or property damage related to any contamination.

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Zoning and Building Regulations. Our venues are subject to zoning and building regulations including permits relating to the operation of The Garden. The Garden requires a special zoning permit, which was originally granted by the New York City Planning Commission in 1963 and renewed in July 2013 for 10 years. Relevant rail agencies are considering proposals to redevelop Penn Station, which proposed redevelopment would impact The Garden, which sits atop Penn Station (and could impact the Theater at Madison Square Garden, which is part of The Garden complex, depending on the outcome of negotiations between relevant stakeholders, including MSG Entertainment). Certain government officials and special interest groups have used and may continue to use the renewal process for the special zoning permit to pressure us to contribute to the redevelopment of Penn Station, relocate or sell all or portions of The Garden complex. For example, the New York Metropolitan Transportation Authority, which operates commuter rail services from Penn Station, recently issued a compatibility report asserting that The Garden imposes severe constraints on Penn Station that restrict efforts to make its desired improvements. There can be no assurance regarding the future renewal of the permit or the terms thereof, and the failure to obtain such renewal or to do so on favorable terms would have a negative effect on our business.

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Data Privacy. We are subject to various data privacy and protection laws, regulations, policies and contractual obligations that apply to the collection, transmission, storage, processing and use of personal information or personal data, which, among other things, impose certain requirements relating to the privacy and security of personal information. The variety of laws and regulations governing data privacy and protection, and the use of the internet as a commercial medium, are rapidly evolving, extensive and complex, and may include provisions and obligations that are inconsistent with one another or uncertain in their scope or application. The data protection landscape is rapidly evolving in the United States. As our operations and business grow, we may become subject to or affected by new or additional data protection laws and regulations and face increased scrutiny or attention from regulatory authorities. For example, California has passed a comprehensive data privacy law, the California Consumer Privacy Act of 2018 (the “CCPA”), and a number of other states, including Virginia and Colorado, have also passed similar laws, and various additional states may do so in the near future. Additionally, the California Privacy Rights Act (the “CPRA”) imposes additional data protection obligations on covered businesses, including additional consumer rights procedures and obligations, limitations on data uses, new audit requirements for higher-risk data, and constraints on certain uses of sensitive data. The majority of the CPRA provisions went into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required. Further, there are several legislative proposals in the United States, at both the federal and state level, that could impose new privacy and security obligations. We cannot yet determine the impact that these future laws and regulations may have on our business.

In addition, governmental authorities and private litigants continue to bring actions against companies for online collection, use, dissemination and security practices that are unfair or deceptive.

Our business is, and may in the future be, subject to a variety of other laws and regulations, including licensing, permitting, and historic designation and similar requirements; working conditions, labor, immigration and employment laws; health, safety and sanitation requirements; and compliance with the Americans with Disabilities Act (and related state and local statutes).

Any changes to the legal and regulatory framework applicable to our business, especially in the rapidly evolving area of data privacy or to a lesser extent public health and safety, could have an adverse impact on our business and our failure to comply with applicable governmental laws and regulations, or to maintain necessary permits or licenses, could result in liability or government actions that could have a material negative effect on our business and results of operations.

Our business is subject to seasonal fluctuations, and our operating results and cash flow could vary substantially from period to period.

Our revenues and expenses have been seasonal and we expect they will continue to be seasonal. For example, 22% of our revenues in Fiscal Year 2020 were derived from the Christmas Spectacular (the last production presented prior to the impact of the COVID-19 pandemic). Our revenues are highest in the second quarter of our fiscal year when these performances primarily occur. As a result, our business earns a disproportionate amount of its revenue and operating income in the second quarter of each fiscal year. Therefore, our operating results and cash flow reflect significant variation from period to period and will continue to do so in the future. Consequently, period-to-period comparisons of our operating results may not necessarily be meaningful and the operating results of one period are not indicative of our financial performance during a full fiscal year. This variability may adversely affect our business, results of operations and financial condition.

Labor matters may have a material negative effect on our business and results of operations.

As a result of ongoing labor market disruptions due to the COVID-19 pandemic and otherwise, we have faced difficulty in maintaining staffing at our venues and retaining talent in our corporate departments. As a result, we have had to scale back hours and days of operations in certain markets and venues. If we are unable to attract and retain qualified people or to do so on reasonable terms, our venues could be short staffed or become more expensive to operate and affect our ability to meet our customers’ demand, any of which could materially adversely affect our business and results of operations.

Our business is dependent upon the efforts of unionized workers. As of March 31, 2023, 4,583 full-time and part-time employees, who represent 71% of the Company’s workforce, were subject to collective bargaining agreements (“CBAs”). Of the employees that were subject to CBAs, 5% were subject to CBAs that expired as of March 31, 2023 and 38% were subject to CBAs that will expire by June 30, 2023, if they are not extended prior thereto. Any labor disputes, such as strikes or lockouts, with the unions with which we have CBAs could have a material negative effect on our business and results of operations (including our ability to produce or present concerts, programming, theatrical productions, sporting events and other events).

Additionally, NBA and NHL players are covered by CBAs. Both leagues have experienced labor difficulties in the past and may have labor issues in the future, such as player strikes or management lockouts. If any Knicks or Rangers games are cancelled because of any such labor difficulties, the loss of revenue, including from customers who would have attended home games at The Garden would have a negative impact on our business and results of operations.

The unavailability of systems upon which we rely may have a material negative effect on our business and results of operations.

We rely upon various internal and third-party software or systems in the operation of our business, including, with respect to ticket sales, credit card processing, email marketing, point of sale transactions, database, inventory, human resource management and financial systems. From time to time, certain of these arrangements may not be covered by long-term agreements. The failure or unavailability of these internal or third-party services or systems, depending upon its severity and duration, could have a material negative effect on our business and results of operations.

There is a risk of injuries and accidents in connection with our venues, which could subject us to personal injury or other claims; we are subject to the risk of adverse outcomes in other types of litigation.

There are inherent risks associated with producing and hosting events and operating, maintaining, renovating or constructing our venues. As a result, personal injuries, accidents and other incidents have occurred and may occur from time to time, which could subject us to claims and liabilities.

These risks may not be covered by insurance or could involve exposures that exceed the limits of any applicable insurance policy. Incidents in connection with events at any of our venues could also reduce attendance at our events and may have a negative impact on our revenue and results of operations. We seek to obtain contractual indemnities for events at our venues that we do not promote, and under the Arena License Agreements, MSG Sports and the Company have reciprocal indemnity obligations to each other in connection with the home games of the Knicks and Rangers held at The Garden. While we also maintain insurance policies that provide coverage for incidents in the ordinary course of business, there can be no assurance that such indemnities or insurance will be adequate at all times and in all circumstances.

From time to time, the Company and its subsidiaries are involved in various legal proceedings, including proceedings or lawsuits brought by governmental agencies, stockholders, customers, employees, private parties and other stakeholders. The outcome of litigation is inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming, disruptive to our operations, harmful to our reputation and distracting to management. In addition, publicity from these matters could negatively impact our business or reputation, regardless of the accuracy of such publicity. As a result, we may incur liability from litigation (including in connection with settling such litigation) which could be material and for which we may not have available or adequate insurance coverage, or be subject to other forms of non-monetary relief which may adversely affect the Company. By its nature, the outcome of litigation is difficult to assess and quantify, and its continuing defense is costly. The liabilities and any defense costs we incur in connection with any such litigation could have an adverse effect on our business and results of operations.

Risks Related to Indebtedness and Financial Condition

We have substantial indebtedness and are highly leveraged, which could adversely affect our business.

The Company is highly leveraged with a significant amount of debt and may continue to incur additional debt in the future. On June 30, 2022, MSG National Properties, LLC (“MSG National Properties”) and certain other subsidiaries entered into a five-year $650 million senior secured term loan facility (the “National Properties Term Loan Facility”) and a five-year $100 million revolving credit facility (the “National Properties Revolving Credit Facility” and, together with the National Properties Term Loan Facility, the “National Properties Facilities”), which are guaranteed by MSG Entertainment Holdings, to fund working capital needs, for general corporate purposes of MSG National Properties and its subsidiaries, and to make distributions to MSG Entertainment Group (the “National Properties Credit Agreement”). As of March 31, 2023, outstanding letters of credit were $8.0 million and the remaining balance available under the National Properties Revolving Credit Facility was $64.9 million. The National Properties Facilities will mature on June 30, 2027. The principal obligations under the National Properties Term Loan Facility are to be repaid in quarterly installments beginning with the fiscal quarter ending March 31, 2023, in an aggregate amount equal to 2.50% per annum (0.625% per quarter), stepping up to 5.0% per annum (1.25% per quarter) in the fiscal quarter ending September 30, 2025, with the balance due at the maturity of the facility. The principal obligations under the National Properties Revolving Credit Facility are due at the maturity of the facility. The National Properties Credit Agreement also includes financial covenants requiring MSG National Properties and its restricted subsidiaries to maintain a specified minimum liquidity level, a specified minimum debt service coverage ratio and specified maximum total leverage ratio.

As a result of this indebtedness, we will be required to make interest and principal payments on our borrowings that are significant in relation to our revenues and cash flows. These payments reduce our earnings and cash available for other potential business purposes. Furthermore, our interest expense could increase if interest rates increase (including in connection with rising inflation) because our indebtedness bears interest at floating rates or to the extent we have to refinance existing debt with higher cost debt.

In addition, the ability of MSG National Properties to draw on its revolving credit facility will depend on its ability to meet certain financial covenants and other conditions. This leverage also exposes us to significant risk by limiting our flexibility in planning for, or reacting to, changes in our business (whether through competitive pressure or otherwise), the entertainment and hospitality industries and the economy at large. Although our cash flows could decrease in these scenarios, our required payments in respect of indebtedness would not decrease.

In addition, our ability to make payments on, or repay or refinance, such debt, and to fund our operating and capital expenditures, depends largely upon our future operating performance. Our future operating performance, to a certain extent, is subject to general economic conditions, recession, fears of recession, and financial, competitive, regulatory and other factors that are beyond our control. The failure to satisfy the covenants, including any inability to attain a covenant waiver, and other requirements under the credit agreement could trigger a default thereunder, acceleration of outstanding debt thereunder and a demand for payment under the guarantee provided by MSG Entertainment Holdings, which would negatively impact our liquidity and could have a negative effect on our business.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our facilities are at variable rates of interest and expose us to interest rate risk. The interest rate on the National Properties Facilities was 7.41% as of March 31, 2023 and 5.13% as of June 30, 2022. If interest rates continue to increase (including in connection with rising inflation), our debt service obligations on certain of our variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease.

We have incurred substantial operating losses, adjusted operating losses and negative cash flow and there is no assurance we will have operating income, positive adjusted operating income or positive cash flow in the future.

We incurred operating losses of $5.6 million and $237.3 million for Fiscal Years 2022 and 2021, respectively, and operating income of $225.3 million for Fiscal Year 2020. In addition, we have in prior periods incurred operating losses and negative cash flow and there is no assurance that we will have operating income, adjusted operating income, or positive cash flow in the future. Significant operating losses may limit our ability to raise necessary financing, or to do so on favorable terms, as such losses could be taken into account by potential investors, lenders and the organizations that issue investment ratings on indebtedness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Results of Operations.”

Sphere Entertainment’s management identified a material weakness during Fiscal Year 2022, which has now been remediated. If we identify other material weaknesses or adverse findings in the future, our ability to report our financial condition or results of operations accurately or timely may be adversely affected, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on the market price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act, our management will be required to report on, and our independent registered public accounting firm will be required to attest to, the effectiveness of our internal control over financial reporting. Currently, we are an emerging growth company, and are exempt from complying with the auditor attestation requirements of Section 404, but we will be subject to the requirements in the future. The rules governing the standards that must be met for management to assess internal control over financial reporting are complex and require significant documentation, testing and possible remediation. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, we will not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. If we fail to achieve and maintain an effective internal control environment, we could suffer misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could result in significant expenses to remediate any internal control deficiencies and lead to a decline in our stock price.

Once we are subject to these requirements, our management may be unable to conclude in future periods that our disclosure controls and procedures are effective due to the effects of various factors, which may, in part, include unremediated material weaknesses in internal controls over financial reporting. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in those reports is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. In addition, we may not be able to identify and remediate other control deficiencies, including material weaknesses, in the future.

Subsequent to the filing of the Fiscal Year 2021 Form 10-K, Sphere Entertainment management evaluated an immaterial accounting error related to interest costs that should have been capitalized for the Sphere in Las Vegas in Fiscal Years 2021, 2020 and 2019 and in the fiscal quarter ended September 30, 2021, as prescribed by Accounting Standards Codification (“ASC”) Topic 835-20 — Capitalization of Interest. As a result of the accounting error, Sphere Entertainment re-evaluated the effectiveness of its internal control over financial reporting and identified a material weakness as of June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022. Sphere Entertainment undertook certain remediation efforts by implementing additional controls which were operating effectively as of June 30, 2022, and as a result, Sphere Entertainment’s management has concluded that the material weakness has been remediated and its internal control over financial reporting was effective as of June 30, 2022. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. In the Distribution, the internal control structure of Sphere Entertainment was transferred to our company, and we now provide those services under the Transition Services Agreement with Sphere Entertainment described in this prospectus under “Certain Relationships and Related Party Transactions.”

Risks Related to Cybersecurity and Intellectual Property

The success of our business and other operations depends, in part, on the integrity of our systems and infrastructure, as well as affiliate and third-party computer systems, computer networks and other communication systems. System interruption and the lack of integration and redundancy in these systems and infrastructure may have an adverse impact on our business, financial condition and results of operations.

System interruption and the lack of integration and redundancy in the information systems and infrastructure, both of our own websites and other computer systems and of affiliate and third-party software, computer networks and other communications systems service providers on which we rely with respect to ticket sales, credit card processing, email marketing, point of sale transactions, database, inventory, human resource management and financial systems, may adversely affect our ability to operate websites, process and fulfill transactions, respond to customer inquiries and generally maintain cost-efficient operations. Such interruptions could occur by virtue of natural disaster, malicious actions, such as hacking or acts of terrorism or war, or human error. In addition, the loss of some or all of certain key personnel could require us to expend additional resources to continue to maintain our software and systems and could subject us to systems interruptions.

While we have backup systems for certain aspects of our operations, disaster recovery planning by its nature cannot be for all eventualities. In addition, we may not have adequate insurance coverage to compensate for losses from a major interruption. If any of these adverse events were to occur, it could adversely affect our business, financial condition and results of operations.

We face continually evolving cybersecurity and similar risks, which could result in loss, disclosure, theft, destruction or misappropriation of, or access to, our confidential information and cause disruption of our business, damage to our brands and reputation, legal exposure and financial losses.

Through our operations, we may collect and store, including by electronic means, certain personal, proprietary and other sensitive information, including payment card information, that is provided to us through purchases, registration on our websites, mobile applications, or otherwise in communication or interaction with us. These activities require the use of online services and centralized data storage, including through third-party service providers. Data maintained in electronic form is subject to the risk of security incidents, including breach, compromise, intrusion, tampering, theft, destruction, misappropriation or other malicious activity. Our ability to safeguard such personal and other sensitive information, including information regarding the Company and our customers, sponsors, partners and employees, independent contractors and vendors, is important to our business. We take these matters seriously and take significant steps to protect our stored information, including the implementation of systems and processes to thwart malicious activity. These protections are costly and require ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. See “— Economic and Operational Risks — We are subject to extensive governmental regulation and our failure to comply with these regulations may have a material negative effect on our business and results of operations.”

Despite our efforts, the risks of a security incident cannot be entirely eliminated and our information technology and other systems that maintain and transmit consumer, sponsor, partner, Company, employee and other confidential and proprietary information may be compromised due to employee error or other circumstances such as malware or ransomware, viruses, hacking and phishing attacks, denial-of-service attacks, business email compromises, or otherwise. Such compromise could affect the security of information on our network or that of a third-party service provider. Additionally, outside parties may attempt to fraudulently induce employees, vendors or users to disclose sensitive, proprietary or confidential information in order to gain access to data and systems. As a result, such sensitive, proprietary and/or confidential information may be lost, disclosed, accessed or taken without consent. For example, in November 2016, a payment card issue that affected cards used at merchandise and food and beverage locations at several of our New York venues and The Chicago Theatre was identified and addressed with the assistance of security firms. The issue was promptly fixed and enhanced security measures were implemented.

The Company also continues to review and enhance our security measures in light of the constantly evolving techniques used to gain unauthorized access to networks, data, software and systems. The Company may be required to incur significant expenses in order to address any actual or potential security incidents that arise and we may not have insurance coverage for any or all of such expenses. If we experience an actual or perceived security incident, our ability to conduct business may be interrupted or impaired, we may incur damage to our systems, we may lose profitable opportunities or the value of those opportunities may be diminished and we may lose revenue as a result of unlicensed use of our intellectual property. Unauthorized access to or security breaches of our systems could result in the loss of data, loss of business, severe reputational damage adversely affecting customer or investor confidence, diversion of management’s attention, regulatory investigations and orders, litigation, indemnity obligations, damages for contract breach, penalties for violation of applicable laws or regulations and significant costs for remediation that may include liability for stolen or lost assets or information and repair of system damage that may have been caused, incentives offered to customers or other business partners in an effort to maintain business relationships after a breach and other liabilities. In addition, in the event of a security incident, changes in legislation may increase the risk of potential litigation. For example, the CCPA, which provides a private right of action (in addition to statutory damages) for California residents whose sensitive personal information is breached as a result of a business’ violation of its duty to reasonably secure such information, took effect on January 1, 2020 and was expanded by the CPRA, which took effect in January 2023. A number of other states have passed similar laws and additional states may do so in the near future. Our insurance coverage may not be adequate to cover the costs of a data breach, indemnification obligations or other liabilities.

In addition, in some instances, we may have obligations to notify relevant stakeholders of security breaches. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to or alleviate problems caused by an actual or perceived security breach.

We may become subject to infringement or other claims relating to our content or technology.

From time to time, third parties may assert against us alleged intellectual property infringement claims (e.g., copyright, trademark and patent) or other claims relating to our productions, venues and brands, technologies, digital content or other content or material, some of which may be important to our business. In addition, our productions could potentially subject us to claims of defamation, violation of rights of privacy or publicity or similar types of allegations. Any such claims, regardless of their merit or outcome, could cause us to incur significant costs that could harm our results of operations. We may not be indemnified against, or have insurance coverage for, claims or costs of these types. In addition, if we are unable to continue the use of certain intellectual property rights, our business and results of operations could be materially negatively impacted.

Theft of our intellectual property may have a material negative effect on our business and results of operations.

The success of our business depends in part on our ability to maintain and monetize our intellectual property rights, including our brand logos, our technologies, digital content and other content that is material to our business. Theft of our intellectual property, including content, could have a material negative effect on our business and results of operations because it may reduce the revenue that we are able to receive from the legitimate exploitation of such intellectual property, undermine lawful distribution channels and limit our ability to control the marketing of our content and inhibit our ability to recoup or profit from the costs incurred to create such content. Litigation may be necessary to enforce our intellectual property rights or protect our trade secrets. Any litigation of this nature, regardless of the outcome, could cause us to incur significant costs.

Risks Related to the Spin-off Transaction

Following the Distribution, we are materially dependent on affiliated entities’ performances under various agreements.

We have entered into various agreements with Sphere Entertainment and MSG Sports that govern our ongoing commercial relationship subsequent to the Distribution, including sponsorship agency agreements in connection with the sale of sponsorships for the Knicks and Rangers, as well as MSG Sports’ other teams, and a trademark license agreement regarding the use of the “MSG” name. These agreements will each be subject to potential termination in the event Sphere Entertainment or MSG Sports and the Company are no longer affiliates.

The Company provides to Sphere Entertainment certain business services that were performed by Sphere Entertainment prior to the Distribution, such as information technology, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. These services include the collection and storage of certain personal information regarding employees and/or customers as well as information regarding the Company, Sphere Entertainment and our sponsors and partners. See also “— Risks Related to Cybersecurity and Intellectual Property — We face continually evolving cybersecurity and similar risks, which could result in loss, disclosure, theft, destruction or misappropriation of, or access to, our confidential information and cause disruption of our business, damage to our brands and reputation, legal exposure and financial losses.”

The Company and its affiliated entities each rely on the other to perform its obligations under all of these agreements. If one of the affiliated entities were to breach, be unable to satisfy its material obligations under these agreements, including a failure to satisfy its indemnification or other financial obligations, or these agreements otherwise terminate or expire and we do not enter into replacement agreements, we could suffer operational difficulties and/or significant losses.

A significant amount of our total outstanding shares may be sold freely into the market. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sphere Entertainment is required by applicable tax rules to dispose of all retained shares as soon as practicable consistent with the business purposes for the retention, and expects to dispose of such retained shares within one year of the date of the Distribution, subject to market conditions. Sales of the approximately 33% of our common stock retained by Sphere Entertainment in the public market, including through this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

We, all of our executive officers and directors and the selling stockholder are subject to lock-up agreements that restrict our and their ability to transfer shares of our capital stock for 60 days from the date of this prospectus. Subject to certain exceptions, the lock-up agreements limit the number of shares of capital stock that may be sold immediately following this offering. Subject to certain limitations, as of June 15, 2023, approximately 12,987,092 shares of Class A common stock (inclusive of exercisable options) and 6,866,754 shares of Class B common stock will become eligible for sale upon expiration of the 60-day lock-up period (assuming the consummation of the Share Repurchase, no exercise by the underwriters of their option to purchase additional shares and the purchase of 322,580 shares of Class A common stock by Thomas C. Dolan in this offering based on the public offering price of $31.00). J.P. Morgan Securities LLC may, in its sole discretion, permit our stockholders who are subject to these lock-up agreements to sell shares prior to the expiration of the lock-up agreements.

We may have a significant indemnity obligation to Sphere Entertainment if the Distribution is treated as a taxable transaction.

We have entered into a Tax Disaffiliation Agreement with Sphere Entertainment, which sets out each party’s rights and obligations with respect to federal, state, local or foreign taxes for periods before and after the Distribution and related matters such as the filing of tax returns and the conduct of Internal Revenue Service (“IRS”) and other audits. Pursuant to the Tax Disaffiliation Agreement, we are required to indemnify Sphere Entertainment for losses and taxes of Sphere Entertainment resulting from the breach of certain covenants and for certain taxable gain recognized by Sphere Entertainment, including as a result of certain acquisitions of our stock or assets. If we are required to indemnify Sphere Entertainment under the circumstances set forth in the Tax Disaffiliation Agreement, we may be subject to substantial liabilities, which could materially adversely affect our financial position.

The tax rules applicable to the Distribution may restrict us from engaging in certain corporate transactions or from raising equity capital beyond certain thresholds for a period of time after the Distribution.

To preserve the tax-free treatment of the Distribution to Sphere Entertainment and its stockholders, under the Tax Disaffiliation Agreement with Sphere Entertainment, for the two-year period following the Distribution, we are subject to restrictions with respect to:

•	entering into any transaction pursuant to which 50% or more of our shares or assets would be acquired, whether by merger or otherwise, unless certain tests are met;

•	issuing equity securities, if any such issuances would, together with certain other transactions, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;

•	certain repurchases of our shares of Class A common stock;

•	ceasing to actively conduct our business;

•	amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;

•	liquidating or partially liquidating; and

•	taking any other action that prevents the Distribution and certain related transactions from being tax-free.

These restrictions may limit our ability during such period to pursue strategic transactions of a certain magnitude that involve the issuance or acquisition of our stock or engage in new businesses or other transactions that might increase the value of our business. These restrictions may also limit our ability to raise significant amounts of cash through the issuance of stock, especially if our stock price were to suffer substantial declines, or through the sale of certain of our assets. For more information, see the section entitled “Certain Relationships and Related Party Transactions — Relationship Between Sphere Entertainment and Us After the Distribution — Tax Disaffiliation Agreement.”

Certain adverse U.S. federal income tax consequences might apply to non-U.S. holders that hold our Class A common stock if we are treated as a USRPHC.

We have not made a determination as to whether we will be deemed to be a USRPHC, as defined in section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, we will be a USRPHC if, on any applicable determination date, the fair market value of our “U.S. real property interests” equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). However, because the determination of whether we are a USRPHC turns on the relative fair market value of our U.S. real property interests and our other assets, and because the USRPHC rules are complex and the determination of whether we are a USRPHC depends on facts and circumstances that may be beyond our control, we can give no assurance as to our USRPHC status. If we are treated as a USRPHC, certain adverse U.S. federal income tax consequences might apply to non-U.S. holders that hold our Class A common stock. A beneficial owner of our Class A common stock that is a non-U.S. holder should consult its tax advisor as to the particular tax consequences that would be applicable to such holder if we are treated as a USRPHC. For more information, see the section entitled “Material U.S. Federal Tax Considerations.”

We do not have an operating history as a stand-alone public company.

Prior to the Distribution, our operations were a part of Sphere Entertainment, and Sphere Entertainment provided us with various financial, operational and managerial resources for conducting our business. Following the Distribution, we maintain our own credit and banking relationships and perform certain of our own financial and operational functions. We cannot assure you that we have successfully put in place the financial, operational and managerial resources necessary to operate as a public company or that we will be able to be profitable doing so.

Our historical financial results and our unaudited pro forma condensed combined financial statements may not be representative of our results as a separate, stand-alone company.

The historical financial information we have included in this prospectus has been derived from the consolidated financial statements and accounting records of Sphere Entertainment and does not necessarily reflect what our financial position, results of operations or cash flows would have been had we been a separate, stand-alone company during the periods presented. Although Sphere Entertainment did account for the Entertainment business (with the addition of Sphere) as a separate business segment, we were not operated as a separate, stand-alone company for the historical periods presented. The historical costs and expenses reflected in our combined financial statements include an allocation for certain corporate functions historically provided by Sphere Entertainment, including general corporate expenses and employee benefits and incentives. These allocations were based on what we and Sphere Entertainment considered to be reasonable reflections of the historical utilization levels of these services required in support of our business. The historical information does not necessarily indicate what our results of operations, financial position, cash flows or costs and expenses will be in the future. Our pro forma financial information set forth under “Unaudited Pro Forma Condensed Combined Financial Information” reflects changes to our operations as a result of the separation. However, there can be no assurances that this unaudited pro forma condensed combined financial information will appropriately reflect our financial position or results of operations as a separate, stand-alone company.

We have incurred and may incur additional material costs and expenses as a result of our separation from Sphere Entertainment.

We have incurred and may incur additional material costs and expenses greater than those we incurred prior to our separation from Sphere Entertainment. These increased costs and expenses have arisen and may arise from various factors, including financial reporting and costs associated with complying with federal securities laws (including compliance with the Sarbanes-Oxley Act). In addition, we expect to either maintain similar, or have increased, corporate and administrative costs and expenses to those we incurred while part of Sphere Entertainment, even though following the Distribution we are a smaller, stand-alone company. We cannot assure you that these costs will not be material to our business.

If we are unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, or our internal control over financial reporting is not effective, the reliability of our financial statements may be questioned and our stock price may suffer.

Section 404 of the Sarbanes-Oxley Act requires any company subject to the reporting requirements of the U.S. securities laws to do a comprehensive evaluation of its and its consolidated subsidiaries’ internal control over financial reporting. To comply with this statute, we will eventually be required to document and test our internal control procedures, our management will be required to assess and issue a report concerning our internal control over financial reporting, and our independent auditors will be required to issue an opinion on the Company’s internal controls over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act. If our management cannot favorably assess the effectiveness of our internal control over financial reporting or our auditors identify material weaknesses in our internal controls, investor confidence in our financial results may weaken, and our stock price may suffer.

The reduced disclosure requirements applicable to us as an “emerging growth company” may make our Class A common stock less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and we may avail ourselves of certain exemptions from various reporting requirements of public companies that are not “emerging growth companies,” including, but not limited to, an exemption from complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, and, like smaller reporting companies, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirement of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may remain an emerging growth company for up to five full fiscal years following the Distribution. We will cease to be an emerging growth company, and, therefore, become ineligible to rely on the above exemptions, if we: (a) have more than $1.235 billion in annual revenue in a fiscal year; (b) issue more than $1 billion of non-convertible debt over a three-year period; or (c) become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which would generally occur after: (i) we have filed at least one annual report; (ii) we have been a Securities and Exchange Commission (“SEC”) reporting company for at least 12 months; and (iii) the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.

If some investors find our common stock less attractive as a result of the exemptions available to us as an emerging growth company, there may be a less active trading market for our common stock and our value may be more volatile than that of an otherwise comparable company that does not avail itself of the same or similar exemptions.

We are controlled by the Dolan Family. As a result of their control, the Dolan Family has the ability to prevent or cause a change in control or approve, prevent or influence certain actions by the Company.

We have two classes of common stock:

•	Class A common stock, par value $0.01 per share, which is entitled to one vote per share and is entitled collectively to elect 25% of our Board; and

•	Class B common stock, par value $0.01 per share, which is entitled to 10 votes per share and is entitled collectively to elect the remaining 75% of our Board.

As of June 15, 2023, the Dolan Family Group collectively owns all of our Class B common stock, approximately 3.6% of our outstanding Class A common stock and approximately 61.5% of the total voting power of all our outstanding common stock (in each case, inclusive of exercisable options). The members of the Dolan Family Group holding Class B common stock executed a Stockholders Agreement prior to the Distribution that has the effect of causing the voting power of the holders of our Class B common stock to be cast as a block with respect to all matters to be voted on by holders of Class B common stock. Under the Stockholders Agreement, the shares of Class B common stock owned by members of the Dolan Family Group (representing all of the outstanding Class B common stock) are to be voted on all matters in accordance with the determination of the Dolan Family Committee (as defined below), except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B common stock owned by certain Dolan family trusts that collectively own 40.5% of the outstanding Class B common stock (“Excluded Trusts”). The “Dolan Family Committee” consists of Charles F. Dolan and his six children, James L. Dolan, Thomas C. Dolan, Patrick F. Dolan, Kathleen M. Dolan, Marianne Dolan Weber and Deborah A. Dolan-Sweeney. The Dolan Family Committee generally acts by majority vote, except that approval of a going-private transaction must be approved by a two-thirds vote and approval of a change-in-control transaction must be approved by not less than all but one vote. The voting members of the Dolan Family Committee are James L. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney and Marianne Dolan Weber, with each member having one vote other than James L. Dolan, who has two votes. Because James L. Dolan has two votes, he has the ability to block Dolan Family Committee approval of any Company change in control transaction. Shares of Class B common stock owned by Excluded Trusts will on all matters be voted on in accordance with the determination of the Excluded Trusts holding a majority of the Class B common stock held by all Excluded Trusts, except in the case of a vote on a going private transaction or a change in control transaction, in which case a vote of trusts holding two-thirds of the Class B common stock owned by Excluded Trusts will be required.

The Dolan Family Group is able to prevent a change in control of our Company and no person interested in acquiring us will be able to do so without obtaining the consent of the Dolan Family Group. The Dolan Family Group, by virtue of its stock ownership, has the power to elect all of our directors subject to election by holders of Class B common stock, and is able collectively to control stockholder decisions on matters on which holders of all classes of our common stock vote together as a single class. These matters could include the amendment of some provisions of our certificate of incorporation and the approval of fundamental corporate transactions.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Class B common stock, voting separately as a class, is required to approve:

•	the authorization or issuance of any additional shares of Class B common stock, and

•	any amendment, alteration or repeal of any of the provisions of our certificate of incorporation that adversely affects the powers, preferences or rights of the Class B common stock.

As a result, the Dolan Family Group has the power to prevent such issuance or amendment.

The members of the Dolan Family Group have entered into an agreement with the Company in which they agree that, during the 12-month period beginning on the Distribution date, the Dolan Family Group must obtain the prior approval of a majority of the Company’s Independent Directors prior to acquiring common stock of the Company through a tender offer that results in members of the Dolan Family Group owning more than 50% of the total number of outstanding shares of common stock of the Company. For purposes of this agreement, the term “Independent Directors” means the directors of the Company who have been determined by our Board to be independent directors for purposes of NYSE corporate governance standards.

The Company and Sphere Entertainment are still controlled by the Dolan Family Group following the Distribution. The Dolan Family Group also controls MSG Sports and AMC Networks.

We have elected to be a “controlled company” for NYSE purposes, which allows us not to comply with certain of the corporate governance rules of the NYSE.

The members of the Dolan Family Group have entered into a Stockholders Agreement relating, among other things, to the voting of their shares of our Class B common stock. As a result we are a “controlled company” under the corporate governance rules of the NYSE. As a controlled company, we have the right to elect not to comply with the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on our Board; (ii) an independent corporate governance and nominating committee; and (iii) an independent compensation committee. Our Board has elected for the Company to be treated as a “controlled company” under NYSE corporate governance rules and not to comply with the NYSE requirement for a majority-independent board of directors and for an independent corporate governance and nominating committee because of our status as a controlled company. Nevertheless, our Board has elected to comply with the NYSE requirement for an independent compensation committee.

Future stock sales, including as a result of the exercise of registration rights by certain of our stockholders, could adversely affect the trading price of our Class A common stock.

All of the shares of Class A common stock are freely tradable without restriction or further registration under the Securities Act unless the shares are owned by our “affiliates” as that term is defined in the rules under the Securities Act. Shares held by “affiliates” may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 which is summarized under “Shares Eligible for Future Sale.” Further, we plan to file a registration statement to cover the shares issued under our equity-based benefit plans.

As described under “Shares Eligible for Future Sale — Registration Rights Agreements,” certain parties have registration rights covering a portion of our shares of Class A common stock.

We have entered into registration rights agreements with Charles F. Dolan, members of his family, and certain Dolan family interests that provide them with “demand” and “piggyback” registration rights with respect to approximately 8.5 million shares of Class A common stock (inclusive of exercisable options), including shares issuable upon conversion of shares of Class B common stock.

We have also entered into a Stockholder and Registration Rights Agreement with Sphere Entertainment, pursuant to which we provided Sphere Entertainment with “demand” and “piggyback” registration rights with respect to the approximately 17,021,491 shares of Class A common stock it owns following the Distribution, inclusive of the shares offered in this offering. In addition, Sphere Entertainment has agreed to vote the Class A common stock that it owns in proportion to the votes cast by the other holders of the Company’s Class A common stock on such matter, to the extent such shares of Class A common stock are entitled to be voted on such matter. The shares of Class A common stock owned by Sphere Entertainment will be present at all stockholder meetings for quorum purposes. Sphere Entertainment has granted the Company an irrevocable proxy to implement these voting agreements. Sphere Entertainment is required by applicable tax rules to dispose of all the retained shares, which represented approximately 38% of the outstanding shares of our Class A common stock immediately following the Distribution, as soon as practicable consistent with the business purposes for the retention, and expects to dispose of such retained shares within one year of the date of the Distribution, subject to market conditions. This disposition may be through one or more sales, exchange offers or pro-rata distributions, including this offering.

Sales of a substantial number of shares of Class A common stock, including sales pursuant to these registration rights agreements, could adversely affect the market price of the Class A common stock and could impair our future ability to raise capital through an offering of our equity securities. Such adverse effects could be particularly negative during the period between the completion of the Distribution and the time when Sphere Entertainment completes its disposition of the retained shares.

We share certain directors and officers with Sphere Entertainment, MSG Sports and/or AMC Networks, which means those officers will not devote their full time and attention to our affairs and the overlap may give rise to conflicts.

James L. Dolan serves as the Executive Chairman and Chief Executive Officer of both the Company and Sphere Entertainment and as the Executive Chairman of MSG Sports. James L. Dolan also currently serves as Non-Executive Chairman of AMC Networks. In addition, Gregg G. Seibert serves as a Vice Chairman of the Company, MSG Sports, Sphere Entertainment and AMC Networks and Charles F. Dolan serves as Chairman Emeritus of AMC Networks concurrently with his service on our Board. Furthermore, nine of the members of our Board also serve as directors of Sphere Entertainment, nine serve as directors of MSG Sports and five serve as directors of AMC Networks, including our Executive Chairman and Chief Executive Officer, who serves as Non-Executive Chairman of AMC Networks. There is no overlap of Class A Directors as between Sphere Entertainment and the Company. We refer to these persons as “Overlap Persons.” The Overlap Persons may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there will be the potential for a conflict of interest when we, on the one hand, and Sphere Entertainment, MSG Sports, and/or AMC Networks and their respective subsidiaries and successors, on the other hand, look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that will exist between an Other Entity and us. In addition, certain of our directors and officers continue to own stock and/or stock options or other equity awards of an Other Entity. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for our Company and an Other Entity. See “Certain Relationships and Related Party Transactions — Certain Relationships and Potential Conflicts of Interest” for a discussion of certain procedures we will institute to help ameliorate such potential conflicts that may arise.

Our overlapping directors and officers with Sphere Entertainment, MSG Sports and/or AMC Networks may result in the diversion of corporate opportunities to Sphere Entertainment, MSG Sports and/or AMC Networks, and other conflicts and provisions in our amended and restated certificate of incorporation may provide us no remedy in that circumstance.

The Company’s amended and restated certificate of incorporation acknowledges that directors and officers of the Company may also be serving as directors, officers, employees or agents of an Other Entity, and that the Company may engage in material business transactions with such Other Entities. The Company will renounce its rights to certain business opportunities and the Company’s amended and restated certificate of incorporation provides that no Overlap Person will be liable to the Company or its stockholders for breach of any fiduciary duty that would otherwise occur by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of opportunities set forth in our amended and restated certificate of incorporation) to one or more of the Other Entities instead of the Company, or does not refer or communicate information regarding such corporate opportunities to the Company. These provisions in our amended and restated certificate of incorporation will also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and the Other Entities and, to the fullest extent permitted by law, provide that the actions of the Overlap Person in connection therewith are not breaches of fiduciary duties owed to the Company, any of its subsidiaries or their respective stockholders. See “Description of Capital Stock — Certain Corporate Opportunities and Conflicts.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

•	the level of our expenses, including our corporate expenses;

•

the level of our revenues, which depends in part on the popularity of the Christmas Spectacular, the sports teams whose games are played at The Garden, and other events which are presented in our venues;

•	lack of operating history as a stand-alone public company and costs associated with being an independent public company;

•	the on-ice and on-court performance of the professional sports teams whose games we host in our venues;

•	the level of our capital expenditures and other investments;

•	general economic conditions, especially in the New York City and Chicago metropolitan areas where we have business activities;

•	the demand for sponsorship and suite arrangements;

•	competition, for example, from other venues and sports and entertainment options, including new competing venues;

•

our ability to effectively manage any impacts of the COVID-19 pandemic (including COVID-19 variants) as well as renewed actions taken in response by governmental authorities or certain professional sports leagues, including ensuring compliance with rules and regulations imposed upon our venues, to the extent applicable;

•

the effect of any postponements or cancellations by third-parties or the Company as a result of the COVID-19 pandemic due to operational challenges and other health and safety concerns (such as the partial cancellation of the 2021 production of the Christmas Spectacular);

•	the extent to which attendance at our venues may be impacted by government actions, continuing health concerns by potential attendees and reduced tourism;

•

the impact on the payments we receive under the Arena License Agreements as a result of government-mandated capacity restrictions, league restrictions and/or social-distancing or vaccination requirements, if any, at Knicks and Rangers games;

•	changes in laws, guidelines, bulletins, directives, policies and agreements, and regulations under which we operate;

•

any economic, social or political actions, such as boycotts, protests, work stoppages or campaigns by labor organizations, including the unions representing players and officials of the NBA and NHL, or other work stoppage;

•	seasonal fluctuations and other variations in our operating results and cash flow from period to period;

•	enhancements or changes to existing productions and the investments associated with such enhancements or changes;

•

business, reputational and litigation risk if there is a cyber or other security incident resulting in loss, disclosure or misappropriation of stored personal information, or disclosure of confidential information or other breaches of our information security;

•	activities or other developments (such as pandemics, including the COVID-19 pandemic) that discourage or may discourage congregation at prominent places of public assembly, including our venues;

•	the acquisition or disposition of assets or businesses and/or the impact of, and our ability to successfully pursue, acquisitions or other strategic transactions;

•	our ability to successfully integrate acquisitions, new venues or new businesses into our operations;

•	our internal control environment and our ability to identify and remedy any future material weaknesses;

•	the costs associated with, and the outcome of, litigation and other proceedings to the extent uninsured, including litigation or other claims against companies we invest in or acquire;

•

the impact of governmental regulations or laws, changes in how those regulations and laws are interpreted, as well as the continued benefit of certain tax exemptions and the ability to maintain necessary permits or licenses;

•	the impact of any government plans to redesign New York City’s Penn Station;

•	the impact of sports league rules, regulations and/or agreements and changes thereto;

•

the substantial amount of debt incurred, the ability of our subsidiaries to make payments on, or repay or refinance, such debt under the National Properties Credit Agreement and our ability to obtain additional financing, to the extent required;

•	financial community perceptions of our business, operations, financial condition and the industries in which we operate;

•	the performance by MSG Sports of its obligations under various agreements with the Company and ongoing commercial arrangements, including the Arena License Agreements;

•	the tax-free treatment of the Distribution;

•	our ability to achieve the intended benefits of the Distribution;

•	failure of the Company or Sphere Entertainment to satisfy its obligations under transition services agreements, the DDTL Facility or other agreements entered into in connection with the Distribution;

•	our status as an emerging growth company; and

•	the additional factors described under “Risk Factors” in this prospectus.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-

looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

USE OF PROCEEDS

All of the shares of Class A common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its account. We are not selling any shares of Class A common stock and will not receive any of the proceeds from the sale of the shares of Class A common stock. The selling stockholder will pay the underwriting discounts and certain of its legal expenses, and we will bear all other costs, fees and expenses incurred in connection with the offering.

DIVIDEND POLICY

We do not expect to pay any cash dividends on our common stock in the foreseeable future. All decisions regarding the payment of dividends will be made by our Board from time to time in accordance with applicable law.

CAPITALIZATION

The following table sets forth our Cash, cash equivalents and restricted cash and our capitalization as of March 31, 2023, on:

•	a historical basis; and

•

a pro forma basis after giving effect to the Distribution and the Share Repurchase, as if these transactions had occurred on March 31, 2023, including the pro forma adjustments as outlined in the unaudited pro forma condensed combined financial statements and the notes thereto included elsewhere in this prospectus.

You should review the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our unaudited pro forma condensed combined financial statements and the notes thereto and our unaudited pro forma condensed combined financial statements and the notes thereto included elsewhere in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information on our unaudited pro forma condensed combined financial statements.

	As of March 31, 2023
(in thousands)	Historical	Pro Forma
Assets
Cash, cash equivalents, and restricted cash	$122,981	$88,000

Liabilities
Total debt	659,561	659,561
Stockholders’ equity
Sphere Entertainment investment	77,365	—
Class A common stock	—	441
Class B common stock	—	69
Accumulated Deficit	—	(2,020)
Accumulated other comprehensive income (loss) — net	(33,862)	(33,862)

Total capitalization	$703,064	624,189

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

All amounts included in the Unaudited Pro Forma Condensed Combined Financial Information are presented in thousands, except per share data or as otherwise noted.

On the Distribution date, Sphere Entertainment distributed approximately 67% of the outstanding common stock of the Company to its stockholders, with Sphere Entertainment retaining approximately 33% of the outstanding common stock of MSG Entertainment (in the form of Class A common stock) (the “MSGE Retained Interest”) immediately following the Distribution. These transfers to us by Sphere Entertainment are treated as a contribution to our capital at Sphere Entertainment’s historical cost.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2023 and the year ended June 30, 2022 have been derived from the historical annual and interim combined financial statements of the Company, including the unaudited condensed combined balance sheet as of March 31, 2023, the unaudited condensed combined statement of operations for the nine months ended March 31, 2023, and the audited combined statement of operations for the year ended June 30, 2022, included elsewhere in this prospectus. The unaudited pro forma condensed combined financial information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical annual and interim combined financial statements and corresponding notes thereto included elsewhere in this prospectus. The unaudited pro forma condensed combined financial information reflects certain known impacts as a result of the Distribution to separate the Company from Sphere Entertainment and the Share Repurchase.

The following unaudited pro forma condensed combined financial information gives effect to the Distribution and the Share Repurchase and related adjustments in accordance with Article 11 of Regulation S-X under the Exchange Act. There are no other pro forma adjustments required related to the sale of the MSGE Retained Interest as the Company will not receive any proceeds from the sale of the MSGE Retained Interest.

The unaudited pro forma condensed combined balance sheet has been prepared giving effect to the Distribution and the Share Repurchase as if these transactions had occurred as of March 31, 2023. The unaudited pro forma condensed combined statements of operations have been prepared giving effect to the Distribution and the Share Repurchase as if these transactions had occurred on July 1, 2021. The unaudited pro forma condensed combined financial information also reflects certain assumptions that we believe are reasonable given the information currently available.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2023 and the year ended June 30, 2022, respectively, have been prepared to reflect transaction accounting and autonomous entity adjustments to the Company’s historical combined financial statements to present the financial condition and results of operations as if we were a separate stand-alone entity. The unaudited pro forma condensed combined financial information has been adjusted to give effect to the following items (collectively, the “Pro Forma Adjustments”):

•

Adjustments for differences between the historical combined balance sheet prepared on a carve-out basis and assets and liabilities transferred between Sphere Entertainment and the Company. Adjustments also give effect to the related impacts to the unaudited pro forma condensed combined statements of operations;

•	The distribution of approximately 67% of the Company’s issued and outstanding common stock by Sphere Entertainment in connection with the Distribution;

•	The impact of transactions contemplated by the Transition Services Agreement (the “TSA”);

•	The impact of and transactions contemplated by other contracts entered into between Sphere Entertainment and the Company at the time of Distribution, such as the Employee Matters Agreement;

•	Other adjustments, such as the Share Repurchase, as described in the notes to this unaudited pro forma condensed combined financial information; and

•	Income tax impacts of the adjustments described above.

In preparing the pro forma condensed combined financial information, we did not include adjustments for the following items:

•

The Company’s historical combined financial statements reflect net operating loss (“NOL”) carryforwards calculated on a separate return basis. These NOL carryforwards were calculated as if the Company operated as a separate stand-alone entity for the periods presented in the historical annual and interim combined financial statements of the Company included elsewhere in this prospectus. Because the Distribution involved a spin-off of the Company, these NOLs do not carry over to the Company in connection with the reorganization transactions related to the Distribution. Historically, amounts that we collected for sponsorships and suite rentals in advance were recorded as deferred revenue and were recognized as revenues when earned for both accounting and tax purposes. In connection with the reorganization transactions related to the Distribution, the tax recognition for certain of these deferred revenues was accelerated to the date of the Distribution, rather than recognized over the course of one year. At the Distribution date, the estimated tax on the acceleration of such deferred revenue was approximately $63,000. Such tax is the responsibility of Sphere Entertainment; however, Sphere Entertainment will fully offset the deferred revenue income with its NOLs. The Company will not reimburse Sphere Entertainment for such taxes. This one-time benefit will not recur in the future.

•

On April 20, 2023, a subsidiary of the Company, MSG Entertainment Holdings, LLC (the “DDTL Lender”), entered into the DDTL Facility with Sphere Entertainment (the “DDTL Borrower”). Pursuant to the DDTL Facility, MSG Entertainment Holdings has committed to lend up to $65,000 in delayed draw term loans to Sphere Entertainment on an unsecured basis until October 20, 2024. See “Certain Relationships and Related Party Transactions — Delayed Draw Term Loan Facility.”

The DDTL Borrower has not drawn upon the DDTL Facility as of the Distribution date or subsequently; however, if the DDTL Borrower had done so, the Company would have concurrently drawn the same amount from the National Properties Revolving Credit Facility. If that had occurred, the Company’s cash balance would have remained unchanged and it would have recognized a loan payable for the National Properties Revolving Credit Facility and a corresponding loan receivable from the DDTL Borrower up to a maximum of $65,000. In addition, future periods would reflect an interest payable for the National Properties Revolving Credit Facility and the related interest expense, and an interest receivable from the DDTL Borrower and the related interest income. If the full capacity of the DDTL Facility was utilized assuming the rates in place as of March 31, 2023, and the corresponding amount was drawn from the National Properties Revolving Credit Facility, the Company would have recorded approximately $3,613 and $4,817 of interest expense for the nine months ended March 31, 2023 and the year ended June 30, 2022, respectively, and approximately $4,148 and $5,531 of interest income for the nine months ended March 31, 2023 and the year ended June 30, 2022, respectively, in its unaudited pro forma condensed combined statements of operations. Assuming the DDTL Facility was fully drawn and the same amount was funded by the National Properties Revolving Credit Facility, a 1% change in the interest rate on the National Properties Revolving Credit Facility would result in approximately $650 of incremental interest expense by the Company, which would be primarily offset by the additional interest income from Sphere Entertainment. Given that the DDTL Borrower did not exercise its right to utilize the DDTL Facility at the completion of the Distribution or subsequently, management has not adjusted the unaudited pro forma condensed combined financial information herein.

Our historical combined financial statements, which were the basis for the unaudited pro forma condensed combined financial information, were prepared on a carve-out basis as we did not operate as a stand-alone entity for the periods presented. As part of the Distribution, certain corporate and operational support functions were transferred to the Company and therefore, allocations of corporate overhead and shared services expense to Sphere Entertainment from the Company were recorded for corporate and operational functions as a reduction of either direct operating expenses or selling, general and administrative expense in the historical combined financial statements. The allocations and estimates in such historical financial statements are based on assumptions that management believes are reasonable. See Note 1, Description of the Business and Basis of Presentation and Note 19, Related Party Transactions to the audited combined financial statements included elsewhere in this prospectus for further information on the allocation of corporate costs.

We expect to experience additional changes in our ongoing cost structure now that we are an independent, publicly-traded company. Our historical combined financial statements include allocations of certain corporate expenses to Sphere Entertainment, including certain public company costs incurred as a combined entity, of $114,761 for the nine months ended March 31, 2023 and $161,189 for the year ended June 30, 2022. Following the Distribution, the Company bears substantially all corporate overhead and support costs, including amounts previously allocated to Sphere Entertainment. The Company will continue to provide support services to Sphere Entertainment pursuant to the TSA. Payments received by the Company for transition services provided will be presented as a reduction of selling, general and administrative expense. Refer to note (g) for further details related to the pro forma impact of these adjustments.

As discussed above, the costs to operate our business as an independent public entity are expected to vary from the historical allocations, including corporate and administrative charges from Sphere Entertainment for the nine months ended March 31, 2023 and for the year ended June 30, 2022 reflected in the accompanying historical annual and interim combined financial statements included elsewhere in this prospectus. The accompanying unaudited pro forma condensed combined statements of operations are not adjusted for these expenses as many of the costs are estimates based on projections and are not quantifiable at this time. Such costs principally relate to areas that include, but are not limited to:

•	corporate personnel overhead expenses as a result of the Company operating on a stand-alone basis;

•	professional fees associated with internal and external audits including compliance with Sarbanes-Oxley Act, tax, legal and other services;

•	anticipated executive compensation costs related to existing and new executive management and excluding future share-based compensation expense; and

•	investor relations costs and fees for preparing and distributing periodic filings with the SEC.

This unaudited pro forma condensed combined financial information reflects other adjustments that, in the opinion of management, are necessary to present fairly the pro forma condensed combined results of operations and combined financial position of the Company as of and for the periods indicated. The unaudited pro forma condensed combined financial information is subject to the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our financial condition or results of operations would have been had the Company operated historically as a company independent of Sphere Entertainment, or if the Distribution and the Share Repurchase had occurred on the dates indicated. The unaudited pro forma condensed combined financial information also should not be considered representative of our future condensed combined financial condition or combined results of operations.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2023 (in thousands)

	Historical(a)	Transaction Accounting Adjustments	Notes	Autonomous Entity Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$122,981	$(34,981)	(b), (c)	$—		$88,000
Accounts receivable, net	130,642	—		—		130,642
Related party receivables, current	80,463	(53,634)	(d)	9,740	(h)	36,569
Prepaid expenses and other current assets	74,289	—		—		74,289

Total current assets	408,375	(88,615)		9,740		329,500
Non-Current Assets:
Property and equipment, net	637,644	—		—		637,644
Right-of-use lease assets	248,366	—		—		248,366
Goodwill	69,041	—		—		69,041
Intangible assets, net	63,801	—		—		63,801
Other non-current assets	118,506	—		—		118,506

Total assets	$1,545,733	$(88,615)		$9,740		$1,466,858

LIABILITIES AND DIVISIONAL EQUITY (DEFICIT)
Current Liabilities:
Accounts payable, accrued and other current liabilities	$199,796	$—		$—		$199,796
Related party payables, current	42,620	—		—		42,620
Current portion of long-term debt	16,250	—		—		16,250
Operating lease liabilities, current	38,298	—		—		38,298
Deferred revenue	258,132	—		—		258,132

Total current liabilities	555,096	—		—		555,096
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	643,311	—		—		643,311
Operating lease liabilities, non-current	229,501	—		—		229,501
Deferred tax liabilities, net	23,377	—		—		23,377
Other non-current liabilities	50,945	—		—		50,945

Total liabilities	1,502,230	—		—		1,502,230
Commitments and contingencies
MSG Entertainment Divisional Equity (Deficit):
Sphere Entertainment investment	77,365	(77,365)	(e)	—		—
Class A common stock	—	441	(e)	—		441
Class B common stock	—	69	(e)	—		69
Accumulated deficit	—	(11,760)	(b), (c) (d), (e)	9,740	(h)	(2,020)
Accumulated other comprehensive loss	(33,862)	—		—		(33,862)

Total MSG Entertainment divisional equity (deficit)	43,503	(88,615)		9,740		(35,372)
Nonredeemable noncontrolling interests	—	—		—		—

Total liabilities and divisional equity (deficit)	$1,545,733	$(88,615)		$9,740		$1,466,858

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended March 31, 2023

(in thousands, except per share data)

	Historical(a)	Transaction Accounting Adjustments	Notes	Autonomous Entity Adjustments	Notes	Pro Forma
Revenues	$703,561	$—		$—		$703,561
Operating expenses:
Direct operating expenses	397,398	—		1,848	(g)	399,246
Selling, general and administrative expenses	127,537	—		33,266	(g)	160,803
Depreciation and amortization	46,369	—		—		46,369
Gains, net on dispositions	(4,361)	—		—		(4,361)
Restructuring charges	9,820	—		—		9,820

Operating income (loss)	126,798	—		(35,114)		91,684
Other income (expense):
Interest income	5,804	(2,925)	(d)	—		2,879
Interest expense	(38,055)	—		—		(38,055)
Other income (expense), net	6,784	—		—		6,784

	(25,467)	(2,925)		—		(28,392)

Income (loss) from operations before income taxes	101,331	(2,925)		(35,114)		63,292
Income tax (expense) benefit	(804)	86	(f)	1,031	(i)	313

Net income (loss)	100,527	(2,839)		(34,083)		63,605
Less: Net loss attributable to nonredeemable noncontrolling interests	(553)	—		—		(553)

Net income (loss) attributable to MSG Entertainment’s stockholders	$101,080	$(2,839)		$(34,083)		$64,158

Basic and diluted earnings (loss) per common share attributable to MSG Entertainment’s stockholders					(j)	$1.26
Weighted-average common shares outstanding, basic and diluted					(j)	50,928

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended June 30, 2022

(in thousands, except per share data)

	Historical(a)	Transaction Accounting Adjustments	Notes		Autonomous Entity Adjustments	Notes		Pro Forma
Revenues	$653,490	$—			$—			$653,490
Operating expenses:
Direct operating expenses	417,301	—			2,514	(g	)	419,815
Selling, general and administrative expenses	167,132	—			53,256	(g	)	220,388
Depreciation and amortization	69,534	—			—			69,534
Gain on disposal of assets held for sale and associated settlements	—	—			—			—
Restructuring charges	5,171	—			—			5,171

Operating income (loss)	(5,648)	—			(55,770)			(61,418)
Other income (expense):
Interest income	7,150	(2,117)	(d	)	—			5,033
Interest expense	(53,110)	—			—			(53,110)
Loss on extinguishment of debt	(35,629)	—			—			(35,629)
Other income (expense), net	(49,033)	—			—			(49,033)

	(130,622)	(2,117)			—			(132,739)

Income (loss) from operations before income taxes	(136,270)	(2,117)			(55,770)			(194,157)
Income tax (expense) benefit	70	—	(f	)	—	(i	)	70

Net income (loss)	(136,200)	(2,117)			(55,770)			(194,087)
Less: Net loss attributable to nonredeemable noncontrolling interests	(2,864)	—			—			(2,864)

Net income (loss) attributable to MSG Entertainment’s stockholders	$(133,336)	$(2,117)			$(55,770)			$(191,223)

Basic and diluted earnings (loss) per common share attributable to MSG Entertainment’s stockholders						(j	)	$(3.75)
Weighted-average common shares outstanding, basic and diluted						(j	)	50,928

Notes to Unaudited Pro Forma Condensed Combined Financial Information (in thousands, except per share data)

(a)

Represents MSG Entertainment’s unaudited condensed combined balance sheet as of March 31, 2023, unaudited condensed combined statement of operations for the nine months ended March 31, 2023 and audited combined statement of operations for the year ended June 30, 2022.

Transaction Accounting Adjustments:

(b)

Adjustment reflects assets attributed to MSG Entertainment in the historical unaudited condensed combined balance sheet as of March 31, 2023 that will not be transferred from Sphere Entertainment to MSG Entertainment in connection with the Distribution. To reflect this impact, an adjustment to Cash, cash equivalents and restricted cash of $9,981 was recorded. Refer to Note 1. Description of Business and Basis of Presentation of our annual historical audited combined financial statements for further discussion of the Company’s attribution of assets and liabilities.

(c)

Adjustment reflects the repurchase by MSG Entertainment of $25,000 of shares of MSG Entertainment’s Class A common stock. See “Prospectus Summary — Share Repurchase.” This is expected to result in a reduction of MSG Entertainment’s cash of $25,000.

(d)

Adjustment reflects the transfer from Sphere Entertainment to MSG Entertainment of the loan payable to the Company’s wholly-owned captive insurance subsidiary, Eden Insurance Company Inc. (“Eden”), which occurred prior to the Distribution date. This resulted in a reduction of MSG Entertainment’s loan receivable from Sphere Entertainment of $53,634. The unaudited pro forma condensed combined statements of operations reflect an adjustment of $2,925 and $2,117 to reflect the removal of interest income related to the aforementioned loan receivable from Sphere Entertainment for the nine months ended March 31, 2023 and for the year ended June 30, 2022, respectively.

(e)	Adjustment reflects the pro forma recapitalization of our equity and the pro forma impact of the Share Repurchase.

As of the Distribution date, Sphere Entertainment’s net investment in the Company was distributed to Sphere Entertainment’s stockholders through the distribution of approximately 67% of MSG Entertainment’s common stock with the remaining approximately 33% held by Sphere Entertainment as the MSGE Retained Interest. As the unaudited pro forma condensed combined financial information is presented for the Company on a standalone basis, the entire balance of historical Sphere Entertainment investment has been recorded as common stock and accumulated deficit, respectively, as a result of this adjustment. The par value of MSG Entertainment’s stock was recognized as a component of common stock, with the remaining balance recorded as accumulated deficit in the unaudited pro forma condensed combined balance sheet as of March 31, 2023. Common stock reflects 44,901 shares of Class A common stock, par value $0.01 per share, and 6,867 shares of Class B common stock, par value $0.01 per share. The number of shares of common stock represent the number of shares of common stock outstanding on the Distribution date, inclusive of 17,021 shares of Class A common stock related to the MSGE Retained Interest.

Adjustment also reflects a reduction of 840 shares of Class A common stock, par value $0.01 per share, for the Share Repurchase subsequent to the Distribution. The number of shares repurchased was computed at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus.

The adjustments to accumulated deficit, including assets transferred between Sphere Entertainment and MSG Entertainment as described in notes (b), (c) and (d), are summarized below:

($ in thousands)
Reduction of Cash, cash equivalents and restricted cash to give effect to the ending cash balance (b)	9,981
Reduction of Cash, cash equivalents and restricted cash due to the Share Repurchase (c), (e)	25,000
Elimination of loan receivable from Sphere Entertainment (d)	53,634
Recapitalization of Sphere Entertainment investment (e)	(77,365)
Establishment of Class A common stock (e)	449
Reduction of Class A common stock due to the Share Repurchase (e)	(8)
Establishment of Class B common stock (e)	69

Accumulated deficit	11,760

(f)	The income tax effects of the pro forma adjustments are fully offset by the valuation allowance for the year ended June 30, 2022.

The income tax effects of the pro forma adjustments are recorded at the applicable federal statutory tax rate for the nine months ended March 31, 2023, net of adjustments to the Company’s valuation allowance and the limitation on the utilization of net operating loss carryforwards. This resulted in an overall tax benefit of $86 for the nine months ended March 31, 2023 on the unaudited pro forma condensed combined statement of operations.

Autonomous Entity Adjustments:

(g)

Reflects the impact of the TSA and related agreements entered into in connection with the Distribution, which resulted in incremental corporate and administrative costs not included in the Company’s historical combined financial statements.

Following the Distribution, the Company bears substantially all corporate overhead and support costs, including amounts previously charged back to Sphere Entertainment. The Company will continue to provide support services to Sphere Entertainment pursuant to the TSA. Payments received by the Company for transition services provided will be presented as a reduction of selling, general, and administrative expenses. The adjustment was derived by comparing contractual payments required by the TSA and related agreements to amounts historically allocated by the Company to Sphere Entertainment on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of certain measures of the Company or Sphere Entertainment in the Company’s historical combined financial statements.

(h)

Adjustment reflects the effect of the Employee Matters Agreement, which entitles the Company to receive reimbursement for services provided to Sphere Entertainment prior to the Distribution. An adjustment of $9,740 was recorded to recognize a Net receivable balance from Sphere Entertainment to the Company in the unaudited pro forma condensed combined balance sheet as of March 31, 2023.

(i)	The income tax effects of the pro forma adjustments are fully offset by the valuation allowance for the year ended June 30, 2022.

The income tax effects of the pro forma adjustments are recorded at the applicable federal statutory tax rate for the nine months ended March 31, 2023, net of adjustments to the Company’s valuation allowance and the limitation on the utilization of net operating loss carryforwards. This resulted in an overall tax benefit of $1,031 for the nine months ended March 31, 2023 on the unaudited pro forma condensed combined statement of operations.

Earnings (Loss) Per Share:

(j)

Pro forma basic earnings (loss) per common share (“EPS”) is based upon net income (loss) available to holders of common stock divided by the weighted-average number of shares of common stock outstanding during the period. On the Distribution date, 51,768 shares of common stock of the Company, inclusive of 17,021 shares of common stock related to the MSGE Retained Interest, were outstanding. The number of shares of common stock outstanding on the Distribution date was then further adjusted for the Share Repurchase of 840 shares of Class A common stock as described in note (e), calculated at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus. The resulting share amount is being utilized for the calculation of basic earnings (loss) per share for both the nine months ended March 31, 2023 and year ended June 30, 2022 because the Company was not a standalone public company prior to the Distribution date. In addition, the computation of diluted earnings per share equals the basic earnings (loss) per common share calculation since there was no stock trading information available to compute dilutive effect of shares issuable under share-based compensation plans needed under the treasury method in accordance with ASC Topic 260, Earnings Per Share for the period ended March 31, 2023.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this MD&A, there are statements concerning the future operating and future financial performance of the Company. Words such as “expects,” “anticipates,” “believes,” “estimates,” “may,” “will,” “should,” “could,” “potential,” “continue,” “intends,” “plans,” and similar words and terms used in the discussion of future operating and future financial performance identify forward-looking statements. Investors are cautioned that such forward-looking statements are not guarantees of future performance, results or events and involve risks and uncertainties and that actual results or developments may differ materially from the forward-looking statements as a result of various factors. References to the “Company” include the subsidiaries of MSG Entertainment that were subsidiaries of the Company at the time of the Distribution. Factors that may cause such differences to occur include the factors discussed elsewhere in this prospectus, particularly in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

All dollar amounts included in the following MD&A are presented in thousands, except as otherwise noted.

Introduction

This MD&A is provided as a supplement to, and should be read in conjunction with the Company’s combined financial statements as of March 31, 2023 (unaudited) and June 30, 2022, and for the nine months ended March 31, 2023 and 2022 (unaudited) and footnotes thereto (the “Unaudited Combined Interim Financial Statements”) and the Company’s combined financial statements as of June 30, 2022 and 2021 and for the three years ended June 30, 2022, 2021 and 2020 and footnotes thereto (the “Audited Combined Annual Financial Statements”) included elsewhere in this prospectus to help provide an understanding of our financial condition, changes in financial condition and results of operations. The information included in this MD&A should also be read in conjunction with the financial data set forth under the pro forma condensed combined financial information. See “Unaudited Pro Forma Condensed Combined Financial Information” for further details. The Company reports on a fiscal year basis ending on June 30th (“Fiscal Year”). In this MD&A, the years ended on June 30, 2022, 2021 and 2020 are referred to as “Fiscal Year 2022,” “Fiscal Year 2021,” and “Fiscal Year 2020,” respectively, and the year ending on June 30, 2023 is referred to as “Fiscal Year 2023.”

Our MD&A is organized as follows:

Distribution and Basis of Presentation. This section provides a general description of the spin-off that separated the traditional live entertainment business from the Sphere and MSG Networks businesses of Sphere Entertainment.

Business Overview. This section provides a general description of our business, as well as other matters that we believe are important in understanding our results of operations and financial condition and in anticipating future trends.

Results of Operations. This section provides an analysis of our results of operations for the nine months ended March 31, 2023 and 2022, and for Fiscal Years 2022, 2021 and 2020 on a combined basis.

Liquidity and Capital Resources. This section provides a discussion of our financial condition and liquidity, as well as an analysis of our cash flows for the nine months ended March 31, 2023 and 2022, and Fiscal Years 2022, 2021 and 2020. The discussion of our financial condition and liquidity includes summaries of our primary sources of liquidity, our contractual obligations and off-balance sheet arrangements that existed at March 31, 2023 and June 30, 2022.

Seasonality of Our Business. This section discusses the seasonal performance of our business.

Recently Issued Accounting Pronouncements and Critical Accounting Estimates. This section cross-references a discussion of accounting policies considered to be important to our financial condition and results of operations and which require significant judgment and estimates on the part of management in their application. In addition, all of our significant accounting policies, including our critical accounting policies and recently issued accounting pronouncements, are discussed in the notes to our combined financial statements included elsewhere in this prospectus.

Distribution and Basis of Presentation

On April 20, 2023, Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp.) (“Sphere Entertainment”) effected the distribution of approximately 67% of the issued and outstanding shares of the common stock of Madison Square Garden Entertainment Corp. (formerly MSGE Spinco, Inc. and referred to herein as “we,” “us,” “our,” “MSGE,” “MSG Entertainment” or the “Company”) (the “Distribution”). In the Distribution, (a) each holder of Sphere Entertainment’s Class A common stock, par value $0.01 per share, received one share of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”), for every share of Sphere Entertainment’s Class A common stock, par value $0.01 per share, held of record as of the close of business, New York City time, on April 14, 2023 (the “record date”) and (b) each holder of Sphere Entertainment Class B common stock, par value $0.01 per share, received one share of the Company’s Class B common stock, par value $0.01 per share (“Class B common stock”) for every share of Sphere Entertainment’s Class B common stock held of record as of the close of business, New York City time, on the record date. In the Distribution, an aggregate of 27,692,030 shares of the Company’s Class A common stock and 6,866,754 shares of the Company’s Class B common stock were distributed, with any fractional shares converted to cash and paid to stockholders. In addition, Sphere Entertainment retained 17,021,491 shares of the Company’s Class A common stock following the Distribution, representing approximately 33% of the issued and outstanding shares of the common stock of the Company and approximately 38% of the issued and outstanding shares of the Company’s Class A common stock. In addition, in connection with the Distribution, 187,405 shares of the Company’s Class A common stock were distributed in respect of Sphere Entertainment’s non-employee director restricted stock units to the applicable holders as of the record date.

The combined financial statements of the Company were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Sphere Entertainment. These financial statements reflect the combined historical results of operations, financial position and cash flows of the Company in accordance with U.S. generally accepted accounting principles (“GAAP”) and SEC Staff Accounting Bulletin Topic 1-B, Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity. References to U.S. GAAP issued by the Financial Accounting Standards Board (“FASB”) in this MD&A are to the FASB Accounting Standards Codification, also referred to as “ASC.”

Historically, separate financial statements have not been prepared for the Company and it has not operated as a stand-alone business from Sphere Entertainment. The combined financial statements include certain assets and liabilities that have historically been held by Sphere Entertainment or by other Sphere Entertainment subsidiaries but are specifically identifiable or otherwise attributable to the Company. The combined financial statements are presented as if the Company’s businesses had been combined for all periods presented. The assets and liabilities in the combined financial statements have been reflected on a historical cost basis, as immediately prior to the Distribution of all of the assets and liabilities presented are wholly owned by Sphere Entertainment and are being transferred to the Company at a carry-over basis.

Fiscal Year 2020 includes additional carve-out allocations as the combined financial statements for the period from July 1, 2019 to April 17, 2020 were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of MSG Sports. This was a result of a distribution of all the outstanding common stock of Sphere Entertainment to MSG Sports stockholders (referred to herein as the “2020 Entertainment Distribution”).

All significant intracompany accounts and balances within the Company’s combined businesses have been eliminated. Certain historical intercompany transactions between Sphere Entertainment and the Company have been included as components of Sphere Entertainment investment in the combined financial statements, as they are to be considered effectively settled upon effectiveness of the Distribution and were not historically settled in cash. Certain other historical intercompany transactions between Sphere Entertainment and the Company have been classified as related party, rather than intercompany, in the combined financial statements as they were historically settled in cash. See Note 14, Related Party Transactions to the Unaudited Combined Interim Financial Statements, and Note 19, Related Party Transactions to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for additional information.

The combined statements of operations include allocations for certain support functions that are provided on a centralized basis and not historically recorded at the business unit level by Sphere Entertainment, such as expenses related to executive management, finance, legal, human resources, government affairs, and information technology among others. As part of the Distribution, certain corporate and operational support functions were transferred to MSGE and therefore, charges were reflected in order to properly burden all business units comprising Sphere Entertainment’s historical operations. These expenses have been allocated to Sphere Entertainment on the basis of direct usage when identifiable, with the remainder allocated on a pro-rata basis of combined assets, headcount or other measures of MSGE or Sphere Entertainment, which is recorded as a reduction of either direct operating expenses or selling, general & administrative (“SG&A”) expense. See Note 14, Related Party Transactions to the Unaudited Combined Interim Financial Statements, and Note 19, Related Party Transactions to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for additional information.

Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses, are reasonable. Nevertheless, the combined financial statements may not include all of the actual expenses that would have been incurred by the Company and may not reflect its combined results of operations, financial position and cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company is unable to quantify the amounts that it would have recorded during the historical periods on a stand-alone basis as it is not practicable to do so. See “Unaudited Pro Forma Condensed Combined Financial Information — Notes to Unaudited Pro Forma Condensed Combined Financial Information,” Note 2, Summary of Significant Accounting Policies to the Unaudited Combined Interim Financial Statements, and Note 2, Summary of Significant Accounting Policies to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for additional information.

Business Overview

We are a live entertainment company comprised of iconic venues and marquee entertainment content. Utilizing the Company’s powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences.

We manage our business through one reportable segment. The Company’s portfolio of venues includes: The Garden, The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, and The Chicago Theatre. The Company’s business also includes the original production, the Christmas Spectacular, and our entertainment and sports bookings business, which showcases a broad array of compelling concerts, family shows and special events, as well as a diverse mix of sporting events, for millions of guests annually.

The Company conducts a significant portion of its operations at venues that it either owns or operates under long-term leases. The Company owns The Garden, The Theater at Madison Square Garden and The Chicago Theatre, and leases Radio City Music Hall and the Beacon Theatre.

All of the Company’s revenues and assets are attributed to or located in the United States and are primarily concentrated in the New York City metropolitan area.

Impact of the COVID-19 Pandemic on Our Business

The Company’s operations and operating results were materially impacted by the COVID-19 pandemic (including COVID-19 variants) and actions taken in response by governmental authorities and certain professional sports leagues during Fiscal Years 2020, 2021 and 2022. For the majority of Fiscal Year 2021, substantially all of our business operations were suspended. Fiscal Year 2022 was also impacted by the pandemic, with fewer ticketed events at our venues in the first half of the fiscal year as compared with Fiscal Year 2019 (the last full fiscal year not impacted by COVID-19) due to the lead-time required to book touring acts and artists, and an increase in COVID-19 cases due to a new variant, which resulted in a number of events at our venues being cancelled or postponed in the fiscal second and third quarters.

The Company’s operations and operating results were not materially impacted by the COVID-19 pandemic during the nine months ended March 31, 2023, as compared to the prior year period, which was impacted by fewer ticketed events at our venues in the first half of the fiscal year due to the lead-time required to book touring acts and artists and the postponement or cancellation of select events (including the partial cancellation of the 2021 production of the Christmas Spectacular) during the fiscal second and third quarters of the fiscal year as a result of an increase in COVID-19 cases.

As a result of government-mandated assembly limitations and closures, all of our venues were closed beginning in March 2020. Use of The Garden resumed for Knicks and Rangers home games without fans in December 2020 and January 2021, respectively, and was available at 10% seating capacity from February through May 2021 subject to certain safety protocols and social distancing. Beginning in May 2021, all of our New York venues were permitted to host guests at full capacity, subject to certain restrictions, and effective June 2021, The Chicago Theatre was permitted to host events without restrictions. Guests of our Chicago and New York venues were also subject to certain vaccination requirements until February and March 2022, respectively. Our venues no longer require guests to provide proof of COVID-19 vaccination before entering (although specific performers may require enhanced protocols).

For Fiscal Year 2021, the majority of ticketed events at our venues were postponed or cancelled. For Fiscal Year 2022 and as of the date of this filing, live events have been permitted to be held at all of our venues and we are continuing to host and book new events. As a result of an increase in cases of a COVID-19 variant, select bookings were postponed or cancelled at our venues in the second and third quarters of Fiscal Year 2022. Variants of COVID-19 that arise in the future may result in additional postponements or cancellations of bookings at our venues.

The impact of the COVID-19 pandemic on our operations also included the partial cancellation of the 2021 production of the Christmas Spectacular and the cancellation of the 2020 production of the Christmas Spectacular.

The Company has long-term Arena License Agreements with MSG Sports that require the Knicks and Rangers to play their home games at The Garden. As discussed above, capacity restrictions, use limitations and social distancing requirements were in place for the entirety of the Knicks and Rangers 2020-21 regular seasons, which materially impacted the payments we received under the Arena License Agreements for Fiscal Year 2021. On July 1, 2021, the Knicks and Rangers began paying the full amounts provided for under their respective Arena License Agreements. The Knicks and the Rangers each completed their 2021-2022 82-game regular seasons, with the Rangers advancing to the playoffs.

It is unclear to what extent COVID-19 concerns, including new variants, could result in new government- or league-mandated capacity, other restrictions, vaccination/mask requirements, or impact the use of and/or demand for our venues, demand for our sponsorship and advertising assets, deter our employees and vendors from working at our venues (which may lead to difficulties in staffing) or otherwise materially impact our operations.

For more information about the risks to the Company as a result of the COVID-19 pandemic and its impact on our operating results, see “Risk Factors” included elsewhere in this prospectus for further details.

Description of Our Business

The Company produces, presents and hosts live entertainment events, including (i) concerts, (ii) sports events, and (iii) other live events such as family shows, performing arts events and special events, in our diverse collection of venues. The scope of our collection of venues enables us to showcase acts that cover a wide spectrum of genres and popular appeal.

Although we primarily license our venues to third-party promoters for a fee, we also promote or co-promote shows. If we serve as promoters or co-promoters of a show, we have economic risk relating to the event.

The Company also creates, produces and/or presents live productions that are performed in the Company’s venues. This includes the Christmas Spectacular production, which features the world-famous Radio City Rockettes (the “Rockettes”) and which has been performed at Radio City Music Hall for 89 years.

The Company also historically owned a controlling interest in Boston Calling Events, LLC (“BCE”), the entertainment production company that owns and operates the Boston Calling Music Festival. The Company disposed of its controlling interest in BCE on December 2, 2022.

Revenue Sources

The Company earns revenue from several primary sources: ticket sales to our audiences for live events that we produce or promote/co-promote, license fees for our venues paid by third-party promoters or licensees in connection with events that we do not produce or promote/co-promote, facility and ticketing fees, concessions, sponsorships and signage, suite license fees at The Garden, merchandising and tours at certain of our venues. The amount of revenue and expense recorded by the Company for a given event depends to a significant extent on whether the Company is promoting or co-promoting the event or is licensing a venue to a third party or MSG Sports. See “— Description of Our Business — Revenue Sources — Venue License Fees” below for further discussion of our venue licensing arrangements with MSG Sports.

Ticket Sales and Suite Licenses

For our productions and for entertainment events in our venues that we promote, we recognize revenues from the sale of tickets to our audiences. We sell tickets to the public through our box office, via our websites and ticketing agencies and through group sales. The amount of revenue we earn from ticket sales depends on the number of shows and the mix of events that we promote, the capacity of the venue used, the extent to which we can sell to fully utilize the capacity, and our ticket prices.

The Garden has 21 Event Level suites, 58 Lexus Level suites, 18 Infosys Level suites, the Caesars Sportsbook Lounge, Suite Sixteen and the Hub Loft. Suite licenses at The Garden are generally sold to corporate customers with the majority being multi-year licenses with annual escalators. The Company licenses Suite Sixteen to Tao Group Hospitality in exchange for license fee payments.

Under standard suite licenses, the licensees pay an annual license fee, which varies depending on the location of the suite. The license fee includes, for each seat in the suite, tickets for events at The Garden for which tickets are sold to the general public, subject to certain exceptions. In addition, suite holders separately pay for food and beverage service in their suites at The Garden. Revenues from the sale of suite licenses are shared between the Company and MSG Sports. Revenues for the Company’s suite license arrangements are recorded on a gross basis, as the Company is the principal in such transactions and controls the related goods or services until transfer to the customer. MSG Sports’ share of the Company’s suite license revenue is recognized in the combined statements of operations as a component of direct operating expenses. The revenue sharing expense recognized by the Company for MSG Sports’ share of suite license revenue at The Garden is based on a 67.5% allocation to MSG Sports pursuant to the Arena License Agreements.

Venue License Fees

For entertainment events held at our venues that we do not produce, promote or co-promote, we typically earn revenue from venue license fees charged to the third-party promoter or producer of the event. The amount of license fees we charge varies by venue, as well as by the size of the production and the number of days utilized, among other factors. Our fees typically include both the cost of renting space in our venues and costs for providing event staff, such as front-of-house and back-of-house staff, including stagehands, electricians, laborers, box office staff, ushers and security as well as production services such as staging, lighting and sound.

In connection with the 2020 Entertainment Distribution, the Company entered into Arena License Agreements with MSG Sports that, among other things, require the Knicks and the Rangers to play their home games at The Garden in exchange for fixed annual license fees scheduled to be paid monthly over the term of the agreement. The Company accounts for these license fees as operating lease revenue given that the Company provides MSG Sports with the right to direct the use of and obtain substantially all of the economic benefit from The Garden during Knicks and Rangers home games. Operating lease revenue is recognized on a straight-line basis over the term, adjusted pursuant to the terms of the Arena License Agreements, which is comprised of non-consecutive periods of use when MSG Sports uses The Garden generally for their professional sports teams’ preseason and regular season home games. As such, operating lease revenue is recognized ratably as events occur.

The Arena License Agreements allow for certain reductions in the license fees during periods when The Garden is not available for use due to a force majeure event. As a result of the government-mandated suspension of events at The Garden due to the impact of the COVID-19 pandemic, at the beginning of Fiscal Year 2021, The Garden was not available for use. Capacity restrictions, use limitations and social distancing requirements were in place for the entirety of the Knicks and Rangers 2020-21 regular seasons, which materially impacted the payments we received under the Arena License Agreements for Fiscal Year 2021. On July 1, 2021, the Knicks and Rangers began paying the full amounts provided for under their respective Arena License Agreements. The Knicks and the Rangers each completed their 2021-2022 82-game regular seasons, with the Rangers advancing to the playoffs.

Facility and Ticketing Fees

For all public and ticketed events held in our venues aside from MSG Sports home games, we also earn additional revenues on substantially all tickets sold, whether we promote/co-promote the event or license the venue to a third party. These revenues are earned in the form of certain fees and assessments, including the facility fees we charge, and vary by venue.

Concessions

We sell food and beverages during substantially all events held at our venues. In addition to concession-style sales of food and beverages, which represent the majority of our concession revenues, we also generate revenue from catering for our suites at The Garden. Pursuant to the Arena License Agreements related to the use of The Garden by MSG Sports, the Company shares with MSG Sports revenues and related expenses associated with sales of food and beverages (including suite catering) during Knicks and Rangers games at The Garden.

Revenue generated from in-venue food and beverage sales at MSG Sports’ events is recognized by the Company on a gross basis, with a corresponding revenue sharing expense for MSG Sports’ share of such sales recorded within direct operating expense. The Arena License Agreements require the Company to pay 50% of the net proceeds generated from in-venue food and beverage sales to MSG Sports.

Merchandise

We earn revenues from the sale of merchandise related to our proprietary productions and other live entertainment events that take place at our venues. The majority of our merchandise revenues are generated through on-site sales during performances of our productions and other live events. We also generate revenues from the sales of our Christmas Spectacular merchandise, such as ornaments and apparel, through traditional retail channels. Revenues associated with Christmas Spectacular merchandise are generally recorded on gross basis (as principal). Typically, revenues from our merchandise sales at our non-proprietary events relate to sales of merchandise provided by the artist, the producer or promoter of the event and are generally subject to a revenue sharing arrangement and are generally recorded on a net basis (as agent).

Pursuant to the Arena License Agreements, the Company receives 30% of revenues, net of taxes and credit card fees, recorded on a net basis (agent), from the sale of MSG Sports teams merchandise sold at The Garden.

Signage and Sponsorship

We earn revenues through the sale of signage space and sponsorship rights in connection with our venues, productions and other live entertainment events. Signage revenues generally involve the sale of advertising space at The Garden during entertainment events and otherwise in our venues. We also earn our revenues through the sale of outdoor signage around the Madison Square Garden complex and Penn Station.

Sponsorship agreements may require us to use the name, logos and other trademarks of sponsors in our advertising and in promotions for our venues, productions and other live entertainment events. Sponsorship arrangements may be exclusive within a particular sponsorship category or nonexclusive and generally permit a sponsor to use the name, logos and other trademarks of our productions, events and venues in connection with their own advertising and in promotions in our venues or in the community.

Prior to the 2020 Entertainment Distribution, for sponsorship agreements entered into by the Company or for arrangements that had performance obligations satisfied solely by the Company, revenue was generally recorded on a gross basis as the Company was the principal in such arrangements and controlled the related goods or services until transfer to the customer. MSG Sports’ share of the Company’s sponsorship and signage revenue was recognized in the combined statements of operations as a component of direct operating expenses. The revenue sharing expense was specifically identified where possible, with the remainder allocated proportionally based upon revenue.

Under the Arena License Agreements, the Company shares certain sponsorship and signage revenues with MSG Sports. Pursuant to these agreements, MSG Sports has the rights to sponsorship and signage revenue that is specific to Knicks and Rangers events. The Company and MSG Sports also entered into sponsorship sales representation agreements, under which the Company has the right and obligation to sell and service sponsorships for the sports teams of MSG Sports, in exchange for a commission.

Advertising Sales Representation Agreement Termination

The advertising sales representation agreement (the “Networks Advertising Sales Representation Agreement”) between the Company and Sphere Entertainment’s subsidiary, MSGN Holdings, L.P. (“MSG Networks LP”), pursuant to which the Company had the exclusive right and obligation to sell MSG Networks LP advertising availabilities for a commission, was terminated effective as of December 31, 2022. The Company recognized $0 and $8,802 of revenue from the Networks Advertising Sales Representation Agreement for the three and nine months ended March 31, 2023, respectively, and $9,621 and $17,015 of revenue for the three and nine months ended March 31, 2022, respectively. For Fiscal Years 2022, 2021 and 2020, the Company recognized $20,878, $13,698 and $12,653 of revenues, respectively, under the Networks Advertising Sales Representation Agreement. The termination of the Networks Advertising Sales Representation Agreement has impacted the operating results of the Company for the three and nine months end March 31, 2023 and will impact the operating results of the Company on a go forward basis. As a result, after December 31, 2022, the Company no longer recognizes advertising sales commission revenue or the employee costs related to the MSG Networks LP advertising sales agency.

Expenses

Our principal expenses are payments made to performers of our productions, staging costs and day-of-event costs associated with events, and advertising costs. In addition, our expenses include costs associated with the ownership, lease, maintenance and operation of our venues, along with our corporate and other supporting functions.

Performer Payments

Our proprietary productions are performed by talented actors, dancers, singers, musicians and entertainers. In order to attract and retain this talent, we are required to pay our performers an amount that is commensurate with both their abilities and the demand for their services from other entertainment companies. Our productions typically feature ensemble casts (such as the Rockettes), where most of our performers are paid based on a standard “scale,” pursuant to collective bargaining agreements we negotiate with the performers’ unions. Certain performers, however, have individually negotiated contracts.

Staging Costs

Staging costs for our proprietary events as well as other events that we promote include the costs of sets, lighting, display technologies, special effects, sound and all of the other technical aspects involved in presenting a live entertainment event. These costs vary substantially depending on the nature of the particular show, but tend to be highest for large-scale theatrical productions, such as the Christmas Spectacular. For concerts we promote, the performer usually provides a fully produced show. Along with performer salaries, the staging costs associated with a given production are an important factor in the determination of ticket prices.

Day-of-Event Costs

For days in which the Company stages its productions, promotes an event or provides one of our venues to a third-party promoter under a license fee arrangement, the event is charged the variable costs associated with such event, including box office staff, stagehands, ticket takers, ushers, security, and other similar expenses. In situations where we provide our venues to a third-party promoter under a license fee arrangement, day-of-event costs are typically included in the license fees charged to the promoter. Under the Arena License Agreements related to the use of The Garden by MSG Sports, the Company is reimbursed for day-of-event costs (as defined under the Arena License Agreements). The Company records such reimbursements as reductions to direct operating expenses.

Venue Usage

The Company’s combined financial statements include expenses associated with the ownership, maintenance and operation of The Garden, which the Company and MSG Sports use in their respective operations. Prior to the 2020 Entertainment Distribution, the Company did not charge rent expense to MSG Sports for use of The Garden. However, for purposes of the Company’s combined financial statements, a portion of the historical depreciation expense as well as other non-event related venue operations costs are allocated to MSG Sports, in order to properly burden all business units comprising MSG Sports’ historical operations, related to use of The Garden. This allocation is based on event count and revenue, which the Company’s management believes is a reasonable allocation methodology. This allocation is reported as a reduction of direct operating expense in the combined statements of operations. This allocation is reflected for the portion of Fiscal Year 2020 prior to the 2020 Entertainment Distribution.

Revenue Sharing Expenses

As discussed above, MSG Sports’ share of the Company’s suites licenses, venue signage and certain sponsorship and concessions revenue is reflected within direct operating expense as revenue sharing expenses. For periods prior to the 2020 Entertainment Distribution, such amounts were either specifically identified where possible, or allocated proportionally within the combined financial statements.

Marketing and Advertising Costs

We incur significant costs promoting our productions and other events through various advertising campaigns, including advertising on social and digital platforms, television, outdoor platforms and radio, and in newspapers. In light of the intense competition for entertainment events, such expenditures are a necessity to drive interest in our productions and encourage members of the public to purchase tickets to our shows.

Other Expenses

The Company’s selling, general and administrative expenses primarily consist of administrative costs, including compensation, professional fees, as well as sales and marketing costs, including non-event related advertising expenses. Operating expenses also include corporate overhead costs and venue operating expenses. Venue operating expenses include the non-event related costs of operating the Company’s venues, and include such costs as rent for the Company’s leased venues, real estate taxes, insurance, utilities, repairs and maintenance, and labor related to the overall management of the venues.

Factors Affecting Results of Operations

The Company’s combined statements of operations for the nine months ended March 31, 2023 and 2022, and Fiscal Years 2022, 2021 and 2020 were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Sphere Entertainment, and are presented as carve-out financial statements, because the Company was not a standalone public company prior to the Distribution. See Note 1, Description of the Business and Basis of Presentation to the Unaudited Combined Interim Financial Statements, and Note 1, Description of the Business and Basis of Presentation to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for additional information.

As part of the Distribution, certain corporate and operational support functions were transferred to the Company and therefore, allocations of corporate overhead and shared services expense to Sphere Entertainment from the Company were recorded as a reduction of either direct operating expenses or selling, general and administrative expense in the historical combined financial statements prepared on a carve-out basis. The costs to operate our business as an independent, publicly-traded company, including pursuant to terms of the transition services agreement, are expected to vary from those historical allocations. Such costs principally relate to areas that include, but are not limited to:

•	corporate personnel overhead expenses as a result of the Company operating on a stand-alone basis;

•	professional fees associated with internal and external audits including compliance with Sarbanes-Oxley Act of 2002, tax, legal and other services;

•	anticipated executive compensation costs related to existing and new executive management and excluding future share-based compensation expense; and

•	investor relations costs and fees for preparing and distributing periodic filings with the SEC.

These costs will not be fully reflected in the Company’s financial statements until the year ended June 30, 2024, because, for periods prior to April 20, 2023, the Company’s financial statements were presented on a carve-out basis.

In addition, our historical combined financial statements for the nine months ended March 31, 2023 include revenues and certain expenses related to the Networks Advertising Sales Representation Agreement between the Company and Sphere Entertainment’s subsidiary, MSGN Holdings, L.P., pursuant to which the Company had the exclusive right and obligation to sell MSG Networks advertising availabilities for a commission. The Networks Advertising Sales Representation Agreement was terminated effective as of December 31, 2022, and therefore our business results as a stand-alone entity will not include amounts from the Networks Advertising Sales Representation Agreement.

As a result of the factors described above, the Company estimates that had it been a standalone entity from the start of fiscal year 2023, operating income and adjusted operating income for the nine months ended March 31, 2023 would have been lower by approximately $15,000 to $20,000 and approximately $20,000 to $25,000, respectively, as compared to our financial results for the nine months ended March 31, 2023 as prepared on a carveout basis. The principal difference between the impact on operating income and the impact on adjusted operating income relates to approximately $5,000 of lower stock-based compensation applicable to the standalone entity that is deducted in determining operating income.

Our operating results are largely dependent on our ability to attract concerts and other events to our venues, revenues under various agreements entered into with MSG Sports, and the continuing popularity of the Christmas Spectacular. Certain of these factors in turn depend on the popularity and/or performance of the professional sports teams whose games we host at The Garden.

Our Company’s future performance is dependent in part on general economic conditions and the effect of these conditions on our customers. Weak economic conditions may lead to lower demand for suite licenses and tickets to our live productions, concerts, family shows and other events, which would also negatively affect concession and merchandise sales, and lower levels of sponsorship and venue signage. These conditions may also affect the number of concerts, family shows and other events that take place in the future. An economic downturn could adversely affect our business and results of operations.

The Company may explore additional opportunities to expand our presence in the entertainment industry. Any new investment may not initially contribute to operating income, but is intended to become operationally profitable over time.

Factors Affecting Comparability

Due to the impact of the COVID-19 pandemic discussed above, each of Fiscal Year 2021 and Fiscal Year 2022 results are not comparable to the prior year and are not indicative of future results.

Results of Operations

Comparison of the Nine Months Ended March 31, 2023 versus the Nine Months Ended March 31, 2022

The table below sets forth, for the periods presented, certain historical financial information.

	Nine Months Ended March 31,		Change
	2023	2022	Amount	Percentage
Revenues	$703,561	$475,150	$228,411	48%
Direct operating expenses	397,398	292,198	105,200	36%
Selling, general and administrative expenses	127,537	128,725	(1,188)	(1)%
Depreciation and amortization	46,369	49,166	(2,797)	(6)%
Gains, net on dispositions	(4,361)	—	(4,361)	NM
Restructuring charges	9,820	5,171	4,649	90%

Operating income (loss)	126,798	(110)	126,908	NM
Interest income	5,804	5,145	659	13%
Interest expense	(38,055)	(39,804)	1,749	(4)%
Other income (expense), net	6,784	(27,742)	34,526	(124)%

Income (loss) from operations before income taxes	101,331	(62,511)	163,842	NM
Income tax expense	(804)	—	(804)	NM

Net income (loss)	100,527	(62,511)	163,038	NM
Less: Net loss attributable to nonredeemable noncontrolling interests	(553)	(579)	26	(4)%

Net income (loss) attributable to MSG Entertainment’s stockholders	$101,080	$(61,932)	$163,012	NM

NM — Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful.

Revenues

Revenues for the nine months ended March 31, 2023 increased $228,411 as compared to the prior year period. The change in revenues was attributable to the following:

Nine Months Ended
March 31, 2023
Increase in revenues subject to the sharing of economics with MSG Sports pursuant to the Arena License Agreements	$45,516
Increase in revenues from the presentation of the Christmas Spectacular	74,947
Increase in venue-related sponsorship, signage and suite license fee revenues	18,958
Increase in arena license fees from MSG Sports pursuant to the Arena License Agreements	5,515
Increase in event-related revenues	87,244
Decrease in agency commission due to termination of Network Ad Sales agreement	(8,213)
Other net increases	4,444

$228,411

For the nine months ended March 31, 2023, the increase in revenues subject to the sharing of economics with MSG Sports pursuant to the Arena License Agreements primarily reflects higher food, beverage and merchandise sales and higher suite license fees revenues at Knicks and Rangers games and higher suite license fee revenues due to the return of live events at the Company’s venues as compared to limited live events held during the first quarter of Fiscal Year 2022 (due to the COVID-19 pandemic). See “— Business Overview — Impact of the COVID-19 Pandemic on Our Business” for more information.

The Company had 181 Christmas Spectacular performances during this year’s holiday season, of which seven took place in the third quarter of Fiscal Year 2023, as compared to 101 performances in the prior year’s holiday season (due to the partial cancellation of the 2021 production as a result of an increase in COVID-19 cases), all of which took place in the second quarter of Fiscal Year 2022. For this year’s holiday season, approximately 930,000 tickets were sold, representing an over 25% increase in attendance on a per-show basis as compared to the prior year.

For the nine months ended March 31, 2023, the increase in revenues from the presentation of the Christmas Spectacular production was primarily due to higher ticket-related revenues. This reflected the increase in the number of performances as compared to the prior year period described above, and, to a lesser extent, higher per-show paid attendance.

For the nine months ended March 31, 2023, the increase in venue-related sponsorship, signage and suite license fee revenues was primarily due to the return of live events at the Company’s venues as compared to limited live events held during the first quarter of Fiscal Year 2022 and higher suite sales.

For the nine months ended March 31, 2023, the increase in event-related revenues primarily reflects higher revenues from concerts of $77,416, which was primarily due to the return of live events at the Company’s venues as compared to limited live events held during the first quarter of Fiscal Year 2022 (due to the COVID-19 pandemic). See “— Business Overview — Impact of the COVID-19 Pandemic on Our Business” for more information.

Direct operating expenses

Direct operating expenses for the nine months ended March 31, 2023 increased $105,200 as compared to the prior year period. The change in direct operating expenses was attributable to the following:

Nine Months Ended
March 31, 2023
Increase in expenses associated with the sharing of economics with MSG Sports pursuant to the Arena License Agreements	$33,181
Increase in direct operating expenses associated with the Arena License Agreements	8,480
Increase in direct operating expenses associated with the Christmas Spectacular	12,181
Increase in event-related direct operating expenses	43,129
Increase in venue operating costs	6,057
Other net increases	2,172

$105,200

For the nine months ended March 31, 2023, the increase in direct operating expenses associated with the sharing of economics with MSG Sports pursuant to the Arena License Agreements primarily reflects the increase in suite license fees and, to a lesser extent, the increase in Knicks’ and Rangers’ food and beverage sales.

For the nine months ended March 31, 2023, the increase in expenses associated with the Arena License Agreements primarily reflects an increase in food and beverage costs associated with the increase in Knicks’ and Rangers’ food and beverage sales.

For the nine months ended March 31, 2023, the increase in direct operating expenses associated with the Christmas Spectacular production was primarily due to the increase in the number of performances as compared to the prior year period.

For the nine months ended March 31, 2023, the increase in event-related direct operating expenses reflects higher direct operating expenses from concerts of $39,637, which was primarily due to the increase in the number of events held at the Company’s venues as compared to the prior year period.

Selling, general and administrative expenses

For the nine months ended March 31, 2023, selling, general and administrative expenses decreased $1,188 to $127,537 as compared to the prior year period. The decrease is primarily due to lower employee compensation and related benefits, partially offset by other net increases.

Gains, net on dispositions

Gains, net on dispositions for the nine months ended March 31, 2023 was a gain of $4,361 as compared to zero in the prior year period. The gains for the nine months ended March 31, 2023 were due to the gain on sale of the Company’s controlling interest in the Boston Calling Events, LLC (the “BCE Disposition”), partially offset by the net loss on the disposal of a corporate aircraft.

Restructuring Charges

For the nine months ended March 31, 2023 restructuring charges increased $4,649 to $9,820 as compared to the prior year period. The restructuring charges relate to termination benefits provided due to a workforce reduction of certain executives and employees as part of Sphere Entertainment’s cost reduction program implemented in Fiscal Year 2023.

Operating income (loss)

For the nine months ended March 31, 2023, operating income was $126,798 as compared to a $110 operating loss in the prior year period, an improvement of $126,908. The improvement in operating income was primarily due to an increase in revenues, partially offset by higher direct operating expenses, as discussed above.

Interest income

For the nine months ended March 31, 2023, interest income increased $659 as compared to the prior year period primarily due to higher interest rates, partially offset by the absence of the interest income in the current year from the subordinated credit agreement the Company entered into with TAO Group Sub-Holdings, LLC, a wholly-owned subsidiary of Sphere Entertainment, which was fully repaid on June 9, 2022.

Interest expense

For the nine months ended March 31, 2023, interest expense decreased $1,749 as a result of decrease in amortization of deferred financing costs following the extinguishment of MSG National Properties prior term loan facility in June 2022, and the absence of notes payable to BCE following the BCE Disposition, partially offset by increase in interest rate.

Other expense, net

For the nine months ended March 31, 2023, other income, net, increased $34,526 as compared to the prior year period primarily due to unrealized gains as compared to unrealized losses in the prior year period associated with the Company’s investments in DraftKings Inc.

Income taxes

Income tax expense for the nine months ended March 31, 2023 of $804 reflects an effective income tax rate of 1% due to an equal and offsetting tax impact of a valuation allowance.

Adjusted operating income (loss) (“AOI”)

The Company evaluates its performance based on several factors, of which the key financial measure is adjusted operating income (loss), a non-GAAP financial measure. We define adjusted operating income (loss) as operating income (loss) excluding:

(i)	the impact of non-cash straight-line leasing revenue associated with the Arena License Agreements with MSG Sports,

(ii)	depreciation, amortization and impairments of property and equipment, goodwill and intangible assets,

(iii)	share-based compensation expense,

(iv)	restructuring charges or credits,

(v)	merger and acquisition-related costs, including litigation expenses,

(vi)	gains or losses on sales or dispositions of businesses and associated settlements,

(vii)	the impact of purchase accounting adjustments related to business acquisitions,

(viii)	gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, and

(ix)	amortization for capitalized cloud computing arrangement costs.

The Company believes that given the length of the Arena License Agreements and resulting magnitude of the difference in leasing revenue recognized and cash revenue received, the exclusion of non-cash leasing revenue provides investors with a clearer picture of the Company’s operating performance. Management believes that this adjustment is beneficial for other incremental reasons as well. This adjustment provides senior management, investors and analysts with important information regarding a long-term related party agreement with MSG Sports. In addition, this adjustment is included under the Company’s debt covenant compliance calculations and is a component of the performance measures used to evaluate, and compensate, senior management of the Company. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company’s business without regard to the settlement of an obligation that is not expected to be made in cash. The Company eliminates merger and acquisition-related costs, when applicable, because the Company does not consider such costs to be indicative of the ongoing operating performance of the Company as they result from an event that is of a non-recurring nature, thereby enhancing comparability. In addition, management believes that the exclusion of gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with GAAP, gains and losses related to the remeasurement of liabilities under the executive deferred compensation plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the executive deferred compensation plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Other income (expense), net, which is not reflected in Operating income (loss).

The Company believes AOI is an appropriate measure for evaluating the operating performance of the Company on a combined basis. AOI and similar measures with similar titles are common performance measures used by investors and analysts to analyze the Company’s performance. The Company uses revenues and AOI measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators.

AOI should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with GAAP. Since AOI is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. The Company has presented the components that reconcile operating income (loss), the most directly comparable GAAP financial measure, to AOI.

The following is a reconciliation of operating income (loss) to adjusted operating income for the nine months ended March 31, 2023 as compared to the prior year period:

	Nine Months Ended March 31,		Change
	2023	2022	Amount	Percentage
Operating income (loss)	$126,798	$(110)	$126,908	NM
Non-cash portion of arena license fees from MSG Sports (a)	(25,078)	(23,962)	(1,116)	5%
Depreciation and amortization	46,369	49,166	(2,797)	(6)%
Share-based compensation	21,980	29,868	(7,888)	(26)%
Restructuring charges	9,820	5,171	4,649	90%
Gains, net of dispositions	(4,361)	—	(4,361)	NM
Amortization for capitalized cloud computing arrangement costs	169	12	157	NM
Remeasurement of deferred compensation plan liabilities	132	—	132	NM

Adjusted operating income	$175,829	$60,145	$115,684	192%

NM — Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful.

(a)

This adjustment represents the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating income on a GAAP basis includes lease income of (i) $39,234 and $34,836 of revenue collected in cash for the nine months ended March 31, 2023 and 2022, respectively, and (ii) a non-cash portion of $25,078 and $23,962 for the nine months ended March 31, 2023 and 2022, respectively.

Net income (loss) attributable to nonredeemable noncontrolling interests

For the nine months ended March 31, 2023, the Company recorded $553 of net loss attributable to nonredeemable noncontrolling interests as compared to $579 of net loss attributable to nonredeemable noncontrolling interests for the nine months ended March 31, 2022. These amounts represent the share of net loss of BCE that is not attributable to the Company. The Company disposed of its controlling interest in BCE on December 2, 2022.

Comparison of the Fiscal Year Ended June 30, 2022 versus the Fiscal Year Ended June 30, 2021

Combined Results of Operations

The table below sets forth, for the periods presented, certain historical financial information.

	Years Ended June 30,		Change
	2022	2021	Amount	Percentage
Revenues	$653,490	$81,812	$571,678	NM
Direct operating expenses	417,301	96,236	321,065	NM
Selling, general and administrative expenses	167,132	136,597	30,535	22%
Depreciation and amortization	69,534	71,576	(2,042)	(3)%
Restructuring charges	5,171	14,691	(9,520)	(65)%

Operating loss	(5,648)	(237,288)	231,640	98%
Other income (expense):
Interest expense, net	(45,960)	(27,293)	(18,667)	(68)%
Loss on extinguishment of debt	(35,629)	—	(35,629)	NM
Other income (expense), net	(49,033)	50,622	(99,655)	NM

Loss from operations before income taxes	(136,270)	(213,959)	77,689	36%
Income tax (expense) benefit	70	(5,349)	5,419	NM

Net loss	(136,200)	(219,308)	83,108	38%
Less: Net loss attributable to nonredeemable noncontrolling interests	(2,864)	(694)	(2,170)	NM

Net loss attributable to MSG Entertainment’s stockholders	$(133,336)	$(218,614)	$85,278	39%

NM (not meaningful) — Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful.

The Company’s operating results were materially impacted during Fiscal Years 2022 and 2021 by the COVID-19 pandemic and government actions taken in response. See “— Business Overview — Impact of the COVID-19 Pandemic on Our Business” for more information.

Revenues

Revenues increased $571,678 from $81,812 for Fiscal Year 2021 to $653,490 for Fiscal Year 2022. The net increase was attributable to the following:

Increase in event-related revenues, as discussed below	$239,574
Increase in revenues from signage, suite licenses, and sales of food, beverage and merchandise subject to revenue or profit sharing with MSG Sports pursuant to the Arena License Agreements	130,238
Increase in revenues from the shortened Christmas Spectacular 2021 holiday season run as compared to the cancellation of the 2020 production in Fiscal Year 2021 as a result of the COVID-19 pandemic	55,454
Increase in arena license fees from MSG Sports pursuant to the Arena License Agreements, as discussed below	46,727
Increase in suite license fee revenues, due to the return of live events at the Company’s venues during Fiscal Year 2022 as compared to limited live events held in Fiscal Year 2021 due to the COVID-19 pandemic	34,904
Increase in venue-related signage and sponsorship revenues primarily due to the return of live events at the Company’s venues during Fiscal Year 2022 as compared to limited live events held in Fiscal Year 2021 due to the COVID-19 pandemic	29,940
Increase in revenues from the Boston Calling Music Festival as compared to the cancellation of the festival in Fiscal Year 2021 as a result of the COVID-19 pandemic	18,313
Other net increases	16,528

$571,678

The increase in event-related revenues reflects (i) higher revenues from concerts of $179,892 during Fiscal Year 2022 and (ii) higher revenues from live entertainment and other sporting events of $59,682 during Fiscal Year 2022. These increases were due to the return of live events to the Company’s venues during Fiscal Year 2022 as compared to limited live events held in Fiscal Year 2021 due to the COVID-19 pandemic. See “— Business Overview — Impact of the COVID-19 Pandemic on Our Business” for more information.

In Fiscal Year 2022, the Knicks and Rangers played a combined 98 pre-season, regular season, and post-season games at The Garden without any capacity restrictions. As a result, the Company recorded $68,072 in arena license fees under the Arena License Agreements for Fiscal Year 2022. In Fiscal Year 2021, capacity restrictions, use limitations and social distancing requirements were in place for the entirety of the Knicks and Rangers 2020-21 regular seasons, which materially impacted the payments we received under the Arena License Agreements during Fiscal Year 2021.

Direct operating expenses

Direct operating expenses increased $321,065 from $96,236 for Fiscal Year 2021 to $417,301 for Fiscal Year 2022. The net increase was attributable to the following:

Increase in event-related direct operating expenses, as discussed below	$125,931
Increase in direct operating expenses associated with revenue or profit sharing expense from signage, suite licenses and sales of food, beverage and merchandise with MSG Sports pursuant to the Arena License Agreements	94,226
Increase in direct operating expenses from the shortened Christmas Spectacular 2021 holiday season run as compared to the cancellation of the 2020 production in Fiscal Year 2021 as a result of the COVID-19 pandemic	39,029
Increase in direct operating expenses associated with the Boston Calling Music Festival as compared to the cancellation of the festival in Fiscal Year 2021 as a result of the COVID-19 pandemic	19,003
Increase in direct operating expenses associated with the Arena License Agreements	17,645
Increase in direct operating expenses associated with venue operating costs	15,445
Other net increases	9,786

$321,065

For Fiscal Year 2022, the increase in event-related direct operating expenses reflects (i) higher direct operating expenses from concerts of $91,938, and (ii) higher direct operating expenses from live entertainment and other sporting events of $33,993, primarily due to the return of events to the Company’s venues during Fiscal Year 2022 as compared to limited live events in Fiscal Year 2021 due to the COVID-19 pandemic.

Selling, general and administrative expenses

SG&A expenses for Fiscal Year 2022 increased $30,535, or 22%, to $167,132 as compared to Fiscal Year 2021 primarily due to a net increase in employee compensation and related benefits, which included the impact of severance-related costs attributable to separation agreements in Fiscal Year 2022.

Depreciation and amortization

Depreciation and amortization for Fiscal Year 2022 decreased $2,042, or 3%, to $69,534 as compared to Fiscal Year 2021 primarily due to certain assets in The Garden being fully depreciated and amortized.

Restructuring charges

Restructuring charges for Fiscal Year 2022 were $5,171 as compared to $14,691 in Fiscal Year 2021, a decrease of $9,520, or 65%. In Fiscal Year 2021, the Company implemented cost savings initiatives to reduce labor costs in direct response to the disruption in operations resulting from the COVID-19 pandemic, which began in March 2020. In connection with these initiatives, the Company recorded total restructuring charges of $14,691 related to termination benefits provided to employees associated with a full-time workforce reduction in August 2020 and November 2020. For Fiscal Year 2022, the Company underwent additional organizational changes to further streamline operations related to the elimination of certain executive and management level functions, resulting in additional restructuring charges but of a lesser amount compared to Fiscal Year 2021.

Operating loss

Operating loss for Fiscal Year 2022 improved $231,640 to $5,648 as compared to an operating loss of $237,288 in Fiscal Year 2021. The improvement in operating loss was primarily due to the increase in revenues, and, to a lesser extent, the decrease in restructuring charges, offset by higher direct operating expenses and SG&A expenses.

Interest expense, net

Interest expense, net for Fiscal Year 2022 was $45,960 as compared to $27,293 in Fiscal Year 2021, an increase of $18,667, or 68%. The increase in net interest expense in Fiscal Year 2022 was primarily due to an increase in interest expense of $18,787 on the MSG National Properties, LLC facilities as a result of the balance of MSG National Properties’ prior term loan facility being outstanding for almost the full year of Fiscal Year 2022 (refinanced on June 30, 2022) compared to a partial year for Fiscal Year 2021, given the Company entered into the prior term loan facility on November 12, 2020. The increase in interest expense was partially offset by an increase in interest income from a related party.

Loss on extinguishment of debt

For Fiscal Year 2022, the Company incurred a loss on extinguishment of debt of $35,629 in connection with the extinguishment of MSG National Properties’ prior term loan facility.

Other income (expense), net

For Fiscal Year 2022, net other expense was $49,033 as compared to net other income of $50,622 for Fiscal Year 2021, a decrease of $99,655. The decrease was primarily due to an increase in unrealized losses of $62,155 and $41,192 associated with the investments in DraftKings Inc. (“DraftKings”) and Townsquare Media, Inc. (“Townsquare”), respectively, partially offset by (i) the absence of a $2,327 realized loss on the Company’s sale of investments in DraftKings in Fiscal Year 2021 and (ii) a $1,073 decrease in other pension costs.

Income taxes

Income tax benefit for Fiscal Year 2022 of $70 differs from income tax benefit derived from applying the statutory federal rate of 21% to the pretax loss primarily due to (i) an increase in the valuation allowance of $31,679 and (ii) tax expense of $8,125 related to nondeductible officers’ compensation, partially offset by state income tax benefit of $12,141.

Income tax expense for Fiscal Year 2021 of $5,349 differs from income tax benefit derived from applying the statutory federal rate of 21% to the pretax loss primarily due to (i) an increase in the valuation allowance of $70,501 and (ii) tax expense of $5,209 related to nondeductible officers’ compensation, partially offset by (i) state income tax benefit of $22,882 and (ii) tax benefit of $2,545 related to a change in the estimated applicable tax rate used to determine deferred taxes.

See Note 18, Income Taxes to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for further details on the components of income tax and a reconciliation of the statutory federal rate to the effective tax rate.

The following is a reconciliation of operating loss to adjusted operating income (loss):

	Years Ended June 30,		Change
	2022	2021	Amount	Percentage
Operating loss	$(5,648)	$(237,288)	$231,640	98%
Non-cash portion of arena license fees from MSG Sports(a)	(27,754)	(13,026)
Share-based compensation expense	37,746	40,663
Depreciation and amortization	69,534	71,576
Restructuring charges	5,171	14,691
Remeasurement of deferred compensation plan liabilities	46	—

Adjusted operating income (loss)	$79,095	$(123,384)	$202,479	NM

NM (not meaningful) — Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful.

(a)

This adjustment represents the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating income on a GAAP basis includes lease income of (i) $40,319 and $8,319 collected in cash for Fiscal Years 2022 and 2021, respectively, and (ii) a non-cash portion of $27,754 and $13,026 for Fiscal Years 2022 and 2021, respectively.

Net loss attributable to nonredeemable noncontrolling interests

For Fiscal Year 2022, the Company posted a net loss attributable to nonredeemable noncontrolling interests of $2,864 in comparison to a net loss attributable to nonredeemable noncontrolling interests of $694 for Fiscal Year 2021. These amounts represent the share of net loss of BCE that is not attributable to the Company.

Comparison of the Fiscal Year Ended June 30, 2021 versus the Fiscal Year Ended June 30, 2020

See below for a discussion of the comparison of Fiscal Year 2021 versus Fiscal Year 2020 for the combined Company.

Combined Results of Operations

The table below sets forth, for the periods presented, certain historical financial information.

	Years Ended June 30,		Change
	2021	2020	Amount	Percentage
Revenues	$81,812	$584,601	$(502,789)	(86)%
Direct operating expenses	96,236	380,526	(284,290)	(75)%
Selling, general and administrative expenses	136,597	137,935	(1,338)	(1)%
Depreciation and amortization	71,576	81,591	(10,015)	(12)%
Gain on disposal of assets held for sale and associated settlements	—	(240,783)	240,783	100%
Restructuring charges	14,691	—	14,691	NM

Operating income (loss)	(237,288)	225,332	(462,620)	NM
Other income (expense):
Interest expense, net	(27,293)	8,380	(35,673)	NM
Other income, net	50,622	37,129	13,493	36%

Income (loss) from operations before income taxes	(213,959)	270,841	(484,800)	NM
Income tax expense	(5,349)	(100,182)	94,833	95%

Net income (loss)	(219,308)	170,659	(389,967)	NM
Less: Net loss attributable to nonredeemable noncontrolling interests	(694)	(1,071)	377	35%

Net income (loss) attributable to MSG Entertainment’s stockholders	$(218,614)	$171,730	$(390,344)	NM

NM (not meaningful) — Absolute percentages greater than 200% and comparisons from positive to negative values or to zero values are considered not meaningful.

Revenues

Revenues for Fiscal Year 2021 decreased $502,789, or 86%, to $81,812 as compared to Fiscal Year 2020. The net decrease was attributable to the following:

Decrease in event-related revenues from concerts, as discussed below	$(212,899)
Decrease in revenues from the Christmas Spectacular due to the cancellation of the 2020 holiday season production as a result of the COVID-19 pandemic	(128,488)
Decrease in suite license fee revenues due to the government-mandated closures and restrictions on the use of our venues beginning in March 2020 as a result of the COVID-19 pandemic	(85,900)
Decrease in venue-related signage and sponsorship revenues as well as the impact of government-mandated closures and restrictions on the use of our venues beginning in March 2020 as a result of the COVID-19 pandemic	(65,196)
Absence of revenues from the Forum due to its disposition in May 2020	(45,719)
Increase in arena license fees from MSG Sports pursuant to the Arena License Agreements, as discussed below	21,345
Increase in revenues from sponsorship sales and service representation agreements with MSG Sports, as discussed below	11,280
Other net increases	2,788

$(502,789)

The decrease in event-related revenues reflects (i) lower revenues from concerts of $158,580 during Fiscal Year 2021 and (ii) lower revenues from live entertainment and other sporting events of $54,319 during Fiscal Year 2021. Both of these declines were due to government-mandated closures and restrictions on the use of our venues beginning in March 2020 as a result of the COVID-19 pandemic. See “— Business Overview — Impact of the COVID-19 Pandemic on Our Business” for more information.

The arena license fee revenues from MSG Sports in Fiscal Year 2021 were due to The Garden reopening for the Knicks games in December 2020 and the Rangers games in January 2021 with limited or no fans. There were no arena license fees recorded prior to the 2020 Entertainment Distribution.

The increase in revenues from the Company’s sponsorship sales and service representation agreements and Arena License Agreements with MSG Sports reflects the impact of entering into these agreements in connection with, and effective as of, the 2020 Entertainment Distribution.

Direct operating expenses

Direct operating expenses for Fiscal Year 2021 decreased $284,290, or 75%, to $96,236 as compared to Fiscal Year 2020. The net decrease was attributable to the following:

Decrease in event-related direct operating expenses from (i) concerts of $85,449 during Fiscal Year 2021 and (ii) live entertainment and other sporting events of $39,057, both due to government-mandated closures and restrictions on the use of our venues beginning in March 2020 as a result of the COVID-19 pandemic	$(124,506)
Decrease in direct operating expenses associated with suite license operations primarily due to the impact of lower revenue sharing expenses with MSG Sports corresponding to the lower suite revenue during Fiscal Year 2020 due to government-mandated closures and restrictions on the use of our venues beginning in March 2020 as a result of the COVID-19 pandemic	(58,096)
Decrease in direct operating expenses associated with venue-related signage and sponsorship primarily due to the impact of lower revenue sharing expense with MSG Sports of $52,052	(53,392)
Decrease in direct operating expenses associated with the Christmas Spectacular due to the cancellation of the 2020 holiday season production as a result of the COVID-19 pandemic	(50,714)
Decrease in direct operating expenses associated with the Forum due to its disposition in May 2020	(26,576)
Other net increases, primarily due to the absence of carve-out allocations to MSG Sports related to the 2020 Entertainment Distribution	28,994

$(284,290)

Selling, general and administrative expenses

SG&A expenses for Fiscal Year 2021 decreased $1,338, or 1%, to $136,597 as compared to Fiscal Year 2020. The decrease was primarily due to a net decrease in employee compensation and related benefits as a result of the Company’s full-time workforce reduction in August 2020 as well as other net decreases in professional fees. The decrease was partially offset by an incremental expense for share-based compensation associated with the cancellation of certain awards pursuant to a settlement agreement.

Depreciation and amortization

Depreciation and amortization for Fiscal Year 2021 decreased $10,015, or 12%, to $71,576 as compared to Fiscal Year 2020 primarily due to certain assets in The Garden being fully depreciated and amortized, resulting in a decrease of $3,013, and lower depreciation and amortization of $5,827 associated with the Forum as the recording of depreciation ceased on March 24, 2020 when the venue was classified as assets held for sale.

Gain on disposal of assets held for sale and associated settlements

In May 2020, the Company sold the Forum for cash consideration in the amount of $400,000 (including the settlement of related litigation). In connection with this transaction, the Company recorded a gain of $240,783 in the fourth quarter of Fiscal Year 2020, which included $140,495 attributable to the Forum associated settlement.

Restructuring charges

The Company’s operations were disrupted in March 2020 due to the COVID-19 pandemic and those disruptions have continued. As a direct response to this disruption, in Fiscal Year 2021, the Company implemented cost savings initiatives in order to streamline operations and preserve liquidity. For Fiscal Year

2021, the Company recorded total restructuring charges of $14,691 related to termination benefits provided to employees associated with a full-time workforce reduction in August 2020 and November 2020. No restructuring charges were incurred in Fiscal Year 2020.

Operating income (loss)

Operating income for Fiscal Year 2021 decreased $462,620 to an operating loss of $237,288 as compared to Fiscal Year 2020 primarily due to (i) the decrease in revenues, (ii) the gain on disposal of the Forum in Inglewood and associated settlement recorded in Fiscal Year 2020, and (iii) restructuring charges incurred in Fiscal Year 2021 as a response to the disruptions caused by the COVID-19 pandemic. The decrease in operating income was partially offset by the decrease in direct operating expenses.

Interest expense, net

Net interest expense for Fiscal Year 2021 increased $35,673 to $27,293 as compared to net interest income of $8,380 for Fiscal Year 2020. The increase was primarily due to (i) higher interest expense in Fiscal Year 2021 associated with the National Properties Term Loan Facility (as defined below) of $33,481, which was entered into in November 2020, (ii) lower interest income of $2,363 mainly due to the absence of $1,400 of interest income earned on a loan extended to Azoff Music as compared to Fiscal Year 2020 since the loan was repaid during the second quarter of Fiscal Year 2020, and (iii) lower interest income of $910 earned on the Eden Loan Agreement, as defined below.

Other income, net

Other income, net for Fiscal Year 2021 increased by $13,493 to $50,622 as compared to $37,129 for Fiscal Year 2020. The increase was primarily due to the net realized and unrealized gains of $13,550 recognized on the Company’s investments in DraftKings and Townsquare.

Income taxes

Income tax expense for Fiscal Year 2021 of $5,349 differs from income tax benefit derived from applying the statutory federal rate of 21% to the pretax loss primarily due to (i) an increase in the valuation allowance of $70,501 and (ii) tax expense of $5,209 related to nondeductible officers’ compensation, partially offset by (i) state income tax benefit of $22,882 and (ii) tax benefit of $2,545 related to a change in the estimated applicable tax rate used to determine deferred taxes.

Income tax expense for Fiscal Year 2020 of $100,182 differs from income tax expense derived from applying the statutory federal rate of 21% to the pretax income primarily due to (i) state income tax expense of $33,345, (ii) tax expense of $7,120 related to nondeductible transaction costs associated with the 2020 Entertainment Distribution, and (iii) tax expense of $4,407 related to nondeductible officers’ compensation, partially offset by an excess tax benefit related to share-based payment awards of $2,322.

See Note 18, Income Taxes to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for further details on the components of income tax and a reconciliation of the statutory federal rate to the effective tax rate.

Adjusted operating income (loss)

The following is a reconciliation of operating income (loss) to adjusted operating income (loss):

	Years Ended June 30,		Change
	2021	2020	Amount	Percentage
Operating income (loss)	$(237,288)	$225,332	$(462,620)	(205)%
Non-cash portion of arena license fees from MSG Sports(a)	(13,026)	—
Share-based compensation expense	40,663	26,110
Depreciation and amortization	71,576	81,591
Restructuring charges	14,691	—
Gain on disposal of assets held for sale, including legal settlement	—	(240,783)

Adjusted operating income (loss)	$(123,384)	$92,250	$(215,634)	(234)%

(a)

This adjustment represents the non-cash portion of operating lease revenue related to the Company’s Arena License Agreements with MSG Sports. Pursuant to GAAP, recognition of operating lease revenue is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease revenue is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating income on a GAAP basis includes lease income of (i) $8,319 and nil collected in cash for Fiscal Years 2021 and 2020, respectively, and (ii) a non-cash portion of $13,026 and nil for Fiscal Years 2021 and 2020, respectively.

Net loss attributable to nonredeemable noncontrolling interests

For Fiscal Year 2021, the Company recorded a net loss attributable to nonredeemable noncontrolling interests of $694 as compared to $1,071 for Fiscal Year 2020. These amounts represent the share of net loss of BCE that is not attributable to the Company.

Liquidity and Capital Resources

Overview

Impact of the COVID-19 Pandemic

The Company’s operations and operating results were materially impacted by the COVID-19 pandemic (including COVID-19 variants) and actions taken in response by governmental authorities and certain professional sports leagues during Fiscal Years 2020, 2021 and 2022. For the majority of Fiscal Year 2021, substantially all of our business operations were suspended. Fiscal Year 2022 was also impacted by the pandemic, with fewer ticketed events at our venues in the first half of the fiscal year as compared with Fiscal Year 2019 (the last full fiscal year not impacted by COVID-19) due to the lead-time required to book touring acts and artists, and an increase in COVID-19 cases due to a new variant, which resulted in a number of events at our venues being cancelled or postponed in the fiscal second and third quarters.

The Company’s operations and operating results were not materially impacted by the COVID-19 pandemic during the nine months ended March 31, 2023, as compared to the prior year period, which was impacted by fewer ticketed events at our venues due to the lead-time required to book touring acts and artists, and the postponement or cancellation of select events (including the partial cancellation of the 2021 production of the Christmas Spectacular) as a result of an increase in COVID-19 cases during the fiscal second quarter.

As a result of government-mandated assembly limitations and closures, all of our venues were closed beginning in March 2020. Use of The Garden resumed for Knicks and Rangers home games without fans in

December 2020 and January 2021, respectively, and was available at 10% seating capacity from February through May 2021 subject to certain safety protocols and social distancing. Beginning in May 2021, all of our New York venues were permitted to host guests at full capacity, subject to certain restrictions, and effective June 2021, The Chicago Theatre was permitted to host events without restrictions. Guests of our Chicago and New York venues were also subject to certain vaccination requirements until February and March 2022, respectively. As a result, our venues no longer require guests to provide proof of COVID-19 vaccination before entering (although specific performers may require enhanced protocols).

For Fiscal Year 2021, the majority of ticketed events at our venues were postponed or cancelled. For Fiscal Year 2022 and as of the date of this filing, live events have been permitted to be held at all of our venues and we are continuing to host and book new events. As a result of an increase in cases of a COVID-19 variant, select bookings were postponed or cancelled at our venues in the second and third quarters of Fiscal Year 2022. Variants of COVID-19 that arise in the future may result in additional postponements or cancellations of bookings at our venues.

The impact of the COVID-19 pandemic on our operations also included the partial cancellation of the 2021 production of the Christmas Spectacular and the cancellation of the 2020 production of the Christmas Spectacular.

The Company has long-term Arena License Agreements with MSG Sports that require the Knicks and Rangers to play their home games at The Garden. As discussed above, capacity restrictions, use limitations and social distancing requirements were in place for the entirety of the Knicks and Rangers 2020-21 regular seasons, which materially impacted the payments we received under the Arena License Agreements for Fiscal Year 2021. On July 1, 2021, the Knicks and Rangers began paying the full amounts provided for under their respective Arena License Agreements. The Knicks and the Rangers each completed their 2021-2022 82-game regular seasons, with the Rangers advancing to the playoffs.

It is unclear to what extent COVID-19 concerns, including with respect to new variants, could result in new government or league-mandated capacity restrictions or vaccination/mask requirements or impact the use of and/or demand for our venues, demand for our sponsorship and advertising assets, deter our employees and vendors from working at our venues (which may lead to difficulties in staffing) or otherwise materially impact our operations.

For more information about the risks to the Company as a result of the COVID-19 pandemic and its impact on our operating results, see “Risk Factors” included in this prospectus for further details.

Sources of Liquidity

As further described in “— Prospectus Summary — Spin-Off from Sphere Entertainment Co.,” on April 20, 2023, the Company completed the Distribution. Although the information set forth in this prospectus generally is as of March 31, 2023 and does not give effect to the Distribution, the information set forth in this section also focuses on the liquidity and capital resources of the Company following the Distribution.

Our primary sources of liquidity are cash and cash equivalents, cash flows from our business operations and available borrowing capacity under the National Properties Revolving Credit Facility (as defined below). Our principal uses of cash include working capital-related items (including funding our operations), capital spending, debt service, investments and related loans and advances that we may fund from time to time. In addition, prior to October 20, 2024, we may be required to advance up to $65,000 to Sphere Entertainment under the DDTL Facility. We may also use cash to repurchase our common stock, including in the Share Repurchase. Our decisions as to the use of our available liquidity will be based upon the ongoing review of the funding needs of the business, the optimal allocation of cash resources, and the timing of cash flow generation. To the extent that we desire to access alternative sources of funding through the capital and credit markets, challenging U.S. and global economic and market conditions could adversely impact our ability to do so at that time.

As of March 31, 2023, the Company’s unrestricted cash and cash equivalents balance was $122,731. The principal balance of the Company’s total debt outstanding as of March 31, 2023 was $673,205 and the Company had $64,908 of available borrowing capacity under its revolving credit facility. We believe we have sufficient liquidity from cash and cash equivalents available borrowing capacity under our credit facilities and cash flows from operations to fund our operations, and satisfy any obligations for the foreseeable future.

On March 29, 2023, our Board authorized a share repurchase program to repurchase up to $250,000 of the Company’s Class A common stock. Under the authorization, shares of Class A common stock may be purchased from time to time in open market or private transactions, block trades or such other manner as the Company may determine (including through repayment by Sphere Entertainment of the DDTL Facility with shares of the Company’s Class A common stock) in accordance with applicable insider trading and other securities laws and regulations. The timing and amount of purchases will depend on market conditions and other factors. See “Prospectus Summary—Share Repurchase” for information regarding the Share Repurchase Agreement the Company has entered into with the selling stockholder concurrently with this offering.

Financing Agreements

See Note 10, Credit Facilities to the Unaudited Condensed Combined Interim Financial Statements included elsewhere in this prospectus for additional information regarding the Company’s debt obligations and various financing agreements.

National Properties Facilities

On June 30, 2022, MSG National Properties, LLC (“MSG National Properties”), Sphere Entertainment Group, LLC (formerly known as MSG Entertainment Group, LLC, “Sphere Entertainment Group”) and certain subsidiaries of MSG National Properties entered into a credit agreement with JP Morgan Chase Bank, N.A., as administrative agent and the lenders and L/C issuers party thereto (the “National Properties Credit Agreement”), providing for a five-year, $650,000 senior secured term loan facility (as amended, the “National Properties Term Loan Facility”) and a five-year, $100,000 revolving credit facility (the “National Properties Revolving Credit Facility” and, together with the National Properties Term Loan Facility, the “National Properties Facilities”). Up to $25,000 of the National Properties Revolving Credit Facility is available for the issuance of letters of credit. As of March 31, 2023, outstanding letters of credit were $7,992 and the remaining balance available under the National Properties Revolving Credit Facility was $64,908.

Borrowings under the current National Properties Facilities bear interest at a floating rate, which at the option of MSG National Properties may be either (a) a base rate plus an applicable margin ranging from 1.50% to 2.50% per annum, determined based on the total leverage ratio of MSG National Properties and its restricted subsidiaries (the “National Properties Base Rate”), or (b) Term SOFR plus an applicable margin ranging from 2.50% to 3.50% per annum, determined based on the total leverage ratio of MSG National Properties and its restricted subsidiaries (the “National Properties SOFR Rate”). The National Properties Credit Agreement requires MSG National Properties to pay a commitment fee ranging from 0.30%% to 0.50% in respect of the daily unused commitments under the National Properties Revolving Credit Facility. MSG National Properties is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the National Properties Credit Agreement. The interest rate on the National Properties Facilities as of March 31, 2023 was 7.41%.

Subject to customary notice and minimum amount conditions, the Company may voluntarily repay outstanding loans under the National Properties Facilities and terminate commitments under the National Properties Revolving Credit Facility, at any time, in whole or in part, subject only to customary breakage costs in the case of prepayment of Term SOFR loans. The principal obligations under the National Properties Term Loan Facility are to be repaid in quarterly installments beginning with the fiscal quarter ending March 31, 2023, in an aggregate amount equal to 2.50% per annum (0.625% per quarter), stepping up to 5% per annum (1.25% per quarter) in the fiscal quarter ending September 30, 2025, with the balance due at the maturity of the facility on June 30, 2027. The principal obligations under the National Properties Revolving Credit Facility are due at the maturity of the facility. Under certain circumstances, MSG National Properties is required to make mandatory prepayments on loans outstanding, including prepayments in an amount equal to the net cash proceeds of certain sales of assets or casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair or replacement rights), subject to certain exceptions.

The National Properties Credit Agreement includes financial covenants requiring MSG National Properties and its restricted subsidiaries to maintain a specified minimum liquidity level, a specified minimum debt service coverage ratio and specified maximum total leverage ratio. The minimum liquidity level is set at $50,000, and is tested based on the level of average daily liquidity, consisting of cash and cash equivalents and available revolving commitments, over the last month of each quarter over the life of the National Properties Facilities. The debt service coverage ratio covenant began testing in the fiscal quarter ending December 31, 2022, and is set at a ratio of 2:1 before stepping up to 2.5:1 in the fiscal quarter ending September 30, 2024. The leverage ratio covenant begins testing in the fiscal quarter ending June 30, 2023. It is tested based on the ratio of MSG National Properties and its restricted subsidiaries’ consolidated total indebtedness to adjusted operating income, with an initial maximum ratio of 6:1, stepping down to 5.5:1 in the fiscal quarter ending June 30, 2024 and 4.5:1 in the fiscal quarter ending June 30, 2026. As of March 31, 2023, MSG National Properties and its restricted subsidiaries were in compliance with the covenants of the National Properties Credit Agreement.

In addition to the financial covenants discussed above, the National Properties Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative and negative covenants and events of default. The National Properties Credit Agreement contains certain restrictions on the ability of MSG National Properties and its restricted subsidiaries to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the National Properties Credit Agreement, including the following: (i) incur additional indebtedness; (ii) create liens on certain assets; (iii) make investments, loans or advances in or to other persons; (iv) pay dividends and distributions or repurchase capital stock (which will restrict the ability of MSG National Properties to make cash distributions to the Company); (v) repay, redeem or repurchase certain indebtedness; (vi) change its lines of business; (vii) engage in certain transactions with affiliates; (viii) amend their respective organizational documents; (ix) merge or consolidate; and (x) make certain dispositions.

As of March 31, 2023, all obligations under the National Properties Facilities were guaranteed by Sphere Entertainment Group and MSG National Properties’ existing and future direct and indirect domestic subsidiaries, other than the subsidiaries that own The Garden and certain other excluded subsidiaries (the “Subsidiary Guarantors”). In connection with the Distribution, on April 18, 2023, the National Properties Credit Agreement was amended to change the parent guarantor from Sphere Entertainment Group to MSG Entertainment Holdings, LLC, a subsidiary of the Company and the direct parent of MSG National Properties.

All obligations under the National Properties Facilities, including the guarantees of those obligations, are secured by certain of the assets of MSG National Properties and the Subsidiary Guarantors (collectively, “Collateral”) including, but not limited to, a pledge of some or all of the equity interests held directly or indirectly by MSG National Properties in each Subsidiary Guarantor. The Collateral does not include, among other things, any interests in The Garden or the leasehold interests in Radio City Music Hall and the Beacon Theatre.

Contractual Obligations

As of June 30, 2022, the approximate future payments under our contractual obligations are as follows:

	Payments Due by Period(c)
	Total	Year 1	Years 2-3	Years 4-5	More Than 5 Years
Leases(a)	$404,502	$40,730	$75,998	$34,075	$253,699
Debt repayments(b)	679,737	8,762	32,500	638,475	—

	$1,084,239	$49,492	$108,498	$672,550	$253,699

(a)

Includes contractually obligated minimum lease payments for operating leases having an initial noncancellable term in excess of one year for the Company’s venues, including various corporate offices. These commitments are presented exclusive of the imputed interest used to reflect the payment’s present value. See Note 10, Leases to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for more information.

(b)

See Note 14, Credit Facilities to the Audited Combined Annual Financial, and Note 10, to the Unaudited Combined Interim Financial Statements included elsewhere in this prospectus for more information regarding the principal repayments required under the National Properties Credit Agreement.

(c)

Pension obligations have been excluded from the table above as the timing of the future cash payments is uncertain. See Note 15, Pension Plans and Other Postretirement Benefit Plans to the Audited Combined Annual Financial Statements, and Note 11, Pension Plans and Other Postretirement Benefit Plans to the Unaudited Combined Interim Financial Statements included elsewhere in this prospectus for more information on the future funding requirements under our pension obligations.

During the nine months ended March 31, 2023, the Company’s off-balance sheet commitments increased by a total of $6,478 of contractual obligations offset by an immaterial decrease in marketing partnerships agreement-related commitments. The increase in contractual obligations primarily relates to future performances at The Garden. See Note 9, Commitments and Contingencies to the Unaudited Combined Interim Financial Statements, and Note 13, Commitments and Contingencies to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for further details on the timing and amount of payments under various media rights agreements.

Cash Flow Discussion

As of March 31, 2023 and June 30, 2022, 2021 and 2020, cash, cash equivalents and restricted cash totaled $122,981, $62,573, $318,069 and $3,038, respectively. The following table summarizes the Company’s cash flow activities for the nine months ended March 31, 2023 and 2022, and Fiscal Years 2022, 2021 and 2020:

	Nine Months Ended March 31,		Years Ended June 30,
	2023	2022	2022	2021	2020
Net income (loss)	$100,527	$(62,511)	$(136,200)	$(219,308)	$170,659
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	71,502	118,987	209,669	65,952	1,861
Changes in working capital assets and liabilities	(39,688)	3,862	21,882	5,238	(140,992)

Net cash provided by (used in) operating activities	$132,341	$60,338	$95,351	$(148,118)	$31,528
Net cash provided by (used in) investing activities	13,261	(13,060)	45,440	(10,339)	276,388
Net cash provided by (used in) financing activities	(85,194)	(150,035)	(396,287)	473,488	(315,379)

Net increase (decrease) in cash, cash equivalents and restricted cash	$60,408	$(102,757)	$(255,496)	$315,031	$(7,463)

Operating Activities

Net cash provided by operating activities for the nine months ended March 31, 2023 improved by $72,003 to $132,341 as compared to the prior year period, primarily due to the increase in net income, partially offset by (i) changes in working capital assets and liabilities, which included a decrease in accounts payable, accrued and other current and non-current liabilities, a decrease in related party receivables, net of payables, and a decrease on operating lease right-of-use assets and lease liabilities, (ii) a decrease in net unrealized loss on equity investments with readily determinable fair value, (iii) lower share-based compensation expense, and (iv) gains, net on dispositions recognized in the current year period.

Net cash provided by operating activities for Fiscal Year 2022 increased by $243,469 to $95,351 as compared to Fiscal Year 2021 primarily due to higher positive adjustments in reconciling net income (loss) to net cash provided by (used in) operating activities, which include (i) the add back of net unrealized loss on equity investments with readily determinable fair value in Fiscal Year 2022 compared to an unrealized gain in Fiscal Year 2021, (ii) the add back of the loss on extinguishment of debt in connection with the extinguishment of MSG National Properties’ prior term loan facility in Fiscal Year 2022, and (iii) a lower net loss in Fiscal Year 2022 compared to Fiscal Year 2021.

Net cash provided by operating activities for Fiscal Year 2021 decreased by $179,646 to net cash used in operating activities of $148,118 as compared to Fiscal Year 2020 primarily due to (i) a net loss in Fiscal Year 2021 compared to net income in Fiscal Year 2020 and (ii) a higher net unrealized gain on equity investments with readily determinable fair value in Fiscal Year 2021 compared to Fiscal Year 2020, partially offset by the gain on the sale of the Forum in Fiscal Year 2020.

Investing Activities

Net cash provided by investing activities for the nine months ended March 31, 2023 improved by $26,321 to $13,261 as compared to the prior year period (i) proceeds received from the dispositions of BCE and the corporate aircraft and (ii) proceeds received from the sale of investments, partially offset by the absence of proceeds received from a related party loan receivable in the current year period.

Net cash provided by investing activities for Fiscal Year 2022 increased by $55,779 to $45,440 as compared to Fiscal Year 2021 primarily due to higher proceeds received from related party loans in Fiscal Year 2022 and lower amounts loaned to a related party in Fiscal Year 2022, partially offset by the absence of proceeds from sale of securities investments in Fiscal Year 2022.

Net cash used in investing activities for Fiscal Year 2021 decreased by $286,727 to $10,339 as compared to Fiscal Year 2020 primarily due to (i) proceeds received in Fiscal Year 2020 from the sale of Forum, (ii) proceeds from a loan receivable in Fiscal Year 2020, and (iii) an increase in loans to related parties and decrease in repayments from related parties in Fiscal Year 2021 compared to Fiscal Year 2020, partially offset by a decrease in capital expenditures.

Financing Activities

Net cash used in financing activities from continuing operations for the nine months ended March 31, 2023 decreased by $64,841 to $85,194 as compared to the prior year period primarily due to lower net transfers to Sphere Entertainment and Sphere Entertainment’s subsidiaries in the current year period as compared to the prior year period.

Net cash used in financing activities for Fiscal Year 2022 increased by $869,775 to $396,287 as compared to Fiscal Year 2021 primarily due to (i) higher principal repayments for the National Properties Term Loan Facility in Fiscal Year 2022 and (ii) higher net transfers to Sphere Entertainment and Sphere Entertainment’s subsidiaries in Fiscal Year 2022 as compared to Fiscal Year 2021.

Net cash provided by financing activities for Fiscal Year 2021 increased by $788,867 to $473,488 as compared to Fiscal Year 2020 primarily due to (i) proceeds received in Fiscal Year 2021 from the National Properties Term Loan Facility and (ii) lower net transfers to Sphere Entertainment and Sphere Entertainment’s subsidiaries.

Seasonality of Our Business

The revenues the Company earns from the Christmas Spectacular and arena license fees from MSG Sports in connection with the Knicks’ and Rangers’ use of The Garden generally means the Company earns a disproportionate share of its revenues and operating income in the second and third quarters of the Company’s fiscal year, with the first fiscal quarter being disproportionally lower.

Recently Issued Accounting Pronouncements and Critical Accounting Estimates

Recently Issued and Adopted Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies, to the Audited Combined Annual Financial Statements, and Note 2, Summary of Significant Accounting Policies, to the Unaudited Combined Interim Financial Statements included elsewhere in this prospectus for discussion of recently issued accounting pronouncements.

Critical Accounting Estimates

Critical accounting estimates are those that management believes are the most important to the portrayal of our financial condition and results and require the most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain, especially in light of the current economic environment due to the COVID-19 pandemic. Judgments and uncertainties may result in materially different amounts being reported under different conditions or using different assumptions. In addition to the critical accounting estimates disclosed below, refer to the section above entitled “Distribution and Basis of Presentation” for further details on corporate allocations recorded in the combined financial statements.

The preparation of the Company’s combined financial statements in conformity with GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses. Management believes its use of estimates in the combined financial statements to be reasonable. The significant accounting policies which we believe are the most critical to aid in fully understanding and evaluating our reported financial results include the following:

Revenue Recognition — Arrangements with Multiple Performance Obligations

The Company enters into arrangements with multiple performance obligations, such as multi-year sponsorship agreements which may derive revenues for both the Company as well as MSG Sports within a single arrangement. The Company also derives revenue from similar types of arrangements which are entered into by MSG Sports. Payment terms for such arrangements can vary by contract, but payments are generally due in installments throughout the contractual term. The performance obligations included in each sponsorship agreement vary and may include advertising and other benefits such as, but not limited to, signage at The Garden and the Company’s other venues, digital advertising, and event or property specific advertising, as well as non-advertising benefits such as suite licenses and event tickets. To the extent the Company’s multi-year arrangements provide for performance obligations that are consistent over the multi-year contractual term, such performance obligations generally meet the definition of a series as provided for under the accounting guidance. If performance obligations are concluded to meet the definition of a series, the contractual fees for all years during the contract term are aggregated and the related revenue is recognized proportionately as the underlying performance obligations are satisfied.

The timing of revenue recognition for each performance obligation is dependent upon the facts and circumstances surrounding the Company’s satisfaction of its respective performance obligation. The Company allocates the transaction price for such arrangements to each performance obligation within the arrangement based on the estimated relative standalone selling price of the performance obligation. The Company’s process for determining its estimated standalone selling prices involves management’s judgment and considers multiple factors including company specific and market specific factors that may vary depending upon the unique facts and circumstances related to each performance obligation. Key factors considered by the Company in developing an estimated standalone selling price for its performance obligations include, but are not limited to, prices charged for similar performance obligations, the Company’s ongoing pricing strategy and policies, and consideration of pricing of similar performance obligations sold in other arrangements with multiple performance obligations.

The Company may incur costs such as commissions to obtain its multi-year sponsorship agreements. The Company assesses such costs for capitalization on a contract by contract basis. To the extent costs are capitalized, the Company estimates the useful life of the related contract asset which may be the underlying contract term or the estimated customer life depending on the facts and circumstances surrounding the contract. The contract asset is amortized over the estimated useful life.

Impairment of Long-Lived and Indefinite-Lived Assets

The Company’s long-lived and indefinite-lived assets accounted for approximately 66% and 72% of the Company’s combined total assets as of March 31, 2023 and June 30, 2022, respectively, and consisted of the following:

	March 31, 2023	June 30, 2022
Goodwill	69,041	69,041
Indefinite-lived intangible assets	63,801	63,801
Amortizable intangible assets, net of accumulated amortization	—	1,638
Property and equipment, net	637,644	696,079
Right-of-use lease assets	248,366	271,154

	$1,018,852	$1,101,713

In assessing the recoverability of the Company’s long-lived and indefinite-lived assets when there is an indicator of potential impairment, the Company must make estimates and assumptions regarding future cash flows and other factors to determine the fair value of the respective assets. These estimates and assumptions could have a significant impact on whether an impairment charge is recognized as well as the magnitude of any such charge. Fair value estimates are made at a specific point in time, based on relevant information. These estimates are subjective in nature and involve significant uncertainties and judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. If these estimates or material related assumptions change in the future, the Company may be required to record impairment charges related to its long-lived and/or indefinite-lived assets.

Goodwill

Goodwill is tested annually for impairment as of August 31st and at any time upon the occurrence of certain events or substantive changes in circumstances. The Company performs its goodwill impairment test at the reporting unit level, which is one level below the operating segment level. As of March 31, 2023, the Company had one operating and reportable segment, consistent with the way management makes decisions and allocates resources to the business.

For purposes of evaluating goodwill for impairment, the Company has one reporting unit.

The goodwill balance reported on the Company’s condensed combined balance sheet as of March 31, 2023 was $69,041.

The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would not need to perform a quantitative impairment test for that reporting unit. If the Company cannot support such a conclusion or the Company does not elect to perform the qualitative assessment, a quantitative goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.

The estimate of the fair value of the Company’s reporting unit is primarily determined using discounted cash flows, comparable market transactions or other acceptable valuation techniques, including the cost approach. These valuations are based on estimates and assumptions including projected future cash flows, discount rates, cost-based assumptions, determination of appropriate market comparables and the determination of whether a premium or discount should be applied to comparables. Significant judgments inherent in a discounted cash flow analysis include the selection of the appropriate discount rate, the estimate of the amount and timing of projected future cash flows and identification of appropriate continuing growth rate assumptions. The discount rates used in the analysis are intended to reflect the risk inherent in the projected future cash flows. The amount of an impairment loss is measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.

The Company elected to perform the qualitative assessment of impairment for its reporting unit for the Fiscal Year 2023 annual impairment test. These assessments considered factors such as:

•	macroeconomic conditions;

•	industry and market considerations;

•	cost factors;

•	overall financial performance of the reporting units;

•	other relevant company-specific factors such as changes in management, strategy or customers; and

•	relevant reporting unit specific events such as changes in the carrying amount of net assets.

During the first quarter of Fiscal Year 2023, the Company performed its most recent annual impairment test of goodwill and determined that there was no impairment of goodwill identified for its reporting unit as of the impairment test date. Based on this impairment test, the Company’s reporting unit had sufficient safety margins, representing the excess of the estimated fair value of the reporting unit, derived from the most recent quantitative assessments, less its respective carrying value (including goodwill). The Company believes that if the fair value of the reporting unit exceeds its carrying value by greater than 10%, a sufficient safety margin has been realized.

Amortizable intangible assets and other long-lived assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are independent from cash flows from other assets and liabilities. In determining whether an impairment of long-lived assets has occurred, the Company considers both qualitative and quantitative factors. The quantitative analysis involves estimating the undiscounted future cash flows directly related to that asset group and comparing the resulting value against the carrying value of the asset group. If the carrying value of the asset group is greater than the sum of the undiscounted future cash flows, an impairment loss is recognized for the difference between the carrying value of the asset group and its estimated fair value.

Identifiable Indefinite-Lived Intangible Assets

Identifiable indefinite-lived intangible assets are tested annually for impairment as of August 31st and at any time upon the occurrence of certain events or substantive changes in circumstances. The following table sets forth the amount of identifiable indefinite-lived intangible assets reported in the Company’s combined balance sheets as of March 31, 2023 and June 30, 2022:

	March 31, 2023	June 30, 2022
Trademarks	$61,881	$61,881
Photographic related rights	1,920	1,920

	$63,801	$63,801

The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. In the qualitative assessment, the Company must evaluate the totality of qualitative factors, including any recent fair value measurements, that impact whether an indefinite-lived intangible asset other than goodwill has a carrying amount that more likely than not exceeds its fair value. The

Company must proceed to conducting a quantitative analysis, if the Company (i) determines that such an impairment is more likely than not to exist, or (ii) forgoes the qualitative assessment entirely. Under the quantitative assessment, the impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. For all periods presented, the Company elected to perform the qualitative assessment of impairment for the photographic related rights and the trademarks. These assessments considered the events and circumstances that could affect the significant inputs used to determine the fair values of the intangible assets. Examples of such events and circumstances include:

•	cost factors;

•	financial performance;

•	legal, regulatory, contractual, business or other factors;

•	other relevant company-specific factors such as changes in management, strategy or customers;

•	industry and market considerations; and

•	macroeconomic conditions.

During the first quarter of Fiscal Year 2023, the Company performed its most recent annual impairment test of identifiable indefinite-lived intangible assets, and determined that there were no impairments identified. Based on these impairment tests, the Company’s indefinite-lived intangible assets had sufficient safety margins, representing the excess of each identifiable indefinite-lived intangible asset’s estimated fair value over its respective carrying value. The Company believes that if the fair value of an indefinite-lived intangible asset exceeds its carrying value by greater than 10%, a sufficient safety margin has been realized.

Other Long-Lived Assets

For other long-lived assets, including intangible assets that are amortized, the Company evaluates assets for recoverability when there is an indication of potential impairment. If the undiscounted cash flows from a group of assets being evaluated is less than the carrying value of that group of assets, the fair value of the asset group is determined and the carrying value of the asset group is written down to fair value.

The estimated useful lives and net carrying values of the Company’s intangible assets subject to amortization as of March 31, 2023 and June 30, 2022 are as follows:

	Estimated Useful Lives	March 31, 2023	June 30, 2022
Trade names	7 years	$—	$361
Festival rights	7 years	—	1,154
Other intangibles	15 years	—	123

		$—	$1,638

The Company has recognized intangible assets for trade names, festival rights and other intangibles as a result of purchase accounting. The Company has determined that these intangible assets have finite lives.

The useful lives of the Company’s long-lived assets are based on estimates of the period over which the Company expects the assets to be of economic benefit to the Company. In estimating the useful lives, the Company considers factors such as, but not limited to, risk of obsolescence, anticipated use, plans of the Company, and applicable laws and permit requirements. In light of these facts and circumstances, the Company has determined that its estimated useful lives are appropriate.

See Note 1, Description of Business and Basis of Presentation to the Unaudited Combined Interim Financial Statements, and Note 1, Description of Business and Basis of Presentation to the Audited Combined Annual Financial Statements included elsewhere in this prospectus for discussion of additional consideration related to the preparation of the combined financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Potential Interest Rate Risk Exposure

The Company, through its subsidiary, MSG National Properties, is subject to potential interest rate risk exposure related to borrowings incurred under its credit facilities. Changes in interest rates may increase interest expense payments with respect to any borrowings incurred under these credit facilities. The effect of a hypothetical 200 basis point increase in floating interest rate prevailing as of March 31, 2023 and continuing for a full year would increase the Company’s interest expense on the outstanding amounts under the credit facilities by $13,464.

Defined Benefit Pension Plans and Other Postretirement Benefit Plans Risk Exposure

Sphere Entertainment sponsors several pension, savings and postretirement benefit plans including the defined benefit pension plans (“Pension Plans”), postretirement benefit plan (“Postretirement Plan”), The Madison Square Garden 401(k) Savings Plan and the MSG Entertainment Group, LLC Excess Savings Plan (collectively, the “Savings Plans”), and The Madison Square Garden 401(k) Union Plan. Certain of these Pension Plans and the Postretirement Plan, such as the Cash Balance Plan and Excess Plans, historically included participants of the Company as well as Sphere Entertainment and MSG Sports (“Shared Plans”). Other plans, such as the Union Plan, only included participants of the Company and not of MSG Sports and Sphere Entertainment (“Direct Plan”). See Note 15, Pension Plans and Other Postretirement Benefit Plans, to the audited combined financial statements included elsewhere in this prospectus for further information regarding these plans.

For the historical periods, Sphere Entertainment was the legal sponsor of the Pension Plans and Postretirement Plan. For purposes of the condensed combined financial statements, it was determined that these plans’ assets and liabilities were attributable to the Company. Therefore, the condensed combined financial statements reflect the full impact of the Shared Plans and the Direct Plan on both the condensed combined statements of operations and condensed combined balance sheets. The pension expense and liabilities related to employees of other Sphere Entertainment businesses participating in the Shared Pension Plans and Postretirement Plan were immaterial for the three and nine months ended March 31, 2023 and 2022.

The Company utilizes actuarial methods to calculate pension and other postretirement benefit obligations and the related net periodic benefit cost which are based on actuarial assumptions. Key assumptions, the discount rates and the expected long-term rate of return on plan assets, are important elements of the plans’ expense and liability measurement and we evaluate these key assumptions annually. Other assumptions include demographic factors, such as mortality, retirement age and turnover. The actuarial assumptions used by the Company may differ materially from actual results due to various factors, including, but not limited to, changing economic and market conditions. Differences between actual and expected occurrences could significantly impact the actual amount of net periodic benefit cost and the benefit obligation recorded by the Company. Material changes in the costs of the plans may occur in the future due to changes in these assumptions, changes in the number of the plan participants, changes in the level of benefits provided, changes in asset levels and changes in legislation. Our assumptions reflect our historical experience and our best estimate regarding future expectations.

Accumulated and projected benefit obligations reflect the present value of future cash payments for benefits. We use the Willis Towers Watson U.S. Rate Link: 40-90 Discount Rate Model (which is developed by examining the yields on selected highly rated corporate bonds) to discount these benefit payments on a plan by plan basis, to select a rate at which we believe each plan’s benefits could be effectively settled. Additionally, the Company measures service and interest costs by applying the specific spot rates along that yield curve to the plans’ liability cash flows (“Spot Rate Approach”). The Company believes the Spot Rate Approach provides a more accurate measurement of service and interest costs by improving the correlation between projected benefit cash flows and their corresponding spot rates on the yield curve.

Lower discount rates increase the present value of benefit obligations and will usually increase the subsequent year’s net periodic benefit cost. The weighted-average discount rates used to determine benefit obligations as of June 30, 2022 for the Pension Plans and Postretirement Plan were 4.86% and 4.62%, respectively. A 25 basis point decrease in each of these assumed discount rates would increase the projected benefit obligations for the Pension Plans and Postretirement Plan at June 30, 2022 by $3,660 and $30, respectively.

The weighted-average discount rates used to determine service cost, interest cost and the projected benefit obligation components of net periodic benefit cost were 3.11%, 1.92% and 2.87%, respectively, for Fiscal Year 2022 for the Pension Plans. The weighted-average discount rates used to determine service cost, interest cost and the projected benefit obligation components of net periodic benefit cost were 2.65%, 1.51% and 2.17%, respectively, for Fiscal Year 2022 for the Postretirement Plan. A 25 basis point decrease in these assumed discount rates would increase the total net periodic benefit cost for the Pension Plans by $30 and would result in no impact to the net periodic benefit cost for the Postretirement Plan for Fiscal Year 2022.

The expected long-term return on plan assets is based on a periodic review and modeling of the plans’ asset allocation structures over a long-term horizon. Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling, and are based on comprehensive reviews of historical data, forward-looking economic outlook, and economic/financial market theory. The expected long-term rate of return was selected from within the reasonable range of rates determined by (a) historical real returns, net of inflation, for the asset classes covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants. The weighted average expected long-term rate of return on plan assets for Sphere Entertainment’s funded pension plans was 4.94% for Fiscal Year 2022.

Performance of the capital markets affects the value of assets that are held in trust to satisfy future obligations under the funded plans. Adverse market performance in the future could result in lower rates of return for these assets than projected by the Company which could increase the Company’s funding requirements related to these plans, as well as negatively affect the Company’s operating results by increasing the net periodic benefit cost. A 25 basis point decrease in the long-term return on pension plan assets assumption would increase net periodic pension benefit cost by $350 for Fiscal Year 2022.

BUSINESS

We are a Delaware corporation with our principal executive offices at Two Pennsylvania Plaza, New York, NY 10121. Our telephone number is +1 (212) 465-6000. MSGE is a holding company and conducts substantially all of its operations through its subsidiaries.

Our Class A common stock is listed on the NYSE under the symbol “MSGE.” Our Class B common stock is not listed on any securities exchange.

General

We are a leader in live entertainment experiences, comprised of iconic venues and marquee entertainment content. Utilizing our powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences.

Our company includes (i) our portfolio of venues: The Garden, The Theater at Madison Square Garden (formerly the Hulu Theater), Radio City Music Hall, the Beacon Theatre, and The Chicago Theatre, (ii) the original production, the Christmas Spectacular, and (iii) our entertainment and sports bookings business, which showcases a broad array of compelling concerts, family shows and special events, as well as a diverse mix of sporting events, for millions of guests annually.

We manage our business through a single reportable segment.

Impact of the COVID-19 Pandemic on Our Business

The Company’s operations and operating results were materially impacted by the COVID-19 pandemic (including COVID-19 variants) and actions taken in response by governmental authorities and certain professional sports leagues during Fiscal Years 2020, 2021 and 2022. For the majority of Fiscal Year 2021, substantially all of our business operations were suspended. Fiscal Year 2022 was also impacted by the pandemic, with fewer ticketed events at our venues in the first half of the fiscal year as compared with Fiscal Year 2019 (the last full fiscal year not impacted by COVID-19) due to the lead-time required to book touring acts and artists, and an increase in COVID-19 cases due to a new variant, which resulted in a number of events at our venues being cancelled or postponed in the fiscal second and third quarters.

As a result of government-mandated assembly limitations and closures, all of our venues were closed beginning in March 2020. Use of The Garden resumed for Knicks and Rangers home games without fans in December 2020 and January 2021, respectively, and was available at 10% seating capacity from February through May 2021 subject to certain safety protocols and social distancing. Beginning in May 2021, all of our New York venues were permitted to host guests at full capacity, subject to certain restrictions, and effective June 2021, The Chicago Theatre was permitted to host events without restrictions. Guests of our Chicago and New York venues were also subject to certain vaccination requirements until February and March 2022, respectively. Our venues no longer require guests to provide proof of COVID-19 vaccination before entering, but specific performers may require enhanced protocols. We continue to monitor risks related to COVID-19 and prepare so that we can respond to any increased safety protocols that may be needed in response to a change in circumstances, request from a performer or new governmental or league mandates. However, existing or prior procedures may not be sufficient as COVID-19 continues to evolve, including through new case levels or variants.

For Fiscal Year 2021, the majority of ticketed events at our venues were postponed or cancelled. For Fiscal Year 2022 and as of the date of this filing, live events have been permitted to be held at all of our venues and we are continuing to host and book new events. As a result of an increase in cases of a COVID-19 variant, select bookings were postponed or cancelled at our venues in the second and third quarters of Fiscal Year 2022.

Variants of COVID-19 that arise in the future may result in additional postponements or cancellations of bookings at our venues.

The impact of the COVID-19 pandemic on our operations also included the partial cancellation of the 2021 production of the Christmas Spectacular and the cancellation of the 2020 production of the Christmas Spectacular.

The Company has Arena License Agreements with MSG Sports that require the Knicks and Rangers to play their home games at The Garden. As discussed above, capacity restrictions, use limitations and social distancing requirements were in place for the entirety of the Knicks and Rangers 2020-21 regular seasons, which materially impacted the payments we received under the Arena License Agreements for Fiscal Year 2021. On July 1, 2021, the Knicks and Rangers began paying the full amounts provided for under their respective Arena License Agreements. The Knicks and the Rangers each completed their 2021-2022 82-game regular seasons, with the Rangers advancing to the playoffs.

It is unclear to what extent COVID-19 concerns, including with respect to new variants, could result in new government or league-mandated capacity restrictions or vaccination/mask requirements or impact the use of and/or demand for our venues, demand for our sponsorship and signage assets, deter our employees and vendors from working at our venues (which may lead to difficulties in staffing) or otherwise materially impact our operations.

Our Strengths

•	Strong position in live entertainment through:

•	A portfolio of world-renowned venues; and

•	Marquee live entertainment brands and content.

•	Significant presence in the New York market – the nation’s number one DMA;

•	Deep industry relationships that drive top-tier performers and a wide variety of events to the Company’s venues;

•	Proven track record of delivering significant value for partners through innovative sponsorships and premium hospitality;

•	Reputation for world-class customer experience driven by decades of expertise in sales and marketing, and venue operations;

•	Expertise in utilizing data to drive decisions to maximize revenue and the experience of our guests;

•	Long-term agreements to host home games at The Garden for two of the most recognized franchises in professional sports — the Knicks and the Rangers; and a

•	Strong and seasoned management team.

Our Strategy

Our strategy is to create world-class live experiences for our guests and partners by leveraging (i) our Company’s unique portfolio of live entertainment assets and brands; (ii) our expertise in venue management, bookings and productions, sponsorship, ticketing, marketing and premium hospitality and content development; (iii) our deep relationships across the entertainment and sports industries; and (iv) our strong connection with diverse and passionate audiences. We believe this strategy will enable us to generate long-term value creation for our shareholders.

Key components of our strategy include:

•

Enhancing the live entertainment experience for our customers. We use the strength of our venues, expertise and relationships to attract top talent and deliver unforgettable experiences for our guests. We have a track record of designing world-class facilities with top-quality amenities, including our renovations of The Garden, Radio City Music Hall, and the Beacon Theatre. We also continue to explore new ways to use technology to improve the guest experience. From the way our customers buy food, beverage and merchandise, to how we market and process their tickets, to utilizing next-generation audio technology in our venues, we strive to give our customers the best experience in the industry. We believe this approach will enable us to drive improvements in per-event revenue and profitability at our venues and help create a seamless and memorable guest experience that will help drive repeat visitation to our venues.

•

Increasing the utilization of our venues. Part of what drives our success is our “artist first” approach. Through dedicated artist areas and top-tier service, our talent-friendly environment not only attracts artists to our venues, but also brings them back for repeat performances. Another part of this approach is how we use our diverse collection of venues. With seating capacities and configurations that range from 2,800 to 21,000, our venue portfolio enables us to shepherd artists through the growth in their careers, helping us develop deeper industry relationships. We will continue to use this “artist first” approach to attract the industry’s top talent with the goal of increasing utilization across all our venues through more multi-night concerts, as well as more marquee special events. We also plan to continue exploring opportunities for new events that would be unique to our venues, including high-profile residencies that would help build our base of events.

•

Delivering unrivaled marketing exposure for our partners. Our assets are highly sought after by companies that value the popularity of our venues and entertainment brands. Our value proposition is further strengthened by our sponsorship sales representation agreement with MSG Sports which enables us to deliver broad-based marketing platforms that combine our assets with MSG Sports’ professional sports brands. We plan to continue utilizing this integrated approach to both renew and extend our relationships with existing partners, as well as to form partnerships with leading companies in emerging industries and in industry verticals where we are currently underpenetrated. We also offer our partners expanded reach through outdoor signage around the Madison Square Garden Complex and Penn Station, a major commuter hub in Manhattan. We plan to selectively explore additional opportunities to grow our external signage portfolio which could increase our existing marketing partnerships packages as well as attract new partners.

•

Offering best-in-class premium hospitality products. The Company offers a wide array of premium corporate hospitality offerings that cater to a variety of audiences. For example, The Garden has a range of suite and club products, including 21 Event Level suites, 58 Lexus Level suites, 18 Infosys Level suites, the Caesars Sportsbook Lounge, Suite Sixteen and the HUB Loft. These suites and clubs — which provide exclusive private spaces, first-class amenities and some of the best seats in The Garden — are primarily licensed to corporate customers with the majority being multi-year agreements with annual escalators. Through our Arena License Agreements with the Knicks and Rangers, we also offer suite holders access to MSG Sports’ premium live sporting events. We believe the strength of our product and content offerings, along with the continued importance of corporate hospitality to our partners, position us well with regard to ongoing renewal and new sales activity. We also plan to explore enhancing and expanding our premium hospitality offerings, which would create new monetization opportunities for the Company.

•

Understanding our customers. We continue to forge direct relationships with customers and fans, with a focus on understanding how consumers interact with every aspect of the Company. A key component of this strategy is our large and growing proprietary database of millions of customers. The data we collect from our venues and digital products provides the Company with significant insights into our customers, including who is utilizing our digital assets and attending events at our venues. In addition to providing value for our marketing partners, these insights are leveraged to help drive revenue and engagement across our assets, providing us with an opportunity to tailor offerings and cross-promote our products and services, introducing customers to our wide range of assets and brands. We also plan to increasingly use data to proactively identify potential bookings for our venues.

Our Business

Our Company delivers unforgettable live experiences — all in extraordinary settings, with a substantial presence in the New York market, our nation’s largest DMA. This creates significant demand for our brands by a wide selection of artists, sporting events, premier companies and the public. And with a foundation of iconic venues, our Company has a proven ability to leverage the strength of our industry relationships, marketing assets, customer database and live event expertise to create compelling performance, promotion and distribution opportunities for artists, events and productions.

Specifically, the Company produces, presents and hosts a variety of live entertainment events, such as concerts, sporting events, family shows, performing arts events, special events and the wholly-owned Christmas Spectacular production which features the world-famous Rockettes. In addition, the Company hosts two of the most recognized franchises in professional sports — the NBA’s Knicks and the NHL’s Rangers. These live events are held at the Company’s venues: The Garden, The Theater at Madison Square Garden, Radio City Music Hall, the Beacon Theatre, and The Chicago Theatre. With seating capacities and configurations that range from 2,800 to 21,000, our diverse collection of venues enables us to showcase a multitude of acts and events that cover a wide spectrum of genres to diverse audiences. As of the date of this prospectus, in Fiscal Year 2023, we have had approximately 900 live events and hosted over 5 million guests.

Prior to December 2, 2022, the Company also owned a controlling interest in BCE, the entertainment production company that owns and operates the Boston Calling Music Festival. The Company disposed of its controlling interest in BCE in Fiscal Year 2023.

Our Bookings Business

Since July 1, 2014, our bookings revenues have grown at a mid-single digit compound annual growth rate.

Live Entertainment

Our Company is an established industry leader that books a wide variety of live entertainment events in our venues, which perennially include some of the biggest names in music and entertainment. Over the last several years, our venues have been key destinations for artists such as the Eagles, U2, Foo Fighters, Paul McCartney, Drake, Bruno Mars, Justin Bieber, Harry Styles, Dead and Company, Phish, Fleetwood Mac, Kacey Musgraves, Eric Clapton, Josh Groban, Andrea Boccelli, Jennifer Lopez, Carrie Underwood, Justin Timberlake, P!nk, Chris Stapleton, Radiohead, Barbra Streisand, Olivia Rodrigo, Ariana Grande, Sebastian Maniscalco, Trevor Noah, John Mulaney and Dave Chappelle.

In addition, we have successfully developed new ways to increase the utilization of our venues, while creating unique experiences for artists and fans with our various residencies — including The Garden’s first music franchise: Billy Joel at The Garden. This extraordinary residency is at a historic 90 performances and counting since it began in January 2014, bringing Billy Joel’s lifetime performances at The World’s Most Famous Arena to 136 (through May 2023). The Company’s other current residencies include Jerry Seinfeld at the Beacon Theatre, which is at 103 shows and counting, the most by any comedian at the historic venue. The Company has also in recent years successfully created other unique bookings and residencies across its portfolio of venues, including the multi-year, dual-city residency of Tedeschi Trucks Band at both the Beacon Theatre and The Chicago Theatre, as well as Dave Chappelle at Radio City Music Hall, Phish’s 13-night “Baker’s Dozen” run at The Garden, Ali Wong at the Beacon Theatre, Josh Groban’s “Great Big Radio City Show,” Trey Anastasio’s eight-week virtual residency at the Beacon Theatre — a first for the Company — and Harry Styles’ 15-night run at The Garden.

Our venues also attract family shows and theatrical productions, which have included: ‘Twas the Night Before… by Cirque du Soleil at both The Chicago Theatre and The Theater at Madison Square Garden, as well as Paw Patrol Live! and Sesame Street Live!. Other significant events that have taken place at our venues include the Tony Awards, the MTV Video Music Awards, New York Comic Con, Tribeca Festival events and the final season premieres of both HBO’s Game of Thrones and STARZ’s POWER. We have also hosted appearances by luminaries such as His Holiness Pope Francis, His Holiness the Dalai Lama and the Prime Minister of India, Narendra Modi, along with graduations, television upfronts, product launches and film premieres.

Although we primarily license our venues to third-party promoters for a fee, we also promote or co-promote shows. If we serve as promoters or co-promoters of a show, we have economic risk relating to the event.

Sports

MSG Sports’ professional sports teams, the Knicks and Rangers, are two of the most recognized franchises in sports, with passionate, multi-generational fanbases. The Company has long-term Arena License Agreements with MSG Sports that require the Knicks and the Rangers to play their home games at The Garden, allowing us to continue hosting their long-time fans at The World’s Most Famous Arena.

Our Company also promotes, produces and/or presents a broad array of other live sporting events, including professional boxing, college basketball, college hockey, professional bull riding, mixed martial arts, esports and wrestling. Many of these events are among the most popular in our history and are perennial highlights on our annual calendar, as well as some of The Garden’s longest-running associations.

Professional boxing has had a long history with The Garden. The Garden famously hosted Muhammad Ali and Joe Frazier’s 1971 “Fight of the Century,” considered among the greatest sporting events in modern history, as well as numerous other boxing greats, including: Joe Louis, Rocky Marciano, Sugar Ray Robinson, Willie Pep, Emile Griffith, George Foreman, Roberto Duran, Oscar De La Hoya, Sugar Ray Leonard, Lennox Lewis, Roy Jones, Jr., Mike Tyson, Evander Holyfield, Miguel Cotto and Wladimir Klitschko. In recent years, boxing’s top fighters have called The Garden home, including former unified lightweight world champion Teofimo Lopez, former three weight class champion Vasiliy Lomachenko, former unified middleweight champion Gennadiy Golovkin and boxing superstar Canelo Alvarez. In 2022, for the first-time in The Garden’s history, two women headlined a boxing event when Katie Taylor faced off against Amanda Serrano in front of a sold-out crowd for the undisputed lightweight championship.

Since the return of professional mixed martial arts in New York State in 2016, The Garden regularly hosts top UFC events, as well as the Professional Fighters League, which has held events at The Theater at Madison Square Garden, including its inaugural World Championships.

College sports have been a mainstay at The Garden for decades, with college basketball being featured at The World’s Most Famous Arena for nearly 90 years. The Garden hosted the annual Big East Tournament in March 2023 for the 41st straight year. It is the longest-running conference tournament at one site in all of college basketball and will celebrate its 42nd anniversary at The Garden in March 2024. In addition, St. John’s University has called The Garden its “home away from home” for decades. The Garden also continues to build its college hockey tradition, with a popular biennial event featuring Cornell University vs. Boston University, as well as recent visits from top national teams such as Boston College, North Dakota, Harvard, Yale, Michigan and Minnesota.

For the first time in venue history, the Madison Square Garden Complex hosted professional darts when the US Darts Masters and the North American Championship took place at The Theater at Madison Square Garden in 2022, which also marked the first time a professional darts championship was held in New York City.

Other world-class sporting events have included the NBA All-Star Game in 2015, and the NCAA Division I Men’s Basketball East Regional Finals, which The Garden hosted in 2014, 2017 and 2023.

Our Productions

One of the Company’s core properties, the Christmas Spectacular — which runs exclusively at Radio City Music Hall and features the world-famous Rockettes — has been performed at the Radio City Music Hall since 1933. This production has become a tradition for many, creating a holiday touchstone that generations of fans want to return to, time and again. The show’s enduring popularity is driven by the incomparable Rockettes, the longest-running precision dance company in America, admired for their iconic style of dance, talent and athleticism, as well as their unity both on and off the stage.

In 2022, the production returned for its 89th year — selling approximately 930,000 tickets across 181 performances and serving as a source of joy and inspiration for many fans. Average per-show revenue was up 30% year-over-year and up over 10% compared to fiscal year 2020, our last year before the pandemic. The Rockettes perform in nine numbers throughout the 90-minute production — with more technically complex and different styles of dance than ever before.

We acquired the rights to the Christmas Spectacular in 1997, and those rights are separate from, and do not depend on the continuation of, our lease of Radio City Music Hall. We also hold rights to the Rockettes brand in the same manner. We lease Radio City Music Hall pursuant to a long-term lease agreement. See “— Our Business — Our Venues — Radio City Music Hall.”

The Company believes it has a significant and unique asset in the Rockettes and continues to strengthen and broaden the Rockettes brand by targeting the most prominent and effective vehicles that elevate their visibility and underscore their reputation as beloved American cultural icons. The Rockettes have appeared or performed at high-profile events and award shows, including Presidential Inaugurations, Macy’s Thanksgiving Day Parade, Macy’s 4th of July Fireworks event, the Rockefeller Center Tree Lighting, New Year’s Eve Times Square Ball Drop, Tony Awards, MTV Video Music Awards, World Pride events, and television shows and holiday specials (Saturday Night Live, America’s Got Talent, Project Runway, The Kacey Musgraves Christmas Show, The Today Show, Live with Kelly and Ryan and The Tonight Show Starring Jimmy Fallon), among many others. In November 2022, the Rockettes were featured in Hallmark Channel’s movie, “A Holiday Spectacular,” which was shot in part on location at Radio City Music Hall and debuted as part of the network’s Countdown to Christmas programming.

We continue to pursue opportunities to generate greater brand awareness, including through television and public appearances and dance education offerings. We are also committed to ensuring that the best dancers from all backgrounds, cultures, races, religions and ethnicities can become Rockettes, and are actively strengthening our relationships within the dance community, expanding where we hold auditions and scouting sessions, and eliminating financial barriers to entry, including for Rockettes Conservatory, our dancer development program. Rockettes Conservatory is an invite-only, week-long intensive training program held at Radio City Music Hall and offered at no cost to participants. The program was designed as an investment in promising dancers’ futures, and in addition to becoming an inclusive talent pipeline for future Rockettes, conservatory ensures the dance company continues to evolve by attracting the best dancers. Additionally, to create a more inclusive line by broadening the number of dancers eligible to become Rockettes, the organization announced an expanded height requirement beginning with the April 2022 audition. The dance company continues to foster relationships with diverse dance organizations, including Dance Theatre of Harlem, Harlem School of the Arts, The Ailey School, International Association of Blacks in Dance and The Chloé and Maud Foundation, to provide program support, introduce staff and students to the unique world of precision dance and actively engage with dancers for Rockettes Conservatory.

The charts below show the paid attendance and total revenue for the Christmas Spectacular from fiscal year 2018 through fiscal year 2023.

Our Venues

The Company operates a mix of iconic venues that continue to build on their historic prominence as destinations for unforgettable experiences and events.

We own or operate under long-term leases a total of five venues in New York City and Chicago. These venues are: The Garden, The Theater at Madison Square Garden, Radio City Music Hall and the Beacon Theatre in New York City; and The Chicago Theatre.

The Garden

The Garden has been a celebrated center of New York life since it first opened its doors in 1879. Over its 143-year history, there have been four Garden buildings, each known for showcasing the best of the era’s live sports and entertainment offerings. We believe that The Garden has come to epitomize the power and passion of live sports and entertainment to people around the world, with an appearance at The Garden often representing a pinnacle of an athlete’s or performer’s career. Known as “The World’s Most Famous Arena,” The Garden has been the site of some of the most memorable events in sports and entertainment, and together with The Theater at Madison Square Garden, has hosted hundreds of events and millions of visitors each year. In 2009, Billboard magazine ranked The Garden the number-one venue of the decade in its respective class based upon gross ticket sales. Music industry subscribers to the trade magazine Pollstar have voted The Garden “Arena of the Year” 22 times since the award was introduced in 1992. The Garden also regularly ranks as the highest-grossing entertainment venue of its size in the world based on Billboard magazine’s mid-year and year-end rankings. The venue was ranked number one worldwide four times in the last five years for venues with a capacity over 15,001, according to Billboard’s year-end rankings.

Over The Garden’s history, it has been the setting for countless “big events,” inspired performances and one-of-a-kind moments that have helped define sports, entertainment and culture. Highlights include “The Fight of the Century” between Muhammad Ali and Joe Frazier in 1971, the 1970 Knicks’ NBA Championship, the Rangers’ 1994 Stanley Cup Championship, three Democratic National Conventions and one Republican National Convention, Marilyn Monroe’s famous birthday serenade to President John F. Kennedy, Frank Sinatra’s “Main Event” concert in 1974, the only U.S. concerts from the reunited Cream, the 25th Anniversary Rock and Roll Hall of Fame concerts, the 60th Annual Grammy Awards, and Billy Joel’s record-breaking 133 total performances at The Garden (through February 2023). In September 2015, His Holiness Pope Francis celebrated Mass at The Garden as part of his successful U.S. visit, which marked the first time a current pope has visited The Garden since Pope John Paul II in 1979. The Garden has also hosted four prominent benefit concerts, which galvanized the public to respond to national and global crises, including the first of its kind, “The Concert for Bangladesh” in 1972, as well as “The Concert for New York City,” following the events of 9/11, “From the Big Apple to the Big Easy,” held after Hurricane Katrina in 2005, and “12-12-12, The Concert for Sandy Relief” in 2012. And in February 2020, To Kill a Mockingbird became the first-ever Broadway play to perform at The Garden with an entirely free performance for 18,000 New York City public school students. The Garden also continues to be home to two of MSG Sports’ professional sports franchises – the Knicks and Rangers.

The current Madison Square Garden Complex, located between 31st and 33rd Streets and Seventh and Eighth Avenues on Manhattan’s West Side, opened on February 11, 1968 with a salute to the United Service Organizations hosted by Bob Hope and Bing Crosby. From a structural standpoint, the construction of the current Garden was considered an engineering wonder for its time, including its famous circular shape and unique, cable supported ceiling, which contributes to its intimate feel. It was the first large structure built over an active railroad track. The builder, R.E. McKee, had a national reputation and was later recognized as a “Master Builder” by the construction industry. Architect Charles Luckman had one of the largest firms in the country and designed such buildings as the Prudential Tower in Boston, NASA’s flight center in Houston and the Forum in Inglewood, CA.

Following a three-year, top-to-bottom renovation, in October 2013, The Garden was fully transformed, featuring improved sightlines, additional entertainment and dining options, new concourses, upgraded hospitality areas, new technology, unique historic exhibits, and a completely transformed interior, where the intimacy of the arena bowl and The Garden’s world-famous ceiling were maintained. Focused on the total fan experience, the renovation was designed to benefit everyone in attendance, whether first-time visitors, season ticket subscribers, athletes, artists, suite holders or marketing partners. The Garden’s transformation ensured that attending an event at “The World’s Most Famous Arena” remained unlike anywhere else.

We own the Madison Square Garden Complex, the platform on which it is built and development rights (including air rights) above our property. Madison Square Garden sits atop Penn Station, a major commuter hub in Manhattan, which is owned by the National Railroad Passenger Corporation (Amtrak). While the development rights we own would permit us to expand in the future, any such use of development rights would require various approvals from the City of New York. The Garden seats up to approximately 21,000 spectators for entertainment and sporting events and, along with The Theater at Madison Square Garden, contains approximately 1,100,000 square feet of floor space over 11 levels.

The Theater at Madison Square Garden

The Theater at Madison Square Garden, which has approximately 5,600 seats, opened as part of the fourth Madison Square Garden Complex in 1968. Since then, some of the biggest names in live entertainment have performed at The Theater at Madison Square Garden, including The Who, Diana Ross, Elton John, James Taylor, Mary J. Blige, Pentatonix, John Legend, Karol G, Ellie Goulding, Chris Rock, Neil Young, Bill Maher, Jerry Seinfeld, Tyler, the Creator, J Balvin, Ricky Gervais, Nicky Jam, Aziz Ansari, Alejandro Sanz, Bert Kreischer and Van Morrison. The Theater at Madison Square Garden has also been the site for several boxing events including the inaugural World Championships of the Professional Fighters League as well as the NBA and NFL Drafts. In addition, it has hosted various product launches, upfronts, award shows, and other special events such as Wheel of Fortune and audition shows for America’s Got Talent, as well as a variety of theatrical productions and family shows, including ‘Twas the Night Before… by Cirque du Soleil, A Christmas Story, Elf The Musical, Paw Patrol Live! and Sesame Street Live!.

Radio City Music Hall

Radio City Music Hall has a rich history as a national theatrical and cultural mecca since it was first built by theatrical impresario S.L. “Roxy” Rothafel in 1932. Known as “The Showplace of the Nation,” it was the first building in the Rockefeller Center complex and, at the time, the largest indoor theater in the world. Radio City Music Hall, a venue with approximately 6,000 seats, hosts concerts, family shows and special events, and is home to the Christmas Spectacular. See “— Our Business — Our Productions.” Over its history, entertainers who have graced the Great Stage include: Aretha Franklin, Lady Gaga, Brian Wilson, Harry Styles, Diana Ross, Lizzo, Olivia Rodrigo, Josh Groban, Mariah Carey, Lorde, Nine Inch Nails, Trey Anastasio, Christina Aguilera, Britney Spears, Tony Bennett, Hasan Minhaj, Billie Eilish, Sebastian Maniscalco, Jim Gaffigan, David Gilmour and Dave Chappelle. Radio City Music Hall was recognized by Pollstar magazine as Theatre of the Decade for 2009-2019 and regularly ranks as the highest-grossing entertainment venue of its size in the world, based on Billboard magazine’s mid-year and year-end rankings. The venue has ranked number one worldwide eight of the last ten years for venues with capacities of 5,001 to 10,000, according to Billboard’s year-end rankings.

In 1978, Radio City Music Hall was designated a New York City landmark by the NYC Landmarks Preservation Commission and a national landmark on the National Register of Historic Places. We acquired the lease in 1997, and in 1999, performed a complete restoration that returned the legendary theater to its original grandeur. The acclaimed restoration touched all aspects of the venue, including burnishing the ceilings of Radio City Music Hall with 720,000 sheets of gold and aluminum leaf, replacing the existing stage curtain with a new 112-foot wide golden silk curtain, and cleaning the three-story tall mural “The Fountain of Youth,” by Ezra Winter, which looms above the grand staircase. State-of-the-art sound systems, lighting and HDTV capabilities were also installed.

We lease Radio City Music Hall, located at Sixth Avenue and 50th Street in Manhattan, pursuant to a long-term lease agreement. In July 2021, the Company extended the term of the lease, previously set to expire in 2023, until August 31, 2038 with an option to renew for an additional 10 years by providing two years’ notice prior to expiration.

Beacon Theatre

In November 2006, we entered into a long-term lease agreement to operate the legendary Beacon Theatre, a venue with approximately 2,800 seats, which sits on the corner of Broadway and 74th Street in Manhattan. The Beacon Theatre was conceived by S. L. “Roxy” Rothafel and is considered the “older sister” to Radio City Music Hall. Designed by Chicago architect Walter Ahlschlager, the Beacon Theatre opened in 1929 as a forum for vaudeville acts, musical productions, drama, opera and movies. The Beacon Theatre was designated a New York City landmark by the NYC Landmarks Preservation Commission in 1979 and a national landmark on the National Register of Historic Places in 1982. Over its history, the Beacon Theatre has been a venerable rock and roll room for some of the greatest names in music, including: Steely Dan, Coldplay, Alice Cooper, Dave Matthews Band, Crosby Stills & Nash, Elton John, Hozier, Tom Petty and the Heartbreakers, Tedeschi Trucks Band, Eddie Vedder, John Mellencamp, Widespread Panic and Bob Dylan, as well as The Allman Brothers Band, which played their 238th show at the Beacon Theatre in October 2014, marking their final concert as a band. In recent years, the venue has become a comedy haven, hosting a monthly Jerry Seinfeld residency and multi-night stands from comedians including Ali Wong, Sebastian Maniscalco, Chelsea Handler, Eddie Izzard, Nate Bargatze and Russell Peters. The venue has also hosted special events, such as film premieres for the Tribeca Festival, along with numerous luminaries such as His Holiness the Dalai Lama in 2009 and 2013, and President Bill Clinton in 2006, when the Rolling Stones played a private concert in honor of his 60th birthday. In Fall 2020, the Company and Trey Anastasio presented The Beacon Jams, the venue’s first-ever virtual residency which included eight weekly shows that were streamed live to hundreds of thousands of fans and raised more than $1 million for charity.

In August 2008, the Beacon Theatre was closed for a seven-month restoration project to return the theater to its original 1929 grandeur. The restoration of the Beacon Theatre focused on all historic, interior public spaces of the building, backstage and back-of-house areas, and was based on extensive historic research, as well as detailed, on-site examination of original, decorative painting techniques that had been covered by decades-old layers of paint. The Beacon Theatre has won several architectural awards recognizing its outstanding restoration. The widely acclaimed, comprehensive restoration was similar to our restoration of Radio City Music Hall and reflects our commitment to New York City. The Beacon Theatre regularly ranks as one of the highest-grossing entertainment venues of its size in the world, based on Billboard magazine’s mid-year and year-end rankings.

In August 2022, the Beacon Theatre debuted a groundbreaking new sound system — Sphere Immersive Sound — substantially improving the audio experience at the venue and providing greater programming control and flexibility for artists and engineers.

In December 2021, the Company extended the term of our lease on the Beacon Theatre, previously set to expire in 2026, until December 31, 2036 with an option to renew for an additional 10 years by providing notice prior to expiration.

The Chicago Theatre

In October 2007, to provide us with an anchor for content and distribution in a key market in the Midwest, we purchased the legendary The Chicago Theatre, a venue with approximately 3,600 seats. The Chicago Theatre, which features its famous six-story-high “C-H-I-C-A-G-O” marquee, was built in 1921 and designed in the French Baroque style by architects Cornelius W. Rapp and George L. Rapp. It is the oldest surviving example of this architectural style in Chicago today, and was designated a Chicago landmark building in 1983.

The Chicago Theatre has become a highly attractive destination for concerts, comedy shows and other live events, hosting a wide range of entertainers, including Bob Dylan, Mumford & Sons, David Byrne, Neil Young, Diana Ross, Madonna, Jerry Seinfeld, Janet Jackson, Elvis Costello, Bob Weir, Jim Gaffigan, Conan O’Brien, Amy Schumer, Steely Dan and Brett Eldredge. The venue has also hosted theatrical tours such as ‘Twas the Night Before… by Cirque du Soleil, A Christmas Story, The Wizard of Oz, Paw Patrol Live! and Dr. Seuss’ How The Grinch Stole Christmas! The Musical. The Chicago Theatre regularly ranks as one of the highest-grossing entertainment venues of its size in the world, based on Billboard magazine’s mid-year and year-end rankings.

Intellectual Property

We create, own and license intellectual property in the countries in which we operate, have operated or intend to operate, and it is our practice to protect our trademarks, brands, copyrights, inventions and other original and acquired works. We have registered many of our trademarks and have filed applications for certain others. Additionally, we have filed for patent protection in the United States. Our registrations and applications relate to trademarks and inventions associated with, among other of our brands, Madison Square Garden and the Radio City Rockettes brands. We believe our ability to maintain and monetize our intellectual property rights, including our brand logos, are important to our business, our brand-building efforts and the marketing of our products and services. We cannot predict, however, whether steps taken by us to protect our proprietary rights will be adequate to prevent misappropriation of these rights or protect against vulnerability to oppositions or cancellation actions due to non-use. See “Risk Factors — Risks Related to Cybersecurity and Intellectual Property — We may become subject to infringement or other claims relating to our content or technology” and “Risk Factors — Risks Related to Cybersecurity and Intellectual Property — Theft of our intellectual property may have a material negative effect on our business and results of operations.”

Our Community

The Company actively engages with and supports the communities we serve through a variety of important initiatives.

We are proud to play a leadership role organizing extraordinary events such as opening The Garden to the “12-12-12” benefit concert organized post-Superstorm Sandy, which raised more than $50 million for hurricane victims. In February 2020, The Garden opened its doors to 18,000 New York City public school students for an exclusive, free performance of the Broadway production of To Kill a Mockingbird. In addition to these events, the Company provides funding annually to various non-profit organizations across the country, as well as in-kind contributions such as tickets, promotional items and food to schools, charities and community-based organizations in the local area. During the COVID-19 pandemic, the Company worked with dozens of local restaurants and charities to donate approximately 200,000 meals to families in need. In addition, the Company is a long-time supporter of the Lustgarten Foundation for Pancreatic Cancer Research, the nation’s largest private supporter of pancreatic cancer research, which has directed more than $225 million to research and assembled the best scientific minds to help find a cure.

Our Company also has a close association with The Garden of Dreams Foundation (the “Foundation”), a non-profit charity dedicated to bringing life changing opportunities to young people in need. In partnership with the Company and MSG Sports, the Foundation provides young people in our communities with access to educational and skills opportunities, mentoring programs, and memorable experiences that enhance their lives, help shape their futures and create lasting joy. Specific initiatives include the Inspire Scholarship program, which has committed since its inception over $5.8 million in aid to high school seniors to provide financial assistance related to college and trade school expenses. All of the Foundation’s activities target young people facing illness or financial challenges, as well as children of uniformed personnel who have been lost or injured while serving our communities. Since its inception in 2006, the Foundation has impacted more than 400,000 young people and their families.

Regulation

The rules, regulations, policies and procedures affecting our business are subject to change. The following paragraphs describe the existing legal and regulatory requirements that are most significant to our business today; they do not purport to describe all present and proposed laws and regulations affecting our business.

Our business is subject to the general powers of federal, state and local government, as well as foreign governmental authorities, to deal with matters of health and public safety.

Venue Licenses

Our venues, like all public spaces, are subject to building and health codes and fire regulations imposed by the state and local governments in the jurisdictions in which they are located. Our venues are also subject to zoning and outdoor advertising regulations, and, with respect to Radio City Music Hall, the Beacon Theatre and The Chicago Theatre, landmark regulations which restrict us from making certain modifications to our facilities as of right or from operating certain types of businesses. Our venues also require a number of licenses to operate, including occupancy permits, exhibition licenses, food and beverage permits, liquor licenses and other authorizations and, with respect to The Garden, a zoning special permit granted by the New York City Planning Commission. See “Risk Factors — Economic and Operational Risks — We are subject to extensive governmental regulation and our failure to comply with these regulations may have a material negative effect on our business and results of operations.” In the jurisdictions in which these venues are located, the operator is subject to statutes that generally provide that serving alcohol to a visibly intoxicated or minor guest is a violation of the law and may provide for strict liability for certain damages arising out of such violations. In addition, our venues are subject to the federal Americans with Disabilities Act (and related state and local statutes), which requires us to maintain certain accessibility features at each of our facilities. We and our venues are also subject to environmental laws and regulations. See “Risk Factors — Economic and Operational Risks — We are subject to extensive governmental regulation and our failure to comply with these regulations may have a material negative effect on our business and results of operations.”

Labor

Our business is also subject to regulation regarding working conditions, overtime and minimum wage requirements. See “Risk Factors — Economic and Operational Risks — Labor matters may have a material negative effect on our business and results of operations.”

Ticket Sales

Our business is subject to legislation governing the sale and resale of tickets and consumer protection statutes generally.

Data and Privacy

We are subject to data privacy and protection laws, regulations, policies and contractual obligations that apply to the collection, transmission, storage, processing and use of personal information or personal data, which among other things, impose certain requirements relating to the privacy and security of personal information. The variety of laws and regulations governing data privacy and protection, and the use of the internet as a commercial medium are rapidly evolving, extensive and complex, and may include provisions and obligations that are inconsistent with one another or uncertain in their scope or application.

The data protection landscape is rapidly evolving in the United States. For example, California passed a comprehensive data privacy law, the CCPA, and a number of other states, including Virginia and Colorado, have also passed similar laws, and additional states may do so in the near future. Additionally, the CPRA imposed additional data protection obligations on covered businesses, including additional consumer rights procedures and obligations, limitations on data uses, new audit requirements for higher risk data, and constraints on certain uses of sensitive data. The majority of the CPRA provisions went into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required. Further, there are several legislative proposals in the United States, at both the federal and state level, that could impose new privacy and security obligations.

In addition, governmental authorities and private litigants continue to bring actions against companies for online collection, use, dissemination and security practices that are unfair or deceptive.

Website and Mobile Application Requirements

Our business is also subject to certain regulations applicable to our Internet websites and mobile applications. We maintain various websites and mobile applications that provide information and content regarding our business, offer merchandise and tickets for sale, make available sweepstakes and/or contests and offer hospitality services. The operation of these websites and applications may be subject to third-party application store requirements, as well as a range of federal, state and local laws including those related to privacy and protection of personal information, accessibility for persons with disabilities and consumer protection regulations. In addition, to the extent any of our websites seek to collect information from children under 13 years of age, they may be subject to the Children’s Online Privacy Protection Act, which places restrictions on websites’ and online services’ collection and use of personally identifiable information online from children under age 13 without parental consent, as well as requirements of other state privacy laws such as the CCPA.

Competition

Our business competes, in certain respects and to varying degrees, with other live performances, sporting events, movies, home entertainment (including the Internet and online services, social media and social networking platforms, television, video and gaming devices), and the large number of other entertainment and public attraction options available to members of the public. Our business typically represents alternative uses for the public’s entertainment dollars. The primary geographic area in which we operate, New York City, is among the most competitive entertainment markets in the world, with extensive performing arts venues, 12 major professional sports teams, numerous museums, galleries and other attractions, and numerous movie theaters available to the public. Our venues and live offerings outside of New York City similarly compete with other entertainment options in their respective markets and elsewhere. We compete with these other entertainment options on the basis of the quality of our offerings, the public’s interest in our content and the price of our tickets.

We compete for bookings with a large number of other venues both in the cities in which our venues are located and in alternative locations capable of booking the same productions and events. Generally, we compete for bookings on the basis of the size, quality, expense and nature of the venue required for the booking. Some of our competitors may have a larger network of venues and/or greater financial resources.

In addition to competition for bookings and ticket sales, we also compete to varying degrees with other productions and sporting events for sponsorship dollars.

Human Capital Resources

We believe the strength of our workforce is one of the significant contributors to our success. Our key human capital management objectives are to invest in and support our employees in order to attract, develop and retain a high performing and diverse workforce.

Diversity and Inclusion (“D&I”)

We aim to create an employee experience that fosters the Company’s culture of respect and inclusion. By welcoming the diverse perspectives and experiences of our employees, we all share in the creation of a more vibrant, unified, and engaging place to work. To advance these efforts, we maintain a Diversity and Inclusion Council (the “D&I Council”) comprised of employees from the Company, Sphere Entertainment and MSG Sports who have demonstrated a high level of passion and commitment to diversity and inclusion.

Several D&I Council initiatives have furthered these objectives under the expanded Talent Management, Diversity and Inclusion function led by the Company’s Senior Vice President, Talent Management, including:

Workforce: Embedding Diversity and Inclusion through Talent Actions

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Introduced bi-annual workforce demographic dashboards to the extended management team and facilitated four diversity and inclusion content specific working sessions to advise leaders on strategies to build and retain inclusive teams.

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Revisited our mandatory Inclusive Selection Training for managers and developed guidelines to de-bias talent review conversations with an aim to increase objectivity and consistency around leadership potential.

•	Developed an Emerging Talent List to expand our talent pool to better identify and develop high performing diverse talent for expanded roles and promotion opportunities.

Workplace: Building an Inclusive and Accessible Community

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In fiscal year 2022, Sphere Entertainment launched the MSG Diversity & Inclusion Heritage Month enterprise calendar to acknowledge and celebrate culturally relevant days and months of recognition, anchored by our six employee resource groups: Asian Americans and Pacific Islanders (AAPI), Black, LatinX, PRIDE, Veterans and Women. Viewership of D&I related content on our internal employee communications portal by Sphere Entertainment and MSG Sports personnel more than doubled year-over-year.

•	Introduced a Paid Military Leave benefit to support our employees who are called to military service, demonstrating our commitment to be a military-friendly employer.

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Launched our first employer-branded campaign, “We Are MSG,” reflecting the values of the Company, Sphere Entertainment and MSG Sports and the diversity that unites our community. The first video, Faces of MSG, was publicly released on internal and external platforms, anchoring our careers website and LinkedIn page.

Community: Bridging the Divide through Expansion to Diverse Stakeholders

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Focused on connecting with minority-owned businesses to increase the diversity of our vendors and suppliers by leveraging employee resource groups and our community, which creates revenue generating opportunities for diverse suppliers to promote their businesses and products. In Fiscal Year 2022, Sphere Entertainment and MSG Sports hosted the Black Fashion Pop-Up Shop and Pride Fest for Black and LGBTQ+ entrepreneurs, respectively.

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Invested in an external facing supplier diversity portal on our website, which launched in Fiscal Year 2023. The portal is intended to expand opportunities for MSG Entertainment, MSG Sports and Sphere Entertainment to do business with diverse suppliers, including minority-, women-, LGBTQ+- and veteran-owned businesses.

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Strengthened our commitment to higher education institutions to increase campus recruitment pipelines. In partnership with the Knicks and our social impact team, Sphere Entertainment and MSG Sports hosted the 1st Annual Historically Black Colleges and Universities (“HBCU”) Night highlighting the important contributions of these institutions. In partnership with Chase, Sphere Entertainment and MSG Sports awarded a twenty-five-thousand-dollar scholarship to a Spelman College student. Additionally, we hosted HBCU SpringComing Innovation Lab for select HBCU alumni and students, leveraging their insights to strengthen our recruitment outreach strategy. We also partnered with select City University of New York students to host resume workshops curated and sponsored by the PRIDE employee resource group.

Talent

As of March 31, 2023, we had 962 full-time union and non-union employees and 5,456 part-time union and non-union employees.

We aim to attract top talent through our prestigious brands and venues, as well as through the many benefits we offer. We aim to retain and develop our talent by emphasizing our competitive rewards, offering opportunities that support employees both personally and professionally, and our commitment to fostering career development in a positive corporate culture.

Our performance management practice includes ongoing feedback and conversations between managers and team members, and talent reviews designed to identify potential future leaders and inform succession plans. We value continuous learning and development opportunities for our employees, which include a career development tool, leadership development programs, a learning platform and tuition assistance.

Our benefit offerings are designed to meet the range of needs of our diverse workforce and include: domestic partner coverage, an employee assistance program which also provides assistance with child and elder care resources, legal support, pet insurance, wellness programs and financial planning seminars. These resources are intended to support the physical, emotional and financial well-being of our employees.

As of March 31, 2023, 4,583 full-time and part-time employees, who represent 71% of the Company’s workforce, were subject to CBAs. Of the employees that were subject to CBAs, 5% were subject to CBAs that expired as of March 31, 2023 and 38% were subject to CBAs that will expire by June 30, 2023, if they are not extended prior thereto. Labor relations can be volatile, though our current relationships with our unions taken as a whole are positive. We have from time to time faced labor action or had to make contingency plans because of threatened or potential labor actions.

COVID-19

The health and safety of our employees, contractors, performing artists, athletes and guests at our venues is our top priority. In response to COVID-19, measures were taken to ensure that health and safety protocols were in place and enforced throughout our offices and our venues, to the extent applicable. We also supported our employees through our relief fund, wellness programming and remote working capabilities. At times this included capacity restrictions and social distancing and vaccination and mask requirements. Although these policies are not currently required, we continue to monitor the evolving risks related to COVID-19 so that we can reintroduce these or other policies as needed. We believe we have been able to resume our business operations without sacrificing this commitment to keeping our employees and contractors safe while working on-site.

Properties

We own the Madison Square Garden Complex, which includes The Garden (with a maximum capacity of approximately 21,000 seats) and The Theater at Madison Square Garden (approximately 5,600 seats) in New York City, comprising approximately 1,100,000 square feet; and The Chicago Theatre (approximately 3,600 seats) in Chicago comprising approximately 72,600 square feet.

Significant properties that are leased in New York City include approximately 373,000 square feet housing Madison Square Garden Entertainment Corp.’s administrative and executive offices with approximately 47,000 square feet of space that is subleased to MSG Sports, approximately 577,000 square feet comprising Radio City Music Hall (approximately 6,000 seats) and approximately 57,000 square feet comprising the Beacon Theatre (approximately 2,800 seats). For more information on our venues, see “— Our Business — Our Venues.”

Our Madison Square Garden Complex is subject to and benefits from various easements, including over the “breezeway” into Madison Square Garden from Seventh Avenue in New York City (which we share with other property owners). Our ability to continue to utilize easements requires us to comply with certain conditions. Moreover, certain adjoining property owners have easements over our property, which we are required to maintain so long as those property owners meet certain conditions.

Legal Proceedings

The Company is a defendant in various lawsuits. Although the outcome of these lawsuits cannot be predicted with certainty (including the extent of available insurance, if any), management does not believe that resolution of these lawsuits will have a material adverse effect on the Company.

Financial Information about Geographic Areas

All revenues and assets of the Company are attributed to or located in the United States. A majority of the Company’s revenues and assets are concentrated in the New York City metropolitan area.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions generally include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Although we are still evaluating the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us as long as we qualify as an emerging growth company, except that we have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act.

We will, in general, remain as an emerging growth company for up to five full fiscal years following the Distribution. We will cease to be an emerging growth company and, therefore, become ineligible to rely on the above exemptions, if we:

•	have more than $1.235 billion in annual revenue in a fiscal year;

•	issue more than $1 billion of non-convertible debt during the preceding three-year period; or

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become a “large accelerated filer” as defined in Exchange Act Rule 12b-2, which would occur after: (i) we have filed at least one annual report pursuant to the Exchange Act; (ii) we have been an SEC-reporting company for at least 12 months; and (iii) the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

CORPORATE GOVERNANCE AND MANAGEMENT

Corporate Governance

General

Our Class A common stock is listed on the NYSE under the symbol “MSGE.” As a result, we are subject to NYSE corporate governance listing standards.

A listed company that meets NYSE’s definition of a “controlled company” may elect not to comply with certain of these requirements. Holders of Sphere Entertainment Class B common stock who are members of the Dolan Family Group entered into a Stockholders Agreement relating to, among other things, the voting of their shares of Sphere Entertainment Class B common stock and filed a Schedule 13D with the SEC as a “group” under the rules of the SEC. We have been informed that, prior to the Distribution, the members of the Dolan Family Group have entered into a similar Stockholders Agreement with respect to the voting of their shares of the Class B common stock that were issued in the Distribution. As a result, following the Distribution, we are a “controlled company.” As a controlled company, we have the right to elect not to comply with the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on our Board, (ii) an independent corporate governance and nominating committee and (iii) an independent compensation committee. Our Board has elected for the Company to be treated as a “controlled company” under NYSE corporate governance rules and not to comply with the NYSE requirement for a majority-independent board of directors and for a corporate governance and nominating committee because of our status as a controlled company. Nevertheless, our Board has elected to comply with the NYSE requirement for an independent compensation committee.

In connection with the consideration of the Distribution by Sphere Entertainment’s board of directors, a committee of Sphere Entertainment’s board of directors, comprising three independent Class A Directors, recommended to the full Sphere Entertainment board of directors the principal elements of our governance structure, including the replication in our amended and restated certificate of incorporation of the Sphere Entertainment common stock voting structure, which the Sphere Entertainment board adopted as part of its approval of the filing with the SEC of the registration statement, of which this prospectus forms a part.

Corporate Governance Guidelines

Our Board has adopted our Corporate Governance Guidelines (“Governance Guidelines”). These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and the Chief Executive Officer, management succession, Board and executive compensation and Board self-assessment requirements. The full text of our Governance Guidelines may be viewed at our website at www.msgentertainment.com under Investors — Governance — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

Executive Sessions of Non-Management and Independent Board Members

Under our Governance Guidelines, either our directors who are not also executive officers of our Company (the “non-management directors”) or our directors who are independent under the NYSE rules are required to meet regularly in executive sessions with no members of management present. If non-management directors who are not independent participate in these executive sessions, the independent directors under the NYSE rules are required to meet separately in executive sessions at least once each year. The non-management or independent directors may specify the procedure to designate the director who may preside at any such executive session.

Communicating with Our Directors

Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the MSG Entertainment Integrity Hotline, which is operated by a third-party service provider, at 1-877-756-4306 or www.msg.ethicspoint.com.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance with the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets and equal employment opportunity and harassment. The full text of the Code of Conduct and Ethics is available on our website at investor.msgentertainment.com under Investors — Governance — Corporate Governance. In addition, a copy may be obtained by writing to Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

Our Directors

Directors Elected by Class A Common Stockholders

MARTIN BANDIER, 81, has served as a director of the Company since the Distribution and has served as the President and Chief Executive Officer of Bandier Ventures LP, a music publishing and recorded music acquisition company, since 2019. Mr. Bandier previously served as a director of Sphere Entertainment from 2020 through the Distribution. Mr. Bandier previously served as Chairman and Chief Executive Officer of Sony/ATV Music Publishing, a music publishing company, from 2007 to 2019, Chairman and Chief Executive Officer of EMI Music Publishing Worldwide, a music publishing company, from 1991 to 2006 and Vice Chairman from 1989 to 1991. Mr. Bandier has served as a director of the Songwriters Hall of Fame since 1975 and as a trustee of Syracuse University since 2006 and is a 1994 Arents Award winner. In 2006, Mr. Bandier founded The Bandier Program for Music and Entertainment Industries, a music and entertainment industry degree program, at Syracuse University that has become a leading music business program. Mr. Bandier previously served as a director and Vice President of the National Music Publishers’ Association from 1992 to 2019, as a director of the American Society of Composers, Authors, and Publishers (ASCAP) from 2007 to 2018 and as a trustee of the T.J. Martell Foundation from 1993 to 1998. His civic and industry commitments also include extensive involvement with the City of Hope. Mr. Bandier brings to the Board his more than 30 years in the entertainment industry, including his leadership roles in music publishing companies and recognition with many industry awards including numerous Publisher of the Year awards from ASCAP and BMI, the GRAMMY’s President’s Merit Award in 2015 and the Visionary Leadership Award from the Songwriter’s Hall of Fame in 2019.

DONNA COLEMAN, 67, has served as a director of the Company since the Distribution and was the Interim Chief Financial Officer of AMC Networks from October 2020 to January 2021. Previously, Ms. Coleman was Executive Vice President and Chief Financial Officer of MSG Sports from October 2015 to December 2019, the Interim Chief Financial Officer of MSG Networks from May 2015 until September 2015, and Executive Vice President, Corporate Financial Planning and Control of Cablevision 2012 to 2014. Prior to that, she was Senior Vice President, Corporate Financial Planning and Control of Cablevision from 2011 to 2012 and Senior Vice President, Planning and Operations of Cablevision from 2000 to 2011. Ms. Coleman served as a director of the Garden of Dreams Foundation from 2016 to 2019 and as a Director of Tribeca Enterprises LLC from 2015 to 2019. Ms. Coleman brings to the Board her prior experiences as Executive Vice President and Chief Financial Officer of The Madison Square Garden Company, and as Interim Chief Financial Officer of AMC Networks and MSG Networks, as well as experience in various financial positions with Cablevision.

FREDERIC V. SALERNO, 79, has served as a director of the Company since April 3, 2023 and has served as a director of Associated Capital Group, Inc., an alternative investment management business, since 2017. Mr. Salerno previously served as a director of Intercontinental Exchange, Inc., which owns and operates exchanges for financial and commodity markets, from 2002 to May 2022, and Lead Independent Director from 2008 to May 2022, and as a director of Akamai Technologies, Inc., a provider of web-based technology services, from 2002 to 2021, Chairman of the Board from 2018 to 2021 and Lead Independent Director from 2013 to 2018. Mr. Salerno also served as Vice Chairman and Chief Financial Officer of Verizon Communications, Inc., a provider of communications services, from 1991 to 2002, and in various other senior management positions with Verizon and its predecessors prior to that time. Mr. Salerno previously served as a director of Sphere Entertainment from 2020 through the Distribution, MSG Sports from 2019 to 2020, National Fuel Gas Company from 2008 to 2013, CBS Corporation from 2007 to 2016, Viacom, Inc. from 1996 to 2017 and FCB Financial Holdings, Inc. from 2010 to 2019. Mr. Salerno brings to the Board his experience as a senior executive and director of other public companies and his knowledge of the media and entertainment industry.

Directors Elected by Class B Common Stockholders

JAMES L. DOLAN, 68, has served as a director, the Executive Chairman and Chief Executive Officer of the Company since December 2022. Mr. Dolan has also served as a director and the Executive Chairman and Chief Executive Officer of Sphere Entertainment since 2019, as a director and the Executive Chairman of MSG Sports since 2015 and as Non-Executive Chairman (since September 2020) and a director (since 2011) of AMC Networks. He served as Interim Executive Chairman of AMC Networks from December 2022 to February 2023. Mr. Dolan was a director and the Executive Chairman of MSG Networks from 2009 to 2021, the Chief Executive Officer of MSG Sports from 2017 to April 2020, and the Chief Executive Officer of Cablevision from 1995 to 2016. He was President of Cablevision from 1998 to 2014; Chief Executive Officer of Rainbow Media Holdings, Inc., a former programming subsidiary of Cablevision that spun off in 2011 to become AMC Networks, from 1992 to 1995; and Vice President of Cablevision from 1987 to 1992. In addition, Mr. Dolan previously served as a director of Cablevision from 1991 to 2016. James L. Dolan is the son of Charles F. Dolan, the father of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan, the brother of Marianne Dolan Weber and Thomas C. Dolan, the brother-in-law of Brian G. Sweeney and the cousin of Paul J. Dolan. Mr. Dolan brings to the Board his experience as Executive Chairman and Chief Executive Officer of Sphere Entertainment, as Executive Chairman and former Chief Executive Officer of MSG Sports, as well as experience in various positions with Cablevision, including as its Chief Executive Officer, and in various positions with MSG Networks and its predecessors since 1999, including as Executive Chairman, as well as the knowledge and experience he has gained about Sphere Entertainment’s businesses and contributions he has made during his tenure as a director of Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision.

CHARLES F. DOLAN, 96, has served as a director of the Company since the Distribution and as a director and Chairman Emeritus of AMC Networks since 2011 and 2020, respectively. He served as Executive Chairman of AMC Networks from 2011 to September 2020 and Chairman of Cablevision from 1985 to 2016. He was Chief Executive Officer of Cablevision from 1985 to 1995. Mr. Dolan founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985 and established Manhattan Cable Television in 1961 and Home Box Office in 1971. In addition to AMC Networks, Mr. Dolan has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2015, and previously served as a director of MSG Networks from 2009 to 2021 and Cablevision from 1985 to 2016. Charles F. Dolan is the father of James L. Dolan, Marianne Dolan Weber and Thomas C. Dolan, the father-in-law of Brian G. Sweeney, the uncle of Paul J. Dolan and the grandfather of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan. Mr. Dolan brings to the Board his experience in the cable television and cable programming industries, as well as his experience as founder of Cablevision, his previous service as Chairman and Chief Executive Officer of Cablevision and its predecessors, his service as Executive Chairman and Chairman Emeritus of AMC Networks, as well as the knowledge and experience he has gained about Sphere Entertainment’s businesses and contributions he has made during his tenure as a director of Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision.

CHARLES P. DOLAN, 36, has served as a director of the Company since the Distribution and has been an employee of Knickerbocker Group LLC since 2010. Mr. Dolan has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2015, and previously served as a director of MSG Networks from 2010 to 2015. He is a graduate of New York University and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan is the son of James L. Dolan, the brother of Quentin F. Dolan and Ryan T. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan. Mr. Dolan brings to the Board his familiarity with the Sphere Entertainment’s businesses, being a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as a director of Sphere Entertainment, MSG Sports and MSG Networks.

MARIANNE DOLAN WEBER, 65, has served as a director of the Company since the Distribution and has been President of Heartfelt Wings Foundation Inc. since 2015, and a Member of the Board of Green Mountain Foundation Inc. since 2015. Ms. Dolan Weber currently serves as the manager of MLC Ventures LLC and served as Chairman of both the Dolan Family Foundation and the Dolan Children’s Foundation from 1999 to 2011 and Vice Chairman and Director of the Dolan Family Office, LLC from 1997 to 2011. Ms. Dolan Weber has served as a director of AMC Networks since June 2022, Sphere Entertainment since 2020 and MSG Sports since 2016. She previously served as a director of AMC Networks from 2011 to June 2021, Cablevision from 2005 to 2016 and MSG Networks from 2010 to 2014. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan and Thomas C. Dolan, the sister-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the aunt of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan. Ms. Dolan Weber brings to the Board her experience as a member of Cablevision’s founding family and as former Chairman of the Dolan Family Foundation and her experience as the former Vice Chairman of the Dolan Family Office, LLC, as well as the knowledge and experience she has gained about Sphere Entertainment’s businesses and contributions she has made during her tenure as a director of Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision.

PAUL J. DOLAN, 64, has served as a director of the Company since the Distribution and as the Chairman and Chief Executive Officer of the Cleveland Guardians Major League Baseball (“MLB”) team since 2010. Mr. Dolan was President of the Cleveland Guardians from 2004 to 2010 and Vice President and General Counsel from 2000 to 2004. Mr. Dolan has served on multiple committees of the MLB and is currently serving on the MLB’s Long Range Planning Committee, Ownership Committee and Diversity and Inclusion Committee as well as serving on the Executive Council. Mr. Dolan has been a director and member of the Executive Compensation Committee of The J.M. Smucker Company since 2006 and served as the Chair of the Executive Compensation Committee from 2017 to August 2022. Additionally, Mr. Dolan has served as a director of Sphere Entertainment since 2020, MSG Sports since 2019 and Dix & Eaton, a privately-owned communications and public relations firm, since 2014. Mr. Dolan previously served as a director of MSG Networks from 2015 to 2021 and Cablevision from 2015 to 2016. Mr. Dolan was Chairman and Chief Executive Officer of Fast Ball Sports Productions, a sports media company, from 2006 through 2012. Paul J. Dolan is the nephew of Charles F. Dolan, the cousin of James L. Dolan, Thomas C. Dolan, Marianne Dolan Weber, Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan and the cousin by marriage of Brian G. Sweeney. Mr. Dolan brings to the Board his extensive business and management experience in the sports and media industries, his experience as a member of Cablevision’s founding family, the experience he has gained during his tenure as a director of Sphere Entertainment, MSG Sports, MSG Networks and of Cablevision, and his service on the board of other public and private companies.

QUENTIN F. DOLAN, 29, has served as a director of the Company since the Distribution, has been Investment Director of MSG Sports since 2022 and has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2021. Mr. Dolan is a graduate of New York University. Mr. Dolan previously served as a director of MSG Networks from 2015 to June 2020 and has held internship positions at Grubman Shire & Meiselas, P.C. and Azoff MSG Entertainment, LLC. Quentin F. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Ryan T. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan

Weber, Thomas C. Dolan and Brian G. Sweeney, and the cousin of Paul J. Dolan. Mr. Dolan brings to the Board his familiarity with Sphere Entertainment’s businesses as a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained and the contributions he has made during his tenure as a director of MSG Sports and MSG Networks.

RYAN T. DOLAN, 33, has served as a director of the Company since the Distribution and as Vice President, Interactive Experiences of MSG Ventures, a wholly-owned subsidiary of Sphere Entertainment, since June 2019, and previously served as its Director, Interactive Experiences from 2016 to June 2019. Mr. Dolan has played an integral role in the growth and development of MSG Ventures’ interactive gaming initiatives and has significant familiarity with the business of the Company as a member of the third generation of Cablevision’s founding family. Mr. Dolan has served as a director of Sphere Entertainment since 2020 and MSG Sports since 2019. Mr. Dolan is the son of James L. Dolan, the brother of Charles P. Dolan and Quentin F. Dolan, the grandson of Charles F. Dolan, the nephew of Marianne Dolan Weber, Thomas C. Dolan and Brian G. Sweeney and the cousin of Paul J. Dolan. Mr. Dolan brings to the Board his familiarity with Sphere Entertainment’s businesses as a member of the third generation of Cablevision’s founding family, as well as the knowledge and experience he has gained about Sphere Entertainment’s businesses as an employee of MSG Ventures and a key contributor to Sphere Entertainment’s growth strategy, and his service as a director of MSG Sports.

THOMAS C. DOLAN, 70, has served as a director of the Company since the Distribution and served as Executive Vice President—Strategy and Development, Office of the Chairman of Cablevision from 2008 to 2016. He was Chief Executive Officer of Rainbow Media Corp. from 2004 to 2005; and previously served in various roles at Cablevision, including: Executive Vice President and Chief Information Officer from 2001 until 2005, Senior Vice President and Chief Information Officer from 1996 to 2001, Vice President and Chief Information Officer from 1994 to 1996, General Manager of Cablevision’s East End Long Island cable system from 1991 to 1994, and System Manager of Cablevision’s East End Long Island cable system from 1987 to 1991. Mr. Dolan has served as a director of Sphere Entertainment since 2020, MSG Sports since 2015 and AMC Networks since 2011, and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2007 to 2016. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan and Marianne Dolan Weber, the brother-in-law of Brian G. Sweeney, the cousin of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan. Mr. Dolan brings to the Board his experience as a member of Cablevision’s founding family and in various positions with Cablevision, as well as the knowledge and experience he has gained about Sphere Entertainment’s businesses and contributions he has made during his tenure as a director of Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks and Cablevision.

BRIAN G. SWEENEY, 59, has served as a director of the Company since the Distribution and as the President of Cablevision from 2014 and President and Chief Financial Officer of Cablevision from 2015 to 2016. Previously, Mr. Sweeney served in various other roles at Cablevision, including: Senior Executive Vice President, Strategy and Chief of Staff from 2013 to 2014; Senior Vice President – Strategic Software Solutions from 2012 to 2013; and Senior Vice President – eMedia from January 2000 to 2012. Mr. Sweeney has served as a director of Sphere Entertainment since 2020, MSG Sports since 2015 and AMC Networks since 2011 and previously served as a director of MSG Networks from 2010 to 2021 and Cablevision from 2005 to 2016. Brian G. Sweeney is the son-in-law of Charles F. Dolan, the brother-in-law of James L. Dolan, Marianne Dolan Weber, and Thomas C. Dolan, the cousin by marriage of Paul J. Dolan and the uncle of Charles P. Dolan, Quentin F. Dolan and Ryan T. Dolan. Mr. Sweeney brings to the Board his experience in various positions with Cablevision, as well as the knowledge and experience he has gained about Sphere Entertainment’s businesses and contributions he has made during his tenure as a director of Sphere Entertainment, MSG Sports, MSG Networks, AMC Networks, and Cablevision.

The term of office of our directors will expire at the next annual meeting of stockholders and until their successors have been elected and qualified and at each succeeding annual meeting after that. The business address for each director is c/o Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121 and each director is a citizen of the United States. We encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at meetings of the Board.

Because we did not have any operations in fiscal year 2022, our Board did not hold any meetings during that year.

Overlapping Directors

There are certain overlaps between members of our Board who also hold positions at Sphere Entertainment, MSG Sports and AMC Networks. Nine of the members of our Board, including James L. Dolan, Charles F. Dolan, Charles P. Dolan, Paul J. Dolan, Thomas C. Dolan, Brian G. Sweeney, Ryan T. Dolan, Quentin F. Dolan, and Marianne Dolan Weber, also serve as directors of Sphere Entertainment, nine members of the Board, including James L. Dolan, Charles F. Dolan, Charles P. Dolan, Paul J. Dolan, Thomas C. Dolan, Brian G. Sweeney, Ryan T. Dolan, Quentin F. Dolan, and Marianne Dolan Weber, serve as directors of MSG Sports and five members of the Board, including James L. Dolan, Charles F. Dolan, Thomas C. Dolan, Brian G. Sweeney, and Marianne Dolan Weber, serve as directors of AMC Networks. In addition, Charles F. Dolan serves as Chairman Emeritus of AMC Networks concurrently with his service on our Board. There is no overlap of Class A Directors as between Sphere Entertainment and the Company.

Director Compensation

A director who is a Company employee receives no extra compensation for serving as a director. Each non-employee director receives a base cash retainer of $75,000 per year, $15,000 annually per committee membership and $25,000 annually per committee chair position. In addition, we reimburse our directors for reasonable expenses in connection with attendance at Board, committee and stockholder meetings.

We also pay our non-employee directors additional compensation in restricted stock units. Each year, each non-employee director will receive a grant of restricted stock units for the number of shares of common stock equal to $160,000 divided by the average closing price over the twenty-trading-day period concluding on the date immediately preceding the grant date. The restricted stock units the non-employee directors will receive will be fully vested on the date of grant but will remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case the restricted stock units will be settled as soon as practicable). Such compensation will be made pursuant to our Stock Plan for Non-Employee Directors. Please see “Executive Compensation — Our Equity Compensation Plan Information — Our Stock Plan for Non-Employee Directors” for information concerning our Director Stock Plan.

Non-employee directors have the ability to make a non-revocable annual election to defer all cash compensation (annual cash retainer and, if applicable, committee fees) to be earned in the next calendar year into restricted stock units. Grants of restricted stock units in lieu of cash compensation are determined by dividing the value of the applicable director’s total annual cash compensation by the average closing price over the twenty-trading-day period concluding on the date immediately preceding the grant date (February 15 or the next succeeding business day). Restricted stock units are fully vested on the date of grant but remain subject to a holding requirement until the first business day following 90 days after the director incurs a separation from service (other than in the event of a director’s death, in which case they are settled as soon as practicable), at which time they are settled in stock or, at the Compensation Committee’s election, in cash. Such equity grants are made pursuant to the Company’s 2023 Stock Plan for Non-Employee Directors (the “Director Stock Plan”).

Board Committees

The Board has two permanent committees: the Audit Committee and the Compensation Committee.

Audit Committee

Our Audit Committee consists of Messrs. Bandier and Salerno (Chair) and Ms. Coleman. The primary purposes and responsibilities of our Audit Committee are to: (a) assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm; (b) appoint, compensate, retain, oversee and terminate the Company’s independent registered public accounting firm and pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm; (c) review the appointment and replacement of the head of our internal audit department and to review and coordinate the agenda, scope, priorities, plan and authority of the internal audit department; (d) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and the treatment of any such complaints; (e) review and approve related party transactions that are required to be disclosed under SEC rules or that require such approval under the Company’s Related Party Transaction Approval Policy (if the Audit Committee is then serving as the Independent Committee under such policy); (f) conduct and review with the Board an annual self-assessment of the Audit Committee; (g) prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement; (h) review and reassess the Audit Committee charter at least annually; (i) report to the Board on a regular basis; and (j) oversee corporate risks, including cybersecurity and venue security, and provide periodic updates to the Board on such oversight activities. The text of our Audit Committee charter is available on our website at investor.msgentertainment.com under Investors — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

Our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. All directors we add to the Audit Committee in the future will also meet those standards. Our Board has also determined that Ms. Coleman and Mr. Salerno are “audit committee financial experts” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Communicating with Our Directors” above.

Our Audit Committee did not exist in fiscal year 2022.

Compensation Committee

Our Compensation Committee consists of Ms. Coleman (Chair) and Messrs. Bandier and Salerno. The primary purposes of our Compensation Committee are to: (a) establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs; (b) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers who are required to file reports with the SEC under Section 16 of the Exchange Act (together with the Chief Executive Officer, the “Senior Employees”), evaluate their performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation; (c) approve any new equity compensation plan or material changes to an existing plan; (d) oversee the activities of the committee or committees administering our retirement and benefit plans; (e) in consultation with management, oversee regulatory compliance with respect to compensation matters including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility; (f) determine and approve any severance or similar termination payments to be made to Senior Employees (current or former); (g) determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies; (h) prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement in accordance with the applicable rules and regulations of the SEC; (i) conduct and review with the Board an annual self-assessment of the Compensation Committee; and (j) report to the Board on a regular basis, but not less than annually.

The Compensation Committee reviews the performance of the Senior Employees, evaluates their performance in light of those goals and objectives and, either as a committee or together with any other independent directors (as directed by the Board), determines and approve the Senior Employees’ compensation level based on this evaluation. In determining the long-term incentive component of our Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 issued by the SEC under the Exchange Act. The Compensation Committee may also engage outside compensation consultants to assist in the performance of its duties and responsibilities. The text of our Compensation Committee charter is available on our website at investor.msgentertainment.com under Investors — Governance — Corporate Governance. A copy may be obtained by writing to Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121; Attention: Corporate Secretary.

Our Board has determined that each member of our Compensation Committee is “independent” under the rules of the NYSE.

Our Compensation Committee did not exist in fiscal year 2022.

Absence of Nominating Committee

We do not have a nominating committee. We believe that it is appropriate not to have a nominating committee because of our stockholder voting structure. Under the terms of our amended and restated certificate of incorporation, the holders of our Class B common stock will have the right to elect 75% of the members of our Board. Our Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A common stock (“Class A Directors”) and by the holders of our Class B common stock (“Class B Directors”). The holders of our Class A common stock are currently entitled to elect 25% of the members of our Board. Under our Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of our Class A common stock. Nominees for election as Class B Directors shall be recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B common stock.

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board. The Board will consider nominees for Class A Directors recommended by our stockholders. Nominees recommended by stockholders will be given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our by-laws. Any such nominee must be submitted to the Corporate Secretary of the Company, at Madison Square Garden Entertainment Corp., Two Pennsylvania Plaza, New York, NY 10121 not less than 60 or more than 90 days prior to the date of our annual meeting of stockholders, provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than 10 days after such date is first announced or disclosed.

The Class B Directors will consult from time to time with one or more of the holders of Class B common stock to ensure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B common stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A common stock. We believe that this is appropriate in light of the voting provisions of our amended and restated certificate of incorporation which vest exclusively in the holders of our Class B common stock the right to elect our Class B Directors.

Other Committees

In addition to standing committees, the Company has adopted a policy whereby a committee of our Board consisting entirely of independent directors (an “Independent Committee”) will review and approve transactions with Other Entities in which the value or expected value of the transaction or arrangement exceeds $1,000,000. The Independent Committee will also review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 of Regulation S-K adopted by the SEC (“Item 404”) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to any transaction (or any series of similar transactions) in which the amount involved exceeds $120,000. The policy does not cover decisions on compensation or benefits or the hiring or retention of executive officers. The hiring or retention of executive officers is determined by our full Board. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A common stock to holders of our Class A common stock and our Class B common stock to holders of our Class B common stock. No director on an Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our amended by-laws provide for the formation of an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Our by-laws also permit the Board to appoint other committees of the Board from time to time which would have such powers and duties as the Board properly determines.

Our Executive Officers

The following individuals are the executive officers of the Company.

JAMES L. DOLAN, 68, has served as a director, the Executive Chairman and Chief Executive Officer of the Company since December 2022. Mr. Dolan has also served as a director and the Executive Chairman and Chief Executive Officer of Sphere Entertainment since 2019, as a director and the Executive Chairman of MSG Sports since 2015 and as Non-Executive Chairman (since September 2020) and a director (since 2011) of AMC Networks. He served as Interim Executive Chairman of AMC Networks from December 2022 to February 2023. Mr. Dolan was a director and the Executive Chairman of MSG Networks from 2009 to 2021, the Chief Executive Officer of MSG Sports from 2017 to April 2020, and the Chief Executive Officer of Cablevision from 1995 to 2016. He was President of Cablevision from 1998 to 2014; Chief Executive Officer of Rainbow Media Holdings, Inc., a former programming subsidiary of Cablevision that spun off in 2011 to become AMC Networks, from 1992 to 1995; and Vice President of Cablevision from 1987 to 1992. In addition, Mr. Dolan previously served as a director of Cablevision from 1991 until its sale in 2016.

DAVID F. BYRNES, 52, has served as the Executive Vice President and Chief Financial Officer of the Company since February 13, 2023 and served as the Executive Vice President and Chief Financial Officer of Sphere Entertainment from January 2022 through the Distribution. Prior to that, Mr. Byrnes served as Executive Vice President, Corporate Finance of ViacomCBS (now known as Paramount Global), a media and entertainment company, from December 2019 to January 2022, where he was primarily responsible for the company’s budgeting, forecasting and long-range strategic planning processes and oversaw the corporate, technology and finance integration and transformation finance teams. From 2008 through the merger of CBS and Viacom in 2019, Mr. Byrnes held various financial leadership positions at CBS, including Senior Vice President, Controller and Chief Accounting Officer; Senior Vice President, Internal Audit; Senior Vice President, Finance, CBS Technology; Vice President, Finance at Simon & Schuster; and Vice President, Corporate Development. Prior to joining CBS, Mr. Byrnes held various financial leadership positions at Automatic Data Processing, including Divisional CFO and Vice President of Financial Reporting and Policy. Mr. Byrnes began his career in the audit practice at KPMG LLP (“KPMG”), a U.S. professional services firm providing audit, tax and advisory services, where he worked for eleven years.

JAMAL H. HAUGHTON, 48, has served as the Executive Vice President, General Counsel and Secretary of the Company since February 13, 2023 and served as the Executive Vice President and General Counsel of Sphere Entertainment from December 2021 through the Distribution. Prior to that, Mr. Haughton served as the Senior Vice President and General Counsel of Samsung Electronics America, Inc. (“Samsung”), a global leader in consumer electronics and technology, as Samsung’s chief legal officer for the U.S. from March 2016 to December 2021. As a member of Samsung’s executive management team, he was responsible for providing counsel to the Chief Executive Officer and other senior leadership on all legal matters affecting Samsung and its subsidiaries, including commercial transactions, regulatory matters, litigation, risk management and employment issues, among others. Prior to Samsung, Mr. Haughton served in various roles at Cablevision, including Senior Vice President, Associate General Counsel and Assistant Secretary from 2014 to 2016, Senior Vice President and Associate General Counsel from 2011 to 2013 and Vice President and Associate General Counsel from 2006 to 2010. At Cablevision, Mr. Haughton provided ongoing legal counsel to the board of directors and senior executive management on corporate governance, public company reporting, corporate finance and major strategic company-wide corporate transactions. Before serving at Cablevision, Mr. Haughton was a corporate associate at Cravath, Swaine & Moore LLP from 1999 to 2006, where he specialized in domestic and cross-border mergers and acquisitions, corporate finance and securities law matters.

PHILIP G. D’AMBROSIO, 55, has served as the Executive Vice President and Treasurer of the Company since April 2023, and served as the Senior Vice President and Treasurer of the Company from February 13, 2023 through April 2023 and the Senior Vice President and Treasurer of Sphere Entertainment from 2019 through the Distribution. He also served as Secretary of Sphere Entertainment from March 2020 to December 2020 and as

Interim Chief Financial Officer from March 2020 to April 2020. Prior to that, Mr. D’Ambrosio served as Senior Vice President, Treasurer, of MSG Sports from October 2018 to April 2020 and Senior Vice President, Tax and Treasury, of MSG Sports from 2016 through October 2018. Prior to joining MSG Sports, Mr. D’Ambrosio was Senior Vice President, Tax, of Cablevision from 2002 through 2016. Prior to that, Mr. D’Ambrosio was a partner at Ernst & Young. Mr. D’Ambrosio has served as a director of the Broadband Tax Institute since 2005 and the Bucknell University Parents Association since February 2019, and as a trustee of the Rye Historical Society since 2018.

COURTNEY M. ZEPPETELLA, 46, has served as the Senior Vice President, Controller and Chief Accounting Officer of the Company since February 13, 2023 and served as the Senior Vice President, Controller and Chief Accounting Officer of Sphere Entertainment from May 2022 through the Distribution. Prior to joining Sphere Entertainment, Ms. Zeppetella served as Partner at KPMG from 2012 to April 2022. In that role, she was primarily responsible for the global coordination and execution of financial statement audits and audits of internal control over financial reporting for SEC registrants. She also led the resolution of highly technical, complex accounting and financial reporting issues and provided strategic input to senior executives, audit committees and board members with respect to regulatory updates, cybersecurity and risk management. Ms. Zeppetella has substantial experience with SEC rules, U.S. generally accepted accounting principles, and Sarbanes-Oxley 404 internal controls. Prior to her role as Audit Partner, Ms. Zeppetella served in numerous roles at KPMG.

Overlapping Officer

James L. Dolan serves as the Executive Chairman and Chief Executive Officer of both the Company and Sphere Entertainment and as the Executive Chairman of MSG Sports. James L. Dolan also currently serves as Non-Executive Chairman of AMC Networks.

EXECUTIVE COMPENSATION

Introduction

This section presents information concerning compensation arrangements for our named executive officers. We present historical and current fiscal year information concerning the compensation from Sphere Entertainment of Mr. James L. Dolan, our Executive Chairman and Chief Executive Officer; David F. Byrnes, our Executive Vice President and Chief Financial Officer; Jamal H. Haughton, our Executive Vice President, General Counsel and Secretary; Philip G. D’Ambrosio, our Executive Vice President and Treasurer; and Courtney M. Zeppetella, our Senior Vice President, Controller and Chief Accounting Officer for the fiscal year ended June 30, 2022.

The historical compensation information, including in particular the information set forth below under “— Historical Compensation Information,” is not directly relevant to the compensation that these officers will receive from the Company.

Each of our named executive officers holds various long-term incentive awards that were granted by Sphere Entertainment. Treatment of these in the Distribution is described under “— Treatment of Outstanding Awards.”

Compensation Discussion & Analysis

This Compensation Discussion & Analysis provides a discussion of Sphere Entertainment’s compensation philosophy and 2022 fiscal year compensation from Sphere Entertainment for our NEOs (as defined below). Sphere Entertainment’s compensation philosophy is relevant to the Company because the elements of our compensation are similar to the elements of Sphere Entertainment’s compensation. Our Compensation Committee will review the impact of the Distribution and will review all aspects of compensation and make any appropriate adjustments.

For purposes of this Compensation Discussion & Analysis, the Company’s named executive officers are James L. Dolan, David F. Byrnes, Jamal H. Haughton, Philip G. D’Ambrosio, and Courtney M. Zeppetella. These individuals are referred to as Named Executive Officers (“NEOs”). Mr. Dolan is also a named executive officer of Sphere Entertainment and has continued as an officer of Sphere Entertainment following the Distribution.

Executive Summary

Sphere Entertainment’s Executive Compensation Program Objectives and Philosophy

Given the unique nature of its business, Sphere Entertainment places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can drive its business objectives and achieve strong financial, operational and stock price performance, as well as long-term value creation. The compensation committee of the board of directors of Sphere Entertainment (“Sphere Entertainment’s Compensation Committee” or the “Sphere Entertainment Compensation Committee”) has designed executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the financial and strategic objectives of growing Sphere Entertainment’s businesses and driving long-term stockholder value.

Sphere Entertainment’s Compensation Committee has designed a program that reflects four key overarching executive compensation principles:

Principle	Implementation(1)
A significant portion of compensation opportunities should be at risk.

•  The majority of executive compensation is at risk and based on Sphere Entertainment stockholder returns as well as Sphere Entertainment’s performance against predetermined financial performance targets.

Long-term performance incentives should generally outweigh short-term performance incentives.	• Incentive compensation focuses more heavily on Sphere Entertainment’s long-term rather than short-term accomplishments and results.

Executive officers should be aligned with stockholders through equity compensation.	• Equity-based compensation comprises a substantial portion of executive compensation, ensuring alignment with Sphere Entertainment’s stockholder interests.

The compensation structure should enable Sphere Entertainment to attract, retain, motivate and reward the best talent in a competitive industry.

•  Sphere Entertainment’s overall executive compensation program is competitive, equitable and thoughtfully structured so as to attract, retain, motivate and reward talent.

•  Sphere Entertainment’s Compensation Committee focuses on total direct compensation, as well as individual compensation elements when providing competitive compensation opportunities.

(1)	Excludes any one-time awards, including awards granted in connection with commencement of employment.

In designing Sphere Entertainment’s executive compensation program, Sphere Entertainment’s Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances between (1) short-term and long-term compensation, (2) cash and equity compensation, and (3) performance-based and time-based vesting of compensation.

Elements of Sphere Entertainment’s Compensation Program

Sphere Entertainment compensated the NEOs through base salary, annual incentive awards, long-term incentive awards, perquisites and benefit programs, as applicable. Sphere Entertainment’s annual and long-term incentive programs provide performance-based incentives for such NEOs tied to key financial and strategic measures that generate long-term stockholder value and reward sustained achievement of Sphere Entertainment’s key financial goals. Sphere Entertainment considers Total Sphere Entertainment Net Revenue (defined below) and AOI to be the key measures of Sphere Entertainment’s operating performance. As such, Sphere Entertainment’s Compensation Committee has reflected these performance measures in its annual incentive awards and long-term incentive performance equity awards, along with other specific strategic and operating measures. Sphere Entertainment’s long-term incentive program also includes restricted stock units whose value is tied to the performance of the market value of Sphere Entertainment’s Class A common stock. Ms. Zeppetella, who joined Sphere Entertainment effective as of May 2, 2022, was not eligible to receive annual incentive awards or long-term incentive awards during the fiscal year ended June 30, 2022.

The table below summarizes the elements of Sphere Entertainment’s compensation program for the 2022 fiscal year and how each element was linked to Sphere Entertainment’s performance. The Sphere Entertainment Compensation Committee, after considering the advice of its independent compensation consultant, approved certain changes to the elements of Sphere Entertainment’s compensation program for the 2023 fiscal year, which are described further below under “— Sphere Entertainment’s Compensation Program Practices and Policies — Changes to Fiscal Year 2023 Compensation Program.”

Component	Performance Link			Description
Base Salary	Cash	• Fixed level of compensation determined primarily based on the role, job performance and experience • Intended to compensate the NEOs for day-to-day services performed
Annual Incentive	Cash	Financial (50%)	Total Sphere Entertainment Net Revenue (40%)

•  Performance-based cash incentive opportunity

•  Designed to be based on the achievement of pre-determined financial and strategic performance measures approved by the Sphere Entertainment Compensation Committee

Sphere Entertainment AOI (60%)
		Strategic (50%)	Strategic Objectives
Long-Term Incentive	Performance Stock Units (50%)	Total Sphere Entertainment Net Revenue (50%)

•  Financial performance targets are pre-determined by the Sphere Entertainment Compensation Committee to incentivize strong execution of Sphere Entertainment’s strategy and long-term financial goals

•  Cliff-vest after three years to the extent that financial performance targets measured in the last year of the three-year period are achieved

Sphere Entertainment Business Unit AOI (50%)
	Restricted Stock Units (50%)	Stock Price Performance		• Share-based award establishes direct alignment with Sphere Entertainment stock price performance and stockholder interests • Vest ratably over three years

Sphere Entertainment’s 2022 Fiscal Year Annual Compensation Opportunities Mix

As described above, Sphere Entertainment’s compensation program is designed with significant long-term performance-based and at-risk components. For the 2022 fiscal year, a substantial majority of the NEOs’ Sphere Entertainment compensation was at risk, with a majority of at-risk compensation granted in the form of long-term equity-based awards.

Executive Chairman and Chief Executive Officer Pay Mix(1)(2)	Average NEO Pay Mix(1)(2) (excluding Executive Chairman and Chief Executive Officer)

(1)

Reflects the allocation of base salary, annual target bonus opportunity, and long-term incentive award target value as set forth in the NEOs’ employment agreements with Sphere Entertainment for the 2022 fiscal year.

(2)	Sum of compensation elements or the “At-Risk” value shown may not add to 100% (or “At-Risk” value) due to rounding.

Sphere Entertainment’s Sound Compensation Governance Practices

Sphere Entertainment’s executive compensation program is overseen by the wholly independent Sphere Entertainment Compensation Committee, with the support of an independent compensation consultant and independent legal counsel. Sphere Entertainment maintains a compensation program with strong governance features, including:

Sphere Entertainment’s Compensation Practices
✓	Substantial proportion of standard annual compensation is at risk (89% for the Executive Chairman and Chief Executive Officer and 67% on average for the other NEOs)
✓	Short- and long-term incentives earned based on the achievement of objective, pre-determined performance goals
✓	Stockholder feedback considered in Sphere Entertainment’s Compensation Committee review of compensation program
✓	Anti-hedging/pledging policies
✓	No excise tax gross-up provisions
✓	Review of tally sheets for each NEO by Sphere Entertainment’s Compensation Committee at least annually
✓	Fully independent Sphere Entertainment Compensation Committee oversight of compensation decisions
✓	Sphere Entertainment’s Compensation Committee utilizes support of an independent compensation consultant and independent legal counsel.

Sphere Entertainment’s Compensation Program Practices and Policies

The following discussion describes the practices and policies implemented by Sphere Entertainment’s Compensation Committee during the fiscal year ended June 30, 2022. For the 2022 fiscal year, compensation for each NEO was subject to an employment agreement approved by Sphere Entertainment’s Compensation Committee.

During fiscal year 2022, Sphere Entertainment entered into a new multi-year employment agreement with Mr. Dolan, effective as of August 1, 2021, which was amended in connection with the Distribution. The prior employment agreement with Sphere Entertainment had been entered into at the time of the spin-off of Sphere Entertainment in April 2020, with a scheduled expiration date on the first anniversary of the spin-off. The Sphere Entertainment Compensation Committee was responsible for overseeing matters relating to the new agreement and was advised by the Sphere Entertainment Compensation Committee’s independent compensation consultant and represented in the negotiations by the Sphere Entertainment Compensation Committee’s independent legal counsel. Prior to the Sphere Entertainment’s acquisition of MSG Networks (the “Networks Merger”), Mr. Dolan was employed as Executive Chairman of MSG Networks pursuant to the terms of a multi-year employment agreement that continued to apply following the Networks Merger (but which has been superseded by the terms of Mr. Dolan’s new agreement with Sphere Entertainment). In the course of their review, the independent compensation consultant provided the Sphere Entertainment Compensation Committee with broad market data (both industry-related and general industry data) on multi-year arrangements involving executive chairman and chief executive officer positions, information relating to the terms of Mr. Dolan’s employment agreement with MSG Networks, as well as other information relating to Sphere Entertainment’s performance and operations and other internal executive compensation data. The Sphere Entertainment Compensation Committee’s review also took into account various other factors, including Sphere Entertainment’s overall objectives and philosophy of its executive compensation program, the components of the proposed compensation arrangement, Mr. Dolan’s extensive experience and history with Sphere Entertainment and its predecessors and affiliates, his in-depth knowledge of Sphere Entertainment’s business and key involvement in the Sphere initiatives, his leadership and relationship with senior management and the overall scope and responsibilities of his role as Executive Chairman and Chief Executive Officer.

Role of the Sphere Entertainment Compensation Committee

Sphere Entertainment’s Compensation Committee administers Sphere Entertainment’s executive compensation program. The responsibilities of Sphere Entertainment’s Compensation Committee are set forth in its charter. Among other responsibilities, Sphere Entertainment’s Compensation Committee: (1) establishes Sphere Entertainment’s general compensation philosophy and, in consultation with management, oversees the development and implementation of Sphere Entertainment’s compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of Sphere Entertainment’s executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, evaluates their performance in light of those goals and objectives, and determines and approves their respective compensation levels based on this evaluation; (3) oversees the activities of the committee or committees administering Sphere Entertainment’s retirement and benefit plans; and (4) administers Sphere Entertainment’s equity-based compensation plans.

Role of the Independent Sphere Entertainment Compensation Consultant

Sphere Entertainment’s Compensation Committee has authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities. Sphere Entertainment’s Compensation Committee utilizes the services of ClearBridge Compensation Group LLC (the “Sphere Entertainment independent compensation consultant”), an independent compensation consultant, to assist in determining whether the elements of Sphere Entertainment’s executive compensation program are reasonable and consistent with Sphere Entertainment’s objectives.

The Sphere Entertainment independent compensation consultant collaborates with independent legal counsel to the Sphere Entertainment Compensation Committee and reports directly to Sphere Entertainment’s

Compensation Committee and, at the request of Sphere Entertainment’s Compensation Committee, the Sphere Entertainment independent compensation consultant meets with members of Sphere Entertainment’s management from time to time for the purpose of gathering information on management proposals and recommendations to be presented to Sphere Entertainment’s Compensation Committee.

With respect to compensation matters for the fiscal year ended June 30, 2022, the services provided by the Sphere Entertainment independent compensation consultant to Sphere Entertainment’s Compensation Committee included:

•	Attending all Sphere Entertainment’s Compensation Committee meetings;

•	Providing information, research, and analysis pertaining to Sphere Entertainment’s executive compensation program for the 2022 fiscal year;

•	Regularly updating Sphere Entertainment’s Compensation Committee on market trends, changing practices, and legislation pertaining to compensation;

•	Assisting Sphere Entertainment’s Compensation Committee in making pay determinations for Sphere Entertainment’s executive officers;

•	Assisting Sphere Entertainment’s Compensation Committee in connection with the entry into new employment agreements with certain of Sphere Entertainment’s named executive officers;

•	Advising on the design of Sphere Entertainment’s executive compensation program and the reasonableness of individual compensation targets and awards;

•	Conducting a compensation risk assessment;

•	Advising on compensation matters in connection with the Networks Merger;

•	Providing advice and recommendations that incorporate both market data and company-specific factors; and

•	Assisting Sphere Entertainment’s Compensation Committee in connection with its review and update to its non-employee director compensation program.

During the 2022 fiscal year, the Sphere Entertainment independent compensation consultant provided no services to Sphere Entertainment other than those provided to Sphere Entertainment’s Compensation Committee.

Sphere Entertainment’s Compensation Committee charter requires Sphere Entertainment’s Compensation Committee to consider the NYSE independence factors before receiving advice from an advisor, despite the fact that such independence rules are not applicable to controlled companies. For the fiscal year ended June 30, 2022, Sphere Entertainment’s Compensation Committee concluded that the Sphere Entertainment independent compensation consultant satisfies the independence requirements of the NYSE rules. In addition, Sphere Entertainment’s Compensation Committee believed that the Sphere Entertainment independent compensation consultant’s work did not raise any conflicts of interest during the fiscal year ended June 30, 2022. In reaching this conclusion, Sphere Entertainment’s Compensation Committee considered the same rules regarding advisor independence.

Role of Sphere Entertainment Executive Officers in Determining Compensation

Sphere Entertainment’s Compensation Committee reviews the performance and compensation of Sphere Entertainment’s Executive Chairman and Chief Executive Officer and, following discussions with the Sphere Entertainment independent compensation consultant, establishes his compensation. Sphere Entertainment’s senior management assists Sphere Entertainment’s Compensation Committee and the Sphere Entertainment independent compensation consultant as described in this Compensation Discussion & Analysis, and provides to Sphere Entertainment’s Compensation Committee, either directly or through the Sphere Entertainment independent compensation consultant, management’s recommendations on the compensation for Sphere Entertainment’s executive officers other than the Executive Chairman and Chief Executive Officer. Other members of Sphere Entertainment’s management provide support to Sphere Entertainment’s Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of Sphere Entertainment’s management, and recommendations and discussions with the Sphere Entertainment independent compensation consultant, Sphere Entertainment’s Compensation Committee determines and approves compensation for its executive officers.

Sphere Entertainment’s Performance Objectives

As described below under “— Elements of Sphere Entertainment’s Compensation Program,” performance-based incentive compensation is an important element of Sphere Entertainment’s executive compensation program.

Generally, Sphere Entertainment’s Compensation Committee has historically based the performance objectives for Sphere Entertainment’s incentive compensation on Total Sphere Entertainment Net Revenue and AOI. Sphere Entertainment considers these performance objectives to be key measures of Sphere Entertainment’s operating performance, and currently expects to follow this practice in the future.

Sphere Entertainment defines “Total Sphere Entertainment Net Revenue” as Sphere Entertainment’s total revenue for all business units other than specified divisions where direct contribution is the measure used, in which cases Total Sphere Entertainment Net Revenue includes the direct contribution of those units. Direct contribution is revenue less event-related expenses. In those instances, Sphere Entertainment’s management believes direct contribution serves as a more meaningful measure of revenue.

Sphere Entertainment defines “AOI,” which is a non-U.S. GAAP financial measure, as Sphere Entertainment’s operating income (loss) before (i) adjustments to remove the impact of non-cash straight-line leasing revenue associated with Arena License Agreements, (ii) depreciation, amortization and impairments of property and equipment, goodwill and intangible assets, (iii) amortization for capitalized cloud computing arrangement costs, (iv) share-based compensation expense, (v) restructuring charges or credits, (vi) merger and acquisition related costs, including litigation expenses, (vii) gains or losses on sales or dispositions of businesses and associated settlements, (viii) the impact of Purchase Accounting Adjustments related to business acquisitions, and (ix) gains and losses related to the remeasurement of liabilities under Sphere Entertainment’s executive deferred compensation plan (which was established in November 2021 and amended in connection with the Distribution). “Sphere Entertainment Business Unit AOI” is based upon the AOI of Sphere Entertainment’s business segments less unallocated corporate business unit expenses such as public company costs and merger and acquisition support, subject to certain adjustments.

The performance measures used for purposes of annual incentives or long-term awards may contemplate certain potential future adjustments and exclusions.

Tally Sheets

Sphere Entertainment’s Compensation Committee has reviewed tally sheets prepared by the Sphere Entertainment independent compensation consultant, setting forth all components of compensation payable, and the benefits accruing, to the NEOs including all cash compensation, benefits, perquisites and the current value of outstanding equity-based awards. The tally sheets also set forth potential payouts to such NEOs upon various termination scenarios.

Determining Sphere Entertainment Compensation Levels; Benchmarking

As part of the Sphere Entertainment Compensation Committee’s review of the total compensation for the fiscal year ended June 30, 2022, the Sphere Entertainment independent compensation consultant assisted Sphere

Entertainment’s Compensation Committee in: (1) determining if a peer group should be used for comparative purposes, (2) assessing executive compensation in light of internal and external considerations and (3) reviewing Sphere Entertainment’s equity and cash-based executive incentive programs, taking into account evolving market trends. Sphere Entertainment’s Compensation Committee, in consultation with the Sphere Entertainment independent compensation consultant, considered broad market data (both industry-related and general industry data) and multiple broad-based compensation surveys in order to appropriately assess compensation levels.

For the fiscal year ended June 30, 2022, Sphere Entertainment’s Compensation Committee, in consultation with the Sphere Entertainment independent compensation consultant, determined not to utilize a peer group or target positioning in determining compensation given the limited number of comparable publicly-traded companies.

In addition to the market data listed above, Sphere Entertainment’s Compensation Committee considered internal information (historical compensation, job responsibility, experience, parity among executive officers, contractual commitments and attraction and retention of talent) to determine compensation.

Elements of Sphere Entertainment’s Compensation Program

Sphere Entertainment’s executive compensation philosophy is reflected in the principal elements of its executive compensation program, each of which is important to Sphere Entertainment’s goal of attracting, retaining, motivating and rewarding highly-qualified executive officers. Sphere Entertainment’s compensation program included the following key elements for the fiscal year ended June 30, 2022: base salary, annual cash incentives, long-term incentives, retirement, health and welfare and other benefits, which are generally provided to all other eligible employees of Sphere Entertainment, and additional executive officer benefits, including post-termination compensation under certain circumstances and certain perquisites, each as described below.

A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the philosophy of Sphere Entertainment’s Compensation Committee. Sphere Entertainment’s Compensation Committee reviews historical compensation, other information provided by the Sphere Entertainment independent compensation consultant and other factors, such as experience, performance, length of service and contractual commitments, to determine the appropriate level and mix of compensation for its executive officers. The allocation between cash and equity compensation and between short-term and long-term compensation is designed to provide a variety of fixed and at-risk compensation that is related to the achievement of Sphere Entertainment’s short-term and long-term objectives.

Mr. Dolan is employed by each of the Company and Sphere Entertainment as their Executive Chairman and Chief Executive Officer and MSG Sports as its Executive Chairman. Mr. Dolan receives separate compensation from each of the Company, Sphere Entertainment and MSG Sports with respect to such employment. Prior to the Networks Merger, Mr. Dolan was also employed by MSG Networks, and he received separate compensation from MSG Networks during the 2021 fiscal year. While the Sphere Entertainment Compensation Committee was aware that Mr. Dolan also received compensation for services rendered to MSG Sports during the 2022 fiscal year, its own compensation decisions were based on its independent assessment and application of the compensation goals and objectives of Sphere Entertainment. The compensation program and philosophies discussed in this prospectus reflect only compensation that is paid by Sphere Entertainment for services rendered to Sphere Entertainment, except as otherwise noted.

See “— Key Elements of 2023 Expected Compensation from the Company” below for information regarding the compensation to be paid by the Company to our NEOs following the Distribution.

Base Salaries

Sphere Entertainment’s Compensation Committee is responsible for setting the base salaries of its executive officers, which are intended to compensate them for the day-to-day services that they perform for Sphere

Entertainment. Sphere Entertainment set the base salaries for these executive officers at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executive officers. The employment agreements between Sphere Entertainment and the executive officers contain a minimum base salary level. Sphere Entertainment’s Compensation Committee reviews the salaries of its executive officers at least annually. Sphere Entertainment’s Compensation Committee may adjust base salaries for its executive officers over time, based on their performance and experience and in accordance with the terms of their employment agreements.

The Sphere Entertainment base salary rates for Messrs. Dolan, Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella in the fiscal year ended June 30, 2022 were as follows: $2,000,000, $800,000, $1,100,000, $680,000 and $550,000, respectively. See footnote 1 to “— Historical Compensation Information — Summary Compensation Table” for additional information regarding the base salaries paid by Sphere Entertainment to our NEOs during its fiscal year. Sphere Entertainment’s Compensation Committee determined salaries for the NEOs after evaluation of Sphere Entertainment and individual performance, market pay levels, the range of increases generally provided to Sphere Entertainment’s employees and, to the extent appropriate, Sphere Entertainment management’s recommendations.

Annual Cash Incentives

Overview

Sphere Entertainment’s annual cash incentives earned for performance in the 2022 fiscal year were determined by performance against goals established by the Sphere Entertainment Compensation Committee under Sphere Entertainment’s Management Performance Incentive Plan (“MPIP”). Under the MPIP, eligible members of management were provided an opportunity to earn an annual cash award. The size of the bonus pool was based on performance measures tied to Total Sphere Entertainment Net Revenue and Sphere Entertainment AOI targets for the 2022 fiscal year as well as certain pre-determined strategic objectives.

This annual incentive was designed to link executive compensation directly to Sphere Entertainment’s performance by providing incentives and rewards based upon business performance during the applicable fiscal year.

MPIP awards to all eligible employees were conditioned upon the satisfaction of predetermined financial and strategic objectives. For the 2022 fiscal year, Sphere Entertainment applied a business function-specific weighting system, with the weighting between financial and strategic objectives for each business function depending on the specific challenges and desired focus of that function. Sphere Entertainment had 12 business functions in fiscal year 2022 including: MSG Networks, Productions, Live, Marketing Partnerships, Venue Operations, MSG Ventures, MSG Studios and Corporate, with a varied range of strategic weightings determined by the Sphere Entertainment Compensation Committee, depending on the particular business function. The financial and strategic objectives for the Corporate function (including named executive officers) were each weighted 50% to reflect Sphere Entertainment’s focus on supporting the business units in safely and efficiently bringing business back following the COVID-19 pandemic, as well as Sphere Entertainment’s long-term goals for transformative strategic growth and development, including the development of Spheres.

MPIP results were calculated based on performance achievement against these predetermined goals, as discussed below for Sphere Entertainment’s Corporate function.

As discussed in “Performance Targets & Achievement Levels” below, as a result of the level of achievement of the adjusted Corporate financial and strategic objectives, the payout level of the annual cash incentives was calculated at 139.2% of the target level.

Target Award Opportunities

Each employee eligible for an annual incentive award from Sphere Entertainment was assigned a target award equal to a percentage of that employee’s base salary as of the conclusion of the applicable fiscal year. Target annual incentive opportunities were based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to Sphere Entertainment. In addition, each employment agreement between Sphere Entertainment and each of the NEOs contains a minimum target annual incentive award level. The Sphere Entertainment Compensation Committee reviews the target annual incentive award levels of the NEOs at least annually, subject to the minimum target annual incentive award level set forth in each employment agreement between Sphere Entertainment and each of the NEOs.

Annual Incentive Payouts

The below table summarizes each NEO’s target annual incentive opportunity and actual 2022 fiscal year annual incentive payouts from Sphere Entertainment, as determined by Sphere Entertainment’s Compensation Committee. The annual incentive payouts are described in more detail below:

Name	2022 Fiscal Year Base Salary	Target Incentive (% of Base Salary)	Actual 2022 Fiscal Year MPIP as a % of Target		Actual 2022 Fiscal Year Annual Incentive Award
James L. Dolan	$2,000,000	200%	139.2%		$5,566,000
David F. Byrnes(1)	$800,000	100%	139.2%		$1,113,200
Jamal H. Haughton(2)	$1,100,000	100%	139.2%		$1,530,650
Philip G. D’Ambrosio	$680,000	75%	158.8	%(3)	$809,665	(3)
Courtney M. Zeppetella(4)	$550,000	—	—		—

(1)

Pursuant to the terms of his employment agreement, Mr. Byrnes was also provided a one-time cash award in the amount of $811,868 in connection with the forfeiture of earned compensation payable to him by his previous employer. Mr. Byrnes will be required to repay the gross amount of this one-time cash award in the event of his resignation without “good reason” or termination for cause within one year following the commencement of his employment with Sphere Entertainment.

(2)

Pursuant to the terms of his employment agreement, Mr. Haughton was also provided a one-time cash award in the amount of $250,000 in connection with the commencement of his employment with Sphere Entertainment. Mr. Haughton will be required to repay the prorated amount of this one-time cash award in the event of his resignation without “good reason” or termination for cause within one year following the commencement of his employment with Sphere Entertainment (proration based on the number of calendar days remaining until the first anniversary of the effective date, less all applicable payroll taxes).

(3)

Mr. D’Ambrosio’s 2022 incentive payout reflects an additional $100,000 (in excess of the 139.2% annual cash incentive payout for the corporate function) in recognition of his contributions to Sphere Entertainment’s financing efforts.

(4)

Pursuant to the terms of her employment agreement, Ms. Zeppetella was not eligible for an annual cash incentive award for the fiscal year ended June 30, 2022, and was provided a one-time special cash award in the amount of $200,000. Ms. Zeppetella will be required to repay the prorated amount of this one-time cash award in the event of her resignation without “good reason” or termination for cause within one year following the commencement of her employment with Sphere Entertainment (proration based on the number of calendar days remaining until the first anniversary of the effective date, less all applicable payroll taxes).

Performance Targets & Achievement Levels

Financial Component (50%):

For the fiscal year ended June 30, 2022, the MPIP financial performance objectives were set recognizing the lingering impacts of the COVID-19 pandemic and expected ramp-up during fiscal year 2022, the expected impacts of the Networks Merger (including transaction fees and synergies), and included rigorous Total Sphere Entertainment Net Revenue (weighted 40% of the financial component) and Company AOI (weighted 60% of the financial component) targets, with potential payouts under this component ranging from 0-200% of target.

The financial component of the MPIP was determined after assessing the consolidated financial performance against the predetermined targets. The MPIP provides for pre-approved adjustments, including with respect to the MSG Networks business and the impact of the COVID-19 pandemic, when evaluating the financial performance against the pre-determined objectives.

The measurement against the adjusted targets for the 2022 fiscal year provided the following calculated results:

Financial Metrics (Weighting)	2022 Fiscal Year Payout Results
Revenues (40%)	99.6% of target
AOI (60%)	174.9% of target

Based on the performance against these pre-determined financial performance objectives, the calculated result of the financial component of the MPIP, giving effect to the payment provisions of the MPIP, was 144.8%.

Strategic Component (50%):

For the fiscal year ended June 30, 2022, the MPIP also included a performance component that measured achievement against relevant strategic goals, objectives and metrics specified each fiscal year. These goals, objectives and metrics are reviewed and approved by the Sphere Entertainment Compensation Committee at the beginning of each year.

Goal Setting Process: Each year, specific goals are established for each business function. These goals are intended to align with Sphere Entertainment’s broad strategic initiatives and are subdivided into discrete objectives, which are further cascaded down into specific, measurable metrics that are used to enumerate year-end achievement. As part of this process, each goal (and its related tactics) is assigned a weight, and at the end of the fiscal year, each goal and tactic’s level of achievement is evaluated and assigned a rating of 0-200%. Taking into account the weight of each goal and tactic, these ratings are then used to derive the overall strategic score for each business function.

2022 Fiscal Year Corporate Goals & Achievement: In the 2022 fiscal year, the Corporate function’s strategic component focused on numerous core strategies aimed at supporting business units in safely and efficiently bringing business back, supporting Sphere Entertainment’s Sphere initiative and driving value through corporate structuring and key new business initiatives and special projects. These Corporate function goals were supported by more than 50 individual measurable metrics and tactics.

The strategic component for eligible NEO payouts was calculated based on the extent to which Corporate-specific objectives and metrics were achieved in the fiscal year.

Based on the performance against these predetermined Corporate objectives, the Sphere Entertainment Compensation Committee determined the payout result of the strategic component of the MPIP for the Corporate function was achieved at 133.5% of target.

Annual Cash Incentive Payout:

As a result of level of achievement of the Corporate financial and strategic objectives, as discussed above, the payout level of the annual cash incentives was calculated at 139.2% of the target level for the 2022 fiscal year.

Long-term Incentives

Long-term incentives represent a substantial portion of Sphere Entertainment’s executive officers’ annual total direct compensation. For the fiscal year ended June 30, 2022, Sphere Entertainment’s standard long-term incentives were comprised of performance stock units and restricted stock units.

Sphere Entertainment’s Compensation Committee believes this equity mix:

•	Establishes strong alignment between its executive officers and the interests of Sphere Entertainment’s stockholders;

•	Provides meaningful incentive to drive actions that will improve Sphere Entertainment’s long term stockholder value; and

•	Supports Sphere Entertainment’s objectives of attracting and retaining the best executive officer talent.

The following table summarizes Sphere Entertainment’s 2022 fiscal year standard annual long-term incentive awards for the NEOs, excluding Ms. Zeppetella:

Element	Weighting	Summary
Sphere Entertainment Restricted Stock Units	50%	✓ Share-based award establishes direct alignment with Sphere Entertainment’s stock price performance and its stockholder interests ✓ Vest ratably over three years
Sphere Entertainment Performance Stock Units	50%

✓  Performance is measured by Total Sphere Entertainment Net Revenue and Sphere Entertainment Business Unit AOI, which are equally weighted and considered key value drivers of Sphere Entertainment’s business

✓  Financial performance targets are pre-determined by Sphere Entertainment’s Compensation Committee early in the three-year performance period to incentivize strong execution of Sphere Entertainment’s strategy and long-term financial goals

✓  Cliff-vest after three years to the extent that financial performance targets measured in the final year of the three-year period are achieved

Additional information regarding long-term incentive awards granted by Sphere Entertainment to the Company’s NEOs during the 2022 fiscal year is set forth in the “Summary Compensation Table” and the “Grants of Sphere Entertainment Plan-Based Awards” table under “— Historical Compensation Information” below. See “— Treatment of Outstanding Awards” below for a discussion of the impact of the Distribution on the Sphere Entertainment long-term incentive awards that were outstanding immediately prior to the Distribution.

Sphere Entertainment Restricted Stock Units

Sphere Entertainment’s restricted stock units serve to align its executive officers’ interests with those of its stockholders and promote the retention of employees, including its executive officers.

Sphere Entertainment’s Compensation Committee approved the following awards of Sphere Entertainment restricted stock units to the Company’s NEOs for the fiscal year ended June 30, 2022 pursuant to Sphere Entertainment’s Employee Stock Plan (the “Sphere Entertainment Employee Stock Plan”):

Name	Restricted Stock Units	Grant Value(1)
James L. Dolan(2)	84,736	$6,745,928
David F. Byrnes(3)	7,415	$607,882
Jamal H. Haughton(3)	8,033	$658,545
Philip G. D’Ambrosio	7,300	$577,211
Courtney M. Zeppetella(4)	—	—

(1)

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718 (“Topic 718”). Sphere Entertainment determines the number of restricted stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of approval by Sphere Entertainment’s Compensation Committee.

(2)

This amount includes 15,757 units ($1,291,759) granted in April 2022 to reflect the increased target long-term incentive opportunity (on a non-pro rata basis) as a result of Mr. Dolan’s new employment agreement effective August 2021.

(3)	With respect to Messrs. Byrnes and Haughton, this amount was granted in April 2022 to reflect long-term incentive opportunities under their employment agreements on a non-pro rata basis.
(4)	Pursuant to the terms of her employment agreement, Ms. Zeppetella was not eligible for any grant of long-term incentive awards for the fiscal year ended June 30, 2022.

Sphere Entertainment’s standard restricted stock units vest ratably over three years on September 15th of each year following the year of grant, subject to continued employment and employment agreement terms (as applicable). Mid-year grants in respect of an out-of-cycle promotion, increase in compensation or new-hire typically vest on the same time frame as standard restricted stock units granted that fiscal year.

Sphere Entertainment Performance Stock Units

Performance stock units are intended to align Sphere Entertainment’s executive officers’ interests with those of its stockholders, with a focus on long-term financial results.

Under Sphere Entertainment’s executive compensation program for the fiscal year ended June 30, 2022, performance stock units were granted to Sphere Entertainment’s executive officers and certain other members of its management pursuant to the Sphere Entertainment Employee Stock Plan.

2022 Fiscal Year Grants

During the fiscal year ended June 30, 2022, Sphere Entertainment’s Compensation Committee approved the following awards of Sphere Entertainment performance stock units to the Company’s NEOs for the 2022-2024 fiscal year period:

Name	Performance Stock Units (at target)	Grant Date Fair Value(1)
James L. Dolan(2)	84,736	$4,402,883
David F. Byrnes(3)	7,415	$385,283
Jamal H. Haughton(3)	8,033	$417,395
Philip G. D’Ambrosio	7,300	$379,308
Courtney M. Zeppetella(4)	—	—

(1)

The grant date fair value listed above is calculated in accordance with Topic 718. Under Topic 718, the date of grant for performance stock units is the date the performance targets are set for such awards, which, for the fiscal year ended June 30, 2022 was on June 28, 2022. Sphere Entertainment determines the number of performance stock units to grant by dividing the target grant value by the 20-trading day average ending on the day before the date of approval by Sphere Entertainment’s Compensation Committee.
(2)

With respect to Mr. Dolan, this amount includes 15,757 units ($818,734) approved in April 2022 to reflect the increased target long-term incentive opportunity (on a non-pro rata basis) as a result of Mr. Dolan’s new employment agreement effective August 2021.

(3)	With respect to Messrs. Byrnes and Haughton, this amount was approved in April 2022 to reflect long-term incentive opportunities under their employment agreements on a non-pro rata basis.
(4)	Pursuant to the terms of her employment agreement, Ms. Zeppetella was not eligible for any grant of long-term incentive awards for the fiscal year ended June 30, 2022.

Sphere Entertainment’s performance stock units are structured to be settled upon the later of September 15th following a three-year period, and the date of certification of achievement against pre-determined performance goals measured in the final year of such three-year period. Mid-year grants in respect of an out-of-cycle promotion, increase in compensation or new-hire typically settle on the same time frame as standard performance stock units granted that fiscal year.

Target Setting

For the 2022 fiscal year performance stock units approved in August 2021 and April 2022 for the 2022-2024 fiscal year period, Sphere Entertainment’s Compensation Committee selected Total Sphere Entertainment Net Revenue and Sphere Entertainment Business Unit AOI as the two financial metrics to be measured in the final fiscal year of the vesting period.

Goals were set in June 2022 based on Sphere Entertainment’s long-range plan, which is subject to review by the board of directors of Sphere Entertainment. Sphere Entertainment’s long-range plan is confidential and disclosure of those targets could provide information that could lead to competitive harm, and for this reason the performance stock unit financial performance targets are not disclosed; however, Sphere Entertainment’s Compensation Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. Sphere Entertainment intends to disclose the Total Sphere Entertainment Net Revenue and Sphere Entertainment Business Unit AOI payout results as a percentage of target as well as the resulting payout for the 2022 fiscal year performance stock units as a percentage of target measured in the last year of the three-year vesting period (i.e., performance is based on 2024 fiscal year performance).

Sphere Entertainment Financial Metrics (Weighting)	Threshold Performance	Maximum Performance
Total Sphere Entertainment Net Revenue (50%)	85% of target goal	115% of target goal
Sphere Entertainment Business Unit AOI (50%)	75% of target goal	125% of target goal

The performance stock unit payout opportunity ranges from 0 to 110% of target, based on Sphere Entertainment’s performance and subject to continued employment and employment agreement terms (as applicable). At the threshold performance level, the award would vest at 90% of the target performance stock units, and at or above the maximum performance level, the award would vest at 110% of the target performance stock units. If Sphere Entertainment exceeds threshold levels but does not achieve the targeted rates, or if Sphere Entertainment achieves or exceeds one target but not both, the award provides for partial payments. No performance stock units would vest if Sphere Entertainment fails to achieve both threshold levels of performance.

2020 Fiscal Year Performance Stock Unit Awards

The performance stock units issued by Sphere Entertainment at the time of the 2020 Entertainment Distribution in respect of the MSG Sports performance stock units granted by The Madison Square Garden Company during the 2020 fiscal year (the “2020 fiscal year performance stock units”) were amended by Sphere

Entertainment’s Compensation Committee following the 2020 Entertainment Distribution to reflect Total Sphere Entertainment Net Revenue and Sphere Entertainment Business Unit AOI performance objectives, weighted at 50% each, measured over a July 1, 2021 through June 30, 2022 performance period (the third year of the three-year performance award). The level of achievement for each performance objective was adjusted in accordance with the terms of the awards. Based on the performance against these predetermined objectives, the Total Sphere Entertainment Net Revenue and Sphere Entertainment Business Unit AOI performance results as a percentage of target performance were calculated at 99.7% and 105.7%, respectively, with a resulting calculated payout for the 2020 fiscal year performance stock units of 102.7% of target. The 2020 fiscal year performance stock units were settled in September 2022.

With respect to Mr. Dolan, who was employed by both the Company and MSG Sports during the 2020 fiscal year, the payout multiplier was determined based on the performance of Sphere Entertainment and MSG Sports, with the performance for each company blended as a weighted average based on Mr. Dolan’s total direct compensation allocated between Sphere Entertainment and MSG Sports at the time of the 2020 Entertainment Distribution, and applied to both his Sphere Entertainment and MSG Sports performance stock units. As a result, the payout of Mr. Dolan’s Sphere Entertainment 2020 fiscal year performance stock units was 102.7% of target. For more information on the MSG Sports 2020 performance stock units payout level, see MSG Sports’ 2022 Definitive Proxy Statement.

Treatment of MSG Networks Equity Awards

In connection with the Networks Merger, the MSG Networks stock options and restricted stock unit awards, including such awards held by any NEO who was also employed by MSG Networks, were assumed by Sphere Entertainment and converted into a stock option or restricted stock unit denominated in shares of Sphere Entertainment Class A common stock based on an exchange ratio of 0.172 (stock options and restricted stock units subject to performance vesting conditions were converted to stock options and restricted stock units, as applicable, with time-vesting conditions for the remainder of the performance period assuming the performance conditions were achieved at 100% of target). Additional details regarding the assumption and conversion of the MSG Networks awards is available in the joint proxy statement/prospectus filed by Sphere Entertainment and MSG Networks in connection with the Networks Merger.

Sphere Entertainment’s Hedging and Pledging Policies

Sphere Entertainment’s Insider Trading Policy prohibits all of its directors, consultants and employees (including its executive officers), and all members of their immediate families or any individual who is materially dependent upon them for financial support who reside in the same household, from directly or indirectly (i) engaging in short sales, short sales against the box or other “hedging” transactions unless otherwise permitted by Sphere Entertainment and (ii) placing securities in margin accounts or otherwise pledging Sphere Entertainment securities.

Holding Requirements

Under Sphere Entertainment’s executive compensation program for the fiscal year ended June 30, 2022, annual restricted stock unit awards vest ratably over three years and annual performance stock unit awards cliff-vest after three years to the extent that pre-determined financial performance targets measured in the last year of the three-year period are achieved, in each case, so long as the recipient is continuously employed by Sphere Entertainment until the applicable vesting date (and subject to the performance conditions described above and any applicable terms of the award agreements and their Sphere Entertainment employment agreement). With respect to Sphere Entertainment’s non-management directors, compensation includes annual awards of Sphere Entertainment restricted stock units. Pursuant to Sphere Entertainment’s award agreements, directors’ restricted stock units are settled in shares of Sphere Entertainment Class A common stock (or, in the Sphere Entertainment Compensation Committee’s discretion, cash) on the first business day following 90 days after the director incurs a separation from service from Sphere Entertainment (other than in the event of a director’s death, where the Sphere Entertainment restricted stock units are settled immediately). One effect of the cliff and three-year ratable vesting (with respect to Sphere Entertainment’s named executive officers or eligible Sphere Entertainment employees) and holding requirements (with respect to non-management Sphere Entertainment directors) applicable to Sphere Entertainment awards is to require Sphere Entertainment executive officers, directors and eligible Sphere Entertainment employees to maintain significant holdings of Sphere Entertainment securities at all times.

Changes to Fiscal Year 2023 Compensation Program

In connection with approving the elements of Sphere Entertainment’s compensation program for the 2023 fiscal year, the Sphere Entertainment Compensation Committee, in consultation with the Sphere Entertainment independent compensation consultant, determined to establish an annual incentive plan that reflected certain changes from the terms of the MPIP as in effect for the 2022 fiscal year:

•

As Sphere Entertainment’s business operations resume with increased capacity following the COVID-19 pandemic restrictions, the Sphere Entertainment Compensation Committee determined that it was appropriate for the MPIP for the 2023 fiscal year to further Sphere Entertainment’s focus on profitability by increasing the portion of the financial objectives tied to AOI from 60% to 70%, with the remainder tied to Total Sphere Entertainment Net Revenue.

•	For the Corporate function, the financial objectives will continue to be determined based on the performance of Sphere Entertainment.

In addition, in connection with and effective as of the Distribution, the Sphere Entertainment Compensation Committee, in consultation with the Sphere Entertainment independent compensation consultant, determined to equitably adjust the performance conditions applicable to the MPIP for the 2023 fiscal year to reflect the Distribution, such that the consolidated performance of Sphere Entertainment and the Company shall be considered in measuring the achievement of the adjusted performance conditions.

Sphere Entertainment believes that these changes for the 2023 fiscal year are appropriate for meeting Sphere Entertainment’s annual incentive objectives. There were no changes to Sphere Entertainment’s long-term incentive program.

Sphere Entertainment’s Benefits

Benefits offered by Sphere Entertainment to its executive officers generally provide for retirement income and serve as a safety net against hardships that can arise from illness, disability or death. Sphere Entertainment’s executive officers are generally eligible to participate in the same health and welfare benefit plans made available to the other benefits-eligible employees of Sphere Entertainment, including, for example, medical, dental, vision, life insurance and disability coverage. Following the Distribution, we offer health and welfare benefits and retirement plans that are substantially similar to the existing benefits and plans offered by Sphere Entertainment prior to the Distribution.

Defined Benefit Plans

Sphere Entertainment sponsored the MSG Entertainment Group, LLC Cash Balance Pension Plan (the “Cash Balance Pension Plan”), a tax-qualified defined benefit plan, which was retained by the Company after the Distribution, for participating employees, including certain executive officers. The Cash Balance Pension Plan was frozen to new participants and future benefit accruals effective as of December 31, 2015.

More information regarding the Cash Balance Pension Plan and the Retirement Plan is provided in the Pension Benefits table under “—Historical Compensation Information” below.

Defined Contribution Plans

Sphere Entertainment sponsored the Madison Square Garden 401(k) Savings Plan (the “Savings Plan”), a tax-qualified retirement savings plan, which was retained by the Company after the Distribution, for its participating employees, including its executive officers. The Savings Plan is a multiple employer plan to which Sphere Entertainment and MSG Sports also contribute as participating employers. Under the Savings Plan, participants may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Savings Plan provides (a) fully-vested matching contributions equal to 100% of the first 4% of eligible pay contributed on a pre-tax or Roth 401(k) after-tax basis by participating employees and (b) a discretionary non-elective contribution by the applicable participating employer.

In addition, Sphere Entertainment offers the Sphere Entertainment Excess Savings Plan (the “Excess Savings Plan”), a non-qualified deferred compensation plan, to its employees, including its executive officers, whose contributions to the Savings Plan are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “— Historical Compensation Information” below.

Matching contributions and discretionary contributions made by Sphere Entertainment in the fiscal year ended June 30, 2022 in respect of the Company’s NEOs under the Savings Plan are set forth in the Summary Compensation Table under “— Historical Compensation Information” below.

MSG Cares Charitable Matching Gift Program

Since the 2020 fiscal year, Sphere Entertainment’s employees, including its named executive officers, are eligible to participate in the MSG Cares Charitable Matching Gifts Program. Under this program, Sphere Entertainment matches charitable contributions made by its employees, including the NEOs, to eligible 501(c)(3) organizations of the employee’s choice, in an aggregate amount of up to $1,000 per employee for each fiscal year.

Sphere Entertainment’s Perquisites

Sphere Entertainment provides certain perquisites to its executive officers as described below. Additional information concerning perquisites provided by Sphere Entertainment is set forth in the Summary Compensation Table under “— Historical Compensation Information” below. We anticipate that the arrangements described below will continue following the Distribution.

Car and Driver

Mr. Dolan has regular access to cars and drivers, which he is permitted to use for personal use in addition to business purposes. Sphere Entertainment and MSG Sports shared these costs equally during the fiscal year ended June 30, 2022. In addition, certain other Sphere Entertainment executive officers and members of management have had access to cars and drivers on a limited basis for personal use. To the extent employees used a car and driver for personal use without reimbursement to Sphere Entertainment, those employees were imputed compensation for tax purposes.

Aircraft Arrangements

During the fiscal year ended June 30, 2022, Sphere Entertainment owned and leased certain aircraft, and also had access to various aircraft through arrangements with various Dolan family entities. Mr. Dolan has been permitted to use Sphere Entertainment’s aircraft (including aircraft to which Sphere Entertainment has access through various dry lease agreements) for personal use. Mr. Dolan is not required to reimburse Sphere

Entertainment for personal use of Sphere Entertainment-owned aircraft. Additionally, Mr. Dolan has access to helicopter travel, including for personal travel. Helicopter use has primarily been for commutation and he is not required to reimburse Sphere Entertainment for such use. During the fiscal year ended June 30, 2022, Sphere Entertainment and MSG Sports shared the costs of Mr. Dolan’s personal aircraft and helicopter use equally.

Sphere Entertainment is typically reimbursed for the incremental variable costs associated with the personal use of aircraft (except as noted above). To the extent any Sphere Entertainment executive officer or other employee of Sphere Entertainment used any of the aircraft, including helicopters, for personal travel without reimbursement to Sphere Entertainment, they were imputed compensation for tax purposes based on the Standard Industry Fare Level rates that are published biannually by the IRS. For compensation reporting purposes, Sphere Entertainment valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by Sphere Entertainment net of any reimbursements received from its executive officers. The incremental cost of the use of the aircraft does not include any costs that would have been incurred by Sphere Entertainment whether or not the personal trip was taken.

See “Certain Relationships and Related Party Transactions — Relationship between Sphere Entertainment and Us After the Distribution — Aircraft Arrangements” for a description of certain aircraft arrangements that we have entered into with Sphere Entertainment in connection with the Distribution.

Executive Security

Mr. Dolan participates in Sphere Entertainment’s executive security program, including services related to cybersecurity and connectivity. During the fiscal year ended June 30, 2022, MSG Sports and Sphere Entertainment shared the costs of such participation in their security program equally. Because certain of these costs can be viewed as conveying personal benefits to Mr. Dolan, they are reported as perquisites.

Other

From time to time certain Sphere Entertainment employees, including its executive officers (and their guests), have access to tickets to sporting events and other entertainment at Sphere Entertainment’s venues at no cost, and may also purchase tickets at face value. Attendance at such events is integrally and directly related to the performance of the executive officers’ duties, and, as such, Sphere Entertainment does not deem the receipt of such tickets to be perquisites.

Sphere Entertainment named executive officers may also make incidental use from time to time of certain amenities made available through Sphere Entertainment resources, such as food and beverage at Sphere Entertainment’s nightlife, dining and entertainment venues.

Sphere Entertainment’s Post-Termination Compensation

Sphere Entertainment believes that post-termination benefits are integral to its ability to attract and retain qualified executive officers. See “—Employment Agreements” below for a description of the severance arrangements that Sphere Entertainment has agreed to provide our NEOs in the event of a qualifying termination of employment from Sphere Entertainment.

Under certain circumstances, payments or other benefits may be provided by Sphere Entertainment to its employees upon the termination of their employment with Sphere Entertainment. These may include payments or other benefits upon a termination by Sphere Entertainment without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of Sphere Entertainment or following a going-private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements with Sphere Entertainment.

Employment Agreements

We have entered into an employment agreement with Mr. Dolan effective as of the Distribution, the material terms of which are described below. As noted above, Mr. Dolan continues to serve as an officer of Sphere Entertainment following the Distribution.

Effective as of the Distribution date, Sphere Entertainment has assigned to us, and we have assumed, the employment agreements between Sphere Entertainment and each of Messrs. Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella, the material terms of which are also described below.

On May 31, 2023, we entered into a new employment agreement with Mr. D’Ambrosio, effective as of April 1, 2023, the material terms of which are described below.

James L. Dolan

We have entered into an employment agreement with Mr. Dolan which provides for Mr. Dolan’s employment as the Executive Chairman and Chief Executive Officer of the Company. The employment agreement recognizes that Mr. Dolan is employed by Sphere Entertainment and MSG Sports during his employment with the Company.

The employment agreement provides for an annual base salary of not less than $1,000,000. Mr. Dolan is eligible to participate in the Company’s annual bonus program with an annual target bonus opportunity equal to not less than 200% of his base salary. Commencing with the fiscal year starting July 1, 2023, he will also be eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available in the future to similarly situated executives at the Company, with an aggregate annual target value of not less than $6,000,000. Mr. Dolan is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to June 30, 2024, Mr. Dolan’s employment is either terminated by the Company for any reason other than “cause” (as defined in the employment agreement), or is terminated by Mr. Dolan for “good reason” (as defined in the employment agreement) and cause does not then exist, then, subject to Mr. Dolan’s execution of a separation agreement, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Dolan’s annual base salary and annual target bonus, (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred, (c) each of Mr. Dolan’s outstanding unvested long-term cash awards will immediately vest in full and will be payable to Mr. Dolan to the same extent that other similarly situated active executives receive payment, (d) all of the time-based restrictions on each of Mr. Dolan’s outstanding unvested shares of restricted stock or restricted stock units (including restricted stock units subject to performance criteria) will immediately be eliminated and such restricted stock and restricted stock units will be payable or deliverable to Mr. Dolan subject to satisfaction of any applicable performance criteria, and (e) each of Mr. Dolan’s outstanding unvested stock options and stock appreciation awards will immediately vest.

If Mr. Dolan’s employment is terminated due to his death or disability before June 30, 2024, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) above and any long-term cash awards shall immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Company’s Compensation Committee (subject to the satisfaction of the applicable performance criteria). If Mr. Dolan’s employment is terminated after June 30, 2024 either by the Company for any reason other than cause, by Mr. Dolan for good reason and cause does not then exist, or due to death or disability, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (c), (d) and (e) above.

Following June 30, 2024, certain provisions of Mr. Dolan’s employment agreement regarding annual cash and equity compensation will no longer continue in effect with respect to services following such date.

The employment agreement contains certain covenants by Mr. Dolan, including a noncompetition agreement that restricts Mr. Dolan’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

David F. Byrnes

Pursuant to his employment agreement dated December 20, 2021, Mr. Byrnes receives an annual base salary of not less than $800,000. Mr. Byrnes is eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 100% of his annual base salary.

Mr. Byrnes is eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Byrnes will receive one or more annual long-term awards with an aggregate target value of not less than $1,200,000. Mr. Byrnes is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to December 31, 2024, Mr. Byrnes’ employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Byrnes for “good reason” (as defined in the agreement) and so long as cause does not then exist, then, subject to Mr. Byrnes’ execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Byrnes’ annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) any unpaid portion of the special cash award, which was paid no later than the first regular Company payroll date on or after April 1, 2022; (d) each of Mr. Byrnes’ outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Byrnes to the same extent that other similarly situated active executives receive payment; (e) all of the time-based restrictions on each of Mr. Byrnes’ outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Mr. Byrnes subject to satisfaction of any applicable performance criteria; and (f) each of Mr. Byrnes’ outstanding stock options and stock appreciation awards, if any, will immediately vest.

If Mr. Byrnes’ employment is terminated due to his death or disability prior to December 31, 2024, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (c), (e) and (f) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. Byrnes including a noncompetition agreement that restricts Mr. Byrnes’ ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

Jamal H. Haughton

Pursuant to his employment agreement dated October 26, 2021, which was effective as of December 6, 2021, Mr. Haughton receives an annual base salary of not less than $1,100,000. Mr. Haughton is eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 100% of Mr. Haughton’s annual base salary.

Mr. Haughton is eligible, subject to his continued employment by the Company, to participate in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Mr. Haughton will receive one or more annual long-term awards with an aggregate target value of not less than $1,300,000. Mr. Haughton is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to December 5, 2024, Mr. Haughton’s employment with the Company is either terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. Haughton for “good reason” (as defined in the agreement) and so long as cause does not then exist, then, subject to Mr. Haughton’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. Haughton’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. Haughton’s outstanding long-term cash awards will immediately vest in full and will be payable to Mr. Haughton to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. Haughton’s outstanding restricted stock or restricted stock units will immediately be eliminated and will be payable or deliverable to Mr. Haughton subject to satisfaction of any applicable performance criteria; and (e) each of Mr. Haughton’s outstanding stock options and stock appreciation awards, if any, will immediately vest.

If Mr. Haughton’s employment is terminated due to his death or disability prior to December 5, 2024, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards shall immediately vest in full, whether or not subject to performance criteria, and will be payable on the 90th day after the termination of his employment; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the extent that other similarly situated executives receive payment as determined by the Compensation Committee (subject to the satisfaction of the applicable performance criteria).

The employment agreement contains certain covenants by Mr. Haughton including a non-competition agreement that restricts Mr. Haughton’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

Philip G. D’Ambrosio

Pursuant to his employment agreement dated November 17, 2021, which was effective as of January 1, 2022, Mr. D’Ambrosio received an annual base salary of not less than $680,000. Mr. D’Ambrosio was eligible to participate in the Company’s discretionary annual incentive program with an annual target bonus equal to not less than 75% of his annual base salary. Mr. D’Ambrosio was eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that were made available to similarly situated executives at the Company. It was expected that Mr. D’Ambrosio would receive one or more annual long-term awards with an aggregate target value of not less than $1,000,000. Mr. D’Ambrosio was eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, prior to December 31, 2024, Mr. D’Ambrosio’s employment was terminated (i) by the Company other than for “cause” (as defined in the agreement), or (ii) by Mr. D’Ambrosio for “good reason” (as defined in the agreement) and so long as cause does not then exist, then, subject to Mr. D’Ambrosio’s execution of a separation agreement with the Company, the Company would provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than the sum of Mr. D’Ambrosio’s annual base salary and annual target bonus; and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.

The employment agreement contained certain covenants by Mr. D’Ambrosio including a noncompetition agreement that restricted Mr. D’Ambrosio’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company.

On May 31, 2023, the Company and Mr. D’Ambrosio entered into a new employment agreement, effective as of April 1, 2023. The new employment agreement is substantially the same as the prior employment agreement between the Company and Mr. D’Ambrosio, except that (i) Mr. D’Ambrosio serves as Executive Vice President and Treasurer of the Company, (ii) the annual base salary is not less than $750,000, (iii) it is expected that Mr. D’Ambrosio will receive annual grants of cash and/or equity long-term incentive awards with an aggregate target value of not less than $1,200,000 as determined by the Compensation Committee of the Board, (iv) Mr. D’Ambrosio received a one-time pro-rata long-term incentive award with respect to the Company’s fiscal year ending June 30, 2023 equal to $50,000 and (v) the scheduled expiration date of the Employment Agreement is March 31, 2026.

Courtney M. Zeppetella

Pursuant to her employment agreement dated March 23, 2022, which was effective as of May 2, 2022, Ms. Zeppetella receives an annual base salary of not less than $550,000 and an annual target bonus opportunity equal to 50% of annual base salary. Ms. Zeppetella is eligible, subject to her continued employment by the Company, to participate in future long-term incentive programs that are made available to similarly situated executives of the Company. It is expected that Ms. Zeppetella will receive one or more annual long-term awards with an aggregate target value of not less than $500,000.

In connection with the commencement of her employment with the Company, Ms. Zeppetella received a one-time special cash payment of $200,000, paid within 30 days after May 2, 2022. If Ms. Zeppetella’s employment with the Company terminates prior to the first anniversary of the commencement of her employment as a result of (a) her resignation (other than for good reason (as defined in the agreement)) or (b) an involuntary termination by the Company for “cause” (as defined in the agreement), then Ms. Zeppetella will be required to refund to the Company the full amount of the special cash award.

Ms. Zeppetella is eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to May 2, 2025, Ms. Zeppetella’s employment with the Company is either terminated by the Company other than for “cause” (as defined in the agreement), or by Ms. Zeppetella for good reason (as defined in the agreement) and cause does not exist, then, subject to Ms. Zeppetella’s execution of a separation agreement with the Company, the Company will provide her with the following benefits and rights: (a) severance in an amount determined at the discretion of the Company, but in no event less than the sum of Ms. Zeppetella’s annual base salary and annual target bonus; and (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred.

The employment agreement contains certain covenants by Ms. Zeppetella including a non-competition covenant that restricts Ms. Zeppetella’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Company; provided that the non-competition covenant will not apply following a termination of Ms. Zeppetella’s employment either by the Company other than for “cause” or by Ms. Zeppetella for good reason (if “cause” does not then exist) if Ms. Zeppetella waives her entitlement to the severance benefits described above.

Key Elements of 2023 Expected Compensation from the Company

As a newly formed entity, we did not have any executive officers or pay any compensation during the year ended June 30, 2022. The following summarizes the principal components of the annual compensation that we provide following the Distribution to Messrs. Dolan, Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella. We have not yet determined the form of any long-term incentives to be granted with respect to the 2024 fiscal year.

James L. Dolan:
Base Salary	$1,000,000
Target Bonus	200% of Base Salary
Target Long-Term Incentives	$6,000,000
David F. Byrnes:
Base Salary	$800,000
Target Bonus	100% of Base Salary
Target Long-Term Incentives	$1,700,000
Jamal H. Haughton:
Base Salary	$1,100,000
Target Bonus	100% of Base Salary
Target Long-Term Incentives	$1,300,000
Philip G. D’Ambrosio:
Base Salary	$750,000
Target Bonus	75% of Base Salary
Target Long-Term Incentives	$1,200,000
Courtney M. Zeppetella:
Base Salary	$550,000
Target Bonus	50% of Base Salary
Target Long-Term Incentives	$500,000

In addition, our NEOs receive other benefits and perquisites, similar to those received by Sphere Entertainment’s named executive officers, as discussed above.

Based on information provided to us by Sphere Entertainment, Mr. Dolan’s direct compensation opportunities with Sphere Entertainment was reduced effective as of the Distribution by an amount equal to Mr. Dolan’s direct compensation opportunities under his employment agreement with the Company. His direct compensation opportunities at MSG Sports were not impacted by the Distribution. Accordingly, Mr. Dolan’s aggregate compensation across Sphere Entertainment, MSG Sports and the Company has not changed in connection with the Distribution.

Historical Compensation Information

All of the information set forth in the following table reflects compensation earned during the years ended June 30, 2022, 2021 and 2019. Sphere Entertainment’s Executive Chairman and Chief Executive Officer is a shared employee of MSG Sports and Sphere Entertainment; the information set forth below only reflects the compensation paid by Sphere Entertainment for services rendered to Sphere Entertainment, and excludes amounts for which MSG Sports reimbursed Sphere Entertainment.

References in the tables that follow to “2022,” “2021,” or “2020” refer to the year ended June 30, 2022, 2021 or 2020, respectively. The information below is therefore not necessarily indicative of the compensation these individuals receive as executive officers of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
James L. Dolan	2022	1,937,500	—	11,148,811	5,566,000	—	591,368	19,243,679
Executive Chairman and Chief Executive Officer	2021	600,000	—	5,848,014	1,320,000	—	555,826	8,323,840
	2020	115,385	—	2,305,894	1,439,167	—	94,683	3,955,129
David F. Byrnes(7) Executive Vice President and Chief Financial Officer	2022	338,462	811,868	993,165	1,113,200	—	11,893	3,268,588
Jamal H. Haughton(8) Executive Vice President and General Counsel	2022	613,462	250,000	1,075,940	1,530,650	—	13,112	3,483,164
Philip G. D’Ambrosio(9) Senior Vice President and Treasurer	2022	625,481	—	956,519	809,665	—	35,618	2,427,283
	2021	575,000	—	1,070,669	474,375	—	32,370	2,152,414
	2020	110,577	—	205,006	295,930	—	235	611,748
Courtney M. Zeppetella(10) Senior Vice President, Controller and Chief Accounting Officer	2022	84,615	200,000	—	—	—	224	284,839

(1)

For 2022, the salary paid by Sphere Entertainment to the NEOs accounted for approximately the following percentages of their total Sphere Entertainment compensation: Mr. Dolan — 10%; Mr. Byrnes — 10%; Mr. Haughton —18%; Mr. D’Ambrosio — 26%; and Ms. Zeppetella — 30%.

The 2020 salary information excludes the following amounts paid by The Madison Square Garden Company prior to the 2020 Entertainment Distribution: Mr. Dolan — $807,692; and Mr. D’Ambrosio — $464,423.

(2)

This column reflects a one-time special bonus paid outside of the MPIP to Mr. Byrnes in connection with forfeited compensation from his previous employer and to Mr. Haughton and Ms. Zeppetella in connection with the commencement of their employment with Sphere Entertainment.

(3)

This column reflects the aggregate grant date fair value of Sphere Entertainment restricted stock units and performance stock units granted to the NEOs, without any reduction for risk of forfeiture, as calculated in accordance with Topic 718 on the date of grant. Under Topic 718, the date of grant for performance stock units is the date the performance targets are set for such awards, which, for the fiscal year ended June 30, 2022 was on June 28, 2022. The assumptions used by Sphere Entertainment in calculating these amounts are set forth in Note 17 to the financial statements included in Sphere Entertainment’s 2022 Form 10-K. The grant date fair value of the performance stock units is shown at target performance. The number of restricted stock units and performance stock units granted to the NEOs was determined based on the 20-trading day average closing market price on the day prior to the date such awards were approved by the Sphere Entertainment Compensation Committee.

For the 2022 figures, this column reflects the value of restricted stock units approved and granted in August 2021 and April 2022 and performance stock units approved in August 2021 and April 2022 and granted for purposes of Topic 718 in June 2022. At the highest level of performance, the value of such 2022 performance stock units on the grant date for purposes of Topic 718 would be: $4,843,171 for Mr. Dolan; $423,812 for Mr. Byrnes; $459,134 for Mr. Haughton; and $417,239 for Mr. D’Ambrosio. With respect to Mr. Dolan, such amounts include awards approved in April 2022 to reflect the increased long-term incentive opportunity (on a non-pro rata basis) as a result of Mr. Dolan’s new employment agreement effective August 2021; with respect to Messrs. Byrnes and Haughton, such awards, approved in April 2022, reflect long-term incentive opportunities under their employment agreements (on a non-pro rata basis).

For the 2021 figures, this column reflects the value of restricted stock units and performance stock units granted in August and September 2020 and April 2021. At the highest level of performance, the value of such 2021 performance stock units on the grant date would be: $3,379,808 for Mr. Dolan; and $613,078 for Mr. D’Ambrosio. With respect to Mr. D’Ambrosio, such amounts also include awards granted in April 2021 to reflect an increased long-term incentive opportunity.

For the 2020 figures, this column reflects the value of Sphere Entertainment restricted stock units and performance stock units granted in April 2020 in respect of existing MSG Sports awards that were granted by The Madison Square Garden Company in August 2019. With respect to these awards, the value reflected is the pro rata portion of the grant date value of the original MSG Sports award granted in August 2019 by The Madison Square Garden Company, calculated in accordance with Topic 718, based on the stock price of Sphere Entertainment’s and MSG Sports’ Class A common stock on the Distribution date of the 2020 Entertainment Distribution. At the highest level of performance, the value of such 2020 Sphere Entertainment performance stock units on the grant date would be: $1,268,242 for Mr. Dolan; and $112,753 for Mr. D’Ambrosio.

(4)

For the 2022 figures, this column reflects the annual incentive award earned by each NEO under Sphere Entertainment’s program with respect to performance during the fiscal year ended June 30, 2022 and paid in September 2022. For the 2021 figures, this column reflects the annual incentive award earned by each NEO under Sphere Entertainment’s program with respect to performance during the year ended June 30, 2021 and paid in September 2021. For the 2020 figures, this column reflects the annual incentive award earned by each NEO under Sphere Entertainment’s program with respect to performance during the year ended June 30, 2020 and paid in September 2020. With respect to Mr. Dolan, this amount also includes $239,167 paid by Sphere Entertainment to MSG Sports, reflecting Sphere Entertainment’s obligation to pay 75% of the aggregate annual incentive liability accrued as of the Distribution date of the 2020 Entertainment Distribution. With respect to Mr. D’Ambrosio, these amounts exclude $135,321 paid by MSG Sports to Sphere Entertainment, reflecting MSG Sports’ obligation to pay 41% of the liability accrued as of the Distribution date of the 2020 Entertainment Distribution.

(5)

For each period, this column represents the sum of the increase during such period in the present value of each NEO’s accumulated Cash Balance Pension Plan account over the amount reported for the prior period. There were no above-market earnings on nonqualified deferred compensation. For more information regarding the NEOs’ pension benefits, please see the Pension Benefits table below.

(6)	The table below shows the components of this column:

Name	Year	401(k) Plan Match(a)	401(k) Plan Discretionary Contribution(a)	Excess Savings Plan Match(a)	Excess Savings Plan Discretionary Contribution(a)	Life Insurance Premiums(b)	MSG Cares Matching Gift Program(c)	Perquisites(d)	Separation Related Benefits	Total
James L. Dolan	2022	12,723	4,350	62,400	24,309	4,896	—	482,690	—	591,368
David F. Byrnes	2022	11,077	—	—	—	816	—	—	—	11,893
Jamal H. Haughton	2022	11,000	952	—	—	1,160	—	—	—	13,112
Philip G. D’Ambrosio	2022	13,185	4,350	11,400	4,275	1,408	1,000	—	—	35,618
Courtney M. Zeppetella	2022	—	—	—	—	224	—	—	—	224

(a)	These columns represent a matching contribution by Sphere Entertainment on behalf of the individual under the Savings Plan or Excess Savings Plan, as applicable.
(b)	This column represents amounts paid for the individual to participate in Sphere Entertainment’s group life insurance program.
(c)

This column represents amount paid by Sphere Entertainment to eligible 501(c)(3) organizations as matching contributions for donations made by the NEO under the MSG Cares Charitable Matching Gift Program.

(d)

This column represents the following aggregate estimated perquisites, as described in the table below, excluding amounts reimbursed by MSG Sports. For more information regarding the calculation of these perquisites, please see “— Sphere Entertainment’s Compensation Practices and Policies — Sphere Entertainment’s Perquisites.”

Name	Year	Car and Driver(I)	Aircraft(II)	Executive Security(III)	Total ($)
James L. Dolan	2022	129,134	342,740	*	482,690
David F. Byrnes	2022	*	*	*	**
Jamal H. Haughton	2022	*	*	*	**
Philip G. D’Ambrosio	2022	*	*	*	**
Courtney M. Zeppetella	2022	*	*	*	**

*	Does not exceed the greater of $25,000 or 10% of the total amount of the perquisites of the NEO.
**	The aggregate value of the perquisites in 2022 for the individual is less than $10,000.
(I)

Amounts in this column represent Sphere Entertainment’s share of the cost of the personal use (which includes commutation) by Mr. Dolan of cars and drivers provided by Sphere Entertainment. These amounts are calculated using a portion of the cost of Sphere Entertainment’s drivers plus maintenance, fuel and other related costs for Sphere Entertainment vehicles, based on an estimated percentage of personal use.

(II)

As discussed under “— Sphere Entertainment’s Compensation Program Practices and Policies — Sphere Entertainment’s Perquisites — Aircraft Arrangements,” the amounts in the table reflect Sphere Entertainment’s share of the incremental cost for personal use of Sphere Entertainment’s aircraft and other aircraft Sphere Entertainment has access to pursuant to arrangements with various Dolan family entities (see “Certain Relationships and Related Party Transactions — Dolan Family Arrangements — Aircraft and Office Space Arrangements”), as well as personal helicopter use primarily for commutation. Incremental cost is determined as the actual additional cost incurred by Sphere Entertainment under the applicable arrangement.

(III)	The amounts in this column represent Sphere Entertainment’s share of the cost of executive security services (including cybersecurity and connectivity) provided to Mr. Dolan.
(7)	Effective January 24, 2022, Mr. Byrnes was appointed Executive Vice President and Chief Financial Officer of Sphere Entertainment.
(8)

Effective December 6, 2021, Mr. Haughton was appointed Executive Vice President and General Counsel of Sphere Entertainment. Mr. Haughton’s title at the Company is Executive Vice President, General Counsel and Secretary.

(9)

From March 12, 2020 through the 2020 Entertainment Distribution date, Mr. D’Ambrosio served as Sphere Entertainment’s Interim Chief Financial Officer and from March 12, 2020 through December 10, 2020, Mr. D’Ambrosio also served as Sphere Entertainment’s Secretary. Mr. D’Ambrosio’s title at the Company is Executive Vice President and Treasurer, effective as of April 1, 2023.

(10)	Effective May 2, 2022, Ms. Zeppetella was appointed Senior Vice President, Controller and Chief Accounting Officer.

Grants of Sphere Entertainment Plan-Based Awards

The table below presents information regarding equity awards granted by Sphere Entertainment during the fiscal year ended June 30, 2022 to the Company’s NEOs under Sphere Entertainment’s plans, including estimated possible and future payouts under non-equity incentive plan awards and equity incentive plan awards of restricted stock units and performance stock units. See “— Treatment of Outstanding Awards” below for a discussion of the impact of the Distribution on certain of the awards discussed in the following table.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Year	Grant Date(1)		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
James L. Dolan	2022	8/27/2021	(4)		4,000,000	8,000,000
	2022	6/28/2022	(5)				76,262	84,736	93,210		4,402,883
	2022	8/27/2021	(6)							68,979	5,454,170
	2022	4/20/2022	(6)							15,757	1,291,759
David F. Byrnes	2022	12/20/2021	(4)		800,000	1,600,000
	2022	6/28/2022	(5)				6,674	7,415	8,157		385,283
	2022	4/20/2022	(6)							7,415	607,882
Jamal H. Haughton	2022	12/6/2021	(4)		1,100,000	2,200,000
	2022	6/28/2022	(5)				7,230	8,033	8,836		417,395
	2022	4/20/2022	(6)							8,033	658,545
Philip G. D’Ambrosio	2022	8/27/2021	(4)		510,000	1,020,000
	2022	6/28/2022	(5)				6,570	7,300	8,030		379,308
	2022	8/27/2021	(6)							7,300	577,211
Courtney M. Zeppetella	2022	—			—	—	—	—	—	—	—

(1)

The grant date is presented in accordance with Topic 718. Under Topic 718, the date of grant for performance stock units is the date the performance targets are set for such awards, which, for the fiscal year ended June 30, 2022 was on June 28, 2022.

(2)

The number of restricted stock units and performance stock units granted to the NEOs was determined based on the 20-trading day average closing market price on the day prior to the date such awards were approved by the Sphere Entertainment Compensation Committee.

(3)

This column reflects the aggregate grant date fair value of the restricted stock unit awards and performance stock unit awards, as applicable, granted to each NEO in the 2022 fiscal year without any reduction for risk of forfeiture as calculated in accordance with Topic 718 as of the date of grant. The grant date fair value of the performance stock units is shown at target performance. At the highest level of performance, the value of the performance stock units on the applicable grant date would be: $4,843,171 for Mr. Dolan; $423,812 for Mr. Byrnes; $459,134 for Mr. Haughton; and $417,239 for Mr. D’Ambrosio.

(4)

This row reflects the possible payouts with respect to grants of annual incentive awards under Sphere Entertainment’s MPIP for performance in the fiscal year ended June 30, 2022. Each of the NEOs is assigned a target bonus which is a percentage of the NEO’s base salary as of such fiscal year end. There is no threshold amount for annual incentive awards. The amounts of annual incentive awards actually paid by Sphere Entertainment in September 2022 for performance in the 2022 fiscal year are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “— Sphere Entertainment’s Compensation Program Practices and Policies — Elements of Sphere Entertainment’s Compensation Program — Annual Cash Incentives.”
(5)

This row reflects the threshold, target and maximum number of Sphere Entertainment performance stock units awarded in the fiscal year ended June 30, 2022. Such performance stock units were approved by the Sphere Entertainment Compensation Committee in August 2021 and April 2022 (only with respect to Messrs. Dolan, Byrnes and Haughton) and granted for purposes of Topic 718 in June 2022, when the performance targets were set for such award. The performance stock unit award was approved with a target number of units, with an actual payment based upon the achievement of performance targets. This grant of performance stock units, which was made under the Sphere Entertainment Employee Stock Plan, will vest upon the later of September 15, 2024 and the date of certification of achievement against pre-determined performance goals measured in the 2024 fiscal year, subject to continued employment requirements and employment agreement and award terms (as applicable). See “— Sphere Entertainment’s Compensation Program Practices and Policies — Long-term Incentives — Sphere Entertainment Performance Stock Units” and “— Employment Agreements.”

(6)

This row reflects the number of Sphere Entertainment restricted stock units awarded in the fiscal year ended June 30, 2022. These grants of restricted stock units, which were made under the Sphere Entertainment Employee Stock Plan, will vest in three equal installments on September 15, 2022, 2023 and 2024, subject to continued employment requirements and employment agreement and award terms (as applicable). See “— Sphere Entertainment’s Compensation Program Practices and Policies — Long-term Incentives — Sphere Entertainment Restricted Stock Units” and “— Employment Agreements.”

Outstanding Sphere Entertainment Equity Awards at June 30, 2022

The table below shows (i) each grant of Sphere Entertainment stock options that is unexercised and outstanding, and (ii) the aggregate number and value of unvested Sphere Entertainment restricted stock units and Sphere Entertainment performance stock units outstanding (assuming target performance) for each NEO, in each case, as of June 30, 2022. See “— Treatment of Outstanding Awards” below for a discussion of the impact of the Distribution on certain of the awards discussed in the following table.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James L. Dolan	184,150	(2)			103.55	03/15/2024	—		—
	146,349	(3)			125.59	03/01/2025	—		—
	108,630	(4)			145.64	02/25/2026	—		—
	63,704	(5)	127,406	(5)	83.26	02/26/2027	—		—
	—		—		—	—	312,799	(6)	16,459,483
David F. Byrnes	—		—		—	—	14,830	(7)	780,355
Jamal H. Haughton	—		—		—	—	16,066	(8)	845,393
Philip G. D’Ambrosio	—		—		—	—	28,079	(9)	1,477,517
Courtney M. Zeppetella	—		—		—	—	—		—

(1)	Calculated using the closing market price of Sphere Entertainment’s Class A common stock on the NYSE on June 30, 2022 of $52.62 per share.
(2)

The amounts in this row represent Mr. Dolan’s time-based stock options granted at the effective time of the Networks Merger (“Effective Time”) as a result of the conversion of Mr. Dolan’s MSG Networks time-based stock options and performance-based stock options granted as long-term incentive awards on September 15, 2016, which have fully vested.

(3)

The amounts in this row represent Mr. Dolan’s time-based stock options granted at the Effective Time as a result of the conversion of Mr. Dolan’s MSG Networks time-based stock options and performance-based stock options granted as long-term incentive awards on September 1, 2017, which have fully vested.

(4)

The amounts in this row represent Mr. Dolan’s time-based stock options granted at the Effective Time as a result of the conversion of Mr. Dolan’s MSG Networks time-based stock options and performance-based stock options granted as long-term incentive awards on August 28, 2018, which have fully vested.

(5)

The amounts in this row represent Mr. Dolan’s 191,110 time-based stock options (63,704 of which have vested) granted at the Effective Time as a result of the conversion of Mr. Dolan’s MSG Networks time-based stock options and performance-based (based on target performance) stock options granted as long-term incentive awards on August 29, 2019. The unvested portion of the time-based stock options will vest on August 29, 2022, subject to continued employment requirements and employment agreement and award terms (as applicable).

(6)

With respect to Mr. Dolan, the total in this column includes 5,399 Sphere Entertainment restricted stock units (from an original award of 16,197 restricted stock units) and 16,197 Sphere Entertainment target performance stock units granted in respect of MSG Sports long-term incentive awards granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution. 5,399 restricted stock units vest on September 15, 2022. 16,197 performance stock units vest upon the later of September 15, 2022, and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2022. This column also includes 22,632 Sphere Entertainment restricted stock units (from an original award of 33,947 restricted stock units) issued in respect of MSG Networks restricted stock units and 33,947 Sphere Entertainment restricted stock units issued in respect of MSG Networks performance stock units, granted by MSG Networks prior to the Networks Merger. 11,316 and 11,316 restricted stock units issued in respect of the MSG Networks restricted stock units vest on September 15, 2022 and 2023, respectively. 33,947 restricted stock units issued in respect of the MSG Networks performance stock units vest on September 15, 2023. In addition, this column includes an award of 26,061 restricted stock units (from an original award of 39,091 restricted stock units) and 39,091 target performance stock units approved as long-term incentive awards on August 25, 2020, 68,979 restricted stock units and 68,979 target performance stock units approved as long-term incentive awards on August 27, 2021, and 15,757 restricted stock units and 15,757 target performance stock units approved as long-term incentive awards on April 20, 2022. The restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three year-period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment and the terms of Mr. Dolan’s employment agreement. For more information on MSG Sports restricted stock units and performance stock units granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution, which are not reflected herein, see MSG Sports’ Definitive Proxy Statement, filed with the SEC on October 27, 2020.

(7)

With respect to Mr. Byrnes, the total in this column represents an award of 7,415 restricted stock units and 7,415 target performance stock units approved as long-term incentive awards on April 20, 2022. The restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three year-period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment and the terms of Mr. Byrnes’ employment agreement.

(8)

With respect to Mr. Haughton, the total in this column represents an award of 8,033 restricted stock units and 8,033 target performance stock units approved as long-term incentive awards on April 20, 2022. The restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three year-period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment and the terms of Mr. Haughton’s employment agreement.

(9)

With respect to Mr. D’Ambrosio, the total in this column includes an award of 480 Company restricted stock units (from an original award of 1,440 restricted stock units) and 1,440 Company target performance stock units granted in respect of MSG Sports long-term incentive awards granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution. 480 restricted stock units vest on September 15, 2022. 1,440 performance stock units vest upon the later of September 15, 2022, and the date of certification of achievement against pre-determined performance goals measured in the final year of the three-year period ending June 30, 2022. In addition, this column includes an award of 3,862 restricted stock units (from an original award of 5,792 restricted stock units) and 5,792 target performance stock units approved as long-term incentive awards on August 25, 2020, 762 restricted stock units (from an original award of 1,143 restricted stock units) and 1,143 target performance stock units approved as long-term incentive awards on April 22, 2021, and 7,300 restricted stock units and 7,300 target performance stock units approved as long-term incentive awards on August 27, 2021. The restricted stock units vest ratably over three years on September 15th each year following the year of grant. The performance stock units cliff-vest upon the later of September 15th following a three year-period, and the date of certification of achievement against pre-determined performance goals measured in the final year of the period ending June 30th of the applicable year. All vestings are subject to continued employment and the terms of Mr. D’Ambrosio’s employment agreement. For more information on MSG Sports restricted stock units and performance stock units granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution, which are not reflected herein, see MSG Sports’ Definitive Proxy Statement, filed with the SEC on October 27, 2020.

Sphere Entertainment Option Exercises and Stock Vested

The table below shows Sphere Entertainment restricted stock unit awards that vested during the fiscal year ended June 30, 2022. No Sphere Entertainment stock options were exercised in the fiscal year ended June 30, 2022.

Name	Restricted Stock Units
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
James L. Dolan	49,274	$3,967,050
David F. Byrnes	—	—
Jamal H. Haughton	—	—
Philip G. D’Ambrosio	4,532	$364,871
Courtney M. Zeppetella	—	—

(1)

Calculated using the closing price of Sphere Entertainment’s Class A common stock on the NYSE on the vesting dates, September 15, 2021, November 1, 2021, November 16, 2021, and April 1, 2022, of $80.51, $73.94, $75.46, and $81.76 per share, respectively.

Sphere Entertainment Pension Benefits

The table below shows the present value of accumulated benefits payable to each NEO, including the number of years of service credited to the NEO, under Sphere Entertainment’s defined benefit pension plans as of June 30, 2022 (which plans were assigned to the Company in connection with the Distribution).

Name	Plan Name(1)	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)(2)
James L. Dolan	Cash Balance Pension Plan	—	(3)	—
David F. Byrnes	Cash Balance Pension Plan	—	(4)	—
Jamal H. Haughton	Cash Balance Pension Plan	—	(4)	—
Philip G. D’Ambrosio	Cash Balance Pension Plan	—	(4)	—
Courtney M. Zeppetella	Cash Balance Pension Plan	—	(4)	—

(1)	Accruals under the Cash Balance Pension Plan were frozen as of December 31, 2015.
(2)	Additional information concerning Pension Plans and Postretirement Plan Assumptions is set forth in Note 16 to Sphere Entertainment’s financial statements included in its 2022 Form 10-K.
(3)	Mr. Dolan does not participate in the Cash Balance Pension Plan.
(4)	Messrs. Byrnes, Haughton and D’Ambrosio and Ms. Zeppetella commenced employment with Sphere Entertainment after the Cash Balance Pension Plan was frozen and therefore are not eligible to participate.

During the 2022 fiscal year, Sphere Entertainment maintained several benefit plans for its executive officers. The material terms and conditions are discussed below.

Cash Balance Pension Plan

Sphere Entertainment sponsored the Cash Balance Pension Plan, a tax-qualified defined benefit plan, which was retained by the Company in the Distribution. The Cash Balance Pension Plan generally covers regular full-time and part-time non-union employees of the sponsoring company and certain of its affiliates who have completed one year of service. The Cash Balance Pension Plan was frozen to future benefit accruals effective as of December 31, 2015 (though accrued benefits continue to earn interest credits). A notional account is maintained for each participant under the Cash Balance Pension Plan, which consists of (i) annual allocations made by the sponsoring company as of the end of each year on behalf of each participant who has completed 800 hours of service during the year that range from 3% to 9% of the participant’s compensation, based on the participant’s age and (ii) monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Compensation includes all direct cash compensation received while a participant as part of the participant’s primary compensation structure (excluding bonuses, fringe benefits, and other compensation that is not received on a regular basis), and before deductions for elective deferrals, subject to applicable IRS limits.

A participant’s interest in the Cash Balance Pension Plan is subject to vesting limitations for the first three years of employment. A participant’s account will also vest in full upon his or her termination due to death, disability or retirement after attaining age 65. Upon retirement or other termination of employment, the participant may elect a distribution of the vested portion of the cash balance account. Any amounts remaining in the Cash Balance Pension Plan will continue to be credited with interest until the account is paid. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect a single life annuity or a lump sum.

Madison Square Garden 401(k) Savings Plan

Under the Savings Plan, a tax-qualified retirement savings plan, participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a pre-tax or Roth 401(k) after-tax basis as well as a percentage of their eligible pay on an after-tax basis. Sphere Entertainment provides a (a) fully-vested matching contribution equal to 100% of the first 4% of eligible pre-tax or Roth 401(k) after-tax pay contributed by participating employees and (b) discretionary non-elective fully-vested contribution by Sphere Entertainment. The Savings Plan is a multiple-employer plan which, following the Distribution, is sponsored by the Company, and to which Sphere Entertainment and MSG Sports also contribute for their respective employees. Prior to the Networks Merger, MSG Networks also participated in the Savings Plan and contributed to the Savings Plan for its employees. Following the Networks Merger, MSG Networks employees continue to participate in the Savings Plan.

Excess Savings Plan

The Excess Savings Plan is an unfunded, non-qualified deferred compensation plan that operates in conjunction with the Savings Plan. An employee is eligible to participate in the Excess Savings Plan for a calendar year if his or her compensation (as defined in the Savings Plan) in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($305,000 in calendar year 2022) and he or she makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Savings Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($20,500, or $27,000 if 50 or over, for calendar year 2022) can continue to make pre-tax contributions under the Excess Savings Plan of up to 4% of his or her eligible pay. In addition, Sphere Entertainment provides a (a) fully-vested matching contribution equal to 100% of the first 4% of eligible pay contributed by participating employees and (b) discretionary non-elective fully-vested contribution by Sphere Entertainment. Account balances under the Excess Savings Plan are credited monthly with the rate of return earned by the stable value fund offered as an investment alternative under the Savings Plan. Distributions of vested benefits are made in a lump sum as soon as practicable after the participant’s termination of employment with Sphere Entertainment.

Our Retirement Benefits

Effective as of the Distribution, we have retained the assets and liabilities under the Cash Balance Pension Plan. Additionally, we sponsor the Savings Plan and Sphere Entertainment is a contributing employer.

We have retained the MSG Entertainment Group, LLC Excess Savings Plan, which is substantially similar to the Excess Savings Plan, and liabilities for benefits under such plan relating to Sphere Entertainment’s employees who remained employees of Sphere Entertainment after the Distribution have been assumed by Sphere Entertainment under the Excess Savings Plan. The actuarial present values of the accumulated pension benefits of Messrs. Dolan, Byrnes, Haughton and D’Ambrosio, who have participated in certain of these plans as of June 30, 2022, are reported in the Sphere Entertainment Pension Benefits Table and Sphere Entertainment Non-Qualified Deferred Compensation Table herein.

Sphere Entertainment Nonqualified Deferred Compensation

The table below shows (i) the contributions made by the Company’s NEOs and Sphere Entertainment during the fiscal year ended June 30, 2022, (ii) aggregate earnings on the NEOs’ account balance during the fiscal year ended June 30, 2022 and (iii) the account balance of the NEOs under the Excess Savings Plan as of June 30, 2022.

Name	Plan Name	Executive Contributions in 2022 ($) (1)	Registrant Contributions in 2022 ($) (2)	Aggregate Earnings in 2022 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2022 ($)
James L. Dolan	Excess Savings Plan	64,046	86,709	8,865	—	706,172
David F. Byrnes	Excess Savings Plan	108	—	—	—	108
Jamal H. Haughton	Excess Savings Plan	8,108	—	13	—	8,121
Philip G. D’Ambrosio	Excess Savings Plan	11,673	15,675	2,093	—	159,361
Courtney M. Zeppetella	Excess Savings Plan	—	—	—	—	—

(1)

These amounts represent a portion of the NEOs’ salaries and/or annual cash incentives, which are included in the numbers reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns, as applicable, of the Summary Compensation Table that the NEOs contributed to the Excess Savings Plan.

(2)	These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.
(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

Termination and Severance

This section describes the payments that would have been received by the NEOs who were employed by Sphere Entertainment as of June 30, 2022 (the last business day of Sphere Entertainment’s 2022 fiscal year) upon various terminations of employment from Sphere Entertainment scenarios. The information under “Separation from Sphere Entertainment” assumes that each of the NEOs was employed by Sphere Entertainment under his or her applicable employment agreement, and his or her employment terminated as of June 30, 2022. This information is presented to illustrate the payments the NEOs would have received from Sphere Entertainment under the various termination scenarios. See “—Employment Agreements” for a description of severance arrangements we have agreed to provide certain of our NEOs.

Separation from Sphere Entertainment

Payments may be made to Sphere Entertainment’s executive officers upon the termination of their employment with Sphere Entertainment depending upon the circumstances of their termination, which include termination by Sphere Entertainment without cause, termination by Sphere Entertainment with cause, termination by the officer for good reason, other voluntary termination by the officer, retirement, death, disability, or termination following a change in control of Sphere Entertainment or following a going-private transaction. Certain of these circumstances are addressed in the employment agreements between Sphere Entertainment and each of its executive officers. In addition, Sphere Entertainment award agreements for long-term incentives also address some of these circumstances. The Distribution did not constitute a change in control of Sphere Entertainment for purposes of the employment agreements between Sphere Entertainment and its executive officers or Sphere Entertainment’s long-term incentive award agreements.

Award Terms in the Event of a Change in Control or Going Private Transaction

The awards governing the restricted stock units of Sphere Entertainment provide that upon a change in control or going private transaction of Sphere Entertainment, the applicable NEO will be entitled to either (in the successor entity’s discretion) (a) cash equal to the unvested restricted stock units multiplied by the per share price paid in the change in control or going private transaction, or (b) only if the successor entity is a publicly-traded company, a replacement restricted stock unit award from the successor entity with the same terms. Any such cash award as provided in clause (a) above would be payable, and any replacement restricted stock unit award as provided in clause (b) above would vest, upon the earliest of (i) the date the restricted stock units were originally scheduled to vest so long as the applicable NEO remains continuously employed by Sphere Entertainment, the Company, MSG Sports or affiliates of such entities and if such entities remain affiliates of Sphere Entertainment, (ii) death, (iii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from Sphere Entertainment, or (iv) only if the successor entity elects clause (b) above, upon a resignation without “good reason” from Sphere Entertainment that is at least six months, but no more than nine months, following the change in control or going private transaction.

The awards governing the performance restricted stock units of Sphere Entertainment provide that upon a change in control or going private transaction of Sphere Entertainment, the unvested performance stock units will vest at the target level and be payable (i) upon a change in control, regardless of whether the applicable NEO’s employment is terminated, or (ii) following a going private transaction, upon the earlier of (x) July 1, 2022 (in the case of Sphere Entertainment awards granted in respect of MSG Sports 2020 fiscal year awards), July 1, 2023 (in the case of fiscal year 2021 awards), July 1, 2024 (in the case of 2022 fiscal year awards) or July 1, 2025 (in the case of 2023 fiscal year awards) if the applicable NEO is employed by Sphere Entertainment, the Company, MSG Sports or affiliates of such entities and if such entities remain affiliates of Sphere Entertainment through the applicable date, (y) death or (z) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from Sphere Entertainment.

The awards governing the stock options of Sphere Entertainment provide that upon a change in control or going private transaction of Sphere Entertainment, the applicable NEO will be entitled to either (a) cash equal to the number of options multiplied by the excess of the per share price paid in the change in control or going private transaction over the exercise price, or (b) only if the successor entity is a publicly traded company, a replacement option award from the successor entity with the same terms. Any such cash award would be payable, or unvested options would vest, upon the earliest of (i) the date the options were originally scheduled to vest so long as the NEO remains continuously employed by Sphere Entertainment, the Company, MSG Sports or affiliates of such entities and if such entities remain affiliates of Sphere Entertainment, (ii) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from Sphere Entertainment within three years following the change in control or going private transaction, or (iii) only if the successor entity elects clause (b) above, upon a resignation without “good reason” from Sphere Entertainment that is at least six months, but no more than nine months, following the change in control or going private transaction. Any stock options that have an exercise price greater than the per share price paid in the change in control or going private transaction may be cancelled for no consideration.

The awards governing the performance stock options of Sphere Entertainment provide that upon a change in control or going private transaction of Sphere Entertainment, the unvested performance stock options will vest at the target level (or at actual performance if the going private transaction is effective following the applicable performance period) and be payable (i) upon a change in control, regardless of whether the applicable NEO’s employment is terminated or (ii) following a going private transaction, (x) if the options are not exercisable on the effective date, upon the earliest of (1) the date the options were originally scheduled to vest so long as the NEO remains continuously employed by Sphere Entertainment, the Company, MSG Sports or affiliates of such entities and if such entities remain affiliates of Sphere Entertainment or (2) a termination without “cause” or a resignation for “good reason” (as each term is defined in the applicable award agreement) from Sphere Entertainment within three years following the going private transaction, or (y) if the options are exercisable on the effective date, promptly following the going private transaction. Any performance stock options that have an exercise price greater than the per share price paid in the change in control or going private transaction may be cancelled for no consideration.

For purposes of the “— Termination and Severance — Award Terms in the Event of a Change in Control or Going Private Transaction — Benefits Payable as a Result of Termination of Employment by Sphere

Entertainment Without Cause or for Good Reason Following a Change in Control or Going-Private Transaction” below, we have assumed that the applicable NEO has either been terminated without “cause” or resigned for “good reason” after the close of business on June 30, 2022.

Quantification of Termination and Severance Payable by Sphere Entertainment

The following tables set forth a quantification of estimated severance and other benefits payable by Sphere Entertainment to the NEOs under various circumstances regarding the termination of their employment. In calculating these amounts, the following was taken into consideration or otherwise assumed:

•	Termination of employment from Sphere Entertainment occurred after the close of business on June 30, 2022.

•

Equity awards (other than stock options) were valued using the closing market price of Sphere Entertainment’s Class A common stock of $52.62 and MSG Sports’ Class A common stock of $151.00 on the NYSE on June 30, 2022.

•

Stock options were valued at their intrinsic value equal to the closing market price of Sphere Entertainment’s Class A common stock of $52.62 and MSG Sports’ Class A common stock of $151.00 on the NYSE on June 30, 2022, less the per share exercise price, multiplied by the number of Sphere Entertainment shares underlying the stock options.

•

We have assumed that the per share price paid in a change in control or going private transaction is equal to the closing market price of Sphere Entertainment’s Class A common stock of $52.62 and MSG Sports’ Class A common stock of $151.00 on the NYSE on June 30, 2022.

•

In the event of termination of employment from Sphere Entertainment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific Sphere Entertainment award agreement, the provisions of the applicable NEO’s employment agreement with Sphere Entertainment and the applicability of Code Section 409A. In quantifying aggregate termination payments, the timing of the payments was not taken into account and the value of payments that would be made over time was not discounted, except where otherwise disclosed.

•	It was assumed that all Sphere Entertainment performance objectives for performance-based awards are achieved (but not exceeded).

•

With respect to Mr. Dolan, it was assumed that on June 30, 2022 he is either simultaneously terminated from both MSG Sports and Sphere Entertainment, or has no continued employment relationship with MSG Sports.

Benefits Payable as a Result of Voluntary Termination of Employment from Sphere Entertainment by NEO, Termination of Employment by NEO Due to Retirement, or Termination of Employment by Sphere Entertainment for Cause

In the event of a voluntary termination of employment from Sphere Entertainment, a retirement from Sphere Entertainment, or event of termination by Sphere Entertainment for cause, no NEO would have been entitled to any payments at June 30, 2022, excluding any pension or other vested retirement benefits.

Benefits Payable as a Result of Termination of Employment by Sphere Entertainment Without Cause or Termination of Employment by NEO for Good Reason*

Elements	James L. Dolan		David F. Byrnes		Jamal H. Haughton		Philip G. D’Ambrosio		Courtney M. Zeppetella
Severance	$12,000,000	(1)	$3,200,000	(1)	$4,400,000	(1)	$1,190,000	(2)	$825,000	(3)
Pro rata bonus	$5,566,000	(3)	$1,113,200	(3)	$1,530,650	(3)	$809,665	(3)	—	(3)
Unvested restricted stock	$9,091,421	(4)	$390,177	(4)	$422,696	(4)	—		—
Unvested performance stock	$7,368,063	(5)	$390,177	(5)	$422,696	(5)	—		—
Unvested time-based stock options	—	(6)	—		—		—

*	The amounts in this table do not include any pension or other vested retirement benefits.
(1)	Represents severance equal to two times the sum of his annual base salary and annual target bonus.
(2)	Represents severance equal to the sum of his or her annual base salary and annual target bonus.
(3)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to Sphere Entertainment’s other named executive officers under Sphere Entertainment’s program without regard to personal performance objectives. Due to the timing of Ms. Zeppetella’s commencement of employment with Sphere Entertainment, she was not eligible for an annual bonus for the fiscal year ended June 30, 2022.

(4)

Represents the full vesting of the restricted stock units issued in April 2020 in respect of outstanding MSG Sports restricted stock unit awards granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution, the 2021 fiscal year grants of restricted stock units, the restricted stock units issued in July 2021 in respect of outstanding MSG Networks restricted stock unit and performance stock unit awards held at the time of the Networks Merger, and the 2022 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan, 5,399 units ($284,095), 26,061 units ($1,371,330), 56,579 units ($2,977,187) and 84,736 units ($4,458,808), respectively; Mr. Byrnes, 7,415 units ($390,177) (2022 fiscal year only); and Mr. Haughton, 8,033 units ($422,696) (2022 fiscal year only). In addition to the amounts included in the table above, Mr. Dolan would also fully vest in his outstanding MSG Sports restricted stock units, which are: 5,399 MSG Sports units ($815,249).

(5)

Represents the full vesting at target of the performance stock units issued in April 2020 in respect of outstanding MSG Sports performance stock unit awards granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution, and the 2021 and 2022 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan, 16,197 units ($852,286), 39,091 units ($2,056,968), and 84,736 units ($4,458,808), respectively; Mr. Byrnes 7,415 units ($390,177) (2022 fiscal year only); and Mr. Haughton 8,033 units ($422,696) (2022 fiscal year only). In addition to the amounts included in the table above, Mr. Dolan would also fully vest in his outstanding MSG Sports performance stock units, which are (at target): 16,197 MSG Sports units ($2,445,747).

(6)

Represents the full vesting of the stock options issued in July 2021 in respect of outstanding MSG Networks time-based and performance-based options granted to Mr. Dolan by MSG Networks as long-term incentive awards in August 2019, but such options have no value because each award had an exercise price greater than the closing market price of a share of Sphere Entertainment’s Class A common stock on June 30, 2022.

Benefits Payable as a Result of Termination of Employment from Sphere Entertainment Due to Death or Disability*

Elements	James L. Dolan		David F. Byrnes		Jamal H. Haughton		Philip G. D’Ambrosio		Courtney M. Zeppetella
Severance	—		—		—		—		—
Pro rata bonus	$5,566,000	(1)	$1,113,200	(1)	$1,530,650	(1)	—		—
Unvested restricted stock	$9,091,420	(2)	$390,177	(2)	$422,696	(2)	$652,698	(2)	—	(2)
Unvested performance stock	$7,368,063	(3)	$390,177	(3)	$422,696	(3)	$824,819	(3)	—	(3)
Unvested time-based stock options	—	(4)	—		—		—		—

*	The amounts in this table do not include any pension or other vested retirement benefits.
(1)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to Sphere Entertainment’s other named executive officers under Sphere Entertainment’s program but without regard to personal performance objectives.

(2)

Represents the full vesting of the restricted stock units issued in April 2020 in respect of outstanding MSG Sports restricted stock unit awards granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution, the 2021 fiscal year grants of restricted stock units, the restricted stock units issued in July 2021 in respect of outstanding MSG Networks restricted stock unit and performance stock unit awards held at the time of the Networks Merger, and the 2022 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan, 5,399 units ($284,095), 26,061 units ($1,371,330), 56,579 units ($2,977,187) and 84,736 units ($4,458,808), respectively; Mr. Byrnes, 7,415 units ($390,177) (2022 fiscal year only); Mr. Haughton, 8,033 units ($422,696) (2022 fiscal year only); and Mr. D’Ambrosio, 480 units ($25,258), 4,624 units ($243,315), and 7,300 units ($384,126), respectively (no Networks Merger units). Ms. Zeppetella did not have any equity awards outstanding as of June 30, 2022, but would otherwise be entitled to the full vesting of any unvested restricted stock units. In addition to the amounts included in the table above, Messrs. Dolan and D’Ambrosio would also fully vest in their outstanding MSG Sports restricted stock units, which are: Mr. Dolan, 5,399 MSG Sports units ($815,249); and Mr. D’Ambrosio, 480 MSG Sports units ($72,480).

(3)

Represents the full vesting at target of the performance stock units issued in April 2020 in respect of outstanding MSG Sports performance stock unit awards granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution, and the 2021 and 2022 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan, 16,197 units ($852,286), 39,091 units ($2,056,968) and 84,736 units ($4,458,808), respectively; Mr. Byrnes, 7,415 units ($390,177) (2022 fiscal year only); Mr. Haughton, 8,033 units ($422,696) (2022 fiscal year only); and Mr. D’Ambrosio, 1,440 units ($75,773), 6,935 units ($364,920) and 7,300 units ($384,126). Ms. Zeppetella did not have any equity awards outstanding as of June 30, 2022, but would otherwise be entitled to the full vesting of any unvested performance stock units. In addition to the amounts included in the table above, Messrs. Dolan and D’Ambrosio would also fully vest in their outstanding MSG Sports performance stock units, which are (at target): Mr. Dolan, 16,197 MSG Sports units ($2,445,747); and Mr. D’Ambrosio, 1,440 MSG Sports Units ($217,440).

(4)

Represents the full vesting of the stock options issued in July 2021 in respect of outstanding MSG Networks time-based and performance-based options granted to Mr. Dolan by MSG Networks as long-term incentive awards in August 2019, but such options have no value because each award had an exercise price greater than the closing market price of a share of Sphere Entertainment Class A common stock on June 30, 2022.

(5)

With respect to Mr. D’Ambrosio and Ms. Zeppetella, a termination by Sphere Entertainment due to disability would be treated under their employment agreements as a termination by Sphere Entertainment without cause and, therefore, Mr. D’Ambrosio and Ms. Zeppetella would be entitled to the amounts reflected in the table above, as well as those reflected in the “Benefits Payable as a Result of Termination of Employment by Sphere Entertainment Without Cause or Termination of Employment by NEO for Good Reason” table.

Benefits Payable as a Result of Termination of Employment from Sphere Entertainment Without Cause or for Good Reason Following a Change in Control or Going-Private Transaction (1)(2)*

Elements	James L. Dolan		David F. Byrnes		Jamal H. Haughton		Philip G. D’Ambrosio		Courtney M. Zeppetella
Severance	$12,000,000	(3)	$3,200,000	(3)	$4,400,000	(3)	$1,190,000	(4)	$825,000	(4)
Pro rata bonus	$5,566,000	(5)	$1,113,200	(5)	$1,530,650	(5)	$809,665	(5)	—	(5)
Unvested restricted stock	$9,091,421	(6)	$390,177	(6)	$422,696	(6)	$652,698	(6)	—	(6)
Unvested performance stock	$7,368,063	(7)	$390,177	(7)	$422,696	(7)	$824,819	(7)	—	(7)
Unvested time-based stock options	—	(8)	—		—		—		—

*	The amounts in this table do not include any pension or other vested retirement benefits.
(1)

The information in this table and the footnotes hereto describe amounts payable as a result of certain terminations of employment by the NEO or Sphere Entertainment following a change in control. The amounts payable as a result of termination of employment by the NEO or Sphere Entertainment following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the NEO or Sphere Entertainment following a change in control. Notwithstanding the amounts set forth in this table, if any payment otherwise due to any of the NEOs would result in the imposition of an excise tax under Code Section 4999, then Sphere Entertainment would instead pay to the applicable NEO either (a) the amounts set forth in this table, or (b) the maximum amount that could be paid to such NEO without the imposition of the excise tax, whichever results in a greater amount of after-tax proceeds to such NEO.

(2)

As noted in “— Termination and Severance — Award Terms in the Event of a Change in Control or Going Private Transaction” above, the amounts in this table assume that the applicable NEO has either been terminated without “cause” or resigned for “good reason” following such a change in control or going private transaction. The award agreements applicable to stock awards held by the NEOs dictate the terms of the vesting of those awards and any severance or bonus reflected in this table is provided as a result of the terms of the applicable NEO’s employment agreement and its terms related to termination without “cause” or resigned for “good reason,” and such severance is not enhanced by the change of control or going private transaction. For additional information, see “— Termination and Severance — Award Terms in the Event of a Change in Control or Going Private Transaction” above.

(3)	Represents severance equal to two times the sum of his annual base salary and annual target bonus.
(4)	Represents severance equal to the sum of his or her annual base salary and annual target bonus.
(5)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to Sphere Entertainment’s other named executive officers under Sphere Entertainment’s program without regard to personal performance objectives. Due to the timing of Ms. Zeppetella’s commencement of employment with Sphere Entertainment, she was not eligible for an annual bonus for the fiscal year ended June 30, 2022.

(6)

Represents the full vesting of the restricted stock units issued in April 2020 in respect of outstanding MSG Sports restricted stock unit awards granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution, the 2021 fiscal year grants of restricted stock units, the restricted stock units issued in July 2021 in respect of outstanding MSG Networks restricted stock unit and performance stock unit awards held at the time of the Networks Merger, and the 2022 fiscal year grants of restricted stock units, as applicable, which are: Mr. Dolan, 5,399 units ($284,095), 26,061 units ($1,371,330), 56,579 units ($2,977,187) and 84,736 units ($4,458,808), respectively; Mr. Byrnes, 7,415 units ($390,177) (2022 fiscal year only); Mr. Haughton, 8,033 units ($422,696) (2022 fiscal year only); and Mr. D’Ambrosio, 480 units ($25,258), 4,624 units ($243,315), and 7,300 units ($384,126), respectively (no Networks Merger units). Ms. Zeppetella did not have any equity awards outstanding as of June 30, 2022, but would otherwise be entitled to the full vesting of any unvested restricted stock units. In addition to the amounts included in the table above, Messrs. Dolan and D’Ambrosio would also fully vest in their outstanding MSG Sports restricted stock units, which are: Mr. Dolan, 5,399 MSG Sports units ($815,249); and Mr. D’Ambrosio, 480 MSG Sports units ($72,480).

(7)

Represents the full vesting at target of the performance stock units issued in April 2020 in respect of outstanding MSG Sports performance stock unit awards granted by The Madison Square Garden Company prior to the 2020 Entertainment Distribution, and the 2021 and 2022 fiscal year grants of performance stock units, as applicable, which are: Mr. Dolan, 16,197 units ($852,286), 39,091 units ($2,056,968) and 84,736 units ($4,458,808), respectively; Mr. Byrnes, 7,415 units ($390,177) (2022 fiscal year only); Mr. Haughton, 8,033 units ($422,696) (2022 fiscal year only); and Mr. D’Ambrosio, 1,440 units ($75,773), 6,935 units ($364,920) and 7,300 units ($384,126). Ms. Zeppetella did not have any equity awards outstanding as of June 30, 2022, but would otherwise be entitled to the full vesting of any unvested performance stock units. In addition to the amounts included in the table above, Messrs. Dolan and D’Ambrosio would also fully vest in their outstanding MSG Sports performance stock units, which are (at target): Mr. Dolan, 16,197 MSG Sports units ($2,445,747); and Mr. D’Ambrosio, 1,440 MSG Sports units ($217,440).

(8)

Represents the full vesting of the stock options issued in July 2021 in respect of outstanding MSG Networks time-based and performance-based options granted to Mr. Dolan by MSG Networks as long-term incentive awards in August 2019, but such options have no value because each award had an exercise price greater than the closing market price of a share of Sphere Entertainment’s Class A common stock on June 30, 2022.

Our Equity Compensation Plan Information

We have adopted an Employee Stock Plan (the “Employee Stock Plan”) and a Director Stock Plan, which are discussed below.

Our Employee Stock Plan

We have adopted an Employee Stock Plan, a form of which is filed as an exhibit to the registration statement, of which this prospectus forms a part, that we have filed with the SEC, and the following description of the Employee Stock Plan is qualified in its entirety by reference to the Employee Stock Plan.

Overview

The purpose of the Employee Stock Plan is to (i) compensate employees and eligible service providers of the Company and its affiliates who are responsible for the management and growth of the business of the Company and its affiliates, and (ii) advance the interest of the Company by encouraging and enabling the acquisition of a personal proprietary interest in the Company by employees and such service providers upon whose judgment and keen interest the Company and its affiliates are largely dependent for the successful conduct of their operations. It is anticipated that the acquisition of such a proprietary interest in the Company will stimulate the efforts of these employees and such service providers on behalf of the Company and its affiliates, and strengthen their desire to remain with the Company and its affiliates. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its affiliates to attract and retain desirable personnel and will better align the interests of participating employees and service providers with those of the Company’s stockholders. The Employee Stock Plan provides for grants of incentive stock options (as defined in Section 422 of the Code), non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units and other equity-based awards (collectively, “Awards”). The Employee Stock Plan will terminate, and no more Awards will be granted, after the ten year anniversary of the Distribution (unless sooner terminated by our Board or our Compensation Committee). The termination of the Employee Stock Plan will not affect previously granted Awards.

Shares Subject to the Employee Stock Plan; Other Limitations

The Employee Stock Plan is administered by the Company’s Compensation Committee. Awards may be granted under the Employee Stock Plan to such employees and other eligible service providers of the Company and its affiliates as the Compensation Committee may determine. An “affiliate” is defined in the Employee Stock Plan to mean any entity controlling, controlled by, or under common control with the Company or any other affiliate and also includes any entity in which the Company owns at least five percent of the outstanding equity interests. The total number of shares of the Company’s Class A common stock that may be issued pursuant to Awards under the Employee Stock Plan may not exceed an aggregate of 11,000,000, which may be either treasury shares or authorized and unissued shares. To the extent that (i) an Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares, (ii) any shares under an Award are not issued because of payment or withholding obligations or (iii) restricted shares revert back to the Company prior to the lapse of the restrictions or are applied by the Company for purposes of tax withholding obligations, then the Compensation Committee will also be able to grant Awards with respect to such shares or restricted shares. Awards payable only in cash or property other than shares will not reduce the aggregate remaining number of shares with respect to which Awards may be made under the Employee Stock Plan and shares relating to any other Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Awards may be made under the Employee Stock Plan. Any shares underlying Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity will not count against the shares available to be delivered pursuant to Awards under the Employee Stock Plan. No single individual may be issued Awards during any one calendar year for, or that relate to, a number of shares exceeding 750,000. In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects shares such that the failure to make an adjustment to an Award would not appropriately protect the rights represented by the Award in accordance with the essential intent and principles thereof (each such event, an “Adjustment Event”), then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, adjust any or all of the terms of an outstanding Award (including, without limitation, the number of shares covered by such outstanding Award, the type of property to which the Award is subject and the exercise price of such Award).

Awards

All employees and other service providers of the Company and its affiliates who are eligible under General Instruction A.1(a) to Form S-8, excluding any member of the Board who is not a current employee of the Company or its subsidiaries, are eligible to receive Awards under the Employee Stock Plan. Under the Employee Stock Plan, the Company is able to grant options and stock appreciation rights, which will be exercisable at a price determined by the Compensation Committee on the date of the Award grant, which price will be no less than the fair market value of a share of the Company’s Class A common stock on the date the option or stock appreciation right is granted. Other than in the case of the death of a participant, such options and stock appreciation rights may be exercised for a term fixed by the Compensation Committee but no longer than ten years from the date of grant. An award agreement may provide that, in the event the participant dies while the option or stock appreciation right is outstanding, the option or stock appreciation right will remain outstanding until the first anniversary of the participant’s death, whether or not such first anniversary occurs after such ten-year period. Upon its exercise, a stock appreciation right will be settled (and an option may be settled, in the Compensation Committee’s discretion) for an amount equal to the excess of the fair market value of a share of the Company’s Class A common stock on the date of exercise over the exercise price of the stock appreciation right (or option). The Employee Stock Plan prohibits (1) repricing options and stock appreciation rights (other than in connection with Adjustment Events), (2) repurchasing options or stock appreciation rights for cash when the exercise price equals or exceeds the fair market value of a share of the Company’s Class A common stock or (3) option or stock appreciation right automatic reload provisions, in each case without the approval of the Company’s stockholders.

The Employee Stock Plan also permits the Company to grant restricted shares and restricted stock units. A restricted share is a share of the Company’s Class A common stock that is registered in the participant’s name, but that is subject to certain transfer and/or forfeiture restrictions for a period of time as specified in the applicable award agreement. The participant of a restricted share will have the rights of a stockholder, subject to any restrictions and conditions specified by the Compensation Committee in the participant’s award agreement.

Notwithstanding the previous sentence, unless the Compensation Committee determines otherwise, all ordinary cash dividends paid upon any restricted share prior to its vesting will be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

A restricted stock unit is an unfunded, unsecured right to receive a share of the Company’s Class A common stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, a restricted stock unit will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant, upon the vesting of the restricted stock unit, an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued.

The Compensation Committee is also able to grant other equity-based or equity-related awards to participants subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Under the Employee Stock Plan, the Compensation Committee has the authority, in its discretion, to add performance criteria as a condition to any participant’s ability to exercise a stock option or stock appreciation right, or the vesting or payment of any restricted shares or restricted stock units, granted under the Employee Stock Plan. Additionally, the Employee Stock Plan specifies certain performance criteria that may, in the case of certain executive officers of the Company, be conditions precedent to the vesting of awards granted to such executives under the Employee Stock Plan.

Amendment; Termination

The Board or the Compensation Committee may discontinue the Employee Stock Plan at any time and from time to time may amend or revise the terms of the Employee Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of the stock exchange on which the Company’s shares are listed. The consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of an Adjustment Event, except to the extent the terms of an award agreement expressly refer to an Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Certain Awards Under the Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of certain awards that are permitted under the Employee Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options

A participant will not be subject to tax upon the grant of an incentive stock option (an “ISO”) or upon the exercise of an ISO. However, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be included in the participant’s alternative minimum taxable income. Whether the participant is subject to the alternative minimum tax will depend on his or her particular circumstances. The participant’s basis in the shares received will be equal to the exercise price paid, and the holding period in such shares will begin on the day following the date of exercise. If a participant disposes of the shares on or after

(i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (the “statutory holding period”), the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and his or her basis in the shares.

Nonstatutory Stock Options

For the grant of an option that is not intended to be (or does not qualify as) an ISO, a participant will not be subject to tax upon the grant of such an option (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to a participant as ordinary income, and such amount is generally deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. A participant’s basis in the shares received will equal the fair market value of the shares on the date of exercise, and a participant’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock

A participant will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the Employee Stock Plan unless the participant makes the election referred to below. Upon lapse of the restrictions, a participant will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount the participant may have paid for the shares), and such income will be subject to income tax withholding and employment taxes. A participant’s basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and a participant’s holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in a participant’s income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

If permitted by the applicable award agreement, a participant may elect, within thirty days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares awarded (less any amount a participant may have paid for the shares), determined on the date of grant (without regard to the restrictions). Such income will be subject to income tax withholding and employment taxes at such time. This election is made pursuant to Section 83(b) of the Code and the regulations thereunder. If a participant makes this election, the participant’s holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock, and no additional income will be recognized by the participant upon the lapse of the restrictions. However, if the participant forfeits the restricted shares before the restrictions lapse, no deduction or capital loss will be available to the participant (even though the participant previously recognized income with respect to such forfeited shares).

In the taxable year in which a participant recognizes ordinary income on account of shares awarded to the participant, the Company generally will be entitled to a deduction equal to the amount of income recognized by the participant. In the event that the restricted shares are forfeited by the participant after having made the Section 83(b) election referred to above, the Company generally will include in our income the amount of our original deduction.

Stock Appreciation Rights

A participant will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of shares receivable by the participant in respect of a stock appreciation right will be taxable to the participant as ordinary income, and such amount generally will be deductible by the Company. This amount of income will be subject to income tax withholding and employment taxes. A participant’s basis in any shares received will be equal to the fair market value of such shares on the date of exercise, and a participant’s holding period in such shares will begin on the day following the date of exercise.

Restricted Stock Units

A participant will not be subject to tax upon the grant of a restricted stock unit. Upon vesting of a restricted stock unit, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the shares and/or cash underlying a restricted stock unit, a participant will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the Distribution date) of the shares received, and such amount will generally be deductible by the Company. This amount of income will generally be subject to income tax withholding on the date of distribution. A participant’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and a participant’s holding period in such shares will begin on the date of distribution. If any dividend equivalent amounts are paid to a participant, they will be includible in the participant’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a participant will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the participant’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months.

Our Stock Plan for Non-Employee Directors

We have adopted the Director Stock Plan, a form of which is filed as an exhibit to the registration statement, of which this prospectus forms a part, that we have filed with the SEC, and the following description of the Director Stock Plan is qualified in its entirety by reference to the Director Stock Plan.

Overview

We believe that the Company’s ability to attract and retain capable persons as non-employee directors will be enhanced if it can provide its non-employee directors with equity-based awards and that the Company will benefit from encouraging a sense of proprietorship of such persons stimulating the active interest of such persons in the development and financial success of the Company. The Director Stock Plan provides for potential grants of non-qualified stock options, restricted stock units, restricted shares and other equity-based awards (collectively, “Director Awards”) to our non-employee directors. The Director Stock Plan will terminate, and no more Director Awards will be granted, after the ten year anniversary of the Distribution (unless sooner terminated by our Board or our Compensation Committee). The termination of the Director Stock Plan will not affect previously granted Director Awards.

Shares Subject to the Director Stock Plan; Other Limitations

The Director Stock Plan will be administered by the Company’s Compensation Committee. The total number of shares of the Company’s Class A common stock that may be issued pursuant to Director Awards under the Director Stock Plan may not exceed an aggregate of 750,000 shares, which may be either treasury shares or authorized and unissued shares. To the extent that (i) a Director Award is paid, settled or exchanged or expires, lapses, terminates or is cancelled for any reason without the issuance of shares or (ii) any shares under a Director Award are not issued because of payment or withholding obligations, then the Compensation Committee will also be able to grant Director Awards with respect to such shares. Director Awards payable only in cash or property other than shares will not reduce the aggregate remaining number of shares with respect to which Director Awards may be made under the Director Stock Plan and shares relating to any other Director Awards that are settled in cash or property other than shares, when settled, will be added back to the aggregate remaining number of shares with respect to which Director Awards may be made under the Director Stock Plan. Any shares underlying Director Awards that the Company becomes obligated to make through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity will not count against the shares available to be delivered pursuant to Director Awards under the Director Stock Plan. In the event that any Adjustment Event affects shares such that the failure to make an adjustment to a Director Award would not appropriately protect the rights represented by the Director Award in accordance with the essential intent and principles thereof, then the Compensation Committee will, in such manner as it may determine to be equitable in its sole discretion, be able to adjust any or all of the terms of an outstanding Director Award (including, without limitation, the number of shares covered by such outstanding Director Award, the type of property to which the Director Award is subject and the exercise price of such Director Award).

Director Awards

Under the Director Stock Plan, the Company is able to grant stock options to participants. The options will be exercisable at a price determined by the Compensation Committee on the date of the Director Award grant, which price will be no less than the fair market value of a share of the Company’s Class A common stock on the date the option is granted, and will otherwise be subject to such terms and conditions as specified by the Compensation Committee, provided that, unless determined otherwise by the Compensation Committee, such options will be fully vested and exercisable on the date of grant. Each option granted pursuant to the Director Stock Plan will terminate upon the earlier to occur of (i) the expiration of ten years following the date upon which the option is granted and (ii) a period fixed by the Compensation Committee in the award agreement; however, an award agreement may provide that in the event that a participant dies while an option is exercisable, the option will remain exercisable by the participant’s estate or beneficiary only until the first anniversary of the participant’s date of death and whether or not such first anniversary occurs prior to or following the expiration of the relevant period referred to above. Upon its exercise, an option may be settled, in the Compensation Committee’s discretion, for a cash amount equal to the excess of the fair market value of a share of the Company’s Class A common stock on the date of exercise over the exercise price of the option. The Director Stock Plan will prohibit (1) repricing options and stock appreciation rights (other than in connection with Adjustment Events), (2) repurchasing options or stock appreciation rights for cash when the exercise price equals or exceeds the fair market value of a share of the Company’s Class A common stock or (3) option or stock appreciation right automatic reload provisions, in each case without the approval of the Company’s stockholders.

The Company may also grant restricted stock units to participants. A restricted stock unit is an unfunded, unsecured right to receive a share of the Company’s Class A common stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Unless otherwise provided by the Compensation Committee, such restricted stock units will be fully vested on the date of grant and will also carry a dividend equivalent right representing an unfunded and unsecured promise to pay to the relevant participant an amount equal to the ordinary cash dividends that would have been paid upon any share underlying a restricted stock unit had such shares been issued. If a restricted stock unit is not fully vested at the date of grant, the dividend equivalent right will not apply until such restricted stock unit is vested.

The Compensation Committee may grant other equity-based or equity-related awards (including, without limitation, restricted shares, unrestricted shares and share appreciation awards) to non-employee directors subject to terms and conditions it may specify. These awards may entail the transfer of shares or payment in cash based on the value of shares.

Amendment; Termination

The Board or the Compensation Committee may discontinue the Director Stock Plan at any time and from time to time may amend or revise the terms of the Director Stock Plan or any award agreement, as permitted by applicable law, except that it may not (a) make any amendment or revision in a manner unfavorable to a participant (other than if immaterial), without the consent of the participant or (b) make any amendment or revision without the approval of the stockholders of the Company if such approval is required by the rules of the stock exchange on which the Company’s shares are listed. Consent of the participant will not be required solely pursuant to the previous sentence in respect of any adjustment made in light of a Director Stock Plan Adjustment

Event, except to the extent the terms of an award agreement expressly refer to a Director Stock Plan Adjustment Event, in which case such terms will not be amended in a manner unfavorable to a participant (other than if immaterial) without such participant’s consent.

U.S. Federal Tax Implications of Options and Restricted Stock Units Under the Director Stock Plan

The following summary generally describes the principal Federal (but not state and local) income tax consequences of the issuance and exercise of options and restricted stock units under the Director Stock Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or the Company. The provisions of the Code and the regulations thereunder relating to these matters are complex and subject to change and their impact in any one case may depend upon the particular circumstances.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a stock option is granted under the Director Stock Plan. Upon exercising an option, a non-employee director will realize ordinary income (not as capital gain), and the Company will be entitled to a corresponding deduction, in an amount equal to the fair market value on the exercise date of the shares subject to the option over the exercise price of the option. The non-employee director will have a basis in the shares received as a result of the exercise, for purposes of computing capital gain or loss, equal to the fair market value of those shares on the exercise date and the non-employee director’s holding period in the shares received will commence on the day after the date of exercise. If an option is settled by the Company in cash, shares or a combination thereof, the non-employee directors will recognize ordinary income at the time of settlement equal to the fair market value of such cash, shares or combination thereof, and the Company will be entitled to a corresponding deduction.

A non-employee director will not realize any income, and the Company will not be entitled to a deduction, at the time that a restricted stock unit is granted under the Director Stock Plan or at the time that a restricted stock unit vests. Upon payment or settlement of a restricted stock unit award in our Class A common stock or cash, the non-employee director will recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the fair market value of any Class A common stock or cash received.

Treatment of Outstanding Awards

Sphere Entertainment has previously issued options to purchase its Sphere Entertainment Class A common stock. In connection with the Distribution, each Sphere Entertainment option became two options: one became an option to acquire Sphere Entertainment Class A common stock and one an option to acquire our Class A common stock. Options with respect to our Class A common stock were issued under the Employee Stock Plan. The existing exercise price was allocated between the existing Sphere Entertainment options and our new options based upon the weighted average price of each of Sphere Entertainment Class A common stock and our Class A common stock over the ten trading days immediately following the Distribution as reported by Bloomberg, and the underlying share amount takes into account the one-to-one distribution ratio (i.e., one share of our common stock was issued for every one share of Sphere Entertainment Class A common stock). Other than the split of the Sphere Entertainment options and the allocation of the existing exercise price, upon issuance of our new options there has been no additional adjustment to the existing Sphere Entertainment options in connection with the Distribution and the terms of each employee’s applicable Sphere Entertainment award agreement continue to govern the Sphere Entertainment options. The options that we issued in respect of outstanding Sphere Entertainment stock options will be affected by a change in control or going private transaction of the Company, Sphere Entertainment or MSG Sports, as set forth in the terms of the award agreement.

Sphere Entertainment has previously issued restricted stock units and performance stock units to its employees, which represent unfunded, unsecured rights to receive shares of Sphere Entertainment Class A common stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by Sphere Entertainment’s Compensation Committee in the award agreement. In connection with the Distribution, each holder of an employee restricted stock unit received one Company restricted stock unit in respect of every one Sphere Entertainment restricted stock unit owned on the record date and continue to be entitled to a share of Sphere Entertainment Class A common stock (or cash or other property) for each Sphere Entertainment restricted stock unit in accordance with the Sphere Entertainment award agreement. Additionally, each holder of an employee performance stock unit received one Company performance stock unit (at target performance) in respect of every one Sphere Entertainment performance stock unit (at target performance) owned on the record date and continue to be entitled to a share of Sphere Entertainment Class A common stock (or cash or other property) for each Sphere Entertainment performance stock unit in accordance with the Sphere Entertainment award agreement. The performance conditions applicable to Sphere Entertainment performance stock units and Company performance stock units that have a performance period ending in 2023 were equitably adjusted to reflect the Distribution in order to measure the achievement of the consolidated performance of Sphere Entertainment and the Company over the performance period. The performance conditions applicable to Sphere Entertainment performance stock units and Company performance stock units that have a performance period ending after 2023 were equitably adjusted so that the performance conditions relate solely to whichever company employs the holder of the award as of the Distribution.

Our restricted stock units and performance stock units were issued under our Employee Stock Plan and are subject to the same conditions and restrictions as the Sphere Entertainment awards, except as described above. Except as described above, there has been no adjustment to the existing Sphere Entertainment restricted stock units or Sphere Entertainment performance stock units in connection with the Distribution and the terms of each employee’s applicable award agreement continue to govern the Sphere Entertainment award. The restricted stock units and performance stock units that we issued in respect of outstanding Sphere Entertainment awards will be affected by a change in control or going private transaction of the Company, Sphere Entertainment or MSG Sports, as set forth in the terms of the award agreement.

Sphere Entertainment has previously issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Sphere Entertainment Class A common stock (or cash or other property) at a future date. Such restricted stock units were fully vested on the date of grant. In connection with the Distribution, each holder of a director restricted stock unit received one share of our Class A common stock in respect of every one Sphere Entertainment restricted stock unit owned on the record date and continue to be entitled to a share of Sphere Entertainment Class A common stock (or cash or other property) in accordance with the award agreement. Such shares of Company Class A common stock were issued under our Director Stock Plan.

With respect to outstanding equity awards, the Company, Sphere Entertainment and MSG Sports are not regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding Sphere Entertainment awards (and our awards issued in connection with such awards) holders of such awards will continue to vest so long as they remain employed by the Company, Sphere Entertainment, MSG Sports or affiliates of such entities, provided that an employee who moves between the Company (or one of its subsidiaries), Sphere Entertainment (or one of its subsidiaries) or MSG Sports (or one of its subsidiaries) at a time when the applicable entities are no longer affiliates will not continue to vest in such awards and such change will constitute a termination of employment for purposes of the award agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Introduction

The Company is controlled by the Dolan Family Group. The Dolan Family Group also controls Sphere Entertainment, MSG Sports and AMC Networks.

Relationship Between Sphere Entertainment and Us After the Distribution

Following the Distribution, we are a public company and Sphere Entertainment has a continuing approximately 33% common stock ownership interest in us in the form of Class A common stock. Sphere Entertainment does not own any of our Class B common stock following the Distribution. As described under “The Distribution — Results of the Distribution,” both Sphere Entertainment and the Company are under the control of Charles F. Dolan, members of his family and certain related family entities. See “Unaudited Pro Forma Condensed Combined Financial Information,” “Combined Balance Sheets as of June 30, 2022 and 2021 and Combined Statements of Operations for the years ended June 30, 2022, 2021 and 2020 — Notes to Combined Financial Statements — Note 19, Related Party Transactions” for information concerning historical intercompany transactions between us and Sphere Entertainment.

For purposes of governing the ongoing relationships between Sphere Entertainment and us after the Distribution and to provide for an orderly transition, Sphere Entertainment and the Company entered into the agreements described in this section prior to the Distribution.

The following summaries are qualified in their entirety by reference to the agreements filed as exhibits to the registration statement of which this prospectus forms part.

Distribution Agreement

We entered into a Distribution Agreement with Sphere Entertainment as part of a series of transactions pursuant to which we have acquired the subsidiaries, business and other assets of Sphere Entertainment that constitute our business.

Under the Distribution Agreement, Sphere Entertainment distributed approximately 67% of our common stock to its common stockholders.

Under the Distribution Agreement, Sphere Entertainment provides us with indemnities with respect to liabilities, damages, costs and expenses arising out of any of: (i) Sphere Entertainment’s businesses (other than business of ours); (ii) certain identified claims or proceedings; (iii) any breach by Sphere Entertainment of its obligations under the Distribution Agreement; (iv) any untrue statement or omission in the registration statement or in the information statement for the Distribution relating to Sphere Entertainment and its subsidiaries; and (v) indemnification obligations we may have to the NBA or NHL that result from acts or omissions of Sphere Entertainment. We provide Sphere Entertainment with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) its businesses; (ii) any breach by us of its obligations under the Distribution Agreement; (iii) any untrue statement or omission in the registration statement or in the information statement for the Distribution, other than any such statement or omission relating to Sphere Entertainment and its subsidiaries; and (iv) indemnification obligations Sphere Entertainment may have to the NBA or NHL that result from acts or omissions of the Company.

In the Distribution Agreement, we have released Sphere Entertainment from any claims we might have arising out of:

•	the management of the business and affairs of Sphere Entertainment’s Entertainment business segment (excluding Sphere) on or prior to the Distribution;

•	the terms of the Distribution, our amended and restated certificate of incorporation, our by-laws and the other agreements entered into in connection with the Distribution; and

•	any decisions that have been made, or actions taken, relating to Sphere Entertainment’s Entertainment business segment (excluding Sphere) or the Distribution.

Additionally, in the Distribution Agreement, Sphere Entertainment has released us from any claims Sphere Entertainment might have arising out of:

•

the management of the businesses and affairs of Sphere Entertainment’s MSG Networks business segment, the formerly owned Tao Group Hospitality segment or related to the Sphere business on or prior to the Distribution;

•	the terms of the Distribution and the other agreements entered into in connection with the Distribution; and

•	any decisions that have been made, or actions taken, relating to the Distribution.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Transition Services Agreement

We entered into a Transition Services Agreement with Sphere Entertainment under which, in exchange for the fees specified in such agreement, the Company has agreed to provide certain corporate and other services to Sphere Entertainment, including with respect to such areas as information technology, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions. Sphere Entertainment similarly has agreed to provide certain transition services to the Company. The Company and Sphere Entertainment, as parties receiving services under the agreement, have agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement has agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.

Tax Disaffiliation Agreement

We entered into a Tax Disaffiliation Agreement with Sphere Entertainment that governs Sphere Entertainment’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.

We and our eligible subsidiaries may join with Sphere Entertainment in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, we generally will not join with Sphere Entertainment or any of its subsidiaries (as determined after the Distribution) in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, Sphere Entertainment is generally responsible for all of our U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period ending on or before the Distribution date. We are generally responsible for all taxes that are attributable to us or one of our subsidiaries after the Distribution date.

For any tax year, we are generally responsible for filing all separate company tax returns that relate to us or one of our subsidiaries and that do not also include Sphere Entertainment or any of its subsidiaries. Sphere Entertainment is generally responsible for filing all separate company tax returns that relate to Sphere Entertainment or its subsidiaries (other than tax returns that will be filed by us), and for filing consolidated, combined or unitary returns that include (i) one or more of Sphere Entertainment and its subsidiaries and (ii) one or more of us and our subsidiaries. Where possible, we will waive the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution date; however, if we cannot waive the right, we will be entitled to receive the resulting refund or credit, net of any taxes incurred by Sphere Entertainment with respect to the refund or credit.

Generally, we have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which we are responsible for filing a return under the Tax Disaffiliation Agreement, and Sphere Entertainment has the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Sphere Entertainment will be responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Sphere Entertainment and the Company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Finally, the Tax Disaffiliation Agreement requires that neither we nor any of our subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Sphere Entertainment and to its stockholders under Section 355 of the Code, or would otherwise cause holders of Sphere Entertainment stock receiving our stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, we are restricted from engaging in certain activities that may jeopardize the tax-free treatment of the Distribution to Sphere Entertainment and its stockholders, unless we receive Sphere Entertainment’s consent or otherwise obtain a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Sphere Entertainment, that the activity will not alter the tax-free status of the Distribution to Sphere Entertainment and its stockholders. Such restricted activities include:

•	entering into any transaction pursuant to which 50% or more of our shares or assets would be acquired, whether by merger or otherwise, unless certain tests are met;

•	issuing equity securities, if any such issuances would, together with certain other transactions, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;

•	certain repurchases of our shares of Class A common stock;

•	ceasing to actively conduct our business;

•	amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;

•	liquidating or partially liquidating; and

•	taking any other action that prevents the Distribution and certain related transactions from being tax-free.

Moreover, we are required to indemnify Sphere Entertainment and its subsidiaries, managers, employees, directors and officers for any taxes resulting from our action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

We entered into an employee matters agreement (the “Employee Matters Agreement”) with Sphere Entertainment that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related employment, compensation and benefit matters upon completion of the Distribution. Following the Distribution, Sphere Entertainment employees generally participate in similar plans and arrangements established or maintained by, or contributed to, Sphere Entertainment; however, Sphere Entertainment may continue to be a participating company in certain of our health and welfare plans during a transition period. Effective as of the Distribution date, we and Sphere Entertainment generally each hold responsibility for our respective employees and compensation plans and individual employment or other compensatory agreements.

For a description of the impact of the Distribution on holders of Sphere Entertainment options, restricted stock units and performance stock units, see “Executive Compensation — Treatment of Outstanding Awards.”

Stockholder and Registration Rights Agreement

See “Shares Eligible for Future Sale” for a description of the Stockholder and Registration Rights Agreement to be entered into between Sphere Entertainment and the Company.

Delayed Draw Term Loan Facility

On April 20, 2023, the DDTL Lender entered into the DDTL Facility with the DDTL Borrower. The DDTL Facility provides for a $65 million senior unsecured delayed draw term loan facility for the DDTL Borrower.

The DDTL Facility will mature and any unused commitments thereunder will expire on October 20, 2024. Borrowings under the DDTL Facility will bear interest at a variable rate equal to either, at the option of the DDTL Borrower, (a) a base rate plus an applicable margin, or (b) Term SOFR plus 0.10%, plus an applicable margin. The applicable margin is equal to the applicable margin under the National Properties Facilities plus 1.00% per annum. The DDTL Borrower would also be required to pay a commitment fee in respect of the daily unused commitments under the DDTL Facility at a rate equal to the unused commitment fee rate under the National Properties Facilities plus 0.10% per annum. All interest and commitment fees accruing prior to January 1, 2024 will be payable in kind by capitalizing and adding such interest or fee to the outstanding principal amount of the loans. All interest and commitment fees accruing on and after January 1, 2024 will be payable in cash or by transferring to the DDTL Lender shares of Class A common stock of the Company as described below. Subject to customary borrowing conditions, the DDTL Facility may be drawn in up to six separate borrowings of $5 million or more.

The DDTL Facility is prepayable at any time without penalty and amounts repaid on the DDTL Facility may not be reborrowed. The DDTL Borrower will have the option to make any payments of principal, interest or fees under the DDTL Facility either in the form of cash or by delivering to the DDTL Lender shares of the Company’s Class A common stock. If the DDTL Borrower elects to make any payment in the form of the Company’s Class A common stock, the amount of such payment shall be calculated based on the dollar volume-weighted average price for the Class A common stock for the twenty trading days ending on the day on which the DDTL Borrower makes such election.

The DDTL Borrower shall only be permitted to use the proceeds of the DDTL Facility (i) for funding costs associated with the Sphere initiative and (ii) in connection with refinancing of the indebtedness under the MSG Networks Credit Facility.

The DDTL Facility contains certain representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on asset dispositions, restricted payments, and affiliate transactions. In addition, the DDTL Facility includes certain events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events and the material inaccuracy of the representations and warranties. If an event of default occurs and is continuing under the DDTL Facility, the agreement provides that the DDTL Lender may terminate the commitments under the agreement, declare amounts outstanding, including principal and accrued interest and fees, payable immediately, and enforce any and all of its rights and interests.

Two Pennsylvania Plaza Sublease

Sphere Entertainment utilizes certain of our office space at Two Pennsylvania Plaza in New York City, and we expect to earn approximately $1 million of sublease income from Sphere Entertainment during Fiscal Year 2024 in connection with this arrangement.

Aircraft Arrangements

We entered into various arrangements with Sphere Entertainment, pursuant to which Sphere Entertainment has the right to lease on a “time-sharing” basis certain aircraft to which we have access. Sphere Entertainment is required to pay us specified expenses for each flight it elects to utilize, but not exceeding the maximum amount payable under Federal Aviation Administration (“FAA”) rules. In calculating the amounts payable under the agreement, the parties will allocate in good faith the treatment of any flight that is for the benefit of both companies. Additionally, the parties will agree on an allocation of the costs of certain helicopter use by any shared executive officers.

Other Arrangements and Agreements with Sphere Entertainment

The Company has also entered into a number of commercial and other arrangements and agreements with Sphere Entertainment and its subsidiaries. These include arrangements for the provision of services, allocations with respect to sponsorship agreements and other matters, aircraft sharing, and certain trademark licensing arrangements.

Other Arrangements and Agreements with MSG Sports and/or AMC Networks

The Company has entered into a number of commercial and other arrangements and agreements with MSG Sports and/or AMC Networks and their respective subsidiaries. The Company has agreed to share certain executive support costs, including office space, executive assistants, security and transportation costs, for the Company’s Executive Chairman and Chief Executive Officer with Sphere Entertainment and MSG Sports and for the Company’s Vice Chairman with Sphere Entertainment, MSG Sports and AMC Networks. Additionally, the Company has agreed on an allocation of the costs of certain personal aircraft use with Sphere Entertainment and MSG Sports (with respect to Mr. Dolan only) and helicopter use with Sphere Entertainment, MSG Sports and AMC Networks by their shared executives. Other arrangements may include the use of equipment, lease and use of offices and other premises, provision of transport services and vendor services, access to technology and lease of suites and sponsorships.

Arena License Agreements

On April 15, 2020, a subsidiary of Sphere Entertainment entered into Arena License Agreements with subsidiaries of MSG Sports that require the Knicks and Rangers (the “teams”) to play their home games at The Garden. These agreements were assigned to the Company in connection with the Distribution. Under the Arena License Agreements, which each have a term of 35 years, the Knicks and the Rangers pay an annual license fee in connection with their respective use of The Garden. For each, the Arena License Agreement provides that the license fee for the first full contract year ended June 30, 2021 was to be approximately $22.5 million for the

Knicks and approximately $16.7 million for the Rangers, and then for each subsequent year, the license fees will be 103% of the license fees for the immediately preceding contract year. The teams are not required to pay the license fee during a period in which The Garden is unavailable for use due to a force majeure event (including when events at The Garden were suspended by government mandate as a result of the COVID-19 pandemic). If, due to a force majeure event, capacity at The Garden is limited to 1,000 or fewer attendees, the teams may schedule and play home games at The Garden with applicable rent payable to the Company under the Arena License Agreements reduced by 80%. If, due to a force majeure event, capacity at The Garden is limited to less than full capacity but over 1,000 attendees, the parties will agree on an appropriate reduction to the rent payments. For the year ended June 30, 2022, Sphere Entertainment recognized total license fee revenue under the Arena License Agreements of approximately $68.1 million from MSG Sports.

The Arena License Agreements set forth the terms of the teams’ use of The Garden, including arrangements for the provision of amenities, game day and other services. While the Company will provide game day services for the teams, most of the associated costs will be borne by the teams. Pursuant to the Arena License Agreements, the Company, at its sole cost and expense, is responsible for the maintenance, equipment and other functions needed to operate, repair and maintain The Garden. The Company does not own or control the teams’ broadcast and telecast rights and therefore is not entitled to revenues in connection with their broadcast rights.

Pursuant to the Arena License Agreements, the Company operates and manages food and beverage services during all team events, for which the Company shares 50% of net profits with the applicable team. For the year ended June 30, 2022, Sphere Entertainment’s revenue sharing expense for food and beverage services was approximately $10.8 million for MSG Sports.

Pursuant to the Arena License Agreements, the Company also has the right and obligation to operate and manage team merchandise sales at The Garden. The Company retains a 30% portion of revenues from team merchandise sold in The Garden. The Company maintains the exclusive right to control the operation and sale of non-team merchandise. For the year ended June 30, 2022, Sphere Entertainment recorded revenue of approximately $4.4 million from team merchandise sales at The Garden.

Pursuant to the Arena License Agreements, the Company has the exclusive right to license and manage suites and club memberships at The Garden, including for use during team games, subject to certain exceptions, and shares a portion of the revenues from such licenses and club memberships with MSG Sports. MSG Sports is entitled to 67.5% of revenues (net of any contracted catering credits), for suites or club memberships sold for all or substantially all events at The Garden, including team home games. MSG Sports receives all revenues from the sale of suites licensed for team-only packages or individual team games, subject to a 20-25% commission to the Company. For any customizable suite package, revenues are divided between the Company and MSG Sports on a proportional basis, with MSG Sports receiving all revenues attributable to the team events included in the package, less a 20-25% commission to the Company. For the year ended June 30, 2022, Sphere Entertainment recorded approximately $74.8 million of revenue sharing expense from licensing suite and club memberships.

Pursuant to the Arena License Agreements, the Company retains 52.5% of revenue from the sale of certain arena shared sponsorship assets, such as fixed signage or entitlements at The Garden. The Company is not entitled to any revenue from certain team sponsorship assets, such as courtside or rinkside advertising and other team or event-specific sponsorship assets. The Company is also entitled to 67.5% of the revenue from the sale of any arena naming rights. For the year ended June 30, 2022, Sphere Entertainment recorded approximately $6.5 million of revenue sharing expense from arena shared sponsorship assets.

Pursuant to the Arena License Agreements, the Company does not have the right to sell or retain revenues from ticket sales or resales to team events. The Arena License Agreements set forth Sphere Entertainment’s responsibilities with respect to box office services, ticket printing and the teams’ respective responsibilities to comply with Sphere Entertainment’s ticket agent agreements.

The Arena License Agreements provide that the teams are responsible for 100% of any real property or similar taxes applicable to The Garden. If the tax exemption is repealed or the teams are otherwise subject to property tax through no fault of the teams, the revenue opportunity that the Company may generate from team events will be reduced on a percentage basis as set forth in the Arena License Agreements.

The Arena License Agreements provide for the Company to prepare an annual budget, in consultation with the teams, subject to certain team consent rights.

NBA consent is required to amend the Knicks’ Arena License Agreement.

Sponsorship Sales and Service Representation Agreements

On April 15, 2020, Sphere Entertainment entered into sponsorship sales and service representation agreements with the teams, which have terms of more than 10 years (subject to an early termination right exercisable by May 31, 2025 and effective June 30, 2025). Under these agreements, Sphere Entertainment is the exclusive sales and service representative for all sponsorship benefits available for sale in connection with the teams, as well as the Knicks’ development team, the Westchester Knicks, and Knicks Gaming, the official NBA 2K esports franchise of the Knicks, subject to certain exceptions (e.g., regarding television and radio rights licensed to MSG Networks pursuant to separate media rights agreements). Sphere Entertainment receives a commission from MSG Sports, subject to certain exceptions set forth in the agreements. Commissions are generally set at 12.5% of gross revenue, and may be increased to 17.5% of gross revenue for sales above the annual target revenue for the year. Commissions may also be reduced to account for fulfilment costs associated with a particular sponsorship asset. For the year ended June 30, 2022, Sphere Entertainment recorded commission revenue of approximately $9.2 million from MSG Sports.

Sphere Entertainment also receives annual sales operation fixed payments from MSG Sports associated with providing sponsorship sales services. For each subsequent year, the payment will be 103% of the payment for the immediately preceding contract year. For the year ended June 30, 2022, Sphere Entertainment recorded revenue of approximately $8.4 million from MSG Sports.

These agreements are subject to certain termination rights, including the right of each of Sphere Entertainment and MSG Sports to terminate if Sphere Entertainment and MSG Sports are no longer affiliates, and MSG Sports’ right to terminate if certain sales thresholds are not met (unless Sphere Entertainment pays MSG Sports the shortfall). NBA consent is required to amend the Knicks’ sponsorship sales and service representation agreement. In connection with the Distribution, these agreements were assigned from Sphere Entertainment to the Company.

Team Sponsorship Allocation Agreement

Prior to the Distribution, Sphere Entertainment and MSG Sports each routinely entered into sponsorship agreements with third-parties that include the assets of both companies with either Sphere Entertainment or MSG Sports serving as the contracting party with the third-party sponsor. On April 15, 2020, Sphere Entertainment entered into a team sponsorship allocation agreement with MSG Sports pursuant to which Sphere Entertainment and MSG Sports agreed to distribute payments received under the third-party sponsorship agreements to each other generally in accordance with the relative value of the assets provided by each company under the respective third-party agreement. Sphere Entertainment and MSG Sports also agreed to use commercially reasonable efforts to continue to receive the payments by the third-party sponsors, and agreed that neither party would take any action that would cause the other one to be in breach under the third-party agreements (to the extent they had knowledge or reason to have knowledge of such agreement), as well as to consult with each other in the event of a breach by a third-party sponsor. In connection with the Distribution, the team sponsorship allocation agreement was assigned from Sphere Entertainment to the Company.

Group Ticket Sales and Service Representation Agreement

On April 15, 2020, Sphere Entertainment entered into a group ticket sales and service representation agreement with MSG Sports, with an initial term lasting until June 30, 2024 and automatically renewing annually thereafter, pursuant to which MSG Sports was Sphere Entertainment’s sales and service representative to sell group tickets and ticket packages. Sphere Entertainment paid a 7.5% commission on gross revenue derived from group ticket sales placed on behalf of Sphere Entertainment by MSG Sports and reimbursed MSG Sports for a share of certain of its costs, which was determined by mutual good faith agreement of the parties and revisited each month to cover costs such as sales and service staff and overhead allocated to commission sales. For the year ended June 30, 2022, Sphere Entertainment recorded expenses, within operating expenses, of approximately $3.1 million related to the group ticket sales and service representation agreement. In connection with the Distribution, this agreement was assigned from Sphere Entertainment to the Company.

Two Pennsylvania Plaza Sublease

The Company subleases approximately 47,000 square feet of office space at Two Pennsylvania Plaza in New York City to MSG Sports. The Company expects to earn approximately $3 million of sublease revenue from MSG Sports during Fiscal Year 2024 in connection with this arrangement.

Dolan Family Arrangements

Standstill Agreement

The members of the Dolan Family Group have entered into an agreement (the “Standstill Agreement”) with the Company in which they have agreed that during the 12-month period beginning on the Distribution date, the Dolan Family Group must obtain the prior approval of a majority of the Company’s Independent Directors prior to acquiring common stock of the Company through a tender offer that results in members of the Dolan Family Group owning more than 50% of the total number of outstanding shares of common stock of the Company. For purposes of this agreement, the term “Independent Directors” means the directors of the Company who have been determined by our Board to be independent directors for purposes of NYSE corporate governance standards. The Standstill Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, that we have filed with the SEC, and the foregoing discussion of that agreement is qualified in its entirety by reference to that exhibit.

Aircraft and Office Space Arrangements

A subsidiary of the Company is party to time sharing agreements, dry lease agreements and aircraft support services agreements with entities controlled by members of the Dolan Family with respect to various aircraft the Company has access to or that are owned by such Dolan Family members. Amounts paid or received by Sphere Entertainment pursuant to these arrangements during the fiscal year ended June 30, 2022 would have been paid or received by the Company if the Distribution had already occurred.

A subsidiary of the Company is a party to agreements with Charles F. Dolan, the father of James L. Dolan, pursuant to which Mr. Charles F. Dolan has the right to lease on a “time-sharing” basis certain Company aircraft.

Mr. Dolan is required to pay us specified expenses for each flight he elects to utilize, but not exceeding the maximum amount payable under FAA rules. Pursuant to this arrangement, Mr. Dolan paid Sphere Entertainment $182,210 for use of Sphere Entertainment’s aircraft during the fiscal year ended June 30, 2022. In addition, a subsidiary of the Company is party to an agreement with Sterling 2K, LLC (“S2K”), a company controlled by Deborah Dolan-Sweeney, the daughter of Charles F. Dolan and the sister of James L. Dolan, pursuant to which the Company has the right to lease on a non-exclusive basis S2K’s Gulfstream Aerospace GV-SP (G550) aircraft (the “DFO G550”). We are required to pay S2K rent at an hourly rate and specified expenses (which mirror the types of expenses we charge S2K for use of our aircraft) for each flight we elect to utilize. The agreement includes a “true-up” mechanism such that, to the extent the Company’s annual usage of the DFO G550 exceeds Mr. Charles F. Dolan’s annual usage of the Company’s aircraft, the Company will pay an additional hourly rate with respect to excess hours intended to cover additional costs. Pursuant to this arrangement, Sphere Entertainment paid S2K $418,635 for use of the DFO G550 during the fiscal year ended June 30, 2022, inclusive of accrued true-up payments required under the agreement. In addition, the agreement provides for equitable adjustment in the event that discrepancies in hours of usage or other factors cause the arrangement to be economically unfair to either party.

A subsidiary of the Company and Brighid Air, LLC (“Brighid”), a company controlled by Patrick F. Dolan, are parties to agreements, pursuant to which the Company has a right to lease on a non-exclusive basis (the “dry-lease”) and on a “time-sharing basis” (the “time-share”) Brighid’s Bombardier BD100-1A10 Challenger 350 aircraft (the “Challenger”). The Company is required to pay Brighid specified expenses of each flight it elects to utilize, but not exceeding the maximum amount payable under FAA rules. Sphere Entertainment paid Brighid $254,110 under the dry-lease agreement for use of the Challenger during the fiscal year ended June 30, 2022. No payments were made under the time share because the Sphere Entertainment did not use the Challenger under this agreement during the fiscal year ended June 30, 2022. In connection with the agreement for the Company’s use of the Challenger, a subsidiary of the Company and Dolan Family Office, LLC (“DFO”), an entity controlled by Charles F. Dolan, are parties to a Flight Crew Services Agreement, pursuant to which the Company may utilize pilots employed by DFO for purposes of flying the Challenger when the Company is leasing the Challenger under its agreement with Brighid. The Company is required to pay DFO an hourly rate for the use of such pilots, as well as reimburse certain expenses of the pilots. Pursuant to this arrangement, Sphere Entertainment paid DFO $38,975 for use of DFO pilots during the fiscal year ended June 30, 2022.

Until December 21, 2021, a subsidiary of Sphere Entertainment was a party to an agreement with Quart 2C, LLC (“Q2C”), a company controlled by James. L. Dolan, the Executive Chairman and Chief Executive Officer, as well as a director of the Company, and Kristin A. Dolan, his spouse, pursuant to which Q2C had the right to lease on a “time-sharing” basis Sphere Entertainment’s Gulfstream Aerospace G550 aircraft (the “G550”). Q2C was required to pay Sphere Entertainment specified expenses for each flight it elected to utilize, but not exceeding the maximum amount payable under FAA rules. Q2C did not use Sphere Entertainment’s aircraft during the fiscal year ended June 30, 2022 and as a result, Sphere Entertainment did not receive any payments from them. In addition, until December 21, 2021, a subsidiary of Sphere Entertainment and Q2C were parties to an agreement, pursuant to which Sphere Entertainment had the right to lease on a non-exclusive basis Q2C’s Gulfstream Aerospace G450 aircraft (the “G450”). Sphere Entertainment was required to pay Q2C rent at an hourly rate and specified expenses (which mirror the types of expenses Sphere Entertainment charged Q2C for use of the G550) for each flight Sphere Entertainment elected to utilize. The agreement included a “true-up” mechanism such that, to the extent Sphere Entertainment’s annual usage of the G450 exceeded Q2C’s annual usage of the G550, Sphere Entertainment paid an additional hourly rate with respect to excess hours intended to cover additional costs. The agreement also provided for equitable adjustments in the event that discrepancies in hours of usage or other factors caused the arrangement to be economically unfair to either party. Pursuant to this arrangement, Sphere Entertainment accrued expenses of $2,011,095 for use of the G450 during the fiscal year ended June 30, 2022, inclusive of any true-up payments and adjustments under the agreement due to significant use of the G450 by Sphere Entertainment. These agreements were no longer effective as of December 21, 2021.

A subsidiary of the Company is party to various Aircraft Support Services Agreements (as such agreements may be amended from time to time, the “Aircraft Services Agreements”) pursuant to which the Company provides aircraft support services to (i) Charles F. Dolan and certain of his other children (specifically, James L. Dolan, Executive Chairman and Chief Executive Officer of the Company, Deborah Dolan-Sweeney, Patrick F. Dolan, Marianne Dolan Weber, a director of the Company, and Kathleen Dolan) and (ii) an entity controlled by Patrick Dolan, the son of Charles F. Dolan and brother of James L. Dolan. Pursuant to the Aircraft Services Agreements, the Company provides certain aircraft support services in exchange for a monthly agency fee. These services include providing pilots, crew and maintenance personnel, aircraft maintenance, FAA compliance, flight scheduling and dispatch services, negotiation/management of third-party contracts and other services necessary and appropriate for the support of aircraft. Pursuant to the Aircraft Services Agreements, each of the parties noted above paid Sphere Entertainment (i) $193,705 and (ii) $168,730, respectively, during the fiscal year ended June 30, 2022. The Company provided similar services to an entity controlled by James L. Dolan pursuant to an Aircraft Support Services Agreement until December 21, 2021, upon which date the agreement ceased to be effective. Pursuant to such agreement, the entity controlled by James L. Dolan paid Sphere Entertainment $98,430 during the fiscal year ended June 30, 2022.

605, LLC

James L. Dolan, a director and the Executive Chairman and Chief Executive Officer of the Company, and his wife Kristin Dolan own 50% of 605, LLC (“605”), an audience measurement and data analytics company in the media and entertainment industries. Kristin Dolan is also the founder and Non-Executive Chairman of 605. Sphere Entertainment paid 605 $53,349 for data analytics services during the fiscal year ended June 30, 2022. In addition, Sphere Entertainment’s Audit Committee approved the entry into one or more agreements with 605 to provide certain data analytics services to the Company for an aggregate amount of up to $1 million. In August 2022, a subsidiary of the Company entered into a three-year agreement with 605, valued at approximately $750,000, covering several customer analysis projects per year in connection with events held at our venues. The Company expects to engage 605 to provide certain data analytics services in the future.

Registration Rights

See “Shares Eligible for Future Sale — Registration Rights Agreements” for a description of registration rights agreements that have been entered into among Dolan family interests and the Company and Sphere Entertainment and the Company.

Certain Relationships and Potential Conflicts of Interest

There is overlap between certain officers of the Company, MSG Sports and Sphere Entertainment. James L. Dolan serves as the Executive Chairman and Chief Executive Officer of both the Company and Sphere Entertainment and as the Executive Chairman of MSG Sports. James L. Dolan also currently serves as Non-Executive Chairman of AMC Networks. In addition, Gregg G. Seibert serves as a Vice Chairman of the Company, MSG Sports, Sphere Entertainment and AMC Networks, and Charles F. Dolan serves as Chairman Emeritus of AMC Networks concurrently with his service on our Board. Furthermore, nine of the members of our Board also serve as directors of Sphere Entertainment, nine serve as directors of MSG Sports and five serve as directors of AMC Networks, including our Executive Chairman and Chief Executive Officer, who serves as Non-Executive Chairman of AMC Networks. There is no overlap of Class A Directors as between Sphere Entertainment and the Company.

The overlapping directors and officers may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there will be the potential for a conflict of interest when we or the Other Entities look at certain acquisitions and other corporate opportunities that may be suitable for more than one of the companies. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that will exist between an Other Entity on the one hand and us on the other hand. In addition, certain of our directors and officers will continue to own stock and/or stock options or other equity awards of an Other Entity. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for our Company and an Other Entity. See “— Related Party Transaction Approval Policy” for a discussion of certain procedures we have instituted to help ameliorate such potential conflicts that may arise.

The Company’s amended and restated certificate of incorporation acknowledges that the Overlap Persons may also be serving as directors, officers, employees or agents of an Other Entity, and that the Company may engage in material business transactions with such Other Entities. The Company has renounced its rights to certain business opportunities and the Company’s amended and restated certificate of incorporation provides that no Overlap Person will be liable to the Company or its stockholders for breach of any fiduciary duty that would otherwise occur by reason of the fact that any such individual directs a corporate opportunity (other than certain limited types of opportunities set forth in our amended and restated certificate of incorporation) to one or more of the Other Entities instead of the Company, or does not refer or communicate information regarding such corporate opportunities to the Company. These provisions in our amended and restated certificate of incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and the Other Entities and, to the fullest extent permitted by law, provide that the actions of the Overlap Persons in connection therewith are not breaches of fiduciary duties owed to the Company, any of its subsidiaries or their respective stockholders. See “Description of Capital Stock — Certain Corporate Opportunities and Conflicts.”

Related Party Transaction Approval Policy

We have adopted a written policy whereby an Independent Committee of our Board will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds the dollar threshold set forth in Item 404 (currently $120,000). To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A common stock to holders of our Class A common stock and our Class B common stock to holders of our Class B common stock. No director on an Independent Committee will participate in the consideration of a related party transaction with that director or any related person of that director. Our Board has also adopted a special approval policy for transactions with the Other Entities whether or not such transactions qualify as “related party” transactions described above. Under this policy, an Independent Committee will oversee approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and one or more of the Other Entities, on the other hand, in which the amount exceeds a $1,000,000 threshold. In addition, an Independent Committee will receive a quarterly update from the Company’s Internal Audit Department of all related party transactions, including transactions and arrangements between the Company and its subsidiaries on the one hand, and each of the Other Entities, on the other hand, regardless of value. To simplify the administration of the approval process under this policy, an Independent Committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement will not apply to the implementation and administration of these intercompany arrangements under the related party transaction approval policy but will cover any amendments, modifications, terminations or extensions involving amounts in excess of $1,000,000, as well as the handling and resolution of any disputes involving amounts in excess of $1,000,000. Our executive officers and directors who are also senior executives or directors of the Other Entities may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, as well as in any resolution of disputes thereunder, on behalf of any or all of the Company and the Other Entities, in each case under the direction or ultimate approval of an Independent Committee or the comparable committee of the board of directors of the Company and/or Other Entities, as applicable.

Our related party transaction approval policy cannot be amended or terminated without the prior approval of a majority of the Company’s independent directors and by a majority of the directors elected by our Class B common stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NYSE corporate governance standards.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock, as of June 15, 2023 (the “Reference Date”), by (1) the selling stockholder, Sphere Entertainment Group, LLC, (2) each person known to us to beneficially own more than 5% of any class and (3) each of our directors and executive officers.

The percentage of beneficial ownership of shares of our Class A common stock and Class B common stock is based on 44,992,226 shares of our Class A common stock and 6,866,754 shares of Class B common stock issued and outstanding as of the Reference Date. All information in the table and related footnotes is based solely upon the Company’s review of SEC filings as of the Reference Date (and, in the case of members of the Dolan family and trusts for their benefit, information provided to the Company as of the Reference Date).

		Prior to this Offering and the Share Repurchase			After this Offering and the Share Repurchase Assuming Underwriters’ Option Is Not Exercised			After this Offering and the Share Repurchases Assuming Underwriters’ Option Is Exercised in Full
Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Sphere Entertainment Group, LLC (3)	Class A common stock	17,021,491	37.8%	15.0%	10,931,438	24.8%	9.7%	10,143,938	23.0%	9.0%
Two Pennsylvania Plaza New York, NY 10121	Class B common stock	—	—
Dolan Family Group (4)(31) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	1,623,023	3.6%	61.5%	1,623,023	3.6%	62.0%	1,623,023	3.6%	62.0%
	Class B common stock	6,866,754	100%		6,866,754	100%		6,866,754	100%

Charles F. Dolan (4)(5)(6)(8)(16)(18)(24) – (28) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	298,958	*	34.3%	298,958	*	34.5%	298,958	*	34.5%
	Class B common stock	3,863,285	56.3%		3,863,285	56.3%		3,863,285	56.3%

Helen A. Dolan (4)(5)(6)(8)(16)(18)(24) – (28) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	298,958	*	34.3%	298,958	*	34.5%	298,958	*	34.5%
	Class B common stock	3,863,285	56.3%		3,863,285	56.3%		3,863,285	56.3%

James L. Dolan (4)(7)(9)(12)(15)(19) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock	1,008,484	2.2%	10.9%	1,008,484	2.3%	10.9%	1,008,484	2.3%	10.9%
	Class B common stock	1,140,792	16.6%		1,140,792	16.6%		1,140,792	16.6%

Thomas C. Dolan (4)(8)(10)(15)(17)(20)(31) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	67,284	*	4.2%	67,284	*	4.2%	67,284	*	4.2%
	Class B common stock	468,423	6.8%		468,423	6.8%		468,423	6.8%

Brian G. Sweeney (4)(8)(11)(14)(15)(16)(22) 20 Audrey Avenue, 1st Floor Oyster Bay, NY 11771	Class A common stock	128,527	*	7.2%	128,527	*	7.3%	128,527	*	7.3%
	Class B common stock	806,076	11.7%		806,076	11.7%		806,076	11.7%

Paul J. Dolan (4)(8)(12)(19)(23) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	129,885	*	12.3%	129,885	*	12.4%	129,885	*	12.4%
	Class B common stock	1,380,548	20.1%		1,380,548	20.1%		1,380,548	20.1%

Marianne Dolan Weber (4)(8)(13)(15)(17)(21) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	93,255	*	4.0%	93,255	*	4.1%	93,255	*	4.1%
	Class B common stock	450,152	6.6%		450,152	6.6%		450,152	6.6%

Charles P. Dolan (8)	Class A common stock	19,971	*	*	19,971	*	*	19,971	*	*
	Class B common stock	—	—		—	—		—	—
Ryan T. Dolan (7)(8)	Class A common stock	1,076	*	*	1,076	*	*	1,076	*	*
	Class B common stock	—	—		—	—		—	—
Quentin F. Dolan (8)	Class A common stock	13,546	*	*	13,546	*	*	13,546	*	*
	Class B common stock	—	—		—	—		—	—
Martin N. Bandier (8)	Class A common stock	9,869	*	*	9,869	*	*	9,869	*	*
	Class B common stock	—	—		—	—		—	—
Donna Coleman (8)	Class A common stock	12,307	*	*	12,307	*	*	12,307	*	*
	Class B common stock	—	—		—	—		—	—
Frederic V. Salerno (8)	Class A common stock	12,348	*	*	12,348	*	*	12,348	*	*
	Class B common stock	—	—		—	—		—	—
David F. Byrnes (7)	Class A common stock	1,210	*	*	1,210	*	*	1,210	*	*
	Class B common stock	—	—		—	—		—	—
Jamal H. Haughton (7)	Class A common stock	1,311	*	*	1,311	*	*	1,311	*	*
	Class B common stock	—	—		—	—		—	—
Philip G. D’Ambrosio (7)	Class A common stock	10,126	*	*	10,126	*	*	10,126	*	*
	Class B common stock	—	—		—	—		—	—
Courtney Zeppetella (7)	Class A common stock	—	—	—	—	—	—	—	—	—
	Class B common stock	—	—		—	—		—	—

		Prior to this Offering and the Share Repurchase			After this Offering and the Share Repurchase Assuming Underwriters’ Option Is Not Exercised			After this Offering and the Share Repurchases Assuming Underwriters’ Option Is Exercised in Full
Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
All current executive officers and directors as a group (5) – (13)	Class A common stock	1,713,508	3.8%	61.4%	1,713,508	3.8%	61.9%	1,713,508	3.8%	61.9%
	Class B common stock	6,851,436	99.8%		6,851,436	99.8%		6,851,436	99.8%
Deborah A. Dolan- Sweeney (4)(8)(11)(14)(15)(16)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	128,527	*	7.2%	128,527	*	7.3%	128,527	*	7.3%
	Class B common stock	806,076	11.7%		806,076	11.7%		806,076	11.7%

Kathleen M. Dolan (4)(12)(15)(19) – (23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	189,694	*	24.6%	189,694	*	24.8%	189,694	*	24.8%
	Class B common stock	2,778,833	40.5%		2,778,833	40.5%		2,778,833	40.5%

Mary S. Dolan (4)(16)(22)(24) – (28) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	71,948	*	35.1%	71,948	*	35.4%	71,948	*	35.4%
	Class B common stock	3,985,993	58.0%		3,985,993	58.0%		3,985,993	58.0%

Matthew J. Dolan (4)(17)(20)(21) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	46,357	*	8.1%	46,357	*	8.2%	46,357	*	8.2%
	Class B common stock	918,575	13.4%		918,575	13.4%		918,575	13.4%

Corby Dolan Leinauer (4)(18)(24) – (28) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	41,392	*	31.0%	41,392	*	31.3%	41,392	*	31.3%
	Class B common stock	3,521,601	51.3%		3,521,601	51.3%		3,521,601	51.3%

Charles F. Dolan Children Trust FBO James L. Dolan (4)(9)(12)(15)(19) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock	44,342	*	8.1%	44,342	*	8.2%	44,342	*	8.2%
	Class B common stock	916,156	13.3%		916,156	13.3%		916,156	13.3%

Charles F. Dolan Children Trust FBO Thomas C. Dolan (4)(10)(15)(17)(20) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	20,156	*	4.1%	20,156	*	4.2%	20,156	*	4.2%
	Class B common stock	468,423	6.8%		468,423	6.8%		468,423	6.8%

Charles F. Dolan Children Trust FBO Marianne Dolan Weber (4)(13)(15)(17)(21) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	24,187	*	4.0%	24,187	*	4.0%	24,187	*	4.0%
	Class B common stock	450,152	6.6%		450,152	6.6%		450,152	6.6%

Charles F. Dolan Children Trust FBO Deborah Dolan- Sweeney (4)(11)(14)(15)(16)(22) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	24,187	*	4.1%	24,187	*	4.1%	24,187	*	4.1%
	Class B common stock	464,392	6.8%		464,392	6.8%		464,392	6.8

Charles F. Dolan Children Trust FBO Kathleen M. Dolan (4)(12)(15)(23) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	24,187	*	4.1%	24,187	*	4.1%	24,187	*	4.1%
	Class B common stock	464,392	6.8%		464,392	6.8%		464,392	6.8%

Charles F. Dolan 2009 Family Trust FBO James L. Dolan (4)(5)(6)(16)(18)(24) P.O. Box 420 Oyster Bay, NY 11771	Class A common stock	6,718	*	9.2%	6,718	*	9.3%	6,718	*	9.3%
	Class B common stock	1,046,565	15.2%		1,046,565	15.2%		1,046,565	15.2%

Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan (4)(5)(6)(16)(18)(25) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	6,718	*	5.7%	6,718	*	5.8%	6,718	*	5.8%
	Class B common stock	652,490	9.5%		652,490	9.5%		652,490	9.5%

Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber (4)(5)(6)(16)(18)(26) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	6,718	*	5.7%	6,718	*	5.7%	6,718	*	5.7%
	Class B common stock	646,426	9.4%		646,426	9.4%		646,426	9.4%

Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan- Sweeney (4)(5)(6)(16)(18)(27) 340 Crossways Park Drive Woodbury, NY 11797	Class A common stock	6,718	*	4.9%	6,718	*	5.0%	6,718	*	5.0%
	Class B common stock	561,530	8.2%		561,530	8.2%		561,530	8.2%

Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan (4)(5)(6)(16)(18)(28) MLC Ventures LLC P.O. Box 1014 Yorktown Heights, NY 10598	Class A common stock	6,718	*	5.4%	6,718	*	5.5%	6,718	*	5.5%
	Class B common stock	614,590	9.0%		614,590	9.0%		614,590	9.0%

		Prior to this Offering and the Share Repurchase			After this Offering and the Share Repurchase Assuming Underwriters’ Option Is Not Exercised			After this Offering and the Share Repurchases Assuming Underwriters’ Option Is Exercised in Full
Name and Address	Title of Stock Class(1)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)	Beneficial Ownership	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Ariel Investments, LLC (29) 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	Class A common stock	6,620,409	14.7%	5.8%	6,620,409	15.0%	5.9%	6,620,409	15.0%	5.9%
	Class B common stock	—	—		—	—		—	—

The Vanguard Group (30) 100 Vanguard Blvd. Malvern, PA 19355	Class A common stock	2,514,028	5.6%	2.2%	2,514,028	5.7%	2.2%	2,514,028	5.7%	2.2%
	Class B common stock	—	—		—	—		—	—

*	Less than 1%.
(1)

Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A common stock is exclusive of the shares of Class A common stock that are issuable upon conversion of shares of Class B common stock. Share ownership reflects rounding for share-based compensation in the aggregate, not by specific tranche or award.

(2)

Shares of Class B common stock are convertible into shares of Class A common stock at the option of the holder on a share for share basis. The holder of one share of Class A common stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B common stock has ten votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A common stock have the right to elect 25% of our Board rounded up to the nearest whole director and the holders of Class B common stock have the right to elect the remaining members of our Board.

(3)

Sphere Entertainment Group, LLC is managed by its sole member, Sphere Entertainment Co. Decisions regarding the voting or disposition of the shares of Class A common stock held by Sphere Entertainment Group, LLC are made by the board of directors (or an authorized committee thereof) of Sphere Entertainment Co. The address of Sphere Entertainment Co. is Two Pennsylvania Plaza, New York, New York 10121. Pursuant to the Shareholder’s and Registration Rights Agreement, Sphere Entertainment has agreed to vote the Class A common stock that it owns in proportion to the votes cast by the other holders of the Company’s Class A common stock on a matter, to the extent such shares of Class A common stock are entitled to be voted on such matter. No individual named in the table is attributed beneficial ownership of shares of the Company’s Class A common stock owned by Sphere Entertainment as a result of such individual’s beneficial ownership of Sphere Entertainment common stock.

(4)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as co-trustee of the Charles F. Dolan 2009 Revocable Trust (the “CFD 2009 Trust”); Helen A. Dolan, individually and as a co-trustee of the Helen A. Dolan 2009 Revocable Trust (the “HAD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Kathleen M. Dolan, individually and as co-trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts” and individually, a “Dolan Children Trust”) and as sole trustee of the Ryan Dolan 1989 Trust and Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney; the CFD 2009 Trust; the HAD 2009 Trust; the Dolan Children Trust FBO Kathleen M. Dolan; the Dolan Children Trust FBO Marianne Dolan Weber; the Dolan Children Trust FBO Deborah Dolan-Sweeney; the Dolan Children Trust FBO James L. Dolan; the Dolan Children Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; the Ryan Dolan 1989 Trust; and the Tara Dolan 1989 Trust. Individuals who are not Group Members but are trustees of trusts that are Group Members include Brian G. Sweeney, as co-trustee of the CFD 2009 Trust and the HAD 2009 Trust; Corby Dolan Leinauer, as co-trustee of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”); Paul J. Dolan, as co-trustee of the Dolan Children Trust FBO Kathleen M. Dolan and the Dolan Children Trust FBO James L. Dolan; Matthew J. Dolan, as co-trustee of the Dolan Children Trust FBO Marianne Dolan Weber and the Dolan Children Trust FBO Thomas C. Dolan; and Mary S. Dolan, as co-trustee of the Dolan Children Trust FBO Deborah Dolan-Sweeney and each of the 2009 Family Trusts. The Group Members may be deemed to beneficially own an aggregate of (i) 1,623,023 shares of Class A common stock and (ii) 6,866,754 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof. Group Members in the aggregate may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of 6,866,754 shares of Class B common stock (representing all outstanding Class B common stock) and the equal number of shares of Class A common stock issuable upon conversion thereof by reason of the terms of an agreement among the group members. Individuals who are not Group Members but are trustees of trusts that are Group Members may be deemed to beneficially own 78,572 shares of Class A common stock.

(5)

Charles F. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 17,773 shares of Class A common stock owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 281,185 shares of Class A common stock (including 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, 197,288 shares of Class A common stock owned of record by the Dolan Family Foundation and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts) and an aggregate of 3,863,285 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which his spouse, Helen A. Dolan, serves as co-trustee, and an aggregate of 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts). This includes an aggregate of 33,590 shares of Class A common stock and 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. He disclaims beneficial ownership of an aggregate of 230,878 shares of Class A common stock (including 197,288 shares of Class A common stock owned of record by the Dolan Family Foundation and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts) and an aggregate of 3,634,293 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which his spouse serves as co-trustee, and an aggregate of 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts).
(6)

Helen A. Dolan may be deemed to have the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 298,958 shares of Class A common stock (including 17,773 shares of Class A common stock owned personally by her spouse, Charles F. Dolan, 197,288 shares of Class A common stock owned of record by the Dolan Family Foundation, an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts and 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee) and an aggregate of 3,863,285 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which she serves as co-trustee, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and an aggregate of 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts). Includes an aggregate of 33,590 shares of Class A common stock and 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts which her spouse may be deemed to have the right to acquire because he has the right to substitute assets with each of the trusts, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of an aggregate of 298,958 shares of Class A common stock (including 17,773 shares of Class A Common owned personally by her spouse, 197,288 shares of Class A common stock owned of record by the Dolan Family Foundation, an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts and 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust for which her spouse serves as co-trustee) and an aggregate of 3,750,593 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and an aggregate of 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts).

(7)

Does not include unvested restricted stock units granted under the Employee Stock Plan or the target amount of unvested performance stock units granted under the Employee Stock Plan (except for restricted stock units and performance stock units subject to vesting within 60 days of the Reference Date). The excluded number of restricted stock units for the following individuals are: Messrs. James L. Dolan, 213,535 units; David F. Byrnes, 18,934 units; Jamal H. Haughton, 16,054 units; Philip G. D’Ambrosio, 16,186 units; Ryan T. Dolan, 931 units; and Ms. Courtney Zeppetella, 4,115 units. The excluded number of target performance stock units for the following individuals are: Messrs. James L. Dolan, 222,577 units; David F. Byrnes, 21,405 units; Jamal H. Haughton, 18,731 units; Philip G. D’Ambrosio, 23,242 units; Ryan T. Dolan, 1,367 units; and Ms. Courtney Zeppetella, 4,115 units.

(8)

Does not include restricted stock units granted under the Director Stock Plan. The excluded number of restricted stock units for each of the following individuals is: Messrs. Martin N. Bandier, 3,313 units; Charles F. Dolan, 3,313 units; Charles P. Dolan, 3,313 units; Paul J. Dolan, 3,313 units; Ryan T. Dolan, 3,313 units; Thomas C. Dolan, 3,313 units; Quentin F. Dolan, 3,313 units; Frederic V. Salerno, 3,313 units; and Brian G. Sweeney, 3,313 units; and Mses. Donna Coleman, 3,313 units; and Marianne Dolan Weber, 3,313 units. See “Executive Compensation —Treatment of Outstanding Awards” for further information.

(9)

James L. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 937,191 shares of Class A common stock (including 306,206 shares of Class A common stock owned of record personally, options owned of record personally to purchase 630,239 shares of Class A common stock that are exercisable within 60 days of the Reference Date and 746 shares of Class A common stock held as custodian for one or more minor children) and 224,636 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 71,293 shares of Class A common stock (including 631 shares of Class A common stock owned jointly with his spouse, 26,320 shares of Class A common stock owned of record personally by his spouse and 44,342 shares of Class A common stock owned of record by the Dolan Children Trust for his benefit) and 916,156 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of an aggregate of 71,408 shares of Class A common stock (including 746 shares of Class A common stock held as custodian for one or more minor children, 26,320 shares of Class A common Stock owned of record personally by his spouse and 44,342 shares of Class A common stock owned of record by the Dolan Children Trust for his benefit) and 916,156 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.

(10)

Thomas C. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 47,128 shares of Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 20,156 shares of Class A common stock and 468,423 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 20,156 shares of Class A common stock and 468,423 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for his benefit.
(11)

Brian G. Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and dispose or direct the disposition of 40,200 shares of Class A common stock owned of record personally and (b) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 88,327 shares of Class A common stock (including 10,419 shares of Class A common stock owned personally by his spouse, Deborah A. Dolan-Sweeney, an aggregate of 3,414 shares of Class A common stock held in trusts for his children, for which he serves as trustee, 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 24,187 shares of Class A common stock owned by the Dolan Children Trust for the benefit of his spouse) and an aggregate of 806,076 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock owned of record by the Dolan Children Trust for the benefit of his spouse, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which he serves as co-trustee). He disclaims beneficial ownership of an aggregate of 88,327 shares of Class A common stock, (including 10,419 shares of Class A common stock owned personally by his spouse, 3,414 shares of Class A common stock held in trusts for his children, for which he serves as trustee, 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 24,187 shares of Class A common stock owned by the Dolan Children Trust for the benefit of his spouse) and an aggregate of 806,076 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock owned of record by the Dolan Children Trust for the benefit of his spouse, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which he serves as co-trustee, and 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which he serves as co-trustee).

(12)

Paul J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 61,356 shares of Class A common stock (including 15,147 shares of Class A common stock owned of record personally and 46,209 shares of Class A common stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 68,529 shares of Class A common stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee, and an aggregate of 1,380,548 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of an aggregate of 114,738 shares of Class A common stock (including 46,209 shares of Class A common stock owned of record by the CFD Trust No. 10, for which he serves as co-trustee, an aggregate of 68,529 shares of Class A common stock owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee) and an aggregate of 1,380,548 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan, for which he serves as co-trustee.

(13)

Marianne Dolan Weber may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 19,747 shares of Class A common stock owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 73,508 shares of Class A common stock (including 49,321 shares of Class A common stock owned of record by the Heartfelt Wings Foundation Inc. and 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for her benefit) and 450,152 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of an aggregate of 73,508 shares of Class A common stock (including 49,321 shares of Class A common stock owned of record by the Heartfelt Wings Foundation Inc. and 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for her benefit) and 450,152 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for her benefit.

(14)

Deborah A. Dolan-Sweeney may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 10,419 shares of Class A common stock owned of record personally and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 118,108 shares of Class A common stock (including 40,200 shares of Class A common stock owned of record personally by her spouse, 3,414 shares of Class A common stock held by trusts for her children, for which her spouse serves as trustee, 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for her benefit) and an aggregate of 806,076 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock owned of record by the Dolan Children Trust for her benefit, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which her spouse serves as co-trustee). She disclaims beneficial ownership of an aggregate of 118,108 shares of Class A common stock (including 40,200 shares of Class A common stock owned of record personally by her spouse, 3,414 shares of Class A common stock held by trusts for her children, for which her spouse serves as trustee, 50,307 shares of Class A common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for her benefit) and an aggregate of 806,076 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof

(including 464,392 owned of record by the Dolan Children Trust for her benefit, 228,992 shares of Class B common stock owned of record by the CFD 2009 Trust, for which her spouse serves as co-trustee, and 112,692 shares of Class B common stock owned of record by the HAD 2009 Trust, for which her spouse serves as co-trustee).
(15)

Kathleen M. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 3,314 shares of Class A common stock (including 2,378 shares of Class A common stock owned of record personally and 936 shares of Class A common stock held as custodian for one or more minor children) and an aggregate of 15,318 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 7,659 shares of Class B common stock owned of record by the Ryan Dolan 1989 Trust, for which she serves as sole trustee, and 7,659 shares of Class B common stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 186,380 shares of Class A common stock (including 49,321 shares of Class A common stock owned of record by the Green Mountain Foundation Inc. and an aggregate of 137,059 shares of Class A common stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee) and an aggregate of 2,763,515 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts, for which she serves as co-trustee. She disclaims beneficial ownership of an aggregate of 187,316 shares of Class A common stock (including 936 shares of Class A common stock held as custodian for one or more minor children, 49,321 shares of Class A common stock owned of record by the Green Mountain Foundation Inc. and an aggregate of 137,059 shares of Class A common stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee) and an aggregate of 2,778,833 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 7,659 shares of Class B common stock owned of record by the Ryan Dolan 1989 Trust, for which she serves as sole trustee, and 7,659 shares of Class B common stock owned of record by the Tara Dolan 1989 Trust, for which she serves as sole trustee, and 2,763,515 shares of Class B common stock owned of record by the Dolan Children Trusts, for which she serves as co-trustee).

(16)

Mary S. Dolan may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 3,453 shares of Class A common stock held as custodian for one or more minor children and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 68,495 shares of Class A common stock (including 3,947 shares of Class A common stock owned jointly with her spouse, 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,692 shares of Class A common stock (including 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 5,079 shares of Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,985,993 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 3,521,601 shares of Class B common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee). She disclaims beneficial ownership of an aggregate of 68,001 shares of Class A common stock (including 3,453 shares of Class A common stock held as custodian for one or more minor children, 24,187 shares of Class A common stock owned of record by the Dolan Children Trust for the benefit of Deborah Dolan-Sweeney, for which she serves as co-trustee, an aggregate of 1,692 shares of Class A common stock (including 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 5,079 shares of Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,985,993 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 464,392 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trust for the benefit of Deborah A. Dolan-Sweeney, for which she serves as co-trustee, and an aggregate of 3,521,601 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee).

(17)

Matthew J. Dolan may be deemed to have (a) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of an aggregate of 1,206 shares of Class A common stock (including 619 shares of Class A common stock owned of record personally and 587 shares of Class A common stock held as custodian for a minor child) and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 45,151 shares of Class A common stock (including 480 shares of Class A common stock owned jointly with his spouse, 328 shares of Class A common stock held by his spouse as custodian for a minor child and an aggregate of 44,343 shares of Class A common stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 918,575 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee. He disclaims beneficial ownership of an aggregate of 45,258 shares of Class A common stock (including 587 shares of Class A common stock held as custodian for a minor child, 328 shares of Class A common stock held by his spouse as custodian for a minor child and an aggregate of 44,343 shares of Class A common stock owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee) and an aggregate of 918,575 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan, for which he serves as co-trustee.
(18)

Corby Dolan Leinauer may be deemed to have (a) the sole power to vote or direct the vote and to dispose of or direct the disposition of 192 shares of Class A common stock held as custodian for one or more minor children and (b) the current shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 41,200 shares of Class A common stock (including 154 shares of Class A common stock owned jointly with her spouse, 685 shares of Class A common stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,692 shares of Class A common stock (including 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 5,079 shares of Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee, and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,521,601 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee. She disclaims beneficial ownership of an aggregate of 41,238 shares of Class A common stock (including 192 shares of Class A common stock held as custodian for one or more minor children, 685 shares of Class A common stock owned of record by the Leinauer Family Education Trust, an aggregate of 1,692 shares of Class A common stock (including 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Aidan J. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Quentin F. Dolan, 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Marianne Rose Weber and 423 shares of Class A common stock owned of record by the CFD 2012 Grandchildren Trust FBO Kevyn A. Dolan, for which she serves as co-trustee), 5,079 shares of Class A common stock owned of record by the CFD 2012 Descendants Trust, for which she serves as co-trustee and an aggregate of 33,590 shares of Class A common stock owned of record by the 2009 Family Trusts, for which she serves as co-trustee) and an aggregate of 3,521,601 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned of record by the 2009 Family Trusts, for which she serves as co-trustee.

(19)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(20)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(21)	Kathleen M. Dolan and Matthew J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.
(22)	Kathleen M. Dolan and Mary S. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.
(23)	Kathleen M. Dolan and Paul J. Dolan are the trustees of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(24)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(25)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(26)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and have the shared power to vote and dispose of the shares held by the trust.

(27)

Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney and have the shared power to vote and dispose of the shares held by the trust.

(28)	Corby Dolan Leinauer and Mary S. Dolan are the trustees of the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and have the shared power to vote and dispose of the shares held by the trust.
(29)

Based upon a Schedule 13G filed with the SEC on May 25, 2023, Ariel Investments, LLC (“Ariel”) beneficially owns 6,620,409 shares of Class A common stock. Ariel has sole voting power over 6,620,409 shares of Class A common stock and sole dispositive power over 6,620,409 shares of Class A common stock.

(30)

Based upon a Schedule 13G/A (Amendment No. 1) filed with the SEC on February 9, 2023 with respect to Sphere Entertainment Co., The Vanguard Group, Inc. (“Vanguard”) beneficially owns 2,514,028 shares of Class A common stock. Vanguard has sole voting power over 0 shares of Class A common stock, shared voting power over 17,682 shares of Class A common stock, sole dispositive power over 2,471,218 shares of Class A common stock and shared dispositive power over 42,810 shares of Class A common stock.

(31)

The number of shares beneficially owned does not reflect shares of Class A common stock that Mr. Thomas C. Dolan may acquire in connection with this offering. He has indicated an interest in purchasing approximately $10 million of shares of our Class A common stock in this offering at the public offering price. However, because an indication of interest is not a binding agreement or commitment to purchase, the underwriters could determine to sell more, fewer or no shares to him, and he could determine to purchase more, fewer or no shares in this offering.

DESCRIPTION OF CAPITAL STOCK

Our amended and restated certificate of incorporation authorizes us to issue 165,000,000 shares of capital stock, consisting of 120,000,000 shares of Class A common stock, par value $0.01 per share, 30,000,000 shares of Class B common stock, par value $.01 per share, and 15,000,000 shares of preferred stock, par value $.01 per share. Upon the completion of this offering and the Share Repurchase, there will be 44,351,529 shares of Class A common stock and 6,866,754 shares of Class B common stock (assuming no exercise of outstanding options and assuming the repurchase of 640,697 shares of Class A common stock in the Share Repurchase, based on an assumed purchase price calculated using $39.02, the last reported sale price of our Class A common stock on June 16, 2023) and no preferred shares outstanding. The amended and restated certificate of incorporation provides that holders of our common stock and preferred stock have the rights described below.

Class A Common Stock and Class B Common Stock

All shares of our common stock currently outstanding are fully paid and non-assessable, not subject to redemption and without preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of stock of any class or of securities convertible into stock of any class.

Voting

Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to 10 votes per share. All actions submitted to a vote of stockholders are voted on by holders of Class A common stock and Class B common stock voting together as a single class, except for the election of directors and as otherwise set forth below. With respect to the election of directors, holders of Class A common stock will vote together as a separate class and be entitled to elect 25% of the total number of directors constituting the whole Board and, if such 25% is not a whole number, then the holders of Class A common stock, voting together as a separate class, will be entitled to elect the nearest higher whole number of directors that is at least 25% of the total number of directors. Holders of Class B common stock, voting together as a separate class, will be entitled to elect the remaining directors.

If, however, on the record date for any stockholders meeting at which directors are to be elected, the number of outstanding shares of Class A common stock is less than 10% of the total number of outstanding shares of both classes of common stock, the holders of Class A common stock and Class B common stock will vote together as a single class with respect to the election of directors and the holders of Class A common stock will not have the right to elect 25% of the total number of directors but will have one vote per share for all directors and the holders of Class B common stock will have 10 votes per share for all directors.

If, on the record date for notice of any stockholders meeting at which directors are to be elected, the number of outstanding shares of Class B common stock is less than 12 1/2% of the total number of outstanding shares of both classes of common stock, then the holders of Class A common stock, voting as a separate class, will continue to elect a number of directors equal to 25% of the total number of directors constituting the whole Board and, in addition, will vote together with the holders of Class B common stock, as a single class, to elect the remaining directors to be elected at such meeting, with the holders of Class A common stock entitled to one vote per share and the holders of Class B common stock entitled to 10 votes per share.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Class B common stock, voting separately as a class, is required for the authorization or issuance of any additional shares of Class B common stock and for any amendment, alteration or repeal of any provisions of our amended and restated certificate of incorporation which would affect adversely the powers, preferences or rights of the Class B common stock. The number of authorized shares of Class A common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the voting power of the Class A common stock and the Class B common stock voting together as a single class—no separate class vote of the holders of Class A common stock is required, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (or any successor provision thereto). Our amended and restated certificate of incorporation does not provide for cumulative voting.

Pursuant to the Stockholder and Registration Rights Agreement, Sphere Entertainment has agreed that so long as it owns any Class A common stock, such Class A common stock will be voted with respect to any matter (including waivers of contractual or statutory rights), in proportion to the votes cast by the other holders of Class A common stock on such matter, to the extent such shares of Class A common stock are entitled to be voted on such matter. In addition, the shares of Class A common stock owned by Sphere Entertainment will be present at all stockholder meetings for quorum purposes. Sphere Entertainment has granted the Company an irrevocable proxy to implement these voting agreements.

Advance Notification of Stockholder Nominations and Proposals

Our amended by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board. In particular, stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our amended by-laws. To be timely, the notice must be received by our corporate secretary not less than 60 or more than 90 days prior to the date of the stockholders’ meeting, provided that if the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, the notice must be given not more than 10 days after such date is first announced or disclosed.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that, except as otherwise provided as to any series of preferred stock in the terms of that series, no action of stockholders required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of the stockholders to consent in writing to the taking of any action without a meeting is specifically denied.

Conversions

The Class A common stock has no conversion rights. The Class B common stock is convertible into Class A common stock in whole or in part at any time and from time to time on the basis of one share of Class A common stock for each share of Class B common stock. In the case of any sale or disposition of Class B common stock by a Dolan Children Trust, or of any Children Trust Shares by any other Dolan family interest to which such shares have been transferred, such stock must be converted to Class A common stock on a one-for-one basis. This conversion requirement will not apply to sales or dispositions of Class B common stock to Charles F. Dolan or other Dolan family interests. Any conversion of Class B common stock into Class A common stock would result in the issuance of additional shares of Class A common stock. As a result of any such conversion, existing holders of Class A common stock would own the same percentage of the outstanding common stock but a smaller percentage of the total number of shares of issued and outstanding Class A common stock. Additionally, the conversion of shares of Class B common stock, which are entitled to 10 votes per share, into shares of Class A common stock, which are entitled to one vote per share, would increase the voting power of holders of Class A common stock with respect to all actions that are voted on by holders of Class A common stock and Class B common stock as a single class; however, holders of the Class B common stock, voting as a separate class, would continue to have the right to elect up to 75% of our Board unless and until the Class B common stock represented less than 12 1⁄2% of the outstanding shares of common stock and, when both classes vote together as one class, would continue to represent a majority of the outstanding voting power of the common stock unless and until the Class B common stock represented less than approximately 9.1% of the outstanding shares of common stock. See “Description of Capital Stock — Class A common stock and Class B common stock — Voting” and “Principal and Selling Stockholders — Beneficial Ownership of Stock.”

Dividends

Holders of Class A common stock and Class B common stock are entitled to receive dividends equally on a per-share basis if and when such dividends are declared by the Board from funds legally available therefor. No dividend may be declared or paid in cash or property or shares of either Class A common stock or Class B common stock unless the same dividend is paid simultaneously on each share of the other class of common stock. In the case of any stock dividend, holders of Class A common stock are entitled to receive the same dividend on a percentage basis (payable in shares of or securities convertible to shares of Class A common stock and other securities of ours or any other person) as holders of Class B common stock receive (payable in shares of or securities convertible into shares of Class A common stock, shares of or securities convertible into shares of Class B common stock and other securities of us or any other person). The distribution of shares or other securities of the Company or any other person to common stockholders is permitted to differ to the extent that the common stock differs as to voting rights and rights in connection to certain dividends.

Liquidation

Holders of Class A common stock and Class B common stock share with each other on a ratable basis as a single class in the net assets available for distribution in respect of Class A common stock and Class B common stock in the event of a liquidation.

Other Terms

Neither the Class A common stock nor the Class B common stock may be subdivided, consolidated, reclassified or otherwise changed, except as expressly provided in our amended and restated certificate of incorporation, unless the other class of common stock is subdivided, consolidated, reclassified or otherwise changed at the same time, in the same proportion and in the same manner.

In any merger, consolidation or business combination the consideration to be received per share by holders of either Class A common stock or Class B common stock must be identical to that received by holders of the other class of common stock, except that in any such transaction in which shares of capital stock are distributed, such shares may differ as to voting rights only to the extent that voting rights now differ between Class A common stock and Class B common stock.

Transfer Agent

The transfer and distribution agent and registrar for the Class A common stock is EQ Shareowner Services.

Preferred Stock

Under our amended and restated certificate of incorporation, our Board is authorized, without further stockholder action, to provide for the issuance of up to 15,000,000 shares of preferred stock in one or more series. The powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated by the Board pursuant to a certificate of designations. As of June 15, 2023, there were no shares of our preferred stock outstanding. Any issuance of preferred stock may adversely affect the rights of holders of our common stock and may render more difficult certain unsolicited or hostile attempts to take over the Company.

Certain Corporate Opportunities and Conflicts

Our amended and restated certificate of incorporation recognizes that Overlap Persons may serve as directors, officers, employees, and agents of an Other Entity and provides that if a director or officer of the Company who is an Overlap Person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Company or any of its subsidiaries, in which the Company could have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”), (i) such Overlap Person will, to the fullest extent permitted by law, have no duty or obligation to refrain from referring such Potential Business Opportunity to any Other Entity and, if such director or officer refers such Potential Business Opportunity to an Other Entity, such Overlap Person shall have no duty or obligation to refer such Potential Business Opportunity to the Company or to give any notice to the Company regarding such Potential Business Opportunity (or any matter related thereto), (ii) if such Overlap Person refers a Potential Business Opportunity to an Other Entity, such Overlap Person, to the fullest extent permitted by law, will not be liable to the Company as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Company, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to the Company regarding such Potential Business Opportunity or any matter relating thereto, (iii) any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to such Other Entity by an Overlap Person, and (iv) if a director or officer who is an Overlap Person refers a Potential Business Opportunity to an Other Entity, then, as between the Company, on the one hand, and such Other Entity, on the other hand, the Company shall be deemed to have renounced any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Overlap Person having been presented or offered, or otherwise acquiring knowledge of, such Potential Business Opportunity, unless in each case referred to in clauses (i), (ii), (iii) or (iv), such Potential Business Opportunity is considered a “Restricted Potential Business Opportunity” as defined in our amended and restated certificate of incorporation. In our amended and restated certificate of incorporation, the Company has renounced to the fullest extent permitted by law, any interest or expectancy in any Potential Business Opportunity that is not a Restricted Potential Business Opportunity. In the event that our Board declines to pursue a Restricted Potential Business Opportunity, Overlap Persons are free to refer such Restricted Potential Business Opportunity to an Other Entity.

Our amended and restated certificate of incorporation provides that no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Company and/or any of its subsidiaries, on the one hand, and an Other Entity, on the other hand, before the Company ceased to be an indirect, wholly-owned subsidiary of Sphere Entertainment shall be void or voidable or be considered unfair to the Company or any of its subsidiaries solely because an Other Entity is a party thereto, or because any directors, officers or employees of an Other Entity were present at or participated in any meeting of the Board, or a committee thereof, of the Company that authorized the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. The Company may from time to time enter into and perform, and cause or permit any of its subsidiaries to enter into and perform, one or more contracts, agreements, arrangements or transactions (or amendments, modifications or supplements thereto) with an Other Entity. To the fullest extent permitted by law, no such contract, agreement, arrangement or transaction (nor any such amendments, modifications or supplements), nor the performance thereof by the Company or an Other Entity, shall be considered contrary to any fiduciary duty owed to the Company (or to any stockholder of the Company) by any director or officer of the Company who is an Overlap Person. To the fullest extent permitted by law, no director or officer of the Company who is an Overlap Person thereof shall have or be under any fiduciary duty to the Company (or to any stockholder of the Company) to refrain from acting on behalf of the Company or an Other Entity in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction in accordance with its terms and each such director or officer of the Company who is an Overlap Person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and shall be deemed not to have breached his or her duties of loyalty to the Company (or to any stockholders of the Company) and not to have derived an improper personal benefit therefrom.

No alteration, amendment or repeal of, or adoption of any provision inconsistent with the foregoing provisions will have any effect upon: (a) any agreement between the Company or a subsidiary thereof and any Other Entity that was entered into before the time of such alteration, amendment or repeal or adoption of any such inconsistent provision (the “Amendment Time”), or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the Amendment

Time; (b) any transaction entered into between the Company or a subsidiary thereof and any Other Entity, before the Amendment Time; (c) the allocation of any business opportunity between the Company or any subsidiary thereof and any Other Entity before the Amendment Time; or (d) any duty or obligation owed by any director or officer of the Company or any subsidiary of the Company (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such director or officer was offered, or of which such director or officer otherwise became aware, before the Amendment Time (regardless of whether any proceeding relating to any of the above is commenced before or after the Amendment Time).

Section 203 of the Delaware General Corporation Law

Section 203 of the General Corporation Law of the State of Delaware prohibits certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board; (2) the interested stockholder acquired at least 85% of the aggregate voting power of the Company in the transaction in which the stockholder became an interested stockholder; or (3) the business combination is approved by a majority of the Board and the affirmative vote of the holders of two-thirds of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply if, among other things, the Company’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Our amended and restated certificate of incorporation will not contain such an election. However, our Board has exercised its right under Section 203 to approve the acquisition of our common stock in the Distribution by members of the Dolan Family Group. This has the effect of making Section 203 inapplicable to transactions between the Company and current and future members of the Dolan Family Group.

Limitation on Personal Liability

We have provided, consistent with the Delaware General Corporation Law, in our amended and restated certificate of incorporation that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Neither the amendment nor repeal of such provision will adversely affect any right or protection of a person that exists at the time of such amendment or repeal.

SHARES ELIGIBLE FOR FUTURE SALE

Sales or the availability for sale of substantial amounts of our Class A common stock in the public market could adversely affect the prevailing market price for such stock. As of June 15, 2023, we had outstanding an aggregate of approximately 44,992,226 shares of our Class A common stock and 6,866,754 shares of our Class B common stock, assuming no exercise of outstanding options. All of the shares of Class A common stock are freely tradable without restriction or further registration under the Securities Act unless the shares are owned by our “affiliates” as that term is defined in the rules under the Securities Act. Shares held by “affiliates” may be sold in the public market only if registered or if they qualify for an exemption from registration or in compliance with Rule 144, which is summarized below. Further, as described below, we have filed a registration statement to cover the shares issuable under our Employee Stock Plan and our Director Stock Plan.

Lock-up Agreements

We, our directors, executive officers and the selling stockholder have entered into lock-up agreements with the representatives prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of 60 days after the date of this prospectus, may not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or, in the case of the Company, submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of Class A common stock or any securities convertible into, redeemable for or exercisable or exchangeable for Class A common stock or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A common stock, in each case subject to limited exceptions. These agreements are described in the section titled “Underwriting (Conflicts of Interest).” J.P. Morgan Securities LLC may release any of the securities subject to these lock-up agreements.

In addition, our executive officers, directors and the selling stockholder have entered into market standoff agreements with us under which they have agreed that, subject to certain exceptions, for a period of 60 days after the date of this prospectus, they will not, without our prior written consent, dispose of or hedge any shares or any securities convertible into or exchangeable for shares of our Class A common stock.

Rule 144

In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell within any three-month period a number of shares of Class A common stock that does not exceed the greater of:

•	one percent of the number of shares of our Class A common stock then outstanding; or

•	the average weekly trading volume of our Class A common stock on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain holding period requirements, manner of sale provisions and notice requirements and to the availability of current public information about us and, if applicable, the lock-up agreements described above.

Employee Stock Awards

As described under “Executive Compensation — Treatment of Outstanding Awards,” in connection with the Distribution, we issued under our Employee Stock Plan options with respect to approximately 724,065 shares of our Class A common stock, approximately 1,149,543 restricted stock units and approximately 1,247,026 performance stock units (at the target level of performance) in respect of previously outstanding awards by Sphere Entertainment. In addition, we anticipate making other equity-based awards to our employees in the future. We have filed a registration statement under the Securities Act to register shares to be issued under our Employee Stock Plan, including the options, restricted stock units and performance stock units that were granted in connection with the Distribution. Shares covered by such registration statement, other than shares issued to affiliates, generally are freely tradable without further registration under the Securities Act, subject to any applicable lock-up restrictions.

Non-Employee Director Stock Awards

We have filed a registration statement under the Securities Act to register shares of our Class A common stock to be issued under our Director Stock Plan, including approximately 187,405 shares of the Company’s Class A common stock in connection with Sphere Entertainment’s restricted stock units held by Sphere Entertainment directors. These shares were granted, issued and fully vested as of the Distribution date. Shares covered by such registration statement, other than shares issued to affiliates, generally are freely tradable without further registration under the Securities Act, subject to any applicable lock-up restrictions.

Registration Rights Agreements

Sphere Entertainment retained approximately 38% of the outstanding shares of Class A common stock, representing approximately 33% of our common stock, following the Distribution. Prior to the Distribution, we and Sphere Entertainment entered into a Stockholder and Registration Rights Agreement pursuant to which we have provided Sphere Entertainment with “demand” and “piggyback” registration rights with respect to the shares of Class A common stock it owns following the Distribution. In addition, Sphere Entertainment has agreed to vote the Class A common stock that it owns in proportion to the votes cast by the other holders of the Company’s Class A common stock on such matter, to the extent such shares of Class A common stock are entitled to be voted on such matter. The shares of Class A common stock owned by Sphere Entertainment will be present at all stockholder meetings for quorum purposes. Sphere Entertainment has granted the Company an irrevocable proxy to implement these voting agreements. Sphere Entertainment is required by applicable tax rules to dispose of all the retained shares as soon as practicable consistent with the business purposes for the retention, and expects to dispose of such retained shares within one year of the date of the Distribution, subject to market conditions. This disposition may be through one or more sales, including this offering, exchange offers or pro-rata distributions,.

Charles F. Dolan and all other holders of Class B common stock other than the Charles F. Dolan Children Trusts (collectively, the “Dolan Parties”) have entered into the Dolan Registration Rights Agreement with the Company, which became effective upon consummation of the Distribution. Under this agreement, the Company provides the Dolan Parties (and, in certain cases, transferees and pledgees of shares of Class B common stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A common stock (including those issued upon conversion of shares of Class B common stock). The Dolan Parties received 4,103,239 shares of our Class B common stock in the Distribution, which represent approximately 59.8% of our Class B common stock, as well as approximately 1,492,735 shares of Class A common stock (inclusive of exercisable options), which represent less than 3.3% of our Class A common stock. Such shares of Class B common stock and Class A common stock, collectively, represent approximately 10.7% of our common stock and 37.2% of the aggregate voting power of our common stock. The foregoing amounts and percentages are inclusive of exercisable options.

The Charles F. Dolan Children Trusts (the “Dolan Children Trusts”) and the Company have entered into the Children Trusts Registration Rights Agreement, which became effective upon consummation of the Distribution. Under this agreement, the Company provides the Dolan Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B common stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A common stock (including those issued upon conversion of shares of Class B common stock). The Dolan Children Trusts received Class B common stock in the Distribution (the “Children Trust Shares”), which represent approximately 40.2% of our Class B common stock, as well as approximately 137,059 shares of Class A common stock, which represent less than 1% of our Class A common stock. Such shares of Class B common stock and Class A common stock, collectively, represent approximately 5.6% of our common stock and 24.4% of the aggregate voting power of our common stock.

In the Children Trusts Registration Rights Agreement, each Dolan Children Trust have agreed that in the case of any sale or disposition of its shares of Class B common stock by such Dolan Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B common stock are transferred, such stock will be converted to Class A common stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Class B common stock received by the Dolan Parties in the Distribution.

The Sphere Entertainment Registration Rights Agreement, Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement are included as exhibits to the registration statement, of which this prospectus forms a part, that we have filed with the SEC, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This section describes the material U.S. federal income and estate tax consequences of the ownership and disposition of shares of our Class A common stock by a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of shares of our Class A common stock and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from our Class A common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the Medicare tax on net investment income or the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. In addition, this section addresses only shares of our Class A common stock that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section is based on the tax laws of the U.S., including the Code, existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding our Class A common stock should consult its tax advisors with regard to the U.S. federal income tax treatment of the ownership and disposition of our Class A common stock.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of Class A common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

If we make a distribution of cash or other property (other than certain distributions of our Class A common stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our Class A common stock (and will reduce your basis in such Class A common stock), and, to the extent such portion exceeds your tax basis in our Class A common stock, the excess will be treated as gain from the taxable disposition of the Class A common stock, the tax treatment of which is discussed below under “— Gain on Disposition of Class A Common Stock.”

Except as described below, dividends paid to you on Class A common stock are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

•

a valid IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the U.S. to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the U.S.), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the U.S., and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the U.S., withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify under penalties of perjury that:

•	you are a non-U.S. person, and

•	the dividends are effectively connected with your conduct of a trade or business within the U.S. and are includible in your gross income.

“Effectively connected” dividends are taxed on a net income basis at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Class A Common Stock

You generally will not be subject to U.S. federal income tax on gain that you recognize on the sale or other disposition of our Class A common stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the U.S., and the gain is attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis;

•	you are an individual, you are present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•

we are or have been a “U.S. real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our Class A common stock is not regularly traded on an established securities market (such as the NYSE) during the calendar year in which the disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our Class A common stock.

If the gain from the disposition of shares of our Class A common stock is effectively connected with your conduct of a trade or business in the U.S. (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the U.S.), you will be subject to tax on the net gain derived from the disposition at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the U.S.

We will be a U.S. real property holding corporation if, on any applicable determination date, the fair market value of our “U.S. real property interests,” as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not made a determination as to whether we will be deemed to be a U.S. real property holding corporation, and therefore can give no assurance that we are not, or will not become, a U.S. real property holding corporation. As discussed above, however, even if we are or become a U.S. real property holding corporation, you will not be subject to U.S. federal income tax on any gain that you recognize on the sale or other disposition of our Class A common stock by reason of our status as a U.S. real property holding corporation, provided that (i) our Class A common stock is regularly traded on an established securities market (such as the NYSE) during the calendar year in which the disposition occurs and (ii) you have not owned or have been deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our Class A common stock. If, however, you are subject to U.S. federal income tax on any gain that you recognize on the sale or other disposition of our Class A common stock by reason of our status as a U.S. real property holding corporation (i.e., the requirements in the proviso in the preceding sentence are not satisfied), such gain would generally be subject to U.S. federal income tax (but not branch profits tax) in the same manner as “effectively connected” gain discussed above, and a 15% withholding tax may apply to the gross proceeds from such disposition (but not if our Class A common stock is regularly traded on an established securities market).

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our Class A common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our Class A common stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

If you hold our Class A common stock at the time of your death, it will be included in your gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We and other payors are required to report payments of dividends on our Class A common stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our Class A common stock effected at a U.S. office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of our Class A common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the U.S. (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the U.S., (ii) the proceeds or confirmation are sent to the U.S. or (iii) the sale has certain other specified connections with the U.S.

Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability (if any), and you generally will be entitled to a refund of any amounts withheld that exceed your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We and the selling stockholder have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of Shares
BofA Securities, Inc.	1,750,000
Goldman Sachs & Co. LLC	1,750,000
J.P. Morgan Securities LLC	1,750,000

Total	5,250,000

The underwriters are committed to purchase all the shares of Class A common stock offered by this prospectus if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of Class A common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.7440 per share. After the initial offering of the shares to the public, if all of the shares of Class A common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 787,500 additional shares of Class A common stock from the selling stockholder to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to the selling stockholder per share of Class A common stock. The underwriting fee is $1.24 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$1.24	$1.24
Total	$6,510,000	$7,486,500

We estimate that our total expenses of this offering, which do not include the underwriting discounts, will be approximately $1.6 million. We have also agreed to reimburse the underwriters for certain FINRA and blue sky expenses in connection with this offering in an amount up to $35,000. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Thomas C. Dolan, one of our directors, has indicated an interest in purchasing approximately $10 million in shares of our Class A common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell more, fewer or no shares to Thomas C. Dolan, or he could determine to purchase more, fewer or no shares in this offering.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Class A common stock or any securities convertible into, redeemable for or exercisable or exchangeable for any shares of our Class A common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any hedging, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A common stock or any such other securities (whether any such transaction described in clause (i) or (ii) above is to be settled by the delivery of shares of Class A common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus, other than the shares of our Class A common stock to be sold in this offering.

The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of Class A common stock or securities convertible into or exercisable for shares of our Class A common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our Class A common stock or securities convertible into or exercisable or exchangeable for shares of our Class A common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus; and (iii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

Our directors and executive officers and the selling stockholder (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into, redeemable for or exercisable or exchangeable for Class A common stock (including, without limitation, Class A common stock or such other securities beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the Class A common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged and agreed that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The lock-up restrictions described in the immediately preceding paragraph are subject to certain exceptions including, without limitation: (i) transfers as part of a sale of lock-up securities acquired after the date of this prospectus, (ii) transfers to us in connection with the vesting, settlement, or exercise of restricted stock, RSUs, options, warrants or other rights to purchase shares of Class A common stock, (iii) transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement and (iv) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board and made to all holders of our capital stock involving a change of control of the Company.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our Class A common stock is listed/quoted on the NYSE under the symbol “MSGE.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For instance, affiliates of certain of the underwriters are lenders under the National Properties Facilities and the DDTL Facility. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Conflicts of Interest

An affiliate of J.P. Morgan Securities LLC, an underwriter in this offering, may receive at least 5% of the net offering proceeds of this offering in certain circumstances under the Credit Agreement (as amended, modified or supplemented from time to time in accordance with such agreement), dated as of December 22, 2022, among MSG Las Vegas, LLC, the lenders party thereto, and JPMorgan Chase Bank, National Association, as administrative agent. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of FINRA. BofA Securities, Inc. will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify BofA Securities, Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Pursuant to FINRA Rule 5121, J.P. Morgan Securities LLC will not confirm sales of our Class A common stock to any account over which they exercise discretionary authority without the prior written approval of the customer.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares have been offered or will be offered pursuant to the Offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the Offering in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation and the FSMA, except that the shares may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and each of the underwriters that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our Class A common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This document relates to an exempt offer (“Exempt Offer”) in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

VALIDITY OF THE SECURITIES

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements of Madison Square Garden Entertainment Corp. (formerly MSGE Spinco, Inc.), as of June 30, 2022 and 2021, and for the years ended June 30, 2022 and 2021, included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The combined financial statements of Madison Square Garden Entertainment Corp. (formerly MSGE Spinco, Inc., a carve-out business of Madison Square Garden Entertainment Corp.) for the year ended June 30, 2020, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN ACCOUNTANTS

On November 18, 2020, Sphere Entertainment selected Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm for the fiscal year ended June 30, 2021, effective as of November 18, 2020. KPMG LLP (“KPMG”), Sphere Entertainment’s prior independent registered public accounting firm, was dismissed by Sphere Entertainment’s audit committee on November 18, 2020.

KPMG’s report on Sphere Entertainment’s consolidated and combined financial statements as of and for the fiscal year ended June 30, 2020, which included the financial information of MSG Entertainment for such fiscal year, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG’s report on Sphere Entertainment’s consolidated and combined financial statements as of and for the year ended June 30, 2020, contained an unqualified opinion that the financial statements present fairly, in all material respects, the financial position of Sphere Entertainment as of June 30, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

During the fiscal year ended June 30, 2020, and the subsequent interim periods through November 18, 2020, including the first fiscal quarter ended September 30, 2020, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act and the related instructions between Sphere Entertainment and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to such disagreements in their reports on the Sphere Entertainment’s consolidated and combined financial statements for such periods; or (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Sphere Entertainment requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of KPMG’s letter, dated November 24, 2020, is filed as an exhibit to the registration statement, of which this prospectus forms a part.

During the fiscal year ended June 30, 2020 and the subsequent interim period through November 18, 2020, neither Sphere Entertainment nor anyone on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the shares of our Class A common stock to be sold in this offering. This prospectus does not contain all the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our Class A common stock, we refer you to the registration statement of which this prospectus forms part and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that have been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act, and we have filed and will file reports and other information with the SEC. These reports and other information are available on the SEC’s website at http://www.sec.gov. We also maintain a website at www.msgentertainment.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Information that we file with the SEC after the date of this prospectus may supersede the information in this prospectus. You may read these reports, proxy statements and other information and obtain copies of such documents and information as described above.

No person is authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth or in our affairs since the date hereof.

Page
Reports of Independent Registered Public Accounting Firms (Deloitte & Touche LLP, New York, NY, Auditor Firm ID: 34; KPMG LLP, New York, NY, Auditor Firm ID: 185)	F-30
Combined Balance Sheets as of June 30, 2022 and 2021*	F-32
Combined Statements of Operations for the years ended June 30, 2022, 2021 and 2020*	F-33
Combined Statements of Comprehensive Income (Loss) for the years ended June 30, 2022, 2021 and 2020*	F-34
Combined Statements of Cash Flows for the years ended June 30, 2022, 2021 and 2020*	F-35
Combined Statements of Divisional Equity (Deficit) for the years ended June 30, 2022, 2021 and 2020*	F-37
Notes to the Combined Financial Statements*	F-38
Schedule II Valuation and Qualifying Accounts	F-82

*

In connection with the Distribution on April 20, 2023, MSGE Spinco, Inc. was renamed Madison Square Garden Entertainment Corp. and MSG Entertainment was renamed Sphere Entertainment Co., both of which are referred to as such elsewhere in this prospectus.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED COMBINED BALANCE SHEETS (Unaudited)

(in thousands)

	March 31,	June 30,
	2023	2022
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$122,981	$62,573
Accounts receivable, net	130,642	102,501
Related party receivables, current	80,463	96,938
Prepaid expenses and other current assets	74,289	79,441

Total current assets	408,375	341,453
Non-Current Assets:
Property and equipment, net	637,644	696,079
Right-of-use lease assets	248,366	271,154
Goodwill	69,041	69,041
Intangible assets, net	63,801	65,439
Other non-current assets	118,506	83,535

Total assets	$1,545,733	$1,526,701

LIABILITIES AND DIVISIONAL EQUITY (DEFICIT)
Current Liabilities:
Accounts payable, accrued and other current liabilities	$199,796	$221,961
Related party payables, current	42,620	72,683
Current portion of long-term debt	16,250	8,762
Operating lease liabilities, current	38,298	39,006
Deferred revenue	258,132	202,678

Total current liabilities	555,096	545,090
Non-Current Liabilities:
Long-term debt, net of deferred financing costs	643,311	654,912
Operating lease liabilities, non-current	229,501	254,114
Deferred tax liabilities, net	23,377	23,253
Other non-current liabilities	50,945	50,921

Total liabilities	1,502,230	1,528,290
Commitments and contingencies (see Note 9.)
MSG Entertainment Divisional Equity (Deficit):
Sphere Entertainment investment	77,365	33,265
Accumulated other comprehensive loss	(33,862)	(34,740)

Total MSG Entertainment divisional equity (deficit)	43,503	(1,475)
Nonredeemable noncontrolling interests	—	(114)

Total liabilities and divisional equity (deficit)	$1,545,733	$1,526,701

See accompanying notes to the unaudited condensed combined financial statements.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED COMBINED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues(a)	$201,229	$193,988	$703,561	$475,150
Direct operating expenses(a)	(115,133)	(109,962)	(397,398)	(292,198)
Selling, general and administrative expenses(a)	(44,122)	(47,027)	(127,537)	(128,725)
Depreciation and amortization	(14,798)	(16,007)	(46,369)	(49,166)
(Loss) gains, net on dispositions	(51)	—	4,361	—
Restructuring charges	(2,461)	(5,171)	(9,820)	(5,171)

Operating income (loss)	24,664	15,821	126,798	(110)
Interest income(a)	2,482	1,541	5,804	5,145
Interest expense	(13,423)	(13,009)	(38,055)	(39,804)
Other income (expense), net	8,070	(8,495)	6,784	(27,742)

Income (loss) from operations before income taxes	21,793	(4,142)	101,331	(62,511)
Income tax expense	(73)	—	(804)	—

Net income (loss)	21,720	(4,142)	100,527	(62,511)
Less: Net loss attributable to nonredeemable noncontrolling interest	—	(212)	(553)	(579)

Net income (loss) attributable to MSG Entertainment’s stockholders	$21,720	$(3,930)	$101,080	$(61,932)

Basic and diluted earnings (loss) per common share attributable to MSG Entertainment’s stockholders	$0.42	$(0.08)	$1.95	$(1.20)

(a)	See Note 15. Related Party Transactions, for further information on related party arrangements.

See accompanying notes to the unaudited condensed combined financial statements.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

(in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Net income (loss)	$21,720	$(4,142)	$100,527	$(62,511)

Other comprehensive income (loss), before income taxes:
Amortization of net actuarial loss included in net periodic benefit cost	323	371	1,063	1,114

Other comprehensive income, before income taxes	323	371	1,063	1,114

Income tax expense	(56)	(65)	(185)	(196)

Other comprehensive income, net of income taxes	267	306	878	918

Comprehensive income (loss)	21,987	(3,836)	101,405	(61,593)
Less: Comprehensive loss attributable to nonredeemable noncontrolling interests	—	(212)	(553)	(579)

Comprehensive income (loss) attributable to MSG Entertainment	$21,987	$(3,624)	$101,958	$(61,014)

See accompanying notes to the unaudited condensed combined financial statements.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net income (loss)	$100,527	$(62,511)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,369	49,166
Share-based compensation expense	24,273	31,480
Amortization of deferred financing costs	2,409	5,088
Related party paid in kind interest	(2,939)	(3,111)
Net unrealized (gain) loss on equity investments with readily determinable fair value	(4,307)	28,303
Amortization of right-of-use assets	9,975	8,061
Gains, net on dispositions	(4,361)	—
Other non-cash adjustments	83	—
Change in assets and liabilities:
Accounts receivable, net	(27,890)	(74,943)
Related party receivables, net of payables	(5,292)	43,976
Prepaid expenses and other current and non-current assets	(29,938)	(46,450)
Accounts payable, accrued and other current and non-current liabilities	(20,812)	50,033
Deferred revenue	56,531	38,375
Operating lease right-of-use assets and lease liabilities	(12,287)	(7,129)

Net cash provided by operating activities	$132,341	$60,338

INVESTING ACTIVITIES:
Capital expenditures	(12,187)	(10,725)
Proceeds from dispositions, net	27,904	—
Proceeds (purchases) from investments	4,244	(250)
Proceeds from loan receivable	—	4,695
Loan to related parties	(6,700)	(6,780)

Net cash provided by (used in) investing activities	$13,261	$(13,060)

FINANCING ACTIVITIES:
Proceeds from issuance of debt	168	—
Principal repayments on long-term debt	(6,063)	(4,875)
Net transfers to Sphere Entertainment and Sphere Entertainment’s subsidiaries	(79,299)	(145,160)

Net cash used in financing activities	$(85,194)	$(150,035)

Net increase (decrease) in cash, cash equivalents and restricted cash	60,408	(102,757)
Cash, cash equivalents and restricted cash, beginning of period	62,573	318,069

Cash, cash equivalents and restricted cash, end of period	$122,981	$215,312

Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$504	$228
Non-cash reduction of loan receivable from related party	$5,350	$4,019

See accompanying notes to the unaudited condensed combined financial statements.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

CONDENSED COMBINED STATEMENTS OF DIVISIONAL EQUITY (DEFICIT) (Unaudited)

(in thousands)

	Sphere Entertainment Investment	Accumulated Other Comprehensive Income (Loss)	Total MSG Entertainment Divisional Equity (Deficit)	Nonredeemable Noncontrolling Interests	Total Divisional Equity (Deficit)
Balance as of December 31, 2022	$133,018	$(34,129)	$98,889	$—	$98,889
Net income	21,720	—	21,720	—	21,720
Other comprehensive income	—	267	267	—	267

Comprehensive income	—	—	21,987	—	21,987
Net decrease in Sphere Entertainment Investment	(77,373)	—	(77,373)	—	(77,373)

Balance as of March 31, 2023	$77,365	$(33,862)	$43,503	$—	$43,503

Balance as of December 31, 2021	$358,035	$(32,986)	$325,049	$2,383	$327,432
Net loss	(3,930)	—	(3,930)	(212)	(4,142)
Other comprehensive income	—	306	306	—	306

Comprehensive loss	—	—	(3,624)	(212)	(3,836)
Net decrease in Sphere Entertainment Investment	(3,091)	—	(3,091)	—	(3,091)

Balance as of March 31, 2022	$351,014	$(32,680)	$318,334	$2,171	$320,505

Balance as of June 30, 2022	$33,265	$(34,740)	$(1,475)	$(114)	$(1,589)
Net income (loss)	101,080	—	101,080	(553)	100,527
Other comprehensive income	—	878	878	—	878
BCE disposition	—	—	—	667	667

Comprehensive income	—	—	101,958	114	102,072
Net decrease in Sphere Entertainment Investment	(56,980)	—	(56,980)	—	(56,980)

Balance as of March 31, 2023	$77,365	$(33,862)	$43,503	$—	$43,503

Balance as of June 30, 2021	$529,500	$(33,598)	$495,902	$2,750	$498,652
Net loss	(61,932)	—	(61,932)	(579)	(62,511)
Other comprehensive income	—	918	918	—	918

Comprehensive loss	—	—	(61,014)	(579)	(61,593)
Net decrease in Sphere Entertainment Investment	(116,554)	—	(116,554)	—	(116,554)

Balance as of March 31, 2022	$351,014	$(32,680)	$318,334	$2,171	$320,505

See accompanying notes to the unaudited condensed combined financial statements.

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

All amounts included in the following Notes to Condensed Combined Financial Statements (unaudited) are presented in thousands, except as otherwise noted.

Note 1. Description of Business and Basis of Presentation

Description of Business

The Company is a live entertainment company comprised of iconic venues and marquee entertainment content. Utilizing the Company’s powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences. The Company is comprised of one reportable segment. As of March 31, 2023, there have been no changes to the reportable segment structure of the Company. See Note 1. to the Company’s audited combined financial statements and notes thereto as of June 30, 2022 and 2021 and for the three years ended June 30, 2022, 2021 and 2020 (“Audited Combined Annual Financial Statements”) included in the Company’s Information Statement, dated April 3, 2023 (the “Information Statement”), filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on April 4, 2023 for additional information regarding the details of the Company’s business.

Spin-off Transaction

On April 20, 2023 (the “MSGE Spinco Distribution Date”), Sphere Entertainment Co., formerly Madison Square Garden Entertainment Corp. (“Sphere Entertainment”), distributed approximately 67% of the outstanding common stock of Madison Square Garden Entertainment Corp., formerly MSGE Spinco, Inc. (“MSG Entertainment” or the “Company”), to its stockholders (the “MSGE Spinco Distribution”), with Sphere Entertainment retaining approximately 33% of the outstanding common stock of MSG Entertainment (in the form of Class A common stock) (the “MSGE Retained Interest”) immediately following the MSGE Spinco Distribution. The Company owns the traditional live entertainment business previously owned and operated by Sphere Entertainment through its Entertainment business segment, excluding Sphere (which was retained by Sphere Entertainment after the MSGE Spinco Distribution Date). In the MSGE Spinco Distribution, stockholders of Sphere Entertainment received (a) one share of MSG Entertainment’s Class A common stock, par value $0.01 per share, for every share of Sphere Entertainment’s Class A common stock, par value $0.01 per share, held of record as of the close of business, New York City time, on April 14, 2023 (the “Record Date”), and (b) one share of MSG Entertainment’s Class B common stock, par value $0.01 per share, for every share of Sphere Entertainment’s Class B common stock, par value $0.01 per share, held of record as of the close of business, New York City time, on the Record Date. The Company’s combined statements of operations for the three and nine months ended March 31, 2023 and 2022 were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Sphere Entertainment, and are presented as carve-out financial statements, because the Company was not a standalone public company prior to the MSGE Spinco Distribution.

Advertising Sales Representation Agreement Termination

The advertising sales representation agreement (the “Networks Advertising Sales Representation Agreement”) between the Company and Sphere Entertainment’s subsidiary, MSGN Holdings, L.P. (“MSG Networks”), pursuant to which the Company had the exclusive right and obligation to sell MSG Networks advertising availabilities for a commission, was terminated effective as of December 31, 2022. The Company recognized $0 and $8,802 of revenue from the Networks Advertising Sales Representation Agreement for the three and nine months ended March 31, 2023, respectively, and $9,621 and $17,015 of revenue for the three and nine months ended March 31, 2022, respectively. The termination of the Networks Advertising Sales Representation Agreement has impacted the operating results of the Company for the three and nine months end March 31, 2023

F-7

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

and will impact the operating results of the Company on a go forward basis. As a result, after December 31, 2022, the Company no longer recognizes advertising sales commission revenue or the employee costs related to the MSG Networks advertising sales agency.

Basis of Presentation

The Company reports on a fiscal year basis ending on June 30th (“Fiscal Year”). In these unaudited condensed combined interim financial statements, the years ended on June 30, 2023 and 2022 are referred to as “Fiscal Year 2023” and “Fiscal Year 2022,” respectively. Certain Fiscal Year 2022 amounts have been reclassified to conform to the Fiscal Year 2023 presentation.

The accompanying interim condensed combined financial statements of the Company (the “condensed combined financial statements”) were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of Sphere Entertainment. These financial statements reflect the combined historical results of operations, financial position and cash flows of the Company in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information, the instructions of Rule 10-01 of Regulation S-X of the Securities and Exchange Commission (“SEC”), and SEC Staff Accounting Bulletin (SAB) Topic 1-B, Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity, and should be read in conjunction with the Company’s Audited Combined Annual Financial Statements. References to U.S. GAAP issued by the Financial Accounting Standards Board (“FASB”) in these footnotes are to the FASB Accounting Standards Codification, also referred to as “ASC.”

Prior to the MSGE Spinco Distribution, separate financial statements have not been prepared for the Company and it has not operated as a stand-alone business from Sphere Entertainment. The condensed combined financial statements include certain assets and liabilities that have historically been held by Sphere Entertainment or by other Sphere Entertainment subsidiaries but are specifically identifiable or otherwise attributable to the Company. The condensed combined financial statements are presented as if the Company’s businesses had been combined for all periods presented. The assets and liabilities in the condensed combined financial statements have been reflected on a historical cost basis, as immediately prior to the MSGE Spinco Distribution, all of the assets and liabilities presented were wholly owned by Sphere Entertainment and were transferred to the Company at a carry-over basis.

The condensed combined statements of operations include allocations for certain support functions that are provided on a centralized basis and not historically recorded at the business unit level by Sphere Entertainment, such as expenses related to executive management, finance, legal, human resources, government affairs, and information technology, among others. As part of the MSGE Spinco Distribution, certain corporate and operational support functions were transferred to the Company and therefore, charges were reflected in order to properly burden all business units comprising Sphere Entertainment’s historical operations. These expenses have been allocated to Sphere Entertainment on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined assets, headcount or other measures of the Company or Sphere Entertainment, which are recorded as a reduction of either direct operating expenses or selling, general and administrative expenses.

Management believes the assumptions underlying the condensed combined financial statements, including the assumptions regarding allocating general corporate expenses, are reasonable. Nevertheless, the condensed combined financial statements may not include all of the actual expenses that would have been incurred by the Company and may not reflect its combined results of operations, financial position and cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if the Company

F-8

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company is unable to quantify the amounts that it would have recorded during the historical periods on a stand-alone basis as it is not practicable to do so. See Note 15. Related Party Transactions for more information regarding allocations of certain costs from the Company to Sphere Entertainment.

Sphere Entertainment uses a centralized approach to cash management and financing of operations. Cash is managed centrally with net earnings reinvested and working capital requirements met from existing liquid funds. The Company’s cash in excess of minimum liquidity requirements under the credit facilities was available for use and was regularly “swept” historically. Cash and cash equivalents were attributed to the Company for each of the periods presented, as such cash was held in accounts legally owned by the Company. See Note 10. Credit Facilities for more information regarding the Company’s debt facilities. Transfers of cash both to and from Sphere Entertainment are included as components of Sphere Entertainment investment on the condensed combined statements of divisional equity (deficit).

Sphere Entertainment’s net investment in the Company has been presented as a component of divisional equity (deficit) in the condensed combined financial statements. Distributions made by Sphere Entertainment to the Company or to Sphere Entertainment from the Company are recorded as transfers to and from Sphere Entertainment, and the net amount is presented on the condensed combined statements of cash flows as “Net transfers to Sphere Entertainment and Sphere Entertainment’s subsidiaries.”

In the opinion of the Company, the accompanying financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2023 and its results of operations for the three and nine months ended March 31, 2023, and 2022, and cash flows for the nine months ended March 31, 2023 and 2022. The condensed combined balance sheet as of Fiscal Year 2022 was derived from the Audited Combined Annual Financial Statements but does not contain all of the footnote disclosures from the Audited Combined Annual Financial Statements.

The results of operations for the periods presented are not necessarily indicative of the results that might be expected for future interim periods or for the full year. As a result of the production of the Christmas Spectacular Starring the Radio City Rockettes (the “Christmas Spectacular”), and arena license fees in connection with the use of Madison Square Garden (“The Garden”) by the New York Knicks (the “Knicks”) of the National Basketball Association (the “NBA”) and the New York Rangers (the “Rangers”) of the National Hockey League (the “NHL”), the Company generally earns a disproportionate share of its annual revenues in the second and third quarters of its fiscal year.

Impact of the COVID-19 Pandemic

The Company’s operations and operating results were not materially impacted by the COVID-19 pandemic during the three and nine months ended March 31, 2023, as compared to the prior year period, which was impacted by fewer ticketed events at our venues in the first half of the fiscal year due to the lead-time required to book touring acts and artists and the postponement or cancellation of select bookings at our venues (including the partial cancellation of the 2021 production of the Christmas Spectacular) during the second and third quarters of the fiscal year. See Note 1. Description of Business and Basis of Presentation in the Company’s Audited Combined Annual Financial Statements for additional information regarding the impact of the COVID-19 pandemic on the Company’s business.

It is unclear to what extent COVID-19 concerns, including new variants, could result in new government- or league-mandated capacity, other restrictions, vaccination/mask requirements, or impact the use of and/or demand

F-9

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

for our venues, demand for our sponsorship and advertising assets, deter our employees and vendors from working at our venues (which may lead to difficulties in staffing) or otherwise materially impact our operations.

Note 2. Summary of Significant Accounting Policies

A. Principles of Combination

All significant intracompany transactions and balances within the Company’s condensed combined businesses have been eliminated. Certain historical intercompany transactions between Sphere Entertainment and the Company have been included as components of Sphere Entertainment investment in the condensed combined financial statements, as they are considered effectively settled upon effectiveness of the MSGE Spinco Distribution and were not historically settled in cash. Certain other historical intercompany transactions between Sphere Entertainment and the Company have been classified as related party, rather than intercompany, in the condensed combined financial statements as they were historically settled in cash. Expenses related to corporate allocations from the Company to Sphere Entertainment prior to the MSGE Spinco Distribution, are considered to be effectively settled in the condensed combined financial statements at the time the transaction is recorded, with the offset recorded against Sphere Entertainment investment. See Note 15. Related Party Transactions, for further information on related party arrangements.

The Company disposed of its controlling interest in Boston Calling Events, LLC (“BCE”) on December 2, 2022 and these condensed combined financial statements reflect the results of operations of BCE until its disposition. See Note 3. Dispositions, for details regarding the disposal.

B. Use of Estimates

The preparation of the accompanying condensed combined financial statements in conformity with GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses. Such estimates include the provision for credit losses, goodwill, intangible assets, other long-lived assets, deferred tax assets, pension and other postretirement benefit obligations and the related net periodic benefit cost, and other liabilities. In addition, estimates are used in revenue recognition, performance and share-based compensation, depreciation and amortization, litigation matters and other matters. Management believes its use of estimates in the financial statements to be reasonable.

Management evaluates its estimates on an ongoing basis using historical experience and other factors, including the general economic environment and actions it may take in the future. The Company adjusts such estimates when facts and circumstances dictate. However, these estimates may involve significant uncertainties and judgments and cannot be determined with precision. In addition, these estimates are based on management’s best judgment at a point in time and, as such, these estimates may ultimately differ from actual results. Changes in estimates resulting from weakness in the economic environment or other factors beyond the Company’s control could be material and would be reflected in the Company’s condensed combined financial statements in future periods.

C. Significant Accounting Policies

The following is an update to the Company’s Summary of Significant Accounting Policies disclosed in the Company’s Audited Combined Annual Financial Statements:

F-10

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share (“EPS”) is based upon net income (loss) available to common stockholders divided by the weighted-average number of common shares outstanding during the period. On the MSGE Spinco Distribution Date, 51,768 common shares of the Company, inclusive of 17,021 common shares related to the MSGE Retained Interest, were outstanding as of April 20, 2023. This share amount is being utilized for the calculation of basic earnings (loss) per share for both the three and nine months ended March 31, 2023 and 2022 because the Company was not a standalone public company prior to the MSGE Spinco Distribution. In addition, the computation of diluted earnings per share equals the basic earnings (loss) per common share calculation since there was no stock trading information available to compute dilutive effect of shares issuable under share-based compensation plans needed under the treasury method in accordance with ASC Topic 260, Earnings Per Share.

D. Recently Issued and Adopted Accounting Pronouncements

Recently Issued Accounting Pronouncements

No recently issued accounting pronouncements are expected to materially impact the Company’s financial statements.

Recently Adopted Accounting Pronouncements

In October 2021, the FASB issued Accounting Standards Update (“ASU”) No. 2021-08, Accounting for Contract Assets and Contract Liabilities From Contracts With Customers. This ASU requires that the acquiring entity in a business combination recognize and measure contract assets and contract liabilities acquired in accordance with ASC Topic 606. This standard was adopted by the Company in the first quarter of Fiscal Year 2023. The adoption of this standard had no impact on the Company’s condensed combined financial statements.

Note 3. Dispositions

Disposition of Our Interest in Boston Calling Events

The Company entered into an agreement on December 1, 2022 to sell its controlling interest in BCE (the “BCE Disposition”). The transaction closed on December 2, 2022, resulting in a total gain on sale of $8,744, net of transaction costs. BCE meets the definition of a business under SEC Regulation S-X Rule 11-01(d)-1 and FASB ASC Topic 805 — Business Combinations. This disposition does not represent a strategic shift with a major effect on the Company’s operations, and as such, has not been reflected as a discontinued operation under FASB ASC Subtopic 205-20 — Discontinued Operations. The gain on the BCE Disposition was recorded in (Loss) gains, net on dispositions in the condensed combined statements of operations.

Disposition of Corporate Aircraft

On December 30, 2022, the Company sold its owned aircraft for $20,375. In connection with the sale, the Company recognized a loss of $4,383, net of transaction costs. The loss on the aircraft disposition was recorded in (Loss) gains, net on dispositions in the condensed combined statements of operations.

Note 4. Revenue Recognition

Contracts with Customers

See Note 2. Summary of Significant Accounting Policies and Note 4. Revenue Recognition, included in the Company’s Audited Combined Annual Financial Statements for more information regarding the details of the

F-11

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Company’s revenue recognition policies. All revenue recognized in the condensed combined statements of operations is considered to be revenue from contracts with customers in accordance with ASC Topic 606, except for revenues from the arena license agreements that require the Knicks and the Rangers to play their home games at The Garden (the “Arena License Agreements”), leases and subleases that are accounted for in accordance with ASC Topic 842.

Disaggregation of Revenue

The following tables disaggregate the Company’s revenue by major source based upon the timing of transfer of goods or services to the customer for the three and nine months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
	2023	2022
Event-related and entertainment offerings(a)	$102,314	$90,899
Sponsorship, signage and suite licenses(b)	59,724	55,609
Other(c)	7,174	16,994

Total revenues from contracts with customers	169,212	163,502
Revenues from Arena License Agreements, leases and subleases	32,017	30,486

Total revenues	$201,229	$193,988

	Nine Months Ended March 31,
	2023	2022
Event-related and entertainment offerings(a)	$443,992	$268,391
Sponsorship, signage and suite licenses(b)	167,113	113,565
Other(c)	25,637	31,881

Total revenues from contracts with customers	636,742	413,837
Revenues from Arena License Agreements, leases and subleases	66,819	61,313

Total revenues	$703,561	$475,150

(a)	Event-related and entertainment offerings revenues are recognized at a point in time.
(b)

See Note 2. Summary of Significant Accounting Policies and Note 4. Revenue Recognition, included in the Company’s Audited Combined Annual Financial Statements for further details on the pattern of recognition of sponsorship, signage, and suite license revenues.

(c)

Primarily consists of (i) revenues from sponsorship sales and representation agreements with Madison Square Garden Sports Corp. (“MSG Sports”) and (ii) advertising commission revenues recognized under the Networks Advertising Sales Representation Agreement. The Networks Advertising Sales Representation Agreement was terminated as of December 31, 2022, as discussed in Note 1. Description of Business.

In addition to the disaggregation of the Company’s revenue by major source based upon the timing of transfer of goods or services to the customer disclosed above, the following tables disaggregate the Company’s combined revenues by type of goods or services in accordance with the required entity-wide disclosure requirements of

F-12

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

ASC Subtopic 280-10-50-38 to 40 and the disaggregation of revenue required disclosures in accordance with ASC Subtopic 606-10-50-5 for the three and nine months ended March 31, 2023 and 2022.

	Three Months Ended March 31,
	2023	2022
Ticketing and venue license fee revenues(a)	$45,547	$46,867
Sponsorship and signage, suite, and advertising commission revenues(b)	78,504	79,631
Food, beverage and merchandise revenues	43,021	36,344
Other	2,140	660

Total revenues from contracts with customers	169,212	163,502
Revenues from Arena License Agreements, leases and subleases	32,017	30,486

Total revenues	$201,229	$193,988

	Nine Months Ended March 31,
	2023	2022
Ticketing and venue license fee revenues(a)	$291,404	$172,844
Sponsorship and signage, suite, and advertising commission revenues(b)	215,812	161,046
Food, beverage and merchandise revenues	124,711	78,032
Other	4,815	1,915

Total revenues from contracts with customers	636,742	413,837
Revenues from Arena License Agreements, leases and subleases	66,819	61,313

Total revenues	$703,561	$475,150

(a)

Amounts include ticket sales, including other ticket-related revenue, and venue license fees from the Company’s events such as (i) concerts, (ii) the presentation of the Christmas Spectacular and (iii) other live entertainment and sporting events.

(b)

Amounts include (i) revenues from sponsorship sales and representation agreements with MSG Sports and (ii) advertising commission revenues recognized under the Networks Advertising Sales Representation Agreement. The Networks Advertising Sales Representation Agreement was terminated as of December 31, 2022, as discussed in Note 1. Description of Business.

F-13

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Contract Balances

The following table provides information about contract balances from the Company’s contracts with customers as of March 31, 2023 and June 30, 2022:

	March 31, 2023	June 30, 2022
Receivables from contracts with customers, net(a)	$139,719	$106,664
Contract assets, current(b)	$7,548	$5,503
Deferred revenue, including non-current portion(c)	$258,347	$203,256

(a)

Receivables from contracts with customers, net, which are reported in Accounts receivable, net and Related party receivables, current in the Company’s condensed combined balance sheets, represent the Company’s unconditional rights to consideration under its contracts with customers. As of March 31, 2023 and June 30, 2022, the Company’s receivables from contracts with customers above included $9,077 and $4,163, respectively, related to various related parties. See Note 15. Related Party Transactions for further details on related party arrangements.

(b)

Contract assets, current, which are reported as Prepaid expenses and other current assets in the Company’s condensed combined balance sheets, primarily relate to the Company’s rights to consideration for goods or services transferred to customers, for which the Company does not have an unconditional right to bill as of the reporting date. Contract assets are transferred to accounts receivable once the Company’s right to consideration becomes unconditional.

(c)

Deferred revenue primarily relates to the Company’s receipt of consideration from customers in advance of the Company’s transfer of goods or services to the customers. Deferred revenue is reduced and the related revenue is recognized once the underlying goods or services are transferred to a customer. Revenue recognized for the three and nine months ended March 31, 2023 relating to the deferred revenue balance as of June 30,2022 was $21,196 and $175,326, respectively.

Transaction Price Allocated to the Remaining Performance Obligations

As of March 31, 2023, the Company’s remaining performance obligations were approximately $485,000, of which 39% is expected to be recognized over the next two years and an additional 41% of the balance is expected to be recognized in the following two years. This primarily relates to performance obligations under sponsorship and suite license agreements that have original expected durations longer than one year and for which the consideration is not variable. In developing the estimated revenue, the Company applies the allowable practical expedient and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

Note 5. Restructuring Charges

During Fiscal Year 2023, Sphere Entertainment implemented a cost reduction program which resulted in the recording of termination benefits for a workforce reduction of certain executives and employees. The Company recorded restructuring charges of $2,461 and $9,820, net of contributory credits from the Company to Sphere Entertainment for the Company’s corporate employees, for the three and nine months ended March 31, 2023, respectively. Restructuring charges are inclusive of $0 and $2,293 of share-based compensation expenses for the three and nine months ended March 31, 2023, respectively. As of March 31, 2023 and June 30, 2022, the Company had a restructuring accrual of $6,036 and $3,210, respectively, shown in accounts payable, accrued and other current liabilities and divisional equity (deficit).

F-14

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

For Fiscal Year 2022, Sphere Entertainment underwent organizational changes to further streamline operations. These measures included termination of certain executive and management level functions. The Company recorded restructuring charges of $5,171, net of contributory credits from the Company to Sphere Entertainment for the Company’s corporate employees, for the three and nine months ended March 31, 2022. Restructuring charges are inclusive of $1,612 of share-based compensation expenses for the three and nine months ended March 31, 2022.

Note 6. Equity Investments With Readily Determinable Fair Value

As of March 31, 2023, the Company held investments of (i) Townsquare Media, Inc. (“Townsquare”) and (ii) DraftKings Inc. (“DraftKings”):

•	Townsquare is a media, entertainment and digital marketing solutions company that is listed on the New York Stock Exchange (“NYSE”) under the symbol “TSQ”.

•	DraftKings is a fantasy sports contest and sports gambling provider that is listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “DKNG”.

The fair value of the Company’s investments in Class A common stock of Townsquare and Class A common stock of DraftKings is determined based on quoted market prices in active markets on the NYSE and NASDAQ, respectively, which are classified within Level I of the fair value hierarchy. As a holder of Class C common stock of Townsquare, the Company is entitled to convert at any time all or any part of the Company’s shares into an equal number of shares of Class A common stock of Townsquare, subject to restrictions set forth in Townsquare’s certificate of incorporation.

The carrying fair value of these investments, which are reported under Other non-current assets in the accompanying condensed combined balance sheets as of March 31, 2023 and June 30, 2022, are as follows:

	March 31, 2023	June 30, 2022
Townsquare Class A common stock	$4,665	$4,776
Townsquare Class C common stock	21,000	21,499
DraftKings common stock	12,397	10,146

Total Equity Investments with Readily Determinable Fair Value	$38,062	$36,421

The following table summarizes the realized and unrealized (loss) gain on equity investments with readily determinable fair value, which is reported in Other income (expenses), net for the three and nine months ended March 31, 2023 and 2022:

	Three Months Ended		Nine Months Ended
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Unrealized gain (loss) — Townsquare	$2,406	$(1,732)	$(609)	$129
Unrealized gain (loss) — DraftKings	5,104	(6,956)	4,916	(28,432)
Gain from shares sold — DraftKings	214	—	1,703	—

Total realized and unrealized gain (loss)	$7,724	$(8,688)	$6,010	$(28,303)

Supplemental information on realized gain:
Shares of common stock sold — DraftKings	29	—	229	—
Cash proceeds from common stock sold — DraftKings	$550	$—	$4,369	$—

F-15

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Note 7. Property and Equipment, Net

As of March 31, 2023 and June 30, 2022, property and equipment, net consisted of the following:

	March 31, 2023	June 30, 2022
Land	$62,768	$62,768
Buildings	998,231	995,965
Equipment	334,555	323,741
Aircraft(a)	—	38,090
Furniture and fixtures	29,308	28,976
Leasehold improvements	105,877	105,877
Construction in progress	1,240	3,139

Total Property and equipment	$1,531,979	$1,558,556
Less: accumulated depreciation and amortization(a)	(894,335)	(862,477)

Property and equipment, net	$637,644	$696,079

(a)

On December 30, 2022, the Company completed the disposition of a corporate aircraft (see Note 3. Dispositions), which resulted in a reduction of gross assets of $38,090 and related accumulated depreciation of $13,689.

Depreciation and amortization expense on property and equipment was $14,798 and $45,615 for the three and nine months ended March 31, 2023, respectively, and $15,760 and $48,425, for the three and nine months ended March 31, 2022, respectively.

Note 8. Goodwill and Intangible Assets

As of March 31, 2023 and June 30, 2022, the carrying amount of goodwill was $69,041. During the first quarter of Fiscal Year 2023, the Company performed its annual impairment test of goodwill and determined that there was no impairment of goodwill identified as of the impairment test date.

The Company’s indefinite-lived intangible assets as of March 31, 2023 and June 30, 2022 were as follows:

	March 31, 2023	June 30, 2022
Trademarks	$61,881	$61,881
Photographic related rights	1,920	1,920

Total indefinite-lived intangible assets	$63,801	$63,801

During the first quarter of Fiscal Year 2023, the Company performed its annual impairment test of indefinite-lived intangible assets and determined that there were no impairments of indefinite-lived intangibles identified as of the impairment test date.

F-16

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

The Company’s intangible assets subject to amortization are as follows:

March 31, 2023	Gross	Accumulated Amortization	Net
Other intangibles(b)	$4,217	$(4,217)	$—

Total amortizable intangible assets	$4,217	$(4,217)	$—

June 30, 2022	Gross	Accumulated Amortization	Net
Trade names(a)	$2,530	$(2,169)	$361
Festival rights(a)	8,080	(6,926)	1,154
Other intangibles	4,217	(4,094)	123

Total amortizable intangible assets	$14,827	$(13,189)	$1,638

(a)

On December 2, 2022, the Company completed the BCE Disposition (see Note 3. Dispositions) which resulted in a reduction of gross assets and accumulated amortization related to festival rights and trade names, associated with the BCE Disposition.

(b)	The Other intangibles were fully amortized.

Amortization expense for intangible assets was $0 and $754 for the three and nine months ended March 31, 2023, respectively, and $247 and $741 for the three and nine months ended March 31, 2022, respectively.

Note 9. Commitments and Contingencies

Commitments

See Note 13. Commitments and Contingencies, included in the Company’s Audited Combined Annual Financial Statements for details on the Company’s off balance sheet commitments. The Company’s off-balance sheet commitments as of June 30, 2022 included a total of $21,422 of contractual obligations.

During the nine months ended March 31, 2023, the Company’s off-balance sheet commitments increased by a total of $6,478 of contractual obligations offset by an immaterial decrease in marketing partnerships agreement-related commitments. The increase in contractual obligations primarily relates to future performances at The Garden. See Note 10. Credit Facilities for details of the principal repayments required under the Company’s various credit facilities.

Delayed Draw Term Loan Facility

On April 20, 2023, a subsidiary of the Company, MSG Entertainment Holdings, LLC (“MSG Entertainment Holdings”), entered into a delayed draw term loan facility (the “DDTL Facility”) with Sphere Entertainment. Pursuant to the DDTL Facility, MSG Entertainment Holdings has committed to lend up to $65,000 in delayed draw term loans to Sphere Entertainment on an unsecured basis until October 20, 2024. As of the date of this filing, Sphere Entertainment has not yet drawn upon the DDTL Facility.

The DDTL Facility will mature and any unused commitments thereunder will expire on October 20, 2024. Borrowings under the DDTL Facility will bear interest at a variable rate equal to either, at the option of Sphere Entertainment, (a) a base rate plus an applicable margin, or (b) Term SOFR plus 0.10%, plus an applicable margin. The applicable margin is equal to the applicable margin under the National Properties Facilities (as defined below), plus 1.00% per annum.

F-17

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Subject to customary borrowing conditions, the DDTL Facility may be drawn in up to 6 separate borrowings of $5,000 or more. The DDTL Facility is prepayable at any time without penalty and amounts repaid on the DDTL Facility may not be reborrowed. If drawn, Sphere Entertainment will have the option to make any payments of principal, interest or fees under the DDTL Facility either in cash or by delivering to MSG Entertainment Holdings shares of MSG Entertainment Class A common stock. If Sphere Entertainment elects to make any payment in the form of MSG Entertainment Class A common stock, the amount of such payment would be calculated based on the dollar volume-weighted average trading price for MSG Entertainment Class A common stock for the 20 trading days ending on the day on which Sphere Entertainment made such election. Sphere Entertainment shall only be permitted to use the proceeds of the DDTL Facility (i) for funding costs associated with its Sphere initiative and (ii) in connection with refinancing of the indebtedness under certain senior secured credit facilities by and among MSG Networks, MSGN Eden, LLC, Regional MSGN Holdings LLC, and certain subsidiaries of MSG Networks pursuant to a credit agreement as amended and restated on October 11, 2019.

The DDTL Facility contains certain representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on asset dispositions restricted payments, and affiliate transactions.

Legal Matters

The Company is a defendant in various lawsuits. Although the outcome of these lawsuits cannot be predicted with certainty (including the extent of available insurance, if any), management does not believe that resolution of these lawsuits will have a material adverse effect on the Company.

Note 10. Credit Facilities

See Note 14. Credit Facilities, included in the Company’s Audited Combined Annual Financial Statements for more information regarding the Company’s credit facilities. The following table summarizes the outstanding balances under the Company’s credit facilities as of March 31, 2023 and June 30, 2022:

	March 31, 2023	June 30, 2022
	Principal
Current Portion
National Properties Term Loan Facility	$16,250	$8,125
Other debt	—	637

Current portion of long-term debt	$16,250	$8,762

	March 31, 2023			June 30, 2022
	Principal	Unamortized Deferred Financing Costs	Net	Principal	Unamortized Deferred Financing Costs	Net
Non-current Portion
National Properties Term Loan Facility	$629,687	$(13,644)	$616,043	$641,875	$(16,063)	$625,812
National Properties Revolving Credit Facility	27,100	—	27,100	29,100	—	29,100
Other long-term loan	168	—	168	—	—	—

Long-term debt, net of deferred financing costs	$656,955	$(13,644)	$643,311	$670,975	$(16,063)	$654,912

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

National Properties Facilities

General. On June 30, 2022, MSG National Properties, LLC (“MSG National Properties”), Sphere Entertainment Group, LLC (formerly known as MSG Entertainment Group, LLC and referred to herein as “Sphere Entertainment Group”) and certain subsidiaries of MSG National Properties entered into a credit agreement with JP Morgan Chase Bank, N.A., as administrative agent and the lenders and L/C issuers party thereto (as amended, the “National Properties Credit Agreement”), providing for a five-year, $650,000 senior secured term loan facility (the “National Properties Term Loan Facility”) and a five-year, $100,000 revolving credit facility (the “National Properties Revolving Credit Facility” and, together with the National Properties Term Loan Facility, the “National Properties Facilities”). As of March 31, 2023 outstanding letters of credit were $7,992 and the remaining balance available under the National Properties Revolving Credit Facility was $64,908.

Interest Rates. Borrowings under the current National Properties Facilities bear interest at a floating rate, which at the option of MSG National Properties may be either (a) a base rate plus an applicable margin ranging from 1.50% to 2.50% per annum, determined based on the total leverage ratio of MSG National Properties and its restricted subsidiaries (the “National Properties Base Rate”), or (b) Term SOFR plus an applicable margin ranging from 2.50% to 3.50% per annum, determined based on the total leverage ratio of MSG National Properties and its restricted subsidiaries (the “National Properties SOFR Rate”). The National Properties Credit Agreement requires MSG National Properties to pay a commitment fee ranging from 0.30% to 0.50% in respect of the daily unused commitments under the National Properties Revolving Credit Facility. MSG National Properties is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the National Properties Credit Agreement. The interest rate on the National Properties Facilities as of March 31, 2023 was 7.41%.

Principal Repayments. Subject to customary notice and minimum amount conditions, the Company may voluntarily repay outstanding loans under the National Properties Facilities and terminate commitments under the National Properties Revolving Credit Facility, at any time, in whole or in part, subject only to customary breakage costs in the case of prepayment of Term SOFR loans. The principal obligations under the National Properties Term Loan Facility are to be repaid in quarterly installments beginning with the fiscal quarter ending March 31, 2023, in an aggregate amount equal to 2.50% per annum (0.625% per quarter), stepping up to 5.00% per annum (1.25% per quarter) in the fiscal quarter ending September 30, 2025, with the balance due at the maturity of the facility on June 30, 2027. The principal obligations under the National Properties Revolving Credit Facility are due at the maturity of the facility. Under certain circumstances, MSG National Properties is required to make mandatory prepayments on loans outstanding, including prepayments in an amount equal to the net cash proceeds of certain sales of assets or casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair, or replacement rights), subject to certain exceptions.

Covenants. The National Properties Credit Agreement includes financial covenants requiring MSG National Properties and its restricted subsidiaries to maintain a specified minimum liquidity level, a specified minimum debt service coverage ratio and specified maximum total leverage ratio. The minimum liquidity level is set at $50,000, and is tested based on the level of average daily liquidity, consisting of cash and cash equivalents and available revolving commitments, over the last month of each quarter over the life of the National Properties Facilities. The debt service coverage ratio covenant began testing in the fiscal quarter ending December 31, 2022, and is set at a ratio of 2:1 before stepping up to 2.5:1 in the fiscal quarter ending September 30, 2024. The leverage ratio covenant begins testing in the fiscal quarter ending June 30, 2023. It is tested based on the ratio of MSG National Properties and its restricted subsidiaries’ consolidated total indebtedness to adjusted operating income, with an initial maximum ratio of 6:1, stepping down to 5.5:1 in the fiscal quarter ending June 30, 2024 and 4.5:1 in the fiscal quarter ending June 30, 2026. As of March 31, 2023, MSG National Properties and its restricted subsidiaries were in compliance with the covenants of the National Properties Credit Agreement.

F-19

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

In addition to the financial covenants discussed above, the National Properties Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative and negative covenants and events of default. The National Properties Credit Agreement contains certain restrictions on the ability of MSG National Properties and its restricted subsidiaries to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the National Properties Credit Agreement, including the following: (i) incur additional indebtedness; (ii) create liens on certain assets; (iii) make investments, loans or advances in or to other persons; (iv) pay dividends and distributions or repurchase capital stock (which will restrict the ability of MSG National Properties to make cash distributions to the Company); (v) repay, redeem or repurchase certain indebtedness; (vi) change its lines of business; (vii) engage in certain transactions with affiliates; (viii) amend their respective organizational documents; (ix) merge or consolidate; and (x) make certain dispositions.

Guarantors and Collateral. As of March 31, 2023, all obligations under the National Properties Facilities were guaranteed by Sphere Entertainment Group and MSG National Properties’ existing and future direct and indirect domestic subsidiaries, other than the subsidiaries that own The Garden and certain other excluded subsidiaries (the “Subsidiary Guarantors”). In connection with the MSGE Spinco Distribution, on April 18, 2023, the National Properties Credit Agreement was amended to change the parent guarantor from Sphere Entertainment Group to MSG Entertainment Holdings, the direct parent of MSG National Properties.

All obligations under the National Properties Facilities, including the guarantees of those obligations, are secured by certain of the assets of MSG National Properties and the Subsidiary Guarantors (collectively, “Collateral”) including, but not limited to, a pledge of some or all of the equity interests held directly or indirectly by MSG National Properties in each Subsidiary Guarantor. The Collateral does not include, among other things, any interests in The Garden or the leasehold interests in Radio City Music Hall and the Beacon Theatre.

Interest payments and loan principal repayments made by the Company under the National Properties Credit Agreement were as follows:

	Interest Payments		Loan Principal Repayments
	Nine Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
National Properties Term Loan Facility	$35,283	$34,917	$6,063	$4,875

The carrying value and fair value of the Company’s financial instruments reported in the accompanying condensed combined balance sheets are as follows:

	March 31, 2023		June 30, 2022
	Carrying Value(a)	Fair Value	Carrying Value (a)	Fair Value
Liabilities:
National Properties Facilities	$673,037	$666,307	$679,100	$679,100
Other debt	168	168	637	637

Total Long-term debt	673,205	666,475	679,737	679,737

(a)

The total carrying value of the Company’s financial instruments as of March 31, 2023 and June 30, 2022 is equal to the current and non-current principal payments for the Company’s credit agreements excluding unamortized deferred financing costs of $13,644 and $16,063, respectively.

The Company’s long-term debt is classified within Level II of the fair value hierarchy as it is valued using quoted indices of similar instruments for which the inputs are readily observable.

F-20

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Note 11. Pension Plans and Other Postretirement Benefit Plans

Sphere Entertainment sponsors several pension, savings and postretirement benefit plans including the defined benefit pension plans (“Pension Plans”), postretirement benefit plan (“Postretirement Plan”), The Madison Square Garden 401(k) Savings Plan and the MSG Entertainment Group, LLC Excess Savings Plan (collectively, the “Savings Plans”), and The Madison Square Garden 401(k) Union Plan (the “Union Savings Plan”). Certain of these Pension Plans and the Postretirement Plan, such as the Cash Balance Plan and Excess Plans, historically included participants of the Company as well as Sphere Entertainment and MSG Sports (“Shared Plans”). Other plans, such as the Union Plan, only included participants of the Company and not of MSG Sports and Sphere Entertainment (“Direct Plan”). See Note 15. Pension Plans and Other Postretirement Benefit Plans, included in the Company’s Audited Combined Annual Financial Statements for more information regarding these plans.

Defined Benefit Pension Plans and Postretirement Benefit Plan

For the historical periods, Sphere Entertainment was the legal sponsor of the Pension Plans and Postretirement Plan. For purposes of the condensed combined financial statements, it was determined that these plans’ assets and liabilities were attributable to the Company. Therefore, the condensed combined financial statements reflect the full impact of the Shared Plans and the Direct Plan on both the condensed combined statements of operations and condensed combined balance sheets. The pension expense and liabilities related to employees of other Sphere Entertainment businesses participating in the Shared Pension Plans and Postretirement Plan were immaterial for the three and nine months ended March 31, 2023 and 2022.

The following table presents components of net periodic benefit cost for the Pension Plans and Postretirement Plan included in the accompanying condensed combined statements of operations for the three and nine months ended March 31, 2023 and 2022. Service cost is recognized in direct operating expenses and selling, general and administrative expenses. All other components of net periodic benefit cost are reported in Other income (expense), net.

	Pension Plans		Postretirement Plan
	Three Months Ended March 31,		Three Months Ended March 31,
	2023	2022	2023	2022
Service cost	$30	$25	$8	$9
Interest cost	927	928	11	12
Expected return on plan assets	(1,504)	(1,504)	—	—
Recognized actuarial loss	314	355	9	16

Net periodic (benefit) cost	$(233)	$(196)	$28	$37

	Pension Plans		Postretirement Plan
	Nine Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Service cost	$90	$75	$24	$27
Interest cost	2,781	2,784	33	36
Expected return on plan assets	(4,512)	(4,512)	—	—
Recognized actuarial loss	1,036	1,066	27	48

Net periodic (benefit) cost	$(605)	$(587)	$84	$111

F-21

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Contributions for Qualified Defined Benefit Pension Plan

Sphere Entertainment sponsors a non-contributory, qualified defined benefit pension plan covering certain of its union employees (the “Union Plan”). During the three and nine months ended March 31, 2023, the Company did not make any contributions to the Union Plan.

Defined Contribution Plans

For the three and nine months ended March 31, 2023 and 2022, expenses related to the Savings Plans and Union Savings Plan included in the accompanying condensed combined statements of operations are as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Savings Plans	$1,367	$1,069	$3,553	$3,005
Union Savings Plan	$371	$24	$409	$45

Note 12. Share-based Compensation

Certain employees of the Company have historically participated in the share-based compensation plans of Sphere Entertainment (“Sphere Entertainment Employee Stock Plans”). Only the expenses for the awards provided to the Company’s direct employees, net of expenses related to the Company’s corporate employees who participate in the plans that were charged to Sphere Entertainment, are recorded in the condensed combined financial statements. See Note 16. Share Based Compensation, included in the Company’s Audited Combined Annual Financial Statements for more information on these plans.

Share-based compensation expense was recognized in the condensed combined statements of operations as a component of direct operating expenses or selling, general and administrative expenses. The share-based compensation expense recorded by the Company, in the periods presented, includes the expenses associated with the employees attributable to the Company, net of contributory credits from the Company to Sphere Entertainment for the Company’s corporate employees. The following table summarizes the Company’s share-based compensation expense:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Share-based compensation(a)	$8,014	$10,401	$24,273	$31,480
Intrinsic value of awards vested	$—	$—	$2,867	$2,422

(a)

The balances shown includes $0 and $2,293 which was reclassified to Restructuring charges in the condensed consolidated statements of operations for the three and nine months ended March 31, 2023, respectively, and $1,612 for the three and nine months ended March 31, 2022, as detailed in Note 5. Restructuring Charges.

As of March 31, 2023, there was $6,401 of unrecognized compensation cost related to unvested RSUs and PSUs held by the Company’s direct employees. The cost is expected to be recognized over a weighted-average period of approximately 1.65 years.

F-22

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Award Activity

RSUs

During the nine months ended March 31, 2023 and 2022, 66 and 59 RSUs were granted, respectively, and 40 and 22 RSUs vested, respectively.

PSUs

During the nine months ended March 31, 2023 and 2022, 60 and 55 PSUs were granted, respectively, and 11 and 8 PSUs vested, respectively.

Note 13. Stockholders’ Equity

Share Repurchase Program

On March 29, 2023, the Company’s Board of Directors authorized a share repurchase program to repurchase up to $250,000 of the Company’s Class A Common Stock. Under the authorization, shares of Class A Common Stock may be purchased from time to time in open market or private transactions, block trades or such other manner as the Company may determine (including through repayment by Sphere Entertainment of the DDTL Facility with shares of the Company’s Class A Common Stock) in accordance with applicable insider trading and other securities laws and regulations. The timing and amount of purchases will depend on market conditions and other factors. No shares have been repurchased to date.

Note 14. Accumulated Other Comprehensive Loss

The following table details the components of accumulated other comprehensive loss:

	Pension Plans and Postretirement Plan
	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Balance at beginning of period	$(34,129)	$(32,986)	$(34,740)	$(33,598)
Other comprehensive income (loss):
Amounts reclassified from accumulated other comprehensive loss(a)	323	371	1,063	1,114
Income tax expense	(56)	(65)	(185)	(196)

Other comprehensive income (loss), net of income taxes	267	306	878	918

Balance at end of period	$(33,862)	$(32,680)	$(33,862)	$(32,680)

(a)

Amounts reclassified from accumulated other comprehensive loss represent the amortization of net actuarial loss and net unrecognized prior service credit included in net periodic benefit cost, which is reflected under Other income (expense), net in the accompanying condensed consolidated statements of operations (see Note 11. Pension Plans and Other Postretirement Benefit Plans).

Note 15. Related Party Transactions

Given that the MSGE Spinco Distribution did not occur until after March 31, 2023, the transactions described below, unless otherwise indicated, were in place with Sphere Entertainment as of March 31, 2023, and continued with the Company following the MSGE Spinco Distribution.

F-23

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

As of March 31, 2023, members of the Dolan family, including trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”), for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, collectively beneficially owned 100% of the Sphere Entertainment’s outstanding Class B common stock and approximately 5.5% of Sphere Entertainment’s outstanding Class A common stock (inclusive of options exercisable within 60 days of March 31, 2023). Such shares of Sphere Entertainment’s Class A common stock and Class B common stock, collectively, represent approximately 72.4% of the aggregate voting power of Sphere Entertainment’s outstanding common stock. Pursuant to the MSGE Spinco Distribution on April 20, 2023, Sphere Entertainment distributed approximately 67% of the outstanding common stock of the Company to its stockholders, with one share of the Company’s Class A Common Stock issued for every share of Sphere Entertainment’s Class A common stock held as of the Record Date, and one share of the Company’s Class B Common Stock issued for every share of Sphere Entertainment’s Class B common stock held as of the Record Date, and retained approximately 33% of the Company’s outstanding common stock.

Members of the Dolan family are the controlling stockholders of the Company, Sphere Entertainment (including its subsidiaries MSG Networks Inc. and TAO Group Hospitality, which was subsequently sold on May 3, 2023), MSG Sports, and AMC Networks Inc. (“AMC Networks”). See Note 19. Related Party Transactions to the Company’s Audited Combined Annual Financial Statements for a description of the Company’s current related party arrangements. There have been no material changes in such related party arrangements except as described below and in Note 1. Description of Business and Basis of Presentation.

From time to time the Company enters into arrangements with 605, LLC (“605”). James L. Dolan, the Company’s Executive Chairman, Chief Executive Officer and a director, and his spouse, Kristin A. Dolan, own 50% of 605. Kristin A. Dolan is also the founder and Non-Executive Chairman of 605. 605 provides audience measurement and data analytics services to the Company and its subsidiaries in the ordinary course of business. Sphere Entertainment’s audit committee approved the entry into one or more agreements with 605 to provide certain data analytics services to the Company for an aggregate amount of up to $1,000. In August 2022, a subsidiary of Sphere Entertainment entered into a three-year agreement with 605, valued at approximately $750, covering several customer analysis projects per year in connection with events held at our venues, which was assigned to the Company in connection with the MSGE Spinco Distribution. The Company expects to engage 605 to provide additional data analytics services in the future. Pursuant to this arrangement, the Company recognized $68 and $204 of expense for the three and nine months ended March 31, 2023, respectively, and as of March 31, 2023, $68 has been recognized in Prepaid expenses and other current assets.

MSG Sports has made market rate interest-bearing advances to the Company in connection with the construction of new premium hospitality suites at The Garden. The advances will be repaid (including interest) through cash receipts from the licenses for each new suite. As of March 31, 2023, MSG Sports had advanced $168 to the Company in connection with the arrangement. This advance has been recognized in Long-term debt, net of deferred financing costs in the accompanying condensed consolidated balance sheets.

As of June 30, 2022, the Company had $637 of notes payable with respect to a loan received by BCE from its noncontrolling interest holder. There were no notes payable as of March 31, 2023 as a result of the BCE Disposition.

Revenues and Operating Expenses

The following table summarizes the composition and amounts of the transactions with the Company’s affiliates. The significant components of these amounts are discussed below. These amounts are reflected in revenues and

F-24

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

operating expenses in the accompanying condensed combined statements of operations for the three and nine months ended March 31, 2023 and 2022:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues	$41,594	$49,259	$96,805	$96,415
Operating expenses (credits):
Revenue sharing expenses	$7,353	$5,791	$15,639	$12,187
Reimbursement under Arena License Arrangements	(8,911)	(10,047)	(18,761)	(19,097)
Cost reimbursement from MSG Sports	(9,789)	(9,159)	(28,781)	(28,888)
Corporate allocations to Sphere Entertainment	(40,794)	(32,343)	(114,761)	(106,628)
Other operating expenses, net	327	541	3,682	4,701

Total operating expenses (credits), net(a)	$(51,814)	$(45,217)	$(142,982)	$(137,725)

(a)

Of the total operating expenses, net, $(804) and $(1,329) for the three and nine months ended March 31, 2023, respectively, and $(4,427) and $(7,458) for the three and nine months ended March 31, 2022, respectively, are included in direct operating expenses in the accompanying condensed combined statements of operations, and $(51,010) and $(141,653) for the three and nine months ended March 31, 2023, respectively, and $(40,790) and $(130,267) for the three and nine months ended March 31, 2022, respectively, are included in selling, general and administrative expenses.

Revenues

The Company recorded $31,163 and $64,312 of revenues under the Arena License Agreements for the three and nine months ended March 31, 2023, respectively. In addition to the Arena License Agreements, the Company’s revenues from related parties primarily reflected sponsorship sales and service representation agreements of $7,079 and $15,643, and merchandise sharing revenues of $2,160 and $4,451 with MSG Sports during the three and nine months ended March 31, 2023, respectively. The Company recorded revenues under the Networks Advertising Sales Representation Agreement of $0 and $8,802 for the three and nine months ended March 31, 2023, respectively. The Company also earned sublease revenue from related parties of $716 and $2,100 during the three months and nine months ended March 31, 2023, respectively.

The Company recorded $29,616 and $58,797 of revenues under the Arena License Agreements for the three and nine months ended March 31, 2022, respectively. In addition, the Company recorded revenues under sponsorship sales and service representation agreements of $7,027 and $14,206 and merchandise sharing revenues of $1,548 and $3,000 with MSG Sports during the three and nine months ended March 31, 2022, respectively. The Company recorded revenues under the Networks Advertising Sales Representation Agreement of $9,621 and $17,015 for the three and nine months ended March 31, 2022, respectively. The Company also earned sublease revenue from related parties of $736 and $1,958 during the three and nine months ended March 31, 2022, respectively.

Operating Expenses

Revenue sharing expenses

Revenue sharing expenses include MSG Sports’ share of the Company’s in-venue food and beverage sales and certain venue signage agreements.

F-25

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Reimbursements under Arena License Arrangements

Fees recognized by the Company under the Arena License Agreements with MSG Sports for use of The Garden are reported as operating lease revenues in accordance with ASC Topic 842. In addition, the Company records credits to direct operating expenses as a reimbursement under the Arena License Agreements.

Cost reimbursement from MSG Sports

Per the Services Agreement with MSG Sports, the Company’s corporate overhead expenses that are charged to MSG Sports are primarily related to centralized functions, including information technology, security, accounts payable, payroll, tax, legal, human resources, insurance and risk management, investor relations, corporate communications, benefit plan administration and reporting, and internal audit.

Corporate allocations to Sphere Entertainment

As part of the MSGE Spinco Distribution, certain corporate and operational support functions were transferred to the Company and therefore, charges were reflected in order to properly burden all business units comprising Sphere Entertainment’s historical operations. Allocations of corporate overhead and shared services expense to Sphere Entertainment from the Company were recorded for corporate and operational functions based on direct usage when identifiable, with the remainder allocated on a pro rata basis of combined assets, headcount or other measures of the Company or Sphere Entertainment, which is recorded as a reduction of either direct operating expenses or selling, general and administrative expense. The aforementioned allocations for certain support functions that are provided on a centralized basis and not historically recorded at the business unit level by Sphere Entertainment related to departments such as executive management, finance, legal, human resources, government affairs, and information technology, among others. In addition, corporate allocations to Sphere Entertainment include charges to MSG Networks under the services agreement with MSG Networks.

Other operating expenses, net

The Company and its related parties enter into transactions with each other in the ordinary course of business. Amounts charged to the Company for other transactions with its related parties are net of amounts charged by the Company to the Knickerbocker Group, LLC, an entity owned by James L. Dolan, the Executive Chairman, Chief Executive Officer and a director of the Company, for office space and the cost of certain technology services. In addition, other operating expenses primarily include net charges relating to (i) reciprocal aircraft arrangements between the Company and each of Q2C and CFD, (ii) time sharing and/or dry lease agreements with MSG Sports, AMC Networks and Brighid Air, and (iii) commission under the group ticket sales representation agreement with MSG Sports. The reciprocal aircraft arrangement between the Company and Q2C and the related aircraft support services arrangement between them was no longer effective as of December 21, 2021.

Loans Receivable from Sphere Entertainment

The Company’s captive insurance entity, Eden Insurance Company, Inc. (“Eden”), entered into a loan agreement with Sphere Entertainment (the “Eden Loan Agreement”), under which Eden granted Sphere Entertainment an unsecured loan bearing interest at a rate of LIBOR plus 350 basis points with a principal amount not exceeding $60,000. This loan is in the form of a demand promissory note, payable immediately upon order from Eden. As of March 31, 2023 and June 30, 2022, Eden had an outstanding loan receivable from Sphere Entertainment of $53,634 and $56,060, respectively, inclusive of accrued interest. During the three and nine months ended March 31, 2023 and 2022, Eden declared dividends to Sphere Entertainment through a reduction of the loan receivable from Sphere Entertainment. During the three and nine months ended March 31, 2023 and 2022, no interest or principal payments were received by Eden and instead the accrued but unpaid interest was added to

F-26

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

the outstanding principal amount of the loan. The cash flows related to this loan receivable are reflected as investing activities, as these balances represent amounts loaned by the Company to Sphere Entertainment. The Company recorded related party interest income of $1,121 and $2,925 related to the Eden Loan Agreement during the three and nine months ended March 31, 2023, respectively. The Company recorded related party interest income of $352 and $1,413 related to the Eden Loan Agreement during the three and nine months ended March 31, 2022, respectively. The loan payable to the Company held by Sphere Entertainment under the Eden Loan Agreement was assigned by Sphere Entertainment to the Company in connection with the MSGE Spinco Distribution, and will be eliminated in consolidation by the Company for periods subsequent to the MSGE Spinco Distribution.

On May 23, 2019, the Company entered into a subordinated credit agreement with TAO Group Sub-Holdings, LLC (“TAOG Sub-Holdings”), a wholly-owned subsidiary of Sphere Entertainment (the “TAO Subordinated Credit Agreement”), under which the Company granted TAOG Sub-Holdings a $49,000 subordinated loan. This loan had a maturity date of August 22, 2024. On June 15, 2020, the TAO Subordinated Credit Agreement was amended to provide an additional $22,000 of borrowing capacity and subsequently, the Company provided additional proceeds of $19,000 under the TAO Subordinated Credit Agreement. There are no mandatory repayments of principal until the maturity date. Subject to customary notice and minimum amount conditions, TAOG Sub-Holdings can voluntarily prepay outstanding loans under the TAO Subordinated Credit Agreement at any time, in whole or in part, without premium or penalty. Interest is due monthly in cash or paid-in-kind based on the terms of the TAO Senior Credit Agreement. On June 9, 2022, Sphere Entertainment paid the full outstanding principal amount of this TAO Subordinated Credit Agreement. The Company recorded related party interest income of $1,105 and $3,506 related to the TAO Subordinated Credit Agreement during the three and nine months ended March 31, 2022, respectively.

Cash Management

Sphere Entertainment uses a centralized approach to cash management and financing of operations. The Company’s and Sphere Entertainment’s other subsidiaries’ cash was available for use and was regularly “swept” historically. Cash and cash equivalents were attributed to the Company for each of the periods presented, as such cash was held in accounts legally owned by the Company. Transfers of cash both to and from Sphere Entertainment were included as components of Sphere Entertainment’s Investment on the condensed combined statements of divisional equity (deficit). The main components of the net transfers to Sphere Entertainment are cash pooling/general financing activities, various expense allocations to/from Sphere Entertainment, and receivables/payables from/to Sphere Entertainment deemed to be effectively settled upon the distribution of the Company by Sphere Entertainment.

Sphere Entertainment Investment

Certain significant balances and transactions among the Company and Sphere Entertainment and its subsidiaries, which include allocations of corporate general and administrative expenses, share-based compensation expense and other historical intercompany activities, are recorded as components of divisional equity (deficit), except for the transactions noted above related to historically cash-settled loans between the Company and Sphere Entertainment. The changes in Sphere Entertainment Investment also include financing activities for capital transfers, cash sweeps, and other treasury services. As part of this activity, cash balances are swept to Sphere Entertainment regularly as part of the Sphere Entertainment cash management policy.

Related Party Transactions after the MSGE Spinco Distribution

In connection with the MSGE Spinco Distribution, the Company and Sphere Entertainment entered into arrangements with respect to, among other things, transition services. Additionally, on April 20, 2023, MSG

F-27

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Entertainment Holdings entered into the DDTL Facility with Sphere Entertainment. Pursuant to the DDTL Facility, MSG Entertainment Holdings has committed to lend up to $65,000 in delayed draw term loans to Sphere Entertainment on an unsecured basis until October 20, 2024. As of the date of this filing, Sphere Entertainment has not yet drawn upon the DDTL Facility.

Note 16. Additional Financial Information

The following table provides a summary of the amounts recorded as cash, cash equivalents, and restricted cash:

	March 31, 2023	June 30, 2022
Cash and cash equivalents	$122,731	$58,102
Restricted cash	250	4,471

Total cash, cash equivalents and restricted cash	$122,981	$62,573

The Company’s cash, cash equivalents and restricted cash are classified within Level I of the fair value hierarchy as it is valued using observable inputs that reflect quoted prices for identical assets in active markets. The Company’s restricted cash includes cash deposited in escrow accounts. The Company has deposited cash in an interest-bearing escrow account related to credit support, debt facilities, and collateral to workers compensation and general liability insurance obligations.

Prepaid expenses and other current assets consisted of the following:

	March 31, 2023	June 30, 2022
Prepaid expenses	$56,927	$65,065
Current contract assets	7,548	5,503
Inventory(a)	3,231	2,752
Notes and other receivables	797	322
Other	5,786	5,799

Total prepaid expenses and other current assets	$74,289	$79,441

(a)	Inventory is mostly comprised of food and liquor for venues.

Accounts payable, accrued and other current liabilities consisted of the following:

	March 31, 2023	June 30, 2022
Accounts payable	$18,712	$11,241
Accrued payroll and employee related liabilities	54,950	88,501
Cash due to promoters	84,975	78,428
Accrued expenses	41,159	43,791

Total accounts payable, accrued and other current liabilities	$199,796	$221,961

F-28

MSGE SPINCO, INC.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

Other income (expense), net includes the following:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Gains from shares sold — DraftKings	$214	$—	$1,703	$—
Net unrealized loss on equity investments with readily determinable fair value	7,510	(8,688)	4,307	(28,303)
Other	346	193	774	561

Total other income (expense), net	$8,070	$(8,495)	$6,784	$(27,742)

Income Taxes

During the nine months ended March 31, 2023 and 2022, the Company received income tax refunds, net of payments, of $2,031 and $10,281, respectively.

Note 17. Subsequent Events

The Company licenses Suite Sixteen to TAO Group Hospitality, a former related party and subsidiary of Sphere Entertainment, in exchange for license fee payments. On May 3, 2023, TAO Group Hospitality was sold by Sphere Entertainment and the lounge license agreement was extended for an additional four years through September 2028.

On April 20, 2023, Sphere Entertainment distributed approximately 67% of the outstanding common stock of the Company, to its stockholders in the form of Class A Common Stock, with Sphere Entertainment retaining approximately 33% of the outstanding common stock of the Company immediately following the MSGE Spinco Distribution. See Note 1. Description of Business and Basis of Presentation for more information regarding the MSGE Spinco Distribution.

On April 20, 2023, a subsidiary of the Company, MSG Entertainment Holdings, entered into a delayed draw term loan facility with Sphere Entertainment. Pursuant to the DDTL Facility, MSG Entertainment Holdings has committed to lend up to $65,000 in delayed draw term loans to Sphere Entertainment on an unsecured basis until October 20, 2024. As of the date of this filing, Sphere Entertainment has not yet drawn upon the DDTL Facility. See Note 9. Commitments and Contingencies for more information regarding the DDTL Facility.

On April 20, 2023, Sphere Entertainment transferred the interest bearing unsecured loan under the Eden Loan Agreement to the Company. See Note 15. Related Party Transactions for more information regarding the Eden Loan Agreement.

On April 18, 2023, in connection with the MSGE Spinco Distribution, the National Properties Credit Agreement was amended to change the parent guarantor from Sphere Entertainment Group to MSG Entertainment Holdings, the direct parent of MSG National Properties. See Note 10. Credit Facilities for more information regarding the change in the National Properties Credit Agreement parent guarantor.

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of MSGE Spinco, Inc.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of MSGE Spinco, Inc. (the traditional live entertainment business of Madison Square Garden Entertainment Corp.) (the “Company”) as of June 30, 2022 and 2021, the related combined statements of operations, comprehensive income (loss), cash flows, and divisional equity (deficit) for each of the two years in the period ended June 30, 2022, and the related notes and financial statement Schedule II (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As described in Notes 1 and 19 to the financial statements, the financial statements were derived from the consolidated financial statements and accounting records of Madison Square Garden Entertainment Corp. These financial statements include transactions with related parties and allocations for certain support functions that are provided on a centralized basis, which may not be indicative of the conditions that would have existed, or actual expenses that would have been incurred by the Company, and may not reflect its combined results of operations, financial position and cash flows had it operated without such affiliations and had been a stand-alone company during the periods presented.

/s/ Deloitte & Touche LLP

New York, New York

January 13, 2023

We have served as the Company’s auditor since 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

MSGE Spinco, Inc.:

Opinion on the Combined Financial Statements

We have audited the accompanying combined statements of operations, comprehensive income (loss), divisional equity (deficit) and cash flows of MSGE Spinco, Inc. and subsidiaries (the traditional live entertainment business of Madison Square Garden Entertainment Corp.) (the Company) for the year ended June 30, 2020 and the related notes (collectively, the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the results of operations of the Company and its cash flows for the year ended June 30, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We served as the Company’s auditor from 2022 to 2023.

New York, New York

January 13, 2023

MSGE SPINCO, INC.

COMBINED BALANCE SHEETS

(in thousands)

	June 30,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$58,102	$317,819
Restricted cash	4,471	250
Accounts receivable, net	102,501	67,806
Related party receivables, current	96,938	95,442
Prepaid expenses and other current assets	79,441	63,504

Total current assets	341,453	544,821
Related party receivables, noncurrent	—	66,902
Property and equipment, net	696,079	742,916
Right-of-use lease assets	271,154	95,775
Amortizable intangible assets, net	1,638	7,476
Indefinite-lived intangible assets	63,801	63,801
Goodwill	69,041	69,041
Other assets	83,535	106,557

Total assets	$1,526,701	$1,697,289

LIABILITIES AND DIVISIONAL EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$11,241	$2,465
Accrued and other current liabilities	210,720	123,063
Related party payables, current	72,683	57,788
Current portion of long-term debt	8,762	6,500
Operating lease liabilities, current	39,006	40,926
Deferred revenue	202,678	198,505

Total current liabilities	545,090	429,247
Long-term debt, net of deferred financing costs	654,912	611,285
Operating lease liabilities, non-current	254,114	77,211
Deferred tax liabilities, net	23,253	23,270
Other liabilities	50,921	57,624

Total liabilities	1,528,290	1,198,637

Commitments and contingencies (see Note 13)
Spinco Divisional Equity (Deficit):
MSG Entertainment investment	33,265	529,500
Accumulated other comprehensive loss	(34,740)	(33,598)

Total Spinco divisional equity (deficit)	(1,475)	495,902
Nonredeemable noncontrolling interests	(114)	2,750

Total liabilities and divisional equity (deficit)	$1,526,701	$1,697,289

See accompanying notes to the combined financial statements.

F-32

MSGE SPINCO, INC.

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	Years Ended June 30,
	2022	2021	2020
Revenues(a)	$653,490	$81,812	$584,601
Operating expenses:(a)
Direct operating expenses	417,301	96,236	380,526
Selling, general and administrative expenses	167,132	136,597	137,935
Depreciation and amortization	69,534	71,576	81,591
Gain on disposal of assets held for sale and associated settlements	—	—	(240,783)
Restructuring charges	5,171	14,691	—

Operating income (loss)	(5,648)	(237,288)	225,332
Other income (expense):
Interest income(a)	7,150	6,442	8,805
Interest expense	(53,110)	(33,735)	(425)
Loss on extinguishment of debt	(35,629)	—	—
Other income (expense), net	(49,033)	50,622	37,129

	(130,622)	23,329	45,509

Income (loss) from operations before income taxes	(136,270)	(213,959)	270,841
Income tax (expense) benefit	70	(5,349)	(100,182)

Net income (loss)	(136,200)	(219,308)	170,659
Less: Net loss attributable to nonredeemable noncontrolling interests	(2,864)	(694)	(1,071)

Net income (loss) attributable to Spinco’s stockholders	$(133,336)	$(218,614)	$171,730

(a)	See Note 19, Related Party Transactions, for further information on related party arrangements

See accompanying notes to the combined financial statements.

F-33

MSGE SPINCO, INC.

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Years Ended June 30,
	2022	2021	2020
Net income (loss)	$(136,200)	$(219,308)	$170,659

Other comprehensive income (loss), before income taxes:
Pension plans and postretirement plans:
Net unamortized losses arising during the period	(2,805)	(5,168)	(45)
Amortization of net actuarial loss included in net periodic benefit cost	1,420	1,191	1,342
Curtailments	—	156	—
Settlement loss	—	870	67

Other comprehensive income (loss), before income taxes	(1,385)	(2,951)	1,364

Income tax benefit (expense) related to items of other comprehensive income	243	461	(488)

Other comprehensive income (loss), net of income taxes	(1,142)	(2,490)	876

Comprehensive income (loss)	(137,342)	(221,798)	171,535
Less: Comprehensive loss attributable to nonredeemable noncontrolling interests	(2,864)	(694)	(1,071)

Comprehensive income (loss) attributable to MSGE Spinco, Inc.	$(134,478)	$(221,104)	$172,606

See accompanying notes to the combined financial statements.

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MSGE SPINCO, INC.

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended June 30,
	2022	2021	2020
Cash flows from operating activities:
Net income (loss)	$(136,200)	$(219,308)	$170,659
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	69,534	71,576	81,591
Share-based compensation expense	39,357	40,663	26,110
Amortization of deferred financing costs	6,781	4,315	—
Provision for deferred income taxes	225	566	17,429
Related party paid in kind interest	(3,582)	(4,952)	(1,813)
Net unrealized (gain) loss on equity investments with readily determinable fair value	49,842	(53,505)	(31,277)
Provision for doubtful accounts / credit losses	166	887	3,568
Amortization of right-of-use assets	11,717	5,460	6,541
Gain on sale of the Forum, excluding associated settlement	—	—	(100,288)
Loss on extinguishment of debt	35,629	—	—
Write-off of deferred production costs	—	942	—
Change in assets and liabilities:
Accounts receivable, net	(34,861)	(18,819)	8,400
Related party receivables, net of payables	19,535	24,631	(23,626)
Other current and non-current assets	(42,408)	(10,838)	(37,754)
Accounts payable	8,776	(6,925)	(9,298)
Accrued and other current and non-current liabilities	78,780	(2,598)	(69,000)
Deferred revenue	4,173	19,677	(1,250)
Operating lease right-of-use assets and lease liabilities	(12,113)	110	(8,464)

Net cash provided by (used in) operating activities	$95,351	$(148,118)	$31,528

Cash flows from investing activities:
Capital expenditures	(15,797)	(10,315)	(29,644)
(Purchase) / proceeds from sale of investments	(350)	21,976	25,659
Proceeds from loan receivable	68,367	—	74,852
Loan to related parties	(6,780)	(22,000)	(5,000)
Proceeds from sale of Forum, excluding associated settlement	—	—	210,521

Net cash provided by (used in) investing activities	$45,440	$(10,339)	$276,388

See accompanying notes to the combined financial statements.

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MSGE SPINCO, INC.

COMBINED STATEMENTS OF CASH FLOWS (Continued)

(in thousands)

	Years Ended June 30,
	2022	2021	2020
Cash flows from financing activities:
Proceeds from issuance of term loan, net of issuance discount	$650,000	$630,500	$—
Principal repayments on long-term debt	(646,750)	(3,250)	—
Proceeds from revolving credit facilities	29,100	—	—
Debt extinguishment costs	(12,838)	—	—
Payments for debt financing costs	(16,060)	(14,417)	—
Net transfers (to)/from MSG Entertainment and MSG Entertainment’s subsidiaries	(399,739)	(139,345)	(315,379)

Net cash provided by (used in) financing activities	$(396,287)	$473,488	$(315,379)

Net increase (decrease) in cash, cash equivalents and restricted cash	(255,496)	315,031	(7,463)
Cash, cash equivalents and restricted cash at beginning of period	318,069	3,038	10,501

Cash, cash equivalents and restricted cash at end of period	$62,573	$318,069	$3,038

Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$1,585	$1,083	$2,641
Non-cash reduction of loan receivable from related party	$4,019	$—	$—

See accompanying notes to the combined financial statements.

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MSGE SPINCO, INC.

COMBINED STATEMENTS OF DIVISIONAL EQUITY (DEFICIT)

(in thousands)

	MSG Entertainment Investment	Accumulated Other Comprehensive Income (Loss)	Total Spinco Divisional Equity (Deficit)	Nonredeemable Noncontrolling Interests	Total Divisional Equity (Deficit)
Balance as of June 30, 2019	$933,401	$(33,378)	$900,023	$4,515	$904,538
Net income (loss)	171,730	—	171,730	(1,071)	170,659
Other comprehensive income	—	876	876	—	876

Comprehensive income (loss)			172,606	(1,071)	171,535
Adjustments related to the transfer of certain assets and liabilities due to the 2020 Entertainment Distribution	—	1,394	1,394	—	1,394
Net decrease in MSG Entertainment Investment	(258,857)	—	(258,857)	—	(258,857)

Balance as of June 30, 2020	$846,274	$(31,108)	$815,166	$3,444	$818,610

Net loss	(218,614)	—	(218,614)	(694)	(219,308)
Other comprehensive loss	—	(2,490)	(2,490)	—	(2,490)

Comprehensive loss			(221,104)	(694)	(221,798)
Net decrease in MSG Entertainment Investment	(98,160)	—	(98,160)	—	(98,160)

Balance as of June 30, 2021	$529,500	$(33,598)	$495,902	$2,750	$498,652

Net loss	(133,336)	—	(133,336)	(2,864)	(136,200)
Other comprehensive loss	—	(1,142)	(1,142)	—	(1,142)

Comprehensive loss			(134,478)	(2,864)	(137,342)
Net decrease in MSG Entertainment Investment	(362,899)	—	(362,899)	—	(362,899)

Balance as of June 30, 2022	$33,265	$(34,740)	$(1,475)	$(114)	$(1,589)

See accompanying notes to the combined financial statements.

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

All amounts included in the following Notes to Combined Financial Statements are presented in thousands, except as otherwise noted.

Note 1. Description of Business and Basis of Presentation

In connection with the Distribution on April 20, 2023, MSGE Spinco, Inc. was renamed Madison Square Garden Entertainment Corp. and MSG Entertainment was renamed Sphere Entertainment Co., both of which are referred to as such elsewhere in this prospectus.

The Proposed Distribution

On December 6, 2022, the board of directors of MSG Entertainment authorized MSG Entertainment management to explore a potential tax-free spin-off of the traditional live entertainment business from the MSG Sphere, MSG Networks, and Tao Group Hospitality businesses, and approved the filing of a Form 10 registration statement and amendments thereto.

MSGE Spinco, Inc. (“Spinco” or the “Company”) was incorporated in the state of Delaware on September 15, 2022 to be the company to hold the traditional live entertainment business of MSG Entertainment. In the first step of the transaction, record holders of MSG Entertainment Class A and Class B common stock would receive a pro-rata distribution expected to be equivalent, in aggregate, to approximately 67% of the economic interest in the Company (the “Distribution”). The remaining approximately 33% economic interest in the Company would be retained by MSG Entertainment, subject to completion of the Distribution. Completion of the Distribution is subject to various conditions, including final approval by the board of directors of MSG Entertainment, receipt of a tax opinion from counsel and the filing and effectiveness of the registration statement with the SEC (defined below). References to “Spinco” or the “Company” include the subsidiaries of MSG Entertainment that will be subsidiaries of the Company at the time of the Distribution. MSG Entertainment will be required by applicable tax rules to dispose of the retained interest within a fixed period of time, which may occur through a series of steps including sales, exchange offers or pro rata distributions. MSG Entertainment expects to dispose of such retained interest within one year of the date of the Distribution, subject to market conditions.

Description of Business

The Company is a live entertainment company, comprised of iconic venues, and marquee entertainment content. Utilizing the Company’s powerful brands and live entertainment expertise, the Company delivers unique experiences that set the standard for excellence and innovation while forging deep connections with diverse and passionate audiences.

The Company is comprised of one reportable segment. The Company’s decision to organize as one reportable segment is based upon the manner in which its operations are managed, and the criteria used by the Company’s Executive Chairman and Chief Executive Officer, its Chief Operating Decision Maker (“CODM”), to evaluate segment performance. The Company’s CODM reviews total company operating results to assess overall performance and allocate resources.

The Company’s portfolio of venues includes: Madison Square Garden (“The Garden”), Hulu Theater at Madison Square Garden (“Hulu Theater”), Radio City Music Hall, the Beacon Theatre, and The Chicago Theatre. The Company also owns and produces the original production, the Christmas Spectacular Starring the Radio City Rockettes (the “Christmas Spectacular”). The Company also has a bookings business, which showcases a broad array of compelling concerts, family shows and special events, as well as a diverse mix of sporting events, for millions of guests annually.

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company conducts a significant portion of its operations at venues that it either owns or operates under long-term leases. The Company owns The Garden, Hulu Theater and The Chicago Theatre, and leases Radio City Music Hall and the Beacon Theatre.

All of the Company’s revenues and assets are attributed to or located in the United States and are primarily concentrated in the New York City metropolitan area.

Basis of Presentation

The Company reports on a fiscal year basis ending on June 30. In these combined financial statements, the fiscal years ended June 30, 2022, 2021 and 2020 are referred to as “Fiscal Year 2022,” “Fiscal Year 2021,” and “Fiscal Year 2020,” respectively, and the fiscal year ending June 30, 2023 is referred to as “Fiscal Year 2023.”

The combined financial statements of the Company (the “combined financial statements”) were prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of MSG Entertainment. These financial statements reflect the combined historical results of operations, financial position and cash flows of the Company in accordance with U.S. generally accepted accounting principles (“GAAP”) and SEC Staff Accounting Bulletin (SAB) Topic 1-B, Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity. References to U.S. GAAP issued by the Financial Accounting Standards Board (“FASB”) in these footnotes are to the FASB Accounting Standards Codification, also referred to as “ASC.”

Historically, separate financial statements have not been prepared for the Company and it has not operated as a stand-alone business from MSG Entertainment. The combined financial statements include certain assets and liabilities that have historically been held by MSG Entertainment or by other MSG Entertainment subsidiaries but are specifically identifiable or otherwise attributable to the Company. The combined financial statements are presented as if the Company’s businesses had been combined for all periods presented. The assets and liabilities in the combined financial statements have been reflected on a historical cost basis, as immediately prior to the Distribution of all of the assets and liabilities presented are wholly owned by MSG Entertainment and are being transferred to the Company at a carry-over basis.

Fiscal Year 2020 includes additional carve-out allocations as the combined financial statements for the period from July 1, 2019 to April 17, 2020 were prepared on a stand alone basis derived from the consolidated financial statements and accounting records of Madison Square Garden Sports Corp. (“MSG Sports”). This was a result of a distribution of all the outstanding common stock of MSG Entertainment to MSG Sports stockholders on April 17, 2020 (referred herein as the “2020 Entertainment Distribution”).

The combined statements of operations include allocations for certain support functions that are provided on a centralized basis and not historically recorded at the business unit level by MSG Entertainment and MSG Sports (for the period from July 1, 2019 to April 17, 2020), such as expenses related to executive management, finance, legal, human resources, government affairs, information technology, and venue operations, among others. As part of the Distribution, certain corporate and operational support functions are being transferred to the Company and therefore, charges were reflected in order to properly burden all business units comprising MSG Entertainment’s historical operations. These expenses have been allocated to MSG Entertainment on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of combined assets, headcount or other measures of the Company or MSG Entertainment, which are recorded as a reduction of either direct operating expenses or selling, general and administrative expense.

Management believes the assumptions underlying the combined financial statements, including the assumptions regarding allocating general corporate expenses, are reasonable. Nevertheless, the combined financial statements

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

may not include all of the actual expenses that would have been incurred by the Company and may not reflect its combined results of operations, financial position and cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if the Company had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company is unable to quantify the amounts that it would have recorded during the historical periods on a stand-alone basis as it is not practicable to do so. See Note 19, Related Party Transactions for more information regarding allocations of certain costs from the Company to MSG Entertainment.

MSG Entertainment uses a centralized approach to cash management and financing of operations. Cash is managed centrally with net earnings reinvested and working capital requirements met from existing liquid funds. The Company’s cash in excess of minimum liquidity requirements under the credit facilities was available for use and was regularly “swept” historically. Cash and cash equivalents were attributed to the Company for each of the periods presented, as such cash was held in accounts legally owned by the Company. See Note 14, Credit Facilities for more information regarding the Company’s debt facilities. Transfers of cash both to and from MSG Entertainment are included as components of MSG Entertainment investment on the combined statements of divisional equity (deficit).

MSG Entertainment’s net investment in the Company has been presented as a component of divisional equity (deficit) in the combined financial statements. Distributions made by MSG Entertainment to the Company or to MSG Entertainment from the Company are recorded as transfers to and from MSG Entertainment, and the net amount is presented on the combined statements of cash flows as “Net transfers (to)/from MSG Entertainment and MSG Entertainment’s subsidiaries.”

Impact of the COVID-19 Pandemic

The Company’s operations and operating results have been materially impacted by the COVID-19 pandemic (including COVID-19 variants) and actions taken in response by governmental authorities and certain professional sports leagues during Fiscal Years 2020, 2021 and 2022. For the majority of Fiscal Year 2021, substantially all of our business operations were suspended. Fiscal Year 2022 was also impacted by the pandemic, with fewer ticketed events at our venues in the first half of the fiscal year as compared with Fiscal Year 2019 (the last full fiscal year not impacted by COVID-19) due to the lead-time required to book touring acts and artists, and an increase in COVID-19 cases due to a new variant, which resulted in a number of events at our venues being cancelled or postponed in the fiscal second and third quarters.

As a result of government-mandated assembly limitations and closures, all of our venues were closed beginning in March 2020. Use of The Garden resumed for Knicks and Rangers home games without fans in December 2020 and January 2021, respectively, and was available at 10% seating capacity from February through May 2021 subject to certain safety protocols and social distancing. Beginning in May 2021, all of our New York venues were permitted to host guests at full capacity, subject to certain restrictions, and effective June 2021, The Chicago Theatre was permitted to host events without restrictions. Guests of our Chicago and New York venues were also subject to certain vaccination requirements until February and March 2022, respectively. As a result, our venues no longer require guests to provide proof of COVID-19 vaccination before entering (although specific performers may require enhanced protocols).

For Fiscal Year 2021, the majority of ticketed events at our venues were postponed or cancelled. For Fiscal Year 2022 and as of the date of this filing, live events have been permitted to be held at all of our venues and we are continuing to host and book new events. As a result of an increase in cases of a COVID-19 variant, select bookings were postponed or cancelled at our venues in the second and third quarters of Fiscal Year 2022.

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Variants of COVID-19 that arise in the future may result in additional postponements or cancellations of bookings at our venues.

The impact of the COVID-19 pandemic on our operations also included the partial cancellation of the 2021 production of the Christmas Spectacular and the cancellation of the 2020 production of the Christmas Spectacular.

The Company’s long-term Arena License Agreements with MSG Sports require the Knicks and Rangers to play their home games at The Garden. As discussed above, capacity restrictions, use limitations and social distancing requirements were in place for the entirety of the Knicks and Rangers 2020-21 regular seasons, which materially impacted the payments we received under the Arena License Agreements for Fiscal Year 2021. On July 1, 2021, the Knicks and Rangers began paying the full amounts provided for under their respective Arena License Agreements. The Knicks and the Rangers each completed their 2021-2022 82-game regular seasons, with the Rangers advancing to the playoffs.

It is unclear to what extent COVID-19 concerns, including with respect to new variants, could result in new government or league-mandated capacity restrictions or vaccination/mask requirements or impact the use of and/or demand for our venues, demand for our sponsorship and advertising assets, deter our employees and vendors from working at our venues (which may lead to difficulties in staffing) or otherwise materially impact our operations.

Note 2. Summary of Significant Accounting Policies

A. Principles of Combination

All significant intracompany transactions and balances within the Company’s combined businesses have been eliminated. Certain historical intercompany transactions between MSG Entertainment and the Company have been included as components of MSG Entertainment investment in the combined financial statements, as they are to be considered effectively settled upon effectiveness of the Distribution and were not historically settled in cash. Certain other historical intercompany transactions between MSG Entertainment and the Company have been classified as related party, rather than intercompany, in the combined financial statements as they were historically settled in cash. Expenses related to corporate allocations from the Company to MSG Entertainment prior to the Distribution, are considered to be effectively settled in the combined financial statements at the time the transaction is recorded, with the offset recorded against MSG Entertainment investment. See Note 19, Related Party Transactions, for further information on related party arrangements.

B. Use of Estimates

The preparation of the accompanying combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenues and expenses. Such estimates include the provision for credit losses, goodwill, intangible assets, other long-lived assets, deferred tax assets, pension and other postretirement benefit obligations and the related net periodic benefit cost, and other liabilities. In addition, estimates are used in revenue recognition, depreciation and amortization, litigation matters and other matters. Management believes its use of estimates in the financial statements to be reasonable.

Management evaluates its estimates on an ongoing basis using historical experience and other factors, including the general economic environment and actions it may take in the future. The Company adjusts such estimates when facts and circumstances dictate. However, these estimates may involve significant uncertainties and

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

judgments and cannot be determined with precision. In addition, these estimates are based on management’s best judgment at a point in time and, as such, these estimates may ultimately differ from actual results. Changes in estimates resulting from weakness in the economic environment or other factors beyond the Company’s control could be material and would be reflected in the Company’s financial statements in future periods.

C. Revenue Recognition

The Company recognizes revenue when, or as, performance obligations under the terms of a contract are satisfied, which generally occurs when, or as, control of promised goods or services is transferred to customers. Revenue is measured as the amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services (“transaction price”). To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing the most likely amount to which the Company expects to be entitled. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Estimates of variable consideration and the determination of whether to include such estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information that is reasonably available. The Company accounts for taxes collected from customers and remitted to governmental authorities on a net basis and excludes these amounts from revenues.

In addition, the Company defers certain costs to fulfill the Company’s contracts with customers to the extent such costs relate directly to the contracts, are expected to generate resources that will be used to satisfy the Company’s performance obligations under the contracts, and are expected to be recovered through revenue generated under the contracts. Contract fulfillment costs are expensed as the Company satisfies the related performance obligations.

Arrangements with Multiple Performance Obligations

The Company enters into arrangements with multiple performance obligations, such as multi-year sponsorship agreements, which may derive revenues for the Company, as well as MSG Entertainment and MSG Sports within a single arrangement. The Company also derives revenue from similar types of arrangements which are entered into by MSG Sports. Payment terms for such arrangements can vary by contract, but payments are generally due in installments throughout the contractual term. The performance obligations included in each sponsorship agreement vary and may include advertising and other benefits such as, but not limited to, signage at The Garden and the Company’s other venues, digital advertising, event or property-specific advertising, as well as non-advertising benefits such as suite licenses and event tickets. To the extent the Company’s multi-year arrangements provide for performance obligations that are consistent over the multi-year contractual term, such performance obligations generally meet the definition of a series as provided for under the accounting guidance. If performance obligations are concluded to meet the definition of a series, the contractual fees for all years during the contract term are aggregated and the related revenue is recognized proportionately as the underlying performance obligations are satisfied.

The timing of revenue recognition for each performance obligation is dependent upon the facts and circumstances surrounding the Company’s satisfaction of its respective performance obligation. The Company allocates the transaction price for such arrangements to each performance obligation within the arrangement based on the estimated relative stand-alone selling price of the performance obligation. The Company’s process for determining its estimated stand-alone selling prices involves management’s judgment and considers multiple factors including company specific and market specific factors that may vary depending upon the unique facts and circumstances related to each performance obligation. Key factors considered by the Company in developing

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

an estimated stand-alone selling price for its performance obligations include, but are not limited to, prices charged for similar performance obligations, the Company’s ongoing pricing strategy and policies, and consideration of pricing of similar performance obligations sold in other arrangements with multiple performance obligations.

The Company may incur costs such as commissions to obtain its multi-year sponsorship agreements. The Company assesses such costs for capitalization on a contract by contract basis. To the extent costs are capitalized, the Company estimates the useful life of the related contract asset, which may be the underlying contract term or the estimated customer life depending on the facts and circumstances surrounding the contract. The contract asset is amortized over the estimated useful life.

Principal versus Agent Revenue Recognition

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on an evaluation of whether the Company controls the good or service before transfer to the customer. When the Company concludes that it controls the good or service before transfer to the customer, the Company is considered a principal in the transaction and records revenue on a gross basis. When the Company concludes that it does not control the good or service before transfer to the customer but arranges for another entity to provide the good or service, the Company acts as an agent and records revenue on a net basis in the amount it earns for its agency service.

Contract Balances

Amounts collected in advance of the Company’s satisfaction of its contractual performance obligations are recorded as a contract liability within deferred revenue, and are recognized as the Company satisfies the related performance obligations. Amounts collected in advance of events for which the Company is not the promoter or co-promoter do not represent contract liabilities and are recorded within accrued and other current liabilities on the accompanying combined balance sheets. Amounts recognized as revenue for which the Company has a right to consideration for goods or services transferred to customers and for which the Company does not have an unconditional right to bill as of the reporting date are recorded as contract assets. Contract assets are transferred to accounts receivable once the Company’s right to consideration becomes unconditional.

D. Direct Operating Expenses

Direct operating expenses include, but are not limited to, event costs related to the presentation and production of the Company’s live entertainment and sporting events, revenue sharing expenses associated with signage, sponsorship and suite license fee revenue and in-venue food and beverage sales that are attributable to MSG Sports and venue lease, maintenance, and other operating expenses. In addition, for the period July 1, 2019 to April 17, 2020, the direct operating expenses also included revenue sharing expenses associated with the venue-related signage, sponsorship, and suite license fee revenues that are attributable to MSG Sports and an allocation of charges for venue usage to MSG Sports for hosting home games of the Knicks and the Rangers at The Garden.

Production Costs for the Company’s Original Productions

The Company defers certain costs of productions such as creative design, scenery, wardrobes, rehearsal and other related costs for the Company’s proprietary shows. Deferred production costs are amortized on a straight-line basis over the course of a production’s performance period using the expected life of a show’s assets. Deferred production costs are subject to recoverability assessments whenever there is an indication of potential impairment.

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Allocation of Charges for Venue Usage to MSG Sports

For period prior to the 2020 Entertainment Distribution, the Company’s combined financial statements included expenses associated with the ownership, maintenance, and operation of The Garden, which the Company and MSG Sports use in their respective operations. The Knicks and Rangers are the primary recurring occupants of The Garden, playing their home games at The Garden. The number of home games increases if the Knicks and Rangers qualify for the playoffs. Historically, the Company did not charge rent expense to MSG Sports for use of The Garden. However, for purposes of the Company’s combined financial statements, the Company allocated expenses to MSG Sports for the usage of The Garden, which were reported as a reduction of direct operating expense in the accompanying combined statements of operations. This allocation was based on a combination of event count and revenue, which the Company’s management believes is a reasonable allocation methodology. The venue usage charge allocated to MSG Sports was $46,072 for the period of July 1, 2019 to April 17, 2020 in Fiscal Year 2020, prior to the 2020 Entertainment Distribution.

In connection with the 2020 Entertainment Distribution, the Company entered into Arena License Agreements with MSG Sports (see Note 10, Leases for further discussion). Fees recognized by the Company under the Arena License Agreements with MSG Sports for use of The Garden are reported as operating lease revenues in accordance with ASC Topic 842 — Leases (“ASC Topic 842”).

Revenue Sharing Expenses

As discussed above, prior to the 2020 Entertainment Distribution, MSG Sports’ share of the Company’s suites license, venue signage and sponsorship revenue, and in-venue food and beverage sales has been reflected within direct operating expense as revenue sharing expenses, where such amounts were either specifically identified where possible or allocated proportionally.

After the 2020 Entertainment Distribution, such revenue sharing expenses are determined based on contractual agreements between the Company and MSG Sports, primarily related to suite license, certain internal signage and in-venue food and beverage sales.

E. Advertising Expenses

Advertising costs are typically charged to expense when incurred. Total advertising costs expensed were $7,995, $269 and $10,895 for Fiscal Years 2022, 2021 and 2020, respectively.

F. Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740 — Income Taxes (“ASC Topic 740”). Income taxes as presented herein attribute current and deferred income taxes of MSG Entertainment to the Company’s stand-alone financial statements in a manner that is systematic, rational, and consistent with the asset and liability method prescribed by ASC Topic 740.

Accordingly, the Company’s income tax provision was prepared following the separate return method. The separate return method applies ASC Topic 740 to the stand-alone financial statements of each member of the combined group as if the group member were a separate taxpayer and the benefits of a consolidated return have been reflected where such returns have or could be filed based on the entities’ jurisdictions included in the combined financial statements. As a result, actual tax transactions included in the consolidated financial statements of MSG Entertainment may not be included in the combined financial statements.

Similarly, the tax treatment of certain items reflected in the combined financial statements may not be reflected in the consolidated financial statements and tax returns of MSG Entertainment. Therefore, portions of items such

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

as net operating losses (“NOLs”), tax credit carryforwards, other deferred taxes, and valuation allowances may exist in the combined financial statements that may or may not exist in MSG Entertainment’s consolidated financial statements and vice versa.

In addition, although deferred tax assets have been recognized for NOLs and tax credits in accordance with the separate return method, such NOLs and credits will not carry over with the Company in connection with the Distribution.

G. Share-based Compensation

Certain employees of the Company have historically participated in share-based compensation plans of MSG Entertainment. Share-based compensation expense has been attributed to the Company based on the awards and terms previously granted to MSG Entertainment’s employees. For purposes of the combined financial statements, an allocation to MSG Entertainment of share-based compensation expense related to corporate employees was recorded in addition to the expense attributed to the Company’s direct employees. Share-based compensation expense related to directors and corporate executives of MSG Entertainment has been allocated on a proportional basis, which management has deemed to be reasonable.

Following the 2020 Entertainment Distribution, the Company measures the cost of employee services received in exchange for an award of equity-based instruments based on the grant date fair value of the award. Share-based compensation cost is recognized in earnings over the period during which an employee is required to provide service in exchange for the award, except for restricted stock units granted to non-employee directors which, unless otherwise provided under the applicable award agreement, are fully vested, and are expensed at the grant date.

The Company accounts for forfeitures as they occur, rather than estimating expected forfeitures.

H. Cash and Cash Equivalents

The Company considers the balance of its investment in funds that substantially hold highly liquid securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents. The carrying amount of cash and cash equivalents either approximates fair value due to the short-term maturity of these instruments or is at fair value. Checks outstanding in excess of related book balances are included in accounts payable in the accompanying combined balance sheets. The Company presents the change in these book cash overdrafts as cash flows from operating activities.

I. Restricted Cash

The Company’s restricted cash includes cash deposited in escrow accounts. The Company has deposited cash in an interest-bearing escrow account related to credit support, debt facilities, and collateral to its workers compensation and general liability insurance obligations.

The carrying amount of restricted cash approximates fair value due to the short-term maturity of these instruments.

J. Short-Term Investments

Short-term investments include investments that (i) have original maturities of greater than three months and (ii) the Company has the ability to convert into cash within one year. The Company classifies its short-term investments at the time of purchase as “held-to-maturity” and re-evaluates its classification quarterly based on whether the Company has the intent and ability to hold until maturity. Short-term investments, which are recorded at cost and adjusted for accrued interest, approximate fair value. Cash inflows and outflows related to

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

the sale and purchase of short-term investments are classified as investing activities in the Company’s combined statements of cash flows.

K. Accounts Receivable

Accounts receivable are recorded at net realizable value. The Company maintains an allowance for credit losses to reserve for potentially uncollectible receivables. The allowance for credit losses is estimated based on the Company’s consideration of credit risk and analysis of receivables aging, specific identification of certain receivables that are at risk of not being paid, past collection experience and other factors.

L. Investments in Equity Securities

For the Company’s equity investments with readily determinable fair values, changes in the fair value of those investments are measured monthly and are recorded within Other income (expense), net in the accompanying combined statements of operations.

M. Property and Equipment and Other Long-Lived Assets

Property and equipment and other long-lived assets, including amortizable intangible assets, are stated at cost or acquisition date fair value, if acquired. Expenditures for new facilities or equipment, and expenditures that extend the useful lives of existing facilities or equipment, are capitalized and recorded at cost. The useful lives of the Company’s long-lived assets are based on estimates of the period over which the Company expects the assets to be of economic benefit to the Company. In estimating the useful lives, the Company considers factors such as, but not limited to, risk of obsolescence, anticipated use, plans of the Company, and applicable laws and permit requirements. Depreciation starts on the date when the asset is available for its intended use. Construction in progress assets are not depreciated until available for their intended use. Costs of maintenance and repairs are expensed as incurred.

The major categories of property and equipment are depreciated on a straight-line basis using the estimated lives indicated below:

Estimated Useful Lives
Buildings	Up to 40 years
Equipment	1 year to 20 years
Aircraft	20 years
Furniture and fixtures	1 year to 10 years
Leasehold improvements	Shorter of term of lease or useful life of improvement

Intangible assets with finite lives are amortized principally using the straight-line method over the following estimated useful lives:

Estimated Useful Lives
Trade names	7 years
Festival rights	7 years
Other intangibles	15 years

N. Goodwill and Indefinite-Lived Assets

Under the acquisition method of accounting, the Company recognizes separately from goodwill the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in an acquiree, generally at the

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NOTES TO COMBINED FINANCIAL STATEMENTS

acquisition date fair value. The Company measures goodwill as of the acquisition date as the excess of consideration transferred, which is also measured at fair value over the net of the acquisition date amounts of the identifiable assets acquired and liabilities assumed. Costs that the Company incurs to complete a business combination such as investment banking, legal, and other professional fees are not considered part of consideration and the Company charges these costs to selling, general and administrative expense as they are incurred. In addition, the Company recognizes measurement-period adjustments in the period in which the amount is determined, including the effect on earnings of any amounts the Company would have recorded in previous periods if the accounting had been completed at the acquisition date. Goodwill and identifiable intangible assets that have indefinite useful lives are not amortized.

O. Impairment of Long-Lived and Indefinite-Lived Assets

In assessing the recoverability of the Company’s long-lived and indefinite-lived assets, the Company must make estimates and assumptions regarding future cash flows and other factors to determine the fair value of the respective assets. These estimates and assumptions could have a significant impact on whether an impairment charge is recognized and the magnitude of any such charge. Fair value estimates are made based on relevant information at a specific point in time, and are subjective in nature and involve significant uncertainties and judgments. If these estimates or assumptions change materially, the Company may be required to record impairment charges related to its long-lived and/or indefinite-lived assets.

Goodwill is tested annually for impairment as of August 31st and at any time upon the occurrence of certain events or changes in circumstances. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. If the Company can support the conclusion that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would not need to perform a quantitative impairment test for that reporting unit. If the Company cannot support such a conclusion or the Company does not elect to perform the qualitative assessment, the Company would identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company generally determines the fair value of a reporting unit using an income approach, such as the discounted cash flow method, or other acceptable valuation techniques, including the cost approach, in instances when it does not perform the qualitative assessment of goodwill. The amount of an impairment loss is measured as the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill.

Identifiable indefinite-lived intangible assets are tested annually for impairment as of August 31st and at any time upon the occurrence of certain events or substantive changes in circumstances. The Company has the option to perform a qualitative assessment to determine if an impairment is more likely than not to have occurred. In the qualitative assessment, the Company must evaluate the totality of qualitative factors, including any recent fair value measurements, that impact whether an indefinite-lived intangible asset other than goodwill has a carrying amount that more likely than not exceeds its fair value. The Company must proceed to conducting a quantitative analysis if the Company (i) determines that such an impairment is more likely than not to exist, or (ii) foregoes the qualitative assessment entirely. Under the quantitative assessment, the impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value of the intangible asset exceeds its fair value, then an impairment loss is recognized in an amount equal to that excess. The Company generally determines the fair value of an indefinite-lived intangible asset using an income approach, such as the relief from royalty method, in instances when it does not perform the qualitative assessment of the intangible asset.

For other long-lived assets, including property and equipment, right-of-use lease assets (“ROU”) and intangible assets that are amortized, the Company evaluates assets for recoverability when there is an indication of potential impairment. If the undiscounted cash flows from a group of assets being evaluated is less than the carrying value

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

of that group of assets, the fair value of the asset group is determined and the carrying value of the asset group is written down to fair value. The Company generally determines the fair value of a finite-lived intangible asset using an income approach, such as the discounted cash flow method.

See Note 11, Goodwill and Intangible Assets for further discussion of impairment of goodwill and long-lived assets.

P. Leases

The Company’s leases primarily consist of certain venues, corporate office space, storage and, to a lesser extent, office and other equipment. The Company determines whether an arrangement contains a lease at the inception of the arrangement. If a lease is determined to exist, the lease term is assessed based on the date when the underlying asset is made available by the lessor for the Company’s use. The Company’s assessment of the lease term reflects the non-cancellable term of the lease, inclusive of any rent-free periods and/or periods covered by early-termination options which the Company is reasonably certain not to exercise, as well as periods covered by renewal options which the Company is reasonably certain to exercise. The Company’s lease agreements do not contain material residual value guarantees or material restrictive covenants.

The Company determines lease classification as either operating or finance at lease commencement, which governs the pattern of expense recognition and the presentation reflected in the combined statements of operations and statements of cash flows over the lease term.

For leases with a term exceeding 12 months, a lease liability is recorded on the Company’s combined balance sheets at lease commencement reflecting the present value of the fixed minimum payment obligations over the lease term. A corresponding ROU asset equal to the initial lease liability is also recorded, adjusted for any prepaid rent and/or initial direct costs incurred in connection with execution of the lease and reduced by any lease incentives received. In addition, the ROU asset is adjusted to reflect any above or below market lease terms under acquired lease contracts.

The Company includes fixed payment obligations related to non-lease components in the measurement of ROU assets and lease liabilities, as the Company has elected to account for lease and non-lease components together as a single lease component. ROU assets associated with finance leases are presented separate from ROU assets associated with operating leases and are included within Property and equipment, net on the Company’s combined balance sheets. For purposes of measuring the present value of the Company’s fixed payment obligations for a given lease, the Company uses its incremental borrowing rate, determined based on information available at lease commencement, as rates implicit in the underlying leasing arrangements are typically not readily determinable. The Company’s incremental borrowing rate reflects the rate it would pay to borrow on a secured basis and incorporates the term and economic environment surrounding the associated lease.

For operating leases, fixed lease payments are recognized as lease expense on a straight-line basis over the lease term. For finance leases, the initial ROU asset is depreciated on a straight-line basis over the lease term, along with recognition of interest expense associated with accretion of the lease liability, which is ultimately reduced by the related fixed payments. For leases with a term of 12 months or less (“short-term leases”), any fixed lease payments are recognized on a straight-line basis over the lease term and are not recognized on the combined balance sheets. Variable lease costs for both operating and finance leases, if any, are recognized as incurred and such costs are excluded from lease balances recorded on the combined balance sheets.

Q. Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

R. Defined Benefit Pension Plans and Other Postretirement Benefit Plans

As more fully described in Note 15, Pension Plans and Other Postretirement Benefit Plans certain employees of the Company participate in defined benefit pension plans (“Shared Plans”) sponsored by MSG Entertainment, which also have historically included participants of MSG Sports and MSG Entertainment. The Company accounts for the Shared Plans under the guidance of ASC Topic 715 — Compensation — Retirement Benefits (“ASC Topic 715”). Accordingly, for the Shared Plans’ liabilities, the combined financial statements reflected the full impact of such plans on both the combined statements of operations and combined balance sheets and the Company recorded an asset or liability to recognize the funded status of the Shared Plans (other than multiemployer plans), as well as a liability only for any required contributions to the Shared Plans that were accrued and unpaid at the balance sheet date. The related pension expenses attributed to the Company were based primarily on pension-eligible compensation of active participants. The pension expense related to employees of MSG Entertainment or MSG Sports participating in any of the Shared Plans is reflected as a contributory credit from the Company to MSG Entertainment, resulting in a decrease to the expense recognized in the combined statements of operations.

The plan that was sponsored by MSG Entertainment and only included participants of the Company and not of MSG Sports and MSG Entertainment (“Direct Plan”) was accounted for as a defined benefit pension plan. Accordingly, the funded and unfunded position of the Direct Plan was recorded in the Company’s combined balance sheets, as well as all costs related to the Direct Plan which are recorded in the combined statements of operations.

Actuarial gains and losses that have not yet been recognized through the combined statements of operations are recorded in accumulated other comprehensive income (loss) until they are amortized as a component of net periodic benefit cost through other comprehensive income (loss).

S. Fair Value Measurements

The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The fair value hierarchy consists of the following three levels:

•	Level I — Quoted prices for identical instruments in active markets.

•

Level II — Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•	Level III — Instruments whose significant value drivers are unobservable.

T. Concentrations of Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are invested in money market accounts and time deposits. The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution. The Company’s emphasis is primarily on safety of principal and liquidity, and secondarily on maximizing the yield on its investments.

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

U. Recently Adopted Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU eliminates certain exceptions to the general approach in ASC Topic 740 and includes methods of simplification to the existing guidance. This standard was adopted by the Company in the first quarter of Fiscal Year 2022. The adoption of this standard had no impact on the Company’s combined financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides temporary optional expedients and exceptions to the guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from the London Interbank Offered Rate and other interbank offered rates to alternative reference rates. In January 2021, the FASB issued ASU 2021-01, which refines the scope of Topic 848 and clarifies some of its guidance as part of the FASB’s monitoring of global reference rate activities. The new guidance was effective upon issuance, and the Company is allowed to elect to apply the amendments prospectively through December 31, 2022. The Company adopted ASU 2020-04 in Fiscal Year 2022. The adoption did not have a material impact on the Company’s combined financial statements.

Note 3. Business Disposition

Disposition of The Forum

Prior to May 1, 2020, the Company owned the Forum in Inglewood, CA. On March 24, 2020, the Company entered into a Membership Interest Purchase Agreement pursuant to which the Company agreed to sell the Forum and settle related litigation for cash consideration in the amount of $400,000, subject to regulatory and other customary closing conditions. The transaction subsequently closed on May 1, 2020, resulting in a total gain on sale of $240,783, net of transaction costs of $50,806 during Fiscal Year 2020, of which $140,495 was attributable to the settlement of the related litigation. The transaction costs included a fee of $48,742 to The Azoff Company Holdings (“Azoff Music”) in connection with an agreement made by MSG Sports when the remaining 50% interest of Azoff Music was sold on December 5, 2018.

The Forum met the definition of a business under SEC Regulation S-X Rule 11-01(d)-1 and ASC Topic 805 — Business Combinations. This disposition did not represent a strategic shift with a major effect on the Company’s operations, and as such, has not been reflected as a discontinued operation under ASC Subtopic 205-20 — Discontinued Operations.

Note 4. Revenue Recognition

For Fiscal Years 2022, 2021 and 2020, all revenue recognized in the combined statements of operations is considered to be revenue from contracts with customers in accordance with ASC Topic 606 — Revenue from Contracts with Customers (“ASC Topic 606”), except for revenues from Arena License Agreements. In Fiscal Years 2022 and 2021, the Company did not have any material provisions for credit losses on receivables or contract assets arising from contracts with customers.

Arena License Agreements

In connection with the 2020 Entertainment Distribution, the Company entered into Arena License Agreements with MSG Sports that require the Knicks and the Rangers to play their home games at The Garden. These agreements also provide for the provision of certain services by the Company to MSG Sports for MSG Sports

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

events that are held at The Garden and include revenue-sharing provisions for certain agreements entered into by the Company and MSG Sports. The Arena License Agreements contain both lease and non-lease components. The revenue to be recognized with respect to the lease components of the Arena License Agreements is accounted for as operating lease revenue in accordance with ASC Topic 842. The non-lease components are accounted for in accordance with ASC Topic 606, as further discussed below.

During Fiscal Years 2022 and 2021, the Company recognized $68,072 and $21,345, respectively, of revenues under the Arena License Agreements. With The Garden closed by government mandate, the Company did not recognize operating lease revenue under the Arena License Agreements in Fiscal Year 2020.

Principal vs. Agent Considerations

Revenue for the Company’s suite license arrangements is recorded on a gross basis, as the Company is the principal in such transactions and controls the related goods or services before transfer to the customer. MSG Sports is entitled to a share of the Company’s suite license revenue pursuant to the terms of the Arena License Agreements, which is recognized in the combined statements of operations as a component of direct operating expenses.

For sponsorship agreements entered into by the Company or by MSG Sports that contain performance obligations satisfied solely by the Company, revenue is generally recorded on a gross basis as the Company is the principal with respect to such performance obligations and controls the related goods or services before transfer to the customer. In accordance with the Arena License Agreements, MSG Sports is entitled to a share of the revenue generated from certain signage performance obligations where the Company is the principal. The Company records this signage revenue on a gross basis and MSG Sports’ share of such revenue as a component of direct operating expenses within the combined statements of operations.

For Fiscal Years 2022, 2021 and 2020, the Company recorded revenue-sharing expense of $92,086, $558 and $110,002, respectively, for MSG Sports’ share of the Company’s revenues from (i) suite licenses, (ii) certain signage and sponsorships, and (iii) food and beverage based upon the provisions of the underlying contractual arrangements for the period subsequent to the 2020 Entertainment Distribution, and on the basis of direct usage when specifically identified or allocated proportionally for all prior periods.

In connection with the 2020 Entertainment Distribution, the Company entered into advertising sales representation agreements with certain subsidiaries of MSG Sports. Pursuant to these agreements, the Company has the exclusive right and obligation to sell sponsorship assets on behalf of the respective subsidiaries of MSG Sports. The Company is entitled to both fixed and variable commissions under the terms of these agreements. The Company recognizes the fixed component ratably over the term of the arrangement which corresponds with the Company’s satisfaction of its service-based performance obligations. Variable commissions are earned and recognized as the related sponsorship performance obligations are satisfied by MSG Sports. The Company is not the principal in such arrangements as it does not control the related goods or services prior to transfer to the customer. As an agent under these arrangements, the Company recognizes the advertising commission revenue on a net basis.

The Company is also party to an advertising sales representation agreement with MSG Networks. Pursuant to this agreement, the Company has the exclusive right and obligation to sell advertising on behalf of MSG Networks and is entitled to and earns commission revenue as the advertisements are aired on MSG Networks. Since the Company acts as an agent, the Company recognizes the advertising commission revenue on a net basis. See Note 19, Related Party Transactions for more information regarding the advertising sales representation agreements with subsidiaries of MSG Sports and MSG Networks.

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Event Related Revenue

The Company earns event related revenues principally from the sale of tickets for events that the Company produces or promotes/co-promotes, and from venue license fees charged to third-party promoters for events held at the Company’s venues that the Company does not produce or promote/co-promote. The Company’s performance obligations with respect to event-related revenues from the sale of tickets, venue license fees from third-party promoters, sponsorships, concessions and merchandise are satisfied at the point of sale or as the related event occurs. As a result of the agreements entered into in connection with the 2020 Entertainment Distribution, the Company also earns revenue from the provision of various event-related services that are incremental to MSG Sports’ general use of The Garden. The Company’s performance obligations with respect to these event-related services are satisfied as the related event occurs.

The Company’s revenues also include revenue from the license of The Garden’s suites for the Company’s or MSG Sports’ events. Suite license arrangements are generally multi-year fixed-fee arrangements that include annual fee increases. Payment terms for suite license arrangements can vary by contract, but payments are generally due in installments prior to each license year. The Company’s performance obligation under such arrangements is to provide the licensee with access to the suite when events occur at The Garden. The Company accounts for the performance obligation under these types of arrangements as a series and, as a result, the related suite license fees for all years during the license term are aggregated and revenue is recognized proportionately over the license period as the Company satisfies the related performance obligation. Progress toward satisfaction of the Company’s annual suite license performance obligation is measured as access to the suite that is provided to the licensee for each event throughout the contractual term of the license.

Other Revenue

The Company also earns revenues from the sale of advertising in the form of venue signage and other forms of sponsorship, which are not related to any specific event of the Company or MSG Sports. The Company’s performance obligations with respect to this advertising are satisfied as the related benefits are delivered over the term of the respective agreements.

Disaggregation of Revenue

The following table disaggregates the Company’s revenue by major source based upon the timing of transfer of goods or services to the customer for Fiscal Years 2022, 2021 and 2020:

	Year Ended June 30,
	2022	2021	2020
Event-related and entertainment offerings(a)	$386,309	$14,062	$390,691
Sponsorship, signage and suite licenses(b)	156,387	15,897	177,209
Other(c)	39,384	27,528	16,701

Total revenues from contracts with customers	582,080	57,487	584,601
Revenues from Arena License Agreements, leases and subleases	71,410	24,325	—

Total revenues	$653,490	$81,812	$584,601

(a)	Event-related and entertainment offerings revenues are recognized at a point in time.
(b)

See Note 2, Summary of Significant Accounting Policies, Revenue Recognition, and the discussion above within this Note for further details on the pattern of recognition of sponsorship, signage, and suite license revenues.

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

(c)	Primarily consists of (i) revenues from sponsorship sales and representation agreements with MSG Sports, and (ii) advertising commission revenues recognized from MSG Networks.

In addition to the disaggregation of the Company’s revenue by major source based upon the timing of transfer of goods or services to the customer disclosed above, the following table disaggregates the Company’s combined revenues by type of goods or services in accordance with the required entity-wide disclosure requirements of ASC Subtopic 280-10-50-38 to 40 and the disaggregation of revenue required disclosures in accordance with ASC Subtopic 606-10-50-5 for Fiscal Years 2022, 2021 and 2020.

	Year Ended June 30,
	2022	2021	2020
Ticketing and venue license fee revenues(a)	$250,092	$8,311	$310,971
Sponsorship and signage, suite, and advertising commission revenues(b)	219,113	43,312	200,503
Food, beverage and merchandise revenues	109,915	3,078	62,341
Other	2,960	2,786	10,786

Total revenues from contracts with customers	582,080	57,487	584,601
Revenues from Arena License Agreements, leases and subleases	71,410	24,325	—

Total revenues	$653,490	$81,812	$584,601

(a)

Amounts include ticket sales, including other ticket-related revenue, and venue license fees from the Company’s events such as (i) concerts, (ii) the presentation of the Christmas Spectacular, and (iii) live entertainment and other sporting events.

(b)	Amounts include (i) revenues from sponsorship sales and representation agreements with MSG Sports and (ii) advertising commission revenues recognized from MSG Networks.

Contract Balances

The following table provides information about the opening and closing contract balances from the Company’s contracts with customers as of June 30, 2022, 2021 and 2020.

	June 30,
	2022	2021	2020
Receivables from contracts with customers, net(a)	$106,664	$72,978	$52,839
Contract assets, current(b)	5,503	7,052	3,850
Deferred revenue, including non-current portion(c)	203,256	199,041	182,632

(a)

As of June 30, 2022, 2021 and 2020, the Company’s receivables from contracts with customers above included $4,163, $5,172 and $2,966, respectively, related to various related parties. See Note 19, Related Party Transactions for further details on these related party arrangements.

(b)

Contract assets primarily relate to the Company’s rights to consideration for goods or services transferred to customers, for which the Company does not have an unconditional right to bill as of the reporting date. Contract assets are transferred to accounts receivable once the Company’s right to consideration becomes unconditional.

(c)	Revenue recognized for Fiscal Year 2022 relating to the deferred revenue balance as of June 30, 2021 was $143,422.

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Transaction Price Allocated to the Remaining Performance Obligations

The following table depicts the estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied (or partially unsatisfied) as of June 30, 2022. This primarily relates to performance obligations under sponsorship and suite license agreements that have original expected durations longer than one year and for which the considerations are not variable. In developing the estimated revenue, the Company applies the allowable practical expedient and does not disclose information about remaining performance obligations that have original expected durations of one year or less.

Fiscal year ending June 30, 2023	$148,830
Fiscal year ending June 30, 2024	124,971
Fiscal year ending June 30, 2025	91,400
Fiscal year ending June 30, 2026	68,700
Fiscal year ending June 30, 2027	41,023
Thereafter	48,947

$523,871

Note 5. Restructuring Charges

For Fiscal Year 2022, MSG Entertainment underwent organizational changes to further streamline operations. These measures included termination of certain executive and management level functions. During Fiscal Year 2022, the Company recorded $5,171 for restructuring charges related to the termination benefits provided to employees and executives, inclusive of $1,612 of share-based compensation expenses for the acceleration of stock award vesting, which is reflected in divisional equity (deficit). As of June 30, 2022, the Company had accrued severance of $3,210, which is expected to be paid by the end of Fiscal Year 2023.

During Fiscal Year 2021, the Company recorded $14,691 of restructuring charges, primarily related to termination benefits provided to employees, of which all amounts have been paid as of June 30, 2022. These measures included reductions in full-time workforce in August 2020 and November 2020.

Such costs are reflected in restructuring charges in the accompanying combined statements of operations for Fiscal Years 2022 and 2021.

Note 6. Cash, Cash Equivalents and Restricted Cash

The following table provides a summary of the amounts recorded as cash and cash equivalents, and restricted cash:

	As of
	June 30, 2022	June 30, 2021
Captions on the combined balance sheets:
Cash and cash equivalents	$58,102	$317,819
Restricted cash	4,471	250

Cash and cash equivalents, and restricted cash on the combined statements of cash flows	$62,573	$318,069

The Company’s cash equivalents consist of money market accounts and time deposits of $50,527 and $250,116 for Fiscal Years 2022 and 2021, respectively. Cash equivalents are measured at fair value within Level I of the fair value hierarchy on a recurring basis using observable inputs that reflect quoted prices for identical assets in active markets.

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 7. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	As of
	June 30, 2022	June 30, 2021
Prepaid insurance	$6,896	$5,411
Prepaid revenue sharing expense	43,291	32,661
Other prepaid expenses	14,878	8,497
Deferred production costs — Christmas Spectacular and other productions	3,801	4,090
Inventory(a)	2,752	2,233
Contract assets(b)	5,503	7,052
Other	2,320	3,560

Total prepaid expenses and other current assets	$79,441	$63,504

(a)	Inventory is primarily comprised of food and liquor for venues.
(b)	See Note 4, Revenue Recognition for more information on contract assets.

Note 8. Equity Investments With Readily Determinable Fair Values

As of June 30, 2022, the Company held investments of (i) 583 shares of the Class A common stock of Townsquare Media, Inc. (“Townsquare”), (ii) 2,625 shares of the Class C common stock of Townsquare, and (iii) 869 shares of Class A common stock of DraftKings Inc. (“DraftKings”):

•	Townsquare is a community-focused digital media, digital marketing solutions and radio company that has its Class A common stock listed on the New York Stock Exchange (“NYSE”) under the symbol “TSQ”.

•	DraftKings is a digital sports entertainment and gaming company that is listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “DKNG”.

The fair value of the Company’s investments in Class A common stock of Townsquare and Class A common stock of DraftKings is determined based on quoted market prices in active markets on the NYSE and NASDAQ, respectively, which are classified within Level I of the fair value hierarchy. As a holder of Class C common stock of Townsquare, the Company is entitled to convert at any time all or any part of the Company’s shares into an equal number of shares of Class A common stock of Townsquare, subject to restrictions set forth in Townsquare’s certificate of incorporation. Therefore, the fair value of the Company’s investment in Class C common stock of Townsquare is also determined based on the quoted market price in an active market on the NYSE, which is classified within Level I of the fair value hierarchy.

The cost basis and the carrying fair value of these investments, which are reported under Other assets in the accompanying combined balance sheets as of June 30, 2022 and 2021, are as follows:

	Balance as of June 30, 2022
	Shares Held	Cost Basis	Carrying Value / Fair Value
Equity Investment with Readily Determinable Fair Value
Townsquare Class A common stock	583	$4,221	$4,776
Townsquare Class C common stock	2,625	19,001	21,499
DraftKings Class A common stock	869	6,036	10,146

Total		$29,258	$36,421

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

	Balance as of June 30, 2021
	Shares Held	Cost Basis	Carrying Value / Fair Value
Equity Investment with Readily Determinable Fair Value
Townsquare Class A common stock	583	$4,221	$7,435
Townsquare Class C common stock	2,625	19,001	33,469
DraftKings Class A common stock	869	6,036	45,360

Total		$29,258	$86,264

The following table summarizes the realized and unrealized gain (loss) on equity investments with readily determinable fair value for Fiscal Years 2022, 2021 and 2020:

	June 30,
	2022	2021	2020
Unrealized gain (loss) — Townsquare	$(14,629)	$26,563	$(2,920)
Unrealized gain (loss) — DraftKings	(35,213)	26,942	34,197
Realized gain (loss) — DraftKings	—	(2,327)	6,351

	$(49,842)	$51,178	$37,628

Supplemental information on realized gain (loss):
Shares of common stock sold — DraftKings	—	420	197
Cash proceeds from common stock sold — DraftKings	$—	$22,079	$7,659

The realized and unrealized gains and losses on investments discussed above are reported under Other income (expense), net in the accompanying combined statements of operations.

Note 9. Property and Equipment, Net

As of June 30, 2022 and 2021, property and equipment, net consisted of the following assets:

	June 30,
	2022	2021
Land	$62,768	$62,768
Buildings	995,965	995,019
Equipment	323,741	311,848
Aircraft	38,090	38,090
Furniture and fixtures	28,976	28,718
Leasehold improvements	105,877	106,444
Construction in progress	3,139	3,211

	1,558,556	1,546,098
Less accumulated depreciation and amortization	(862,477)	(803,182)

	$696,079	$742,916

Depreciation expense on property and equipment was $63,696, $70,588 and $80,603 for Fiscal Years 2022, 2021 and 2020, respectively.

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MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 10. Leases

The following table summarizes the ROU assets and lease liabilities recorded on the Company’s combined balance sheets as of June 30, 2022 and 2021:

	Line Item in the Company’s Combined Balance Sheets	June 30, 2022	June 30, 2021
Right-of-use assets:
Operating leases	Right-of-use lease assets	$271,154	$95,775
Lease liabilities:
Operating leases, current	Operating lease liabilities, current	(39,006)	(40,926)
Operating leases, noncurrent	Operating lease liabilities, non-current	(254,114)	(77,211)

Total lease liabilities		$(293,120)	$(118,137)

The following table summarizes the activity recorded within the Company’s combined statements of operations for Fiscal Years 2022, 2021 and 2020:

	Line Item in the Company’s Combined Statements of Operations	Years Ended June 30,
		2022	2021	2020
Operating lease cost	Direct operating expenses	$22,360	$20,138	$20,029
Operating lease cost	Selling, general and administrative expenses	9,782	9,773	11,891
Variable lease cost	Direct operating expenses	147	247	221
Variable lease cost	Selling, general and administrative expenses	41	39	47

Total lease cost		$32,330	$30,197	$32,188

In November 2021, MSG Entertainment executed an agreement with the existing landlord for its New York corporate office space, which will be assigned to the Company, pursuant to which it will be relocating from the space that the Company currently occupies to newly renovated office space within the same building. The Company will not be involved in the design or construction of the new space for purposes of the Company’s buildout prior to obtaining possession, which is expected to occur in Fiscal Year 2024. Upon obtaining possession of the space, the new lease is expected to result in an additional lease obligation and right of use asset. While lease payments under the new lease agreement will be recognized as a lease expense on a straight-line basis over the lease term, the Company will begin paying full rent in the second half of Fiscal Year 2026 due to certain tenant incentives included in the arrangement. Base rent payments will increase every five years beginning in Fiscal Year 2031 in accordance with the terms of the lease. The Company anticipates entering into a new sublease agreement with MSG Sports for a lease term equivalent to the November 2021 agreement that MSG Entertainment entered into with the existing landlord. The future lease payments related to this new lease for the next five fiscal years and thereafter are expected to be as follows:

Fiscal Year 2023	$—
Fiscal Year 2024	—
Fiscal Year 2025	10,121
Fiscal Year 2026	16,276
Fiscal Year 2027	39,207
Thereafter (Fiscal Year 2028 to Fiscal Year 2046)	838,789

Total lease payments	$904,393

F-57

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Supplemental cash flow information related to operating leases is as follows:

	Years Ended June 30,
	2022	2021	2020
Cash paid for amounts included in the measurement of operating lease liabilities	$33,312	$29,380	$37,081
Lease assets obtained in exchange for new lease obligations	$298,100	$—	$6,966

Maturities of operating lease liabilities as of June 30, 2022 are as follows:

Fiscal year ending June 30, 2023	$40,730
Fiscal year ending June 30, 2024	45,047
Fiscal year ending June 30, 2025	30,951
Fiscal year ending June 30, 2026	11,409
Fiscal year ending June 30, 2027	22,666
Thereafter	253,699

Total lease payments	404,502
Less: imputed interest	111,382

Total lease liabilities	$293,120

The weighted average remaining lease term and weighted average discount rate for our operating leases are as follows:

	June 30,
	2022	2021
Weighted average remaining lease term (in years)	12.9	3.6
Weighted average discount rate	4.79%	4.42%

As of June 30, 2022, the Company’s existing operating leases, which are recorded on the accompanying combined financial statements, have remaining lease terms ranging from 0.7 years to 16.1 years.

Lessor Arrangements

In connection with the 2020 Entertainment Distribution, the Company entered into Arena License Agreements with MSG Sports that, among other things, require the Knicks and the Rangers to play their home games at The Garden in exchange for fixed annual license fees scheduled to be paid monthly over the term of the agreements. The Company accounts for these license fees as operating lease revenue given that the Company provides MSG Sports with the right to direct the use of and obtain substantially all of the economic benefit from The Garden during Knicks and Rangers home games. Operating lease revenue is recognized on a straight-line basis over the lease term, adjusted pursuant to the terms of the Arena License Agreements. In the case of the Arena License Agreements, the lease terms relate to non-consecutive periods of use when MSG Sports uses The Garden for their professional sports teams’ home games, and operating lease revenue is therefore recognized ratably as events occur.

The Arena License Agreements provide that license fees are not required to be paid by MSG Sports during periods when The Garden is unavailable for use due to a force majeure event. As a result of government-mandated suspension of events at The Garden beginning on March 13, 2020 due to the impact of the COVID-19

F-58

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

pandemic, The Garden was not available for use by MSG Sports from the effective date of the Arena License Agreements through the first quarter of Fiscal Year 2021, and, accordingly, the Company did not record any operating lease revenue for this arrangement during the first quarter of Fiscal Year 2021. Use of The Garden resumed for Knicks and Rangers home games without fans in December 2020 and January 2021, respectively, and was available at 10% seating capacity from February through May 2021 when it became available at 100% seating capacity. The Company recorded $68,072 and $21,345 of revenues under the Arena License Agreements for Fiscal Year 2022 and 2021, respectively. In addition, the Company recorded revenues from third party and related party lease and sublease arrangements of $3,338 and $2,980 for Fiscal Year 2022 and 2021, respectively.

Note 11. Goodwill and Intangible Assets

As of June 30, 2022 and 2021, the carrying amount of goodwill was $69,041. No impairment charges were recorded during the periods presented.

The Company’s indefinite-lived intangible assets as of June 30, 2022 and 2021 are as follows:

	As of
	June 30, 2022	June 30, 2021
Trademarks	$61,881	$61,881
Photographic related rights	1,920	1,920

Total	$63,801	$63,801

On August 31, 2021 and 2020, the Company performed its annual impairment tests of goodwill and indefinite-lived intangible assets and determined that there were no impairments of goodwill and indefinite-lived intangible assets identified as of the impairment test date.

The Company’s intangible assets subject to amortization are as follows:

June 30, 2022	Gross	Accumulated Amortization	Net
Trade names	$2,530	$(2,169)	$361
Festival rights	8,080	(6,926)	1,154
Other intangibles	4,217	(4,094)	123

	$14,827	$(13,189)	$1,638

June 30, 2021	Gross	Accumulated Amortization	Net
Trade names	$2,530	$(842)	$1,688
Festival rights	8,080	(2,696)	5,384
Other intangibles	4,217	(3,813)	404

	$14,827	$(7,351)	$7,476

Amortization expense for intangible assets was $5,838, $988 and $988 for Fiscal Years 2022, 2021, and 2020, respectively.

F-59

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

The Company’s annual amortization expense for existing intangible assets subject to amortization for each fiscal year from 2023 through 2027, and thereafter, is as follows:

Fiscal year ending June 30, 2023	$1,638
Fiscal year ending June 30, 2024	—
Fiscal year ending June 30, 2025	—
Fiscal year ending June 30, 2026	—
Fiscal year ending June 30, 2027	—
Thereafter	—

$1,638

Note 12. Accrued and Other Current Liabilities

Accrued and other current liabilities consisted of the following:

	As of
	June 30, 2022	June 30, 2021
Accrued payroll and employee related liabilities	$88,501	$50,158
Cash due to promoters	78,428	37,877
Accrued expenses	43,791	35,028

Total accrued and other current liabilities	$210,720	$123,063

Note 13. Commitments and Contingencies

Commitments

As of June 30, 2022, commitments of the Company in the normal course of business in excess of one year are as follows:

Balance(a)
Fiscal year ending June 30, 2023	$12,730
Fiscal year ending June 30, 2024	4,420
Fiscal year ending June 30, 2025	4,272

$21,422

(a)	The Company’s material off balance sheet arrangements relate to $14,791 for marketing partnership and other IT commitments and $6,631 of letters of credit.

See Note 10, Leases for more information regarding the Company’s contractually obligated minimum lease payments for operating leases having an initial non-cancelable term in excess of one year for the Company’s venues and various corporate offices. These commitments are presented exclusive of the imputed interest used to reflect the payment’s present value.

See Note 14, Credit Facilities for more information regarding the principal repayments required under the National Properties Facilities.

F-60

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Legal Matters

Fifteen complaints were filed in connection with MSG Entertainment’s acquisition of MSG Networks, Inc. (the “Networks Merger”) by purported stockholders of MSG Entertainment and MSG Networks Inc. Nine of these complaints involved allegations of materially incomplete and misleading information set forth in the joint proxy statement/prospectus filed by MSG Entertainment and MSG Networks Inc. in connection with the Networks Merger. These disclosure actions were subsequently voluntarily dismissed with prejudice. Six complaints involved allegations of fiduciary breaches in connection with the negotiation and approval of the Networks Merger and have since been consolidated into two remaining litigations. MSG Entertainment and MSG Networks Inc. will retain all rights and obligations with respect to these claims, as applicable, and MSG Entertainment will indemnify the Company from and release the Company from all present and future costs, expenses, and liabilities, if any, related to these claims.

The Company is a defendant in various lawsuits. Although the outcome of these lawsuits cannot be predicted with certainty (including the extent of available insurance, if any), management does not believe that resolution of these lawsuits will have a material adverse effect on the Company.

Note 14. Credit Facilities

The following table summarizes the presentation of the outstanding balances under the Company’s National Properties’ credit agreement as of June 30, 2022 and 2021:

	June 30, 2022	June 30, 2021
Current Portion
National Properties Term Loan Facility	$8,125	$6,500
Other debt	637	—

Total	$8,762	$6,500

	June 30, 2022			June 30, 2021
	Principal	Unamortized Deferred Financing Costs	Net	Principal	Unamortized Deferred Financing Costs	Net
Noncurrent Portion
National Properties Term Loan Facility	$641,875	$(16,063)	$625,812	$640,250	$(29,602)	$610,648
National Properties Revolving Credit Facility	29,100	—	29,100	—	—	—
Other debt	—	—	—	637	—	637

Long-term debt, net of deferred financing costs	$670,975	$(16,063)	$654,912	$640,887	$(29,602)	$611,285

National Properties Facilities

General. On June 30, 2022, MSG National Properties, LLC (“MSG National Properties”), MSG Entertainment Group, LLC (“MSG Entertainment Group”) and certain subsidiaries of MSG National Properties entered into a credit agreement with JP Morgan Chase Bank, N.A., as administrative agent and the lenders and L/C issuers party thereto (the “National Properties Credit Agreement”), providing for a five-year, $650,000 senior secured term loan facility (the “National Properties Term Loan Facility”) and a five-year, $100,000 revolving credit

F-61

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

facility (the “National Properties Revolving Credit Facility” and, together with the National Properties Term Loan Facility, the “National Properties Facilities”). As of June 30, 2022, outstanding letters of credit were $6,631 and the remaining balance available under the National Properties Revolving Credit Facility was $70,900.

Proceeds. The proceeds of the National Properties Facilities were used on the closing date to repay in full the obligations outstanding under MSG National Properties’ prior term loan facility (the “Prior National Properties Loan Facility”) and to pay fees and expenses in connection with the National Properties Facilities and the refinancing of the Prior National Properties Loan Facility. Up to $25,000 of the National Properties Revolving Credit Facility is available for the issuance of letters of credit. Proceeds of the National Properties Revolving Credit Facility may be used to fund working capital needs, for general corporate purposes of MSG National Properties and its subsidiaries, and to make distributions to MSG Entertainment Group.

Interest Rates. Borrowings under the current National Properties Facilities bear interest at a floating rate, which at the option of MSG National Properties may be either (a) a base rate plus an applicable margin ranging from 1.50% to 2.50% per annum, determined based on the total leverage ratio of MSG National Properties and its restricted subsidiaries (the “National Properties Base Rate”), or (b) Term SOFR plus an applicable margin ranging from 2.50% to 3.50% per annum, determined based on the total leverage ratio of MSG National Properties and its restricted subsidiaries (the “National Properties SOFR Rate”). The Prior National Properties Loan Facility bore interest at a floating rate, which at the option of MSG National Properties, was either (i) a base rate plus a margin of 5.25% per annum or (ii) LIBOR, with a floor of 0.75%, plus a margin of 6.25% per annum. As of June 30, 2022, the additional rate used in calculating the floating rate was (i) 3.50% per annum for borrowings bearing the National Properties Base Rate, and (ii) 1.63% per annum for borrowings bearing the National Properties SOFR Rate. The National Properties Credit Agreement requires MSG National Properties to pay a commitment fee ranging from 0.30% to 0.50% in respect of the daily unused commitments under the National Properties Revolving Credit Facility. MSG National Properties is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the National Properties Credit Agreement. The interest rate on the National Properties Facilities as of June 30, 2022 was 5.13%.

Principal Repayments. Subject to customary notice and minimum amount conditions, the Company may voluntarily repay outstanding loans under the National Properties Facilities and terminate commitments under the National Properties Revolving Credit Facility, at any time, in whole or in part, subject only to customary breakage costs in the case of prepayment of Term SOFR loans. The National Properties Facilities will mature on June 30, 2027. The principal obligations under the National Properties Term Loan Facility are to be repaid in quarterly installments beginning with the fiscal quarter ending March 31, 2023, in an aggregate amount equal to 2.50% per annum (0.625% per quarter), stepping up to 5.0% per annum (1.25% per quarter) in the fiscal quarter ending September 30, 2025, with the balance due at the maturity of the facility. The principal obligations under the National Properties Revolving Credit Facility are due at the maturity of the facility.

Covenants. The National Properties Credit Agreement includes financial covenants requiring MSG National Properties and its restricted subsidiaries to maintain a specified minimum liquidity level, a specified minimum debt service coverage ratio and specified maximum total leverage ratio. The minimum liquidity level is set at $50,000, and is tested based on the level of average daily liquidity, consisting of cash and cash equivalents and available revolving commitments, over the last month of each quarter over the life of the National Properties Facilities. The debt service coverage ratio covenant begins testing in the fiscal quarter ending December 31, 2022, and is set at a ratio of 2:1 before stepping up to 2.5:1 in the fiscal quarter ending September 30, 2024. The leverage ratio covenant begins testing in the fiscal quarter ending June 30, 2023. It is tested based on the ratio of MSG National Properties and its restricted subsidiaries’ consolidated total indebtedness to adjusted operating income, with an initial maximum ratio of 6:1, stepping down to 5.5:1 in the fiscal quarter ending June 30, 2024 and 4.5:1 in the fiscal quarter ending June 30, 2026. As of June 30, 2022, MSG National Properties and its restricted subsidiaries were in compliance with the covenants of the National Properties Credit Agreement.

F-62

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

In addition to the financial covenants discussed above, the National Properties Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative and negative covenants and events of default. The National Properties Credit Agreement contains certain restrictions on the ability of MSG National Properties and its restricted subsidiaries to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the National Properties Credit Agreement, including the following: (i) incur additional indebtedness; (ii) create liens on certain assets; (iii) make investments, loans or advances in or to other persons; (iv) pay dividends and distributions or repurchase capital stock (which will restrict the ability of MSG National Properties to make cash distributions to the Company); (v) repay, redeem or repurchase certain indebtedness; (vi) change its lines of business; (vii) engage in certain transactions with affiliates; (viii) amend their respective organizational documents; (ix) merge or consolidate; and (x) make certain dispositions.

Guarantors and Collateral. All obligations under the National Properties Facilities are guaranteed by MSG Entertainment Group and MSG National Properties’ existing and future direct and indirect domestic subsidiaries, other than the subsidiaries that own The Garden and certain other excluded subsidiaries (the “Subsidiary Guarantors”).

All obligations under the National Properties Facilities, including the guarantees of those obligations, are secured by certain of the assets of MSG National Properties and the Subsidiary Guarantors (collectively, “Collateral”) including, but not limited to, a pledge of some or all of the equity interests held directly or indirectly by MSG National Properties in each Subsidiary Guarantor. The Collateral does not include, among other things, any interests in The Garden or the leasehold interests in Radio City Music Hall and the Beacon Theatre. Under certain circumstances, MSG National Properties is required to make mandatory prepayments on loans outstanding, including prepayments in an amount equal to the net cash proceeds of certain sales of assets or casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair or replacement rights), subject to certain exceptions.

Accounting Treatment. The Company evaluated the terms of the National Properties Term Loan Facility and the Prior National Properties Term Loan Facility and concluded such facilities to be substantially different for accounting purposes. As a result, the Company recorded a loss on extinguishment of approximately $35,600 in connection with the above financing transactions for Fiscal Year 2022.

Debt Maturities

	National Properties Facilities	Other debt	Total
Fiscal year ending June 30, 2023	$8,125	$637	$8,762
Fiscal year ending June 30, 2024	16,250	—	16,250
Fiscal year ending June 30, 2025	16,250	—	16,250
Fiscal year ending June 30, 2026	32,500	—	32,500
Fiscal year ending June 30, 2027	605,975	—	605,975
Thereafter	—	—	—

	$679,100	$637	$679,737

F-63

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Interest payments and loan principal repayments made by the Company under the National Properties Credit Agreement were as follows:

	Interest Payments			Loan Principal Repayments
	Years Ended June 30,			Years Ended June 30,
	2022	2021	2020	2022	2021	2020
National Properties Term Loan Facility	52,163	22,879	—	646,750	3,250	—

The carrying value and fair value of the Company’s financial instruments reported in the accompanying combined balance sheets are as follows:

	June 30, 2022		June 30, 2021
	Carrying Value	Fair Value	Carrying Value	Fair Value
Liabilities:
National Properties Facilities	$679,100	$679,100	$646,750	$669,386

The Company’s long-term debt is classified within Level II of the fair value hierarchy as it is valued using quoted indices of similar instruments for which the inputs are readily observable.

Note 15. Pension Plans and Other Postretirement Benefit Plans

Defined Benefit Pension Plans and Postretirement Benefit Plans

MSG Entertainment sponsors a non-contributory, qualified cash balance retirement plan covering its non-union employees (the “Cash Balance Pension Plan”) and an unfunded non-contributory, non-qualified excess cash balance plan covering certain employees who participate in the underlying qualified plan (collectively, the “Cash Balance Plans”). Since March 1, 2011, the Cash Balance Pension Plan has also included the assets and liabilities of a frozen (as of December 31, 2007) non-contributory qualified defined benefit pension plan covering non-union employees hired prior to January 1, 2001. These plans are considered “Shared Plans,” as previously defined, with substantially all plan participants specifically identified to the Company.

MSG Entertainment also sponsors an unfunded non-contributory, non-qualified defined benefit pension plan for the benefit of certain employees who participated in an underlying qualified plan, which was merged into the Cash Balance Pension Plan on March 1, 2011 (the “Excess Plan”). As of December 31, 2007, the Excess Plan was amended to freeze all benefits earned through December 31, 2007 and to eliminate the ability of participants to earn benefits for future service under these plans. This plan is considered a Shared Plan, as previously defined, with substantially all plan participants specifically identified to the Company.

The Cash Balance Plans were amended to freeze participation and future benefit accruals effective December 31, 2015 for all employees. Therefore, after December 31, 2015, no employee of the Company, MSG Entertainment or MSG Sports who was not already a participant may become a participant in the plans and no further annual pay credits will be made for any future year. Existing account balances under the plans will continue to be credited with monthly interest in accordance with the terms of the plans.

Lastly, MSG Entertainment sponsors a non-contributory, qualified defined benefit pension plan covering certain of the Company’s union employees (the “Union Plan”). Benefits payable to retirees under the Union Plan are based upon years of Benefit Service (as defined in the Union Plan document). The Union Plan is considered a Direct Plan, as previously defined.

F-64

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

The Cash Balance Plans, Union Plan, and Excess Plan are collectively referred to as the “Pension Plans.”

MSG Entertainment also sponsors a contributory welfare plan which provides certain postretirement healthcare benefits to certain employees of the Company hired prior to January 1, 2001, who are eligible to commence receipt of early or normal benefits under the Cash Balance Pension Plan, and their dependents, as well as certain union employees (“Postretirement Plan”).

For the historical periods, MSG Entertainment was the legal sponsor of the Pension Plans and Postretirement Plan. For purposes of the combined financial statements, it was determined that these plans’ assets and liabilities were attributable to the Company. Therefore, the combined financial statements reflect the full impact of the Shared Plans and the Direct Plan on both the combined statements of operations and combined balance sheets. The pension expense related to employees of other MSG Entertainment businesses participating in the Shared Plans were immaterial for Fiscal Years 2022, 2021 and 2020.

The following table summarizes the projected benefit obligations, assets, funded status and the amounts recorded on the Company’s combined balance sheets as of June 30, 2022 and 2021, associated with the Pension Plans and Postretirement Plan based upon actuarial valuations as of those measurement dates.

	Pension Plans		Postretirement Plan
	June 30,		June 30,
	2022	2021	2022	2021
Change in benefit obligation:
Benefit obligation at beginning of period	$171,897	$174,892	$3,218	$3,658
Service cost	120	96	32	47
Interest cost	3,708	3,385	42	45
Actuarial loss (gain)(a)	(33,344)	1,981	(501)	(76)
Benefits paid	(6,465)	(4,410)	(328)	(390)
Curtailments	—	(91)	—	—
Plan settlements paid	—	(3,777)	—	—
Other	—	(179)	—	(66)

Benefit obligation at end of period	135,916	171,897	2,463	3,218

Change in plan assets:
Fair value of plan assets at beginning of period	145,651	151,756	—	—
Actual return on plan assets	(30,667)	1,969	—	—
Employer contributions	400	60	—	—
Benefits paid	(6,406)	(4,409)	—	—
Plan settlements paid	—	(3,725)	—	—

Fair value of plan assets at end of period	108,978	145,651	—	—

Funded status at end of period	$(26,938)	$(26,246)	$(2,463)	$(3,218)

(a)

In Fiscal Year 2022, the actuarial gains on the benefit obligations were primarily due to a net increase in discount and interest crediting rates. In Fiscal Year 2021, the actuarial losses on the benefit obligations were primarily due to a net decrease in discount and interest crediting rates.

F-65

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Amounts recognized in the combined balance sheets as of June 30, 2022 and 2021 consist of:

	Pension Plans		Postretirement Plan
	June 30,		June 30,
	2022	2021	2022	2021
Current liabilities (included in accrued employee related costs)	$(264)	$(259)	$(364)	$(369)
Non-current liabilities (included in defined benefit and other postretirement obligations)	(26,674)	(25,987)	(2,099)	(2,849)

	$(26,938)	$(26,246)	$(2,463)	$(3,218)

Accumulated other comprehensive loss, before income tax, as of June 30, 2022 and 2021 consists of the following amounts that have not yet been recognized in net periodic benefit cost:

	Pension Plans		Postretirement Plan
	June 30,		June 30,
	2022	2021	2022	2021
Actuarial gain (loss)	$(41,910)	$(39,957)	$(251)	$(786)

The following table presents components of net periodic benefit cost for the Pension Plans and Postretirement Plan included in the accompanying combined statements of operations for Fiscal Years 2022, 2021 and 2020. Service cost is recognized in direct operating expenses and selling, general and administrative expenses. All other components of net periodic benefit cost are reported in Other income (expense), net.

	Pension Plans			Postretirement Plan
	Years Ended June 30,			Years Ended June 30,
	2022	2021	2020	2022	2021	2020
Service cost	$120	$96	$95	$32	$47	$56
Interest cost	3,708	3,385	5,261	42	45	108
Expected return on plan assets	(6,016)	(5,232)	(5,319)	—	—	—
Recognized actuarial loss	1,386	1,093	1,336	34	98	6
Settlement loss recognized(a)	—	870	67	—	—	—

Net periodic benefit cost	$(802)	$212	$1,440	$108	$190	$170
Contributory charge to Madison Square Garden Sports Corp. for participation in the Shared Plans and all allocation of costs related to the corporate employees	—	—	(173)	—	—	(26)

Net periodic benefit cost reported in the combined statements of operations	$(802)	$212	$1,267	$108	$190	$144

(a)

For Fiscal Years 2022, 2021 and 2020, lump-sum payments totaling $0, $52 and $551, respectively, were distributed to vested participants of the non-qualified excess cash balance plan, triggering the recognition of settlement losses in accordance with ASC Topic 715. Due to these pension settlements, the Company was required to remeasure its pension plan liability as of June 30, 2021 and 2020 and for Fiscal Years 2021 and 2020, respectively. The discount rates used for the projected benefit obligation and interest cost were 1.96% and 1.30% as of June 30, 2022, respectively, 1.77% and 1.24% as of June 30, 2021, respectively, and 2.95% and 2.83% as of June 30, 2020, respectively. Additionally, settlement charges of $0, $870 and $67 were recognized in Other income (expense), net for Fiscal Years 2022, 2021 and 2020, respectively.

F-66

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Other pre-tax changes in plan assets and benefit obligations recognized in other comprehensive income (loss) for Fiscal Years 2022, 2021 and 2020 are as follows:

	Pension Plans			Postretirement Plan
	Years Ended June 30,			Years Ended June 30,
	2022	2021	2020	2022	2021	2020
Actuarial gain (loss), net	$(3,306)	$(5,244)	$232	$501	$76	$(277)
Recognized actuarial loss	1,386	1,093	1,336	34	98	6
Recognized prior service credit	—	—	—	—	—	—
Curtailments	—	91	—	—	65	—
Settlement loss recognized	—	870	67	—	—	—

Total recognized in other comprehensive income (loss)	$(1,920)	$(3,190)	$1,635	$535	$239	$(271)

Funded Status

The accumulated benefit obligation for the Pension Plans aggregated to $135,916 and $171,897 at June 30, 2022 and 2021, respectively. As of June 30, 2022 and 2021, each of the Pension Plans had accumulated benefit obligations and projected benefit obligations in excess of plan assets.

Pension Plans and Postretirement Plan Assumptions

Weighted-average assumptions used to determine benefit obligations (made at the end of the period) as of June 30, 2022 and 2021 are as follows:

	Pension Plans		Postretirement Plan
	June 30,		June 30,
	2022	2021	2022	2021
Discount rate	4.86%	2.87%	4.62%	2.17%
Interest crediting rate	2.76%	2.32%	n/a	n/a
Healthcare cost trend rate assumed for next year	n/a	n/a	6.00%	6.25%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	n/a	n/a	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	n/a	n/a	2027	2027

Weighted-average assumptions used to determine net periodic benefit cost (made at the beginning of the period) for Fiscal Years 2022, 2021 and 2020 are as follows:

	Pension Plans			Postretirement Plan
	Years Ended June 30,			Years Ended June 30,
	2022	2021	2020	2022	2021	2020
Discount rate—projected benefit obligation	2.87%	2.84%	3.58%	2.17%	2.09%	3.18%
Discount rate—service cost	3.11%	3.20%	3.78%	2.65%	2.15%	3.45%
Discount rate—interest cost	1.92%	1.92%	3.21%	1.51%	1.23%	2.84%
Expected long-term return on plan assets	4.94%	4.02%	5.28%	n/a	n/a	n/a
Interest crediting rate	2.32%	1.37%	3.28%	n/a	n/a	n/a
Healthcare cost trend rate assumed for next year	n/a	n/a	n/a	6.25%	6.50%	6.75%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	n/a	n/a	n/a	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	n/a	n/a	n/a	2027	2027	2027

F-67

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

The discount rates were determined (based on the expected duration of the benefit payments for the plans) from the Willis Towers Watson U.S. Rate Link: 40-90 Discount Rate Model as of June 30, 2022 and 2021 to select a rate at which the Company believed the plans’ benefits could be effectively settled. This model was developed by examining the yields on selected highly rated corporate bonds. The expected long-term return on plan assets is based on a periodic review and modeling of the plans’ asset allocation structures over a long-term horizon. Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data, forward-looking economic outlook, and economic/financial market theory. The expected long-term rate of return was selected from within the reasonable range of rates determined by (i) historical returns for the asset classes covered by the investment policy and (ii) projections of returns over the long-term period during which benefits are payable to plan participants.

Plan Assets and Investment Policy

The weighted-average asset allocation of the Pension Plans’ assets at June 30, 2022 and 2021 was as follows:

	June 30,
	2022	2021
Asset Classes(a):
Fixed income securities	78%	98%
Equity securities	14%	—%
Cash equivalents	8%	2%

	100%	100%

(a)	The Company’s target allocation for pension plan assets is 85% fixed income securities and 15% equity as of June 30, 2022.

Investment allocation decisions have been made by the Company’s Investment and Benefits Committee, which considers investment advice provided by the Company’s external investment consultant. The investment consultant takes into account expected long-term risks, returns, correlation, and other prudent investment assumptions when recommending asset classes and investment managers to the Company’s Investment and Benefits Committee. The investment consultant also considers the pension plans’ liabilities when making investment allocation recommendations. The Company’s Investment and Benefits Committee’s decisions are influenced by asset/liability studies conducted by the external investment consultant who combines actuarial considerations and strategic investment advice. The major investment categories of the pension plan assets are in cash equivalents and long duration fixed income securities that are marked-to-market on a daily basis. As a result, the pension plan assets are subjected to interest-rate risk, specifically to a rising interest rate environment, as the majority of the pension plan assets are invested in long duration fixed income securities. However, the pension plan assets are structured in an asset/liability framework, and consequently, an increase in interest rates would cause a corresponding decrease to the overall liability of the pension plans, thus creating a hedge against rising interest rates. Additional risks involving the asset/liability framework include earning insufficient investment returns to cover future pension plan liabilities and imperfect hedging of such liabilities. In addition, a portion of the long duration fixed income securities portfolio is invested in non-government securities that are subject to credit risk of the issuers who might default on interest and/or principal payments.

F-68

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Investments at Estimated Fair Value

The cumulative fair values of the individual plan assets at June 30, 2022 and 2021 by asset class are as follows:

	Fair Value Hierarchy	June 30,
		2022	2021
Fixed income securities:
U.S. Treasury securities(a)	I	$672	$—
Money market fund(a)	I	8,311	2,753
U.S. corporate bonds(b)	II	—	100,229
Foreign issues(c)	II	—	20,119
Municipal bonds(c)	II	—	3,881
Mutual fund — equity(d)	II	15,661	—
Common collective trust(d)	II	84,334	18,669

Total investments measured at fair value		$108,978	$145,651

(a)

U.S. Treasury Securities and the money market fund are classified within Level I of the fair value hierarchy as they are valued using observable inputs that reflect quoted prices for identical assets in active markets.

(b)

U.S. corporate bonds are classified within Level II of the fair value hierarchy as they are valued using quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and evaluations based on various market and industry inputs.

(c)

Foreign issued corporate bonds and municipal bonds are classified within Level II of the fair value hierarchy as they are valued at a price that is based on a compilation of primarily observable market information or a broker quote in a non-active over-the-counter market.

(d)

The common collective trust (CCT) and the mutual fund, which are non-exchange traded funds, are classified within Level II of the fair value hierarchy at their net asset value (NAV) as reported by the Trustee and investment manager, respectively. The NAV is based on the fair value of the underlying investments held by the fund which are based on quoted market prices less their liabilities. Both the CCT and the mutual fund publish their daily NAV and use such value as the basis for current transactions.

Contributions for Qualified Defined Benefit Pension Plans

During Fiscal Year 2022, the Company contributed $400 to the Union Plan. The Company expects to contribute $250 to the Union Plan in Fiscal Year 2023.

Estimated Future Benefit Payments

The following table presents estimated future fiscal year benefit payments for the Pension Plans and Postretirement Plan:

	Pension Plans	Postretirement Plan
Fiscal year ending June 30, 2023	$11,291	$370
Fiscal year ending June 30, 2024	$8,323	$320
Fiscal year ending June 30, 2025	$8,030	$304
Fiscal year ending June 30, 2026	$8,638	$280
Fiscal year ending June 30, 2027	$8,802	$228
Fiscal years ending June 30, 2028 — 2032	$44,197	$950

F-69

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Defined Contribution Plans

MSG Entertainment sponsors The Madison Square Garden 401(k) Savings Plan (the “401(k) Plan”) and the MSG S&E, LLC Excess Savings Plan (collectively referred to as the “Savings Plans”). The 401(k) Plan is a multiple employer plan. For Fiscal Years 2022, 2021 and 2020, expenses related to the Savings Plans, excluding expenses related to MSG Sports employees, that are included in the accompanying combined statements of operations were $4,284, $2,274 and $3,136, respectively.

In addition, MSG Entertainment sponsors The Madison Square Garden 401(k) Union Plan (the “Union Savings Plan”). The Union Savings Plan is a multiple employer plan. For Fiscal Years 2022, 2021 and 2020, expenses related to the Union Savings Plan included in the accompanying combined statements of operations were $394, $215 and $539, respectively.

Multiemployer Plans

The Company contributes to a number of multiemployer defined benefit pension plans, multiemployer defined contribution pension plans, and multiemployer health and welfare plans that provide benefits to retired union-represented employees under the terms of collective bargaining agreements (“CBAs”).

Multiemployer Defined Benefit Pension Plans

The multiemployer defined benefit pension plans to which the Company contributes generally provide for retirement and death benefits for eligible union-represented employees based on specific eligibility/participant requirements, vesting periods and benefit formulas. The risks to the Company of participating in these multiemployer defined benefit pension plans are different from single-employer defined benefit pension plans in the following aspects:

•	Assets contributed to a multiemployer defined benefit pension plan by one employer may be used to provide benefits to employees of other participating employers.

•	If a participating employer stops contributing to a multiemployer defined benefit pension plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

•

If the Company chooses to stop participating in some of these multiemployer defined benefit pension plans, the Company may be required to pay those plans an amount based on the Company’s proportion of the underfunded status of the plan, referred to as a withdrawal liability. However, cessation of participation in a multiemployer defined benefit pension plan and subsequent payment of any withdrawal liability is subject to the collective bargaining process.

The following table outlines the Company’s participation in multiemployer defined benefit pension plans for Fiscal Years 2022, 2021 and 2020, and summarizes the contributions that the Company has made during each period. The “EIN” and “Pension Plan Number” columns provide the Employer Identification Number and the three-digit plan number for each applicable plan. The most recent Pension Protection Act zone status available as of June 30, 2022 and 2021 relates to the plan’s two most recent years ended which are indicated. Among other factors, plans in the red zone are generally less than 65% funded, plans in the orange zone are both less than 80% funded and have an accumulated funding deficiency or are expected to have a deficiency in any of the next six plan years, plans in the yellow zone are less than 80% funded, and plans in the green zone are at least 80% funded. The “FIP/RP Status Pending/Implemented” column indicates whether a funding improvement plan (“FIP”) for yellow/orange zone plans or a rehabilitation plan (“RP”) for red zone plans is either pending or has been implemented by the trustees of such plan. The zone status and any FIP or RP information is based on information that the Company received from the plan, and the zone status is as certified by the plan’s actuary.

F-70

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

The last column lists the expiration date(s) or a range of expiration dates of the CBA to which the plans are subject. There are no other significant changes that affect such comparability.

			PPA Zone Status		FIP/RP Status Pending / Implemented	Company Contributions
			As of June 30,			Years Ended June 30,
Plan Name	EIN	Pension Plan Number	2022	2021		2022	2021	2020	Surcharge Imposed	Expiration Date of CBA
Pension Fund of Local No. 1 of I.A.T.S.E.	136414973	001	Green as of 2021-12-31	Green as of 2020-12-31	No	$1,999	$194	$1,831	No	6/30/2021 - 5/1/2023
All Other Multiemployer Defined Benefit Pension Plans						1,907	584	3,137

						$3,906	$778	$4,968

The Company was listed in the following plans’ Form 5500’s as providing more than 5% of the total contributions for the following plans and plan years:

Fund Name	Exceeded 5 Percent of Total Contributions	Year Contributions to Plan Exceeded 5 Percent of Total Contributions (As of Plan’s Year-End)
Pension Fund of Local No. 1 of I.A.T.S.E	True	December 31, 2020, 2019 and 2018
32BJ/Broadway League Pension Fund	True	December 31, 2020, 2019 and 2018
Treasurers and Ticket Sellers Local 751 Pension Fund	True	August 31, 2021, 2020 and 2019

Multiemployer Defined Contribution Pension Plans

The Company contributed $5,641, $723 and $5,258 for Fiscal Years 2022, 2021 and 2020, respectively, to multiemployer defined contribution pension plans.

Note 16. Share-based Compensation

Certain employees of the Company have historically participated in the share-based compensation plans of MSG Entertainment (“MSG Entertainment Employee Stock Plans”). The plans provide for discretionary grants of incentive stock options and non-qualified stock options, restricted shares, restricted stock units, performance stock units, stock appreciation rights and other share-based awards. All awards granted under the plans will settle in shares of MSG Entertainment’s Class A Common Stock, or, at the option of the Compensation Committee of the MSG Entertainment Board of Directors, in cash. Only the expenses for the awards provided to the Company’s direct employees, net of expenses related to the Company’s corporate employees who participate in the plans that were charged to MSG Entertainment, are recorded in the combined financial statements.

Share-based Compensation Expense

Share-based compensation expense is generally recognized straight-line over the vesting term of the award, which typically provides for three-year cliff or graded vesting subject to continued employment. For awards that are graded vesting and subject to performance conditions, in addition to continued employment, the Company uses the graded-vesting method to recognize share-based compensation expense.

F-71

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Share-based compensation expense was recognized in the combined statements of operations as a component of direct operating expenses or selling, general and administrative expenses. Share-based compensation expense was $39,357, $40,663 and $26,110 for Fiscal Years 2022, 2021 and 2020, respectively. The share-based compensation expense recorded by the Company, in the periods presented, includes the expenses associated with the employees attributable to the Company, net of contributory credits from the Company to MSG Entertainment for the Company’s corporate employees. The total share-based compensation expense for Fiscal Year 2022 includes $1,612 which was reclassified to Restructuring charges in the combined statements of operations, as detailed in Note 5, Restructuring Charges.

Restricted Stock Units Award Activity

The following table summarizes activity related to MSG Entertainment’s restricted stock units (“RSUs”) held by the Company’s direct employees for Fiscal Year 2022:

	Number of		Weighted-Average Fair Value Per Share At Date of Grant
	Nonperformance Based Vesting RSUs	Performance Stock Units
Unvested award balance as of June 30, 2021	67	81	$74.42
Granted	62	56	$79.14
Vested	(22)	(8)	$77.25
Forfeited	(6)	(9)	$75.81

Unvested award balance as of June 30, 2022	101	120	$76.46

As of June 30, 2022, there was $9,854 of unrecognized compensation cost related to unvested RSUs and performance stock units (“PSUs”) held by the Company’s direct employees. The cost is expected to be recognized over a weighted-average period of approximately 1.6 years.

The following table summarizes additional information about restricted stock units:

	For the Fiscal Year Ended
	June 30, 2022	June 30, 2021	June 30, 2020
Weighted average grant date fair value per share of awards granted	$79.14	$72.81	$74.50
Intrinsic value of awards vested	$2,424	$1,396	$101

Stock Options Award Activity

Compensation expense for MSG Entertainment stock options held by the Company’s employees is determined based on the grant date fair value of the award calculated using the Black-Scholes options-pricing model. Stock options generally vest over a three years’ service period and expire 7.5 to 10 years from the date of grant. None of the Company’s direct employees held any stock options during the periods presented. As such, the only cost related to stock options in the combined financial statements relates to allocated costs discussed above for corporate employees.

F-72

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Treatment After the 2020 Entertainment Distribution of Share-based Payment Awards Initially Granted Under MSG Sports Equity Award Programs

In connection with the 2020 Entertainment Distribution, each holder of an MSG Sports employee restricted stock unit received one MSG Entertainment RSU in respect of every one MSG Sports RSU owned on the record date and continues to be entitled to a share of MSG Sports Class A common stock (or cash or other property) for each MSG Sports RSU in accordance with the MSG Sports award agreement. Additionally, each holder of an MSG Sports employee PSU received one Company PSU (at target performance) in respect of every one MSG Sports PSU (at target performance) owned on the Record Date and continues to be entitled to a share of MSG Sports Class A common stock (or cash or other property) for each MSG Sports PSU in accordance with the MSG Sports award agreement.

Further, in connection with the 2020 Entertainment Distribution, each holder of an MSG Sports director RSU received one share of our Class A Common Stock in respect of every one MSG Sports RSU owned on the Record Date and continues to be entitled to a share of MSG Sports Class A common stock (or cash or other property) in accordance with the MSG Sports award agreement.

Note 17. Accumulated Other Comprehensive Loss

The following table details the components of accumulated other comprehensive income (loss):

	Pension Plans and Postretirement Plan
	June 30,
	2022	2021	2020
Balance at beginning of period	$(33,598)	$(31,108)	$(33,378)
Other comprehensive income (loss):
Other comprehensive loss before reclassifications	—	—	(45)
Amounts reclassified from accumulated other comprehensive loss(a)	(1,385)	(2,951)	1,409
Income tax benefit	243	461	(488)

Other comprehensive income (loss), total	(1,142)	(2,490)	876

Adjustment related to the transfer of Pension Plans and Postretirement Plan liabilities as a result of the 2020 Entertainment Distribution	—	—	$1,394

Balance at end of period	$(34,740)	$(33,598)	$(31,108)

(a)

Amounts reclassified from accumulated other comprehensive loss represent curtailments, settlement losses recognized, the amortization of net actuarial gain (loss) and net unrecognized prior service credit included in net periodic benefit cost, which is reflected under Other income (expense), net in the accompanying combined statements of operations (see Note 15, Pension Plans and Other Postretirement Benefit Plans).

Note 18. Income Taxes

During the periods presented in the combined financial statements, the Company did not file separate tax returns. The Company was included in the federal and state income tax returns of MSG Entertainment for all periods presented. The income tax expense or benefit presented has been determined on a separate return basis as if the Company filed a separate income tax return.

F-73

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

The separate return method applies the accounting guidance for income taxes to the financial statements as if the Company was a separate taxpayer. The Company believes the assumptions supporting its allocation and presentation of income taxes on a separate return basis are reasonable. One of these assumptions is that the Company on a stand-alone basis will not benefit from certain tax incentives that historically benefited MSG Entertainment. However, the taxes recognized in the combined financial statements and resulting effective tax rates may not be reflective of the taxes that the Company expects to recognize in the future as a stand-alone entity.

Income tax expense is comprised of the following components:

	Years Ended June 30,
	2022	2021	2020
Current (expense) benefit:
Federal	$515	$(2,536)	$(41,526)
State and other	(220)	(2,247)	(41,227)

	295	(4,783)	(82,753)

Deferred (expense) benefit:
Federal	(4,711)	(15,658)	(14,408)
State and other	4,486	15,092	(3,021)

	(225)	(566)	(17,429)

Income tax (expense) benefit	$70	$(5,349)	$(100,182)

The income tax (expense) benefit differs from the amount derived by applying the statutory federal rate to pre-tax income (loss) principally due to the effect of the following items:

	Years Ended June 30,
	2022	2021	2020
Federal tax (expense) benefit at statutory federal rate	$28,617	$44,931	$(56,877)
State income taxes, net of federal benefit	12,141	22,882	(33,345)
Change in valuation allowance	(31,679)	(70,501)	558
Change in the estimated applicable tax rate used to determine deferred taxes	—	2,545	—
Nondeductible transaction costs	—	—	(7,120)
GAAP income of consolidated partnership attributable to non-controlling interest	(601)	(146)	(224)
Nondeductible officers’ compensation	(8,125)	(5,209)	(4,407)
Nondeductible expenses	(373)	(285)	(349)
Excess tax benefit related to share-based payment awards	93	1,088	2,322
Other, net	(3)	(654)	(740)

Income tax (expense) benefit	$70	$(5,349)	$(100,182)

F-74

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

The tax effects of temporary differences which give rise to significant portions of the deferred tax assets and liabilities at June 30, 2022 and 2021 are as follows:

	June 30,
	2022	2021
Deferred tax assets:
Net operating losses (NOLs)	$102,273	$76,052
Accrued employee benefits	29,440	20,743
Restricted stock units and stock options	12,452	12,263
Deferred revenue	—	31,609
Right-of-use lease assets and lease liabilities, net	7,482	7,616
Deferred interest	24,950	9,296
Property and equipment	16,327	2,487
Other, net	—	2,113

Total gross deferred tax assets	$192,924	$162,179
Less valuation allowance	(151,043)	(119,135)

Net deferred tax assets	$41,881	$43,044

Deferred tax liabilities:
Intangibles and other assets	$(40,069)	$(39,810)
Deferred revenue	(10,107)	—
Prepaid expenses	(4,874)	(4,055)
Investments	(3,377)	(22,449)
Other, net	(6,707)	—

Total deferred tax liabilities	$(65,134)	$(66,314)

Net deferred tax liability	$(23,253)	$(23,270)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the utilization of its NOLs and future deductible temporary differences. As of June 30, 2022, based on current facts and circumstances, management believes that it is more likely than not that the Company will not realize the benefit for a portion of its net deferred tax assets. Accordingly, a valuation allowance has been recorded.

The federal NOL carryforward as of June 30, 2022 is $284,470. The NOL has an unlimited carryforward period. The Company’s historical combined financial statements for periods prior to the Distribution reflect NOLs and tax credits calculated on a separate return basis. These NOL carryforwards were calculated as if the Company operated as a separate stand-alone entity. Because the Distribution involves a spin-off of the Company, substantially all of the NOLs and tax credits did not carry over to the Company.

Income tax payments, net of refunds, were $8,956, $15,526 and $54 for Fiscal Years 2022, 2021 and 2020, respectively.

Note 19. Related Party Transactions

Members of the Dolan family including trusts for the benefit of members of the Dolan family (collectively, the “Dolan Family Group”) are the controlling stockholders of the Company, MSG Entertainment including its MSG Networks and TAO Group Hospitality subsidiaries, MSG Sports, and AMC Networks Inc. (“AMC Networks”).

F-75

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Current Related Party Arrangements

The Company is party to the following agreements and/or arrangements with MSG Sports:

•

Arena License Agreements pursuant to which the Company (i) provides MSG Sports the right to use The Garden for games of the Knicks and Rangers for a 35-year term in exchange for venue license fees, (ii) shares revenues collected for suite licenses, (iii) operates and manages the sale of the sports teams merchandise at The Garden for a commission, (iv) operates and manages the sale of food and beverage sales and catering services during the Knicks and Rangers games for a portion of net profits (as defined under the Arena License Agreements), (v) provides day of game services that were historically provided prior to the 2020 Entertainment Distribution, and (vi) provides other general services within The Garden. Refer to the below discussion on the venue usage cost allocation prior to the 2020 Entertainment Distribution;

•

Sponsorship sales and service representation agreements pursuant to which the Company has the exclusive right and obligation to sell MSG Sports’ sponsorships for an initial stated term of ten years for a commission;

•

A team sponsorship allocation agreement, pursuant to which MSG Sports continues receiving an allocation of sponsorship and signage revenues associated with the sponsorship agreements that existed at the 2020 Entertainment Distribution Date;

•

Transition services agreement (the “TSA”) pursuant to which the Company provides certain corporate and other transition services to MSG Sports, such as information technology, security, accounts payable, payroll, tax, certain legal functions, human resources, insurance and risk management, government affairs, investor relations, corporate communications, benefit plan administration and reporting, and internal audit functions as well as certain marketing functions, in exchange for service fees. MSG Sports also provides certain transition services to the Company, including certain legal functions, communications, ticket sales and certain operational and marketing services, in exchange for service fees;

•	Sublease agreement, pursuant to which the Company subleases office space to MSG Sports;

•

Group ticket sales representation agreement, pursuant to which the Company appointed MSG Sports as its sales and service representative to sell group ticket packages related Company events in exchange for a commission;

•

Single night rental commission agreement, pursuant to which MSG Sports may, from time to time, sell (or make referrals for sales of) licenses for the use of suites at The Garden for individual Company events in exchange for a commission;

•	Aircraft time sharing agreements (discussed below); and;

•

Other agreements with MSG Sports entered into in connection with the 2020 Entertainment Distribution such as a distribution agreement, a tax disaffiliation agreement, an employee matters agreement, a trademark license agreement and certain other arrangements.

In addition, the Company has various agreements with MSG Networks including an advertising sales representation agreement and a services agreement (the “MSG Networks Services Agreement”), which have historically been cash settled. Pursuant to the advertising sales representation agreement, the Company has the exclusive right and obligation to sell advertising on behalf of MSG Networks in exchange for a commission. Pursuant to the MSG Networks Services Agreement, the Company provides certain services to MSG Networks, such as information technology, accounts payable and payroll, human resources, and other corporate functions, as well as the executive support services described below, in exchange for service fees. MSG Networks also provides certain services to the Company, in exchange for service fees.

F-76

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Further, the Company shares certain executive support costs, including office space, executive assistants, security and transportation costs, for (i) the Company’s Executive Chairman and Chief Executive Officer with MSG Entertainment and MSG Sports and (ii) the Company’s Vice Chairman with MSG Entertainment, MSG Sports and AMC Networks. Prior to April 1, 2022, the Company also shared costs for the Company’s former President with MSG Entertainment and MSG Sports.

The Company is a party to various aircraft arrangements. Pursuant to certain Aircraft Support Services Agreements (the “Support Agreements”), the Company provides certain aircraft support services to entities controlled by (i) Charles F. Dolan, a director, and certain of his children, who are siblings of James L. Dolan, the Company’s Executive Chairman, Chief Executive Officer and a director, specifically: Thomas C. Dolan (a director of MSG Entertainment), Deborah Dolan-Sweeney, Patrick F. Dolan, Marianne Dolan Weber (a director of MSG Entertainment), and Kathleen M. Dolan, and (ii) Patrick F. Dolan, the son of Charles F. Dolan and brother of James L. Dolan.

The Company is party to reciprocal time sharing/dry lease agreements with Charles F. Dolan and Sterling2k LLC (collectively, “CFD”), an entity owned and controlled by Deborah Dolan-Sweeney, the daughter of Charles F. Dolan and the sister of James L. Dolan, pursuant to which the Company has agreed from time to time to make its aircraft available to CFD and CFD has agreed from time to time to make its aircraft available to the Company. Pursuant to the terms of the agreements, CFD may lease on a non-exclusive, “time sharing” basis, certain Company aircraft.

The Company is also party to a dry lease agreement and a time sharing agreement with Brighid Air, LLC (“Brighid Air”), a company owned and controlled by Patrick F. Dolan, the son of Charles F. Dolan and the brother of James L. Dolan, pursuant to which Brighid Air has agreed from time to time to make its Bombardier BD100-1A10 Challenger 350 aircraft (the “Challenger”) available to the Company on a non-exclusive basis. In connection with the dry lease agreement, the Company also entered into a Flight Crew Services Agreement (the “Flight Crew Agreement”) with Dolan Family Office, LLC (“DFO”), an entity owned and controlled by Charles F. Dolan, pursuant to which the Company may utilize pilots employed by DFO for purposes of flying the Challenger when the Company is leasing that aircraft under the Company’s dry lease agreement with Brighid Air.

Prior to December 21, 2021, the Company was also party to (i) a reciprocal time sharing/dry lease agreement with Quart 2C, LLC (“Q2C”), a company controlled by James L. Dolan and Kristin A. Dolan, his spouse and a director of MSG Entertainment, pursuant to which the Company from time to time made its aircraft available to Q2C, and Q2C, from time to time made its aircraft available to the Company, and (ii) an aircraft support services agreement with an entity controlled by James L. Dolan, pursuant to which the Company provided certain aircraft support services. These agreements were no longer effective as of December 21, 2021.

The Company and each of MSG Sports and AMC Networks are party to certain aircraft time sharing agreements, pursuant to which the Company has agreed from time to time to make aircraft available to MSG Sports and/or AMC Networks for lease on a “time sharing” basis. Additionally, the Company, MSG Sports and AMC Networks have agreed on an allocation of the costs of certain aircraft and helicopter use by their shared executives.

In addition to the aircraft arrangements described above, certain executives of the Company are party to aircraft time sharing agreements, pursuant to which the Company has agreed from time to time to make certain aircraft available for lease on a “time sharing” basis for personal use in exchange for payment of actual expenses of the flight (as listed in the agreement).

F-77

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

From time to time the Company enters into arrangements with 605, LLC. James L. Dolan, the Company’s Executive Chairman, Chief Executive Officer and a director, and his spouse, Kristin A. Dolan (a director of MSG Entertainment), own 50% of 605, LLC. Kristin A. Dolan is also the founder and Chief Executive Officer of 605, LLC. 605, LLC provides audience measurement and data analytics services to the Company and its subsidiaries in the ordinary course of business.

As of June 30, 2022 and 2021, BCE had $637 and $637, respectively, of notes payable with respect to a loan received by BCE from its noncontrolling interest holder.

Revenues and Operating Expenses

The following table summarizes the composition and amounts of the transactions with the Company’s affiliates. The significant components of these amounts are discussed below. These amounts are reflected in revenues and operating expenses in the accompanying combined statements of operations for Fiscal Years 2022, 2021 and 2020:

	Years Ended June 30,
	2022	2021	2020
Revenues	$115,370	$51,657	$18,955
Operating expenses (credits):
Revenue sharing expenses	17,279	558	110,002
Allocation of charges for venue usage to MSG Sports	—	—	(46,072)
Reimbursement under Arena License Arrangements	(25,827)	(9,717)	—
Cost reimbursement from MSG Sports	(38,254)	(36,502)	(116,946)
Corporate allocations to MSG Entertainment	(161,189)	(100,942)	(82,506)
Other operating expenses, net	4,995	4,041	794

Total operating expenses (credits), net(a)	$(202,996)	$(142,562)	$(134,728)

(a)

Of the total operating expenses, net, $(9,347), $(930) and $71,722 for Fiscal Years 2022, 2021 and 2020, respectively, are included in direct operating expenses in the accompanying combined statements of operations, and $(193,649), $(141,632) and $(206,450) for Fiscal Years 2022, 2021 and 2020, respectively, are included as net credits in selling, general and administrative expenses.

Revenues

Through Fiscal Year 2022, the Knicks and the Rangers played a total of 98 home games at The Garden and the Company recorded $68,072 of revenues under the Arena License Agreements for Fiscal Year 2022. In addition, the Company recorded revenues under sponsorship sales and service representation agreements with MSG Sports of $17,570, and merchandise sharing revenues with MSG Sports of $4,412 for Fiscal Year 2022. The Company recorded revenues under the advertising sales representation agreement with MSG Networks of $20,878 for Fiscal Year 2022. The Company also earned $2,444 of sublease revenue from related parties during Fiscal Year 2022.

Through Fiscal Year 2021, the Knicks and the Rangers played a total of 69 home games at The Garden and the Company recorded $21,345 of revenues under the Arena License Agreements for Fiscal Year 2021. In addition, the Company recorded revenues under sponsorship sales and service representation agreements with MSG Sports of $13,584 for Fiscal Year 2021. The Company recorded revenues under the advertising sales representation agreement with MSG Networks of $13,698 for Fiscal Year 2021. The Company also earned $2,450 of sublease revenue from related parties during Fiscal Year 2021.

F-78

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Through Fiscal Year 2020, the Company recorded revenues under sponsorship sales and service representation agreements with MSG Sports of $4,330. The Company recorded revenues under the advertising sales representation agreement with MSG Networks of $12,653 for Fiscal Year 2020.

Operating Expenses

Revenue sharing expenses

Revenue sharing expenses include MSG Sports’ share of the Company’s in-venue food and beverage sales and certain venue signage agreements, and, prior to the 2020 Entertainment Distribution, other amounts specifically identified where possible or allocated proportionally.

Allocation of Charges for Venue Usage to MSG Sports and Reimbursements under Arena License Arrangements

For purposes of the Company’s combined financial statements prior to the 2020 Entertainment Distribution, the Company allocated to MSG Sports certain expenses for the usage of The Garden, which were reported as a reduction of direct operating expense in the accompanying combined statements of operations.

After the 2020 Entertainment Distribution, fees recognized by the Company under the Arena License Agreements with MSG Sports for use of The Garden are reported as operating lease revenues in accordance with ASC Topic 842. Because The Garden was closed by government mandate, the Company did not recognize operating lease revenue under the Arena License Agreements for the quarter ended September 30, 2020. Starting December 2020, the Garden reopened for games of the Knicks and the Rangers and the Company recorded $68,072 and $21,345 of revenues under the Arena License Agreements for Fiscal Years 2022 and 2021, respectively. In addition, the Company recorded credits to direct operating expenses as a reimbursement under the Arena License Agreements of $25,827 and $9,717 for Fiscal Years 2022 and 2021, respectively. No credits were recorded for Fiscal Year 2020.

Cost reimbursement from MSG Sports

Per the TSA described above, the Company’s corporate overhead expenses that are charged to MSG Sports are primarily related to centralized functions, including information technology, security, accounts payable, payroll, tax, legal, human resources, insurance and risk management, investor relations, corporate communications, benefit plan administration and reporting, and internal audit.

Prior to the 2020 Entertainment Distribution, allocations of corporate overhead and shared services expense were recorded by both MSG Entertainment, and in turn by the Company, and MSG Sports for corporate and operational functions based on direct usage or the relative proportion of revenue, headcount or other measures of MSG Entertainment or MSG Sports.

Corporate allocations to MSG Entertainment

As part of the Distribution, certain corporate and operational support functions are being transferred to the Company and therefore, charges were reflected in order to properly burden all business units comprising MSG Entertainment’s historical operations. Allocations of corporate overhead and shared services expense to MSG Entertainment from the Company were recorded for corporate and operational functions based on direct usage when identifiable, with the remainder allocated on a pro rata basis of combined assets, headcount or other measures of the Company or MSG Entertainment, which is recorded as a reduction of either direct operating expenses or selling, general and administrative expense. The aforementioned allocations for certain support functions that are provided on a centralized basis and not historically recorded at the business unit level by MSG

F-79

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Entertainment and MSG Sports (for the period from July 1, 2019 to April 17, 2020), related to departments such as executive management, finance, legal, human resources, government affairs, and information technology, among others. In addition, corporate allocations to MSG Entertainment include charges to MSG Networks under the MSG Networks Services Agreement.

Other Operating Expenses, net

The Company and its related parties enter into transactions with each other in the ordinary course of business. Amounts charged to the Company for other transactions with its related parties are net of amounts charged by the Company to the Knickerbocker Group, LLC, an entity owned by James L. Dolan, the Executive Chairman, Chief Executive Officer and a director of the Company, for office space and the cost of certain technology services. In addition, other operating expenses primarily include net charges relating to (i) reciprocal aircraft arrangements between the Company and each of Q2C and CFD, (ii) time sharing and/or dry lease agreements with MSG Sports, AMC Networks and Brighid Air, (iii) commission under the group ticket sales representation agreement with MSG Sports, and (iv) expenses for advertising and promotional services rendered by MSG Networks. The reciprocal aircraft arrangement between the Company and Q2C and the related aircraft support services arrangement between them was no longer effective as of December 21, 2021.

Loans Receivable from MSG Entertainment

The Company’s captive insurance entity, Eden Insurance Company, Inc. (“Eden”), entered into a loan agreement with MSG Entertainment (the “Eden Loan Agreement”), under which Eden granted MSG Entertainment an unsecured loan bearing interest at a rate of LIBOR plus 350 basis points with a principal amount not exceeding $60,000. This loan is in the form of a demand promissory note, payable immediately upon order from Eden. As of June 30, 2022 and 2021, Eden had an outstanding loan receivable from MSG Entertainment of $56,060 and $57,962, respectively, inclusive of accrued interest. During Fiscal Year 2022, Eden declared and paid dividends to MSG Entertainment through a reduction of the loan receivable from MSG Entertainment. During Fiscal Year 2021, no interest or principal payments were received by Eden. Instead, the accrued but unpaid interest was added to the outstanding principal amount of the loan. The cash flows related to this loan receivable are reflected as investing activities, as these balances represent amounts loaned by the Company to MSG Entertainment. The Company expects that the outstanding loan payable will be transferred by MSG Entertainment to the Company prior to the Distribution. The Company recorded related party interest income of $2,117, $1,888 and $2,798 related to the Eden Loan Agreement in Fiscal Years 2022, 2021 and 2020.

On May 23, 2019, the Company entered into a subordinated credit agreement with TAO Group Sub-Holdings, LLC (“TAOG Sub-Holdings”), a wholly-owned subsidiary of MSG Entertainment (the “TAO Subordinated Credit Agreement”), under which the Company granted TAOG Sub-Holdings a $49,000 subordinated loan. This loan had a maturity date of August 22, 2024. On June 15, 2020, the TAO Subordinated Credit Agreement was amended to provide an additional $22,000 of borrowing capacity. The Company provided additional proceeds of $14,000 and $5,000 during Fiscal Years 2021 and 2020, respectively, under the TAO Subordinated Credit Agreement. There are no mandatory repayments of principal until the maturity date. Subject to customary notice and minimum amount conditions, TAOG Sub-Holdings can voluntarily prepay outstanding loans under the TAO Subordinated Credit Agreement at any time, in whole or in part, without premium or penalty. Interest is due monthly in cash or paid-in-kind based on the terms of the TAO Senior Credit Agreement. During Fiscal Year 2020, on behalf of TAOG Sub-Holdings, MSG Entertainment made a voluntary principal payment and interest payments of $5,000 and $3,546, respectively. As of June 30, 2021, the Company had an outstanding loan receivable from MSG Entertainment related to this loan of $66,902, inclusive of accrued interest, and on June 9, 2022, MSG Entertainment paid the full outstanding principal amount of this TAO Subordinated Credit Agreement. The cash flows related to this loan receivable are reflected as investing activities, as these balances

MSGE SPINCO, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

represent amounts loaned by the Company to MSG Entertainment. The Company recorded related party interest income of $4,420, $4,525 and $4,531 related to the TAO Subordinated Credit Agreement in Fiscal Years 2022, 2021 and 2020.

Cash Management

MSG Entertainment uses a centralized approach to cash management and financing of operations. The Company’s and MSG Entertainment’s other subsidiaries’ cash was available for use and was regularly “swept” historically. Cash and cash equivalents was attributed to the Company for each of the periods presented, as such cash was held in accounts legally owned by the Company. Transfers of cash both to and from MSG Entertainment were included as components of MSG Entertainment’s Investment on the combined statements of divisional equity (deficit). The main components of the net transfers (to)/from MSG Entertainment are cash pooling/general financing activities, various expense allocations to/from MSG Entertainment, and receivables/payables from/(to) MSG Entertainment deemed to be effectively settled upon the distribution of the Company by MSG Entertainment.

MSG Entertainment Investment

Certain significant balances and transactions among the Company and MSG Entertainment and its subsidiaries, which include allocations of corporate general and administrative expenses, share-based compensation expense and other historical intercompany activities, are recorded as components of Divisional Equity (Deficit), except for the transactions noted above related to historically cash-settled loans between the Company and MSG Entertainment. The changes in MSG Entertainment Investment also include financing activities for capital transfers, cash sweeps, and other treasury services. As part of this activity, cash balances are swept to MSG Entertainment regularly as part of the MSG Entertainment cash management policy.

Note 20. Concentrations of Risk

As of June 30, 2022, approximately 4,200 full-time and part-time employees, who represent approximately 63% of the Company’s workforce, are subject to CBAs. Approximately 7% are subject to CBAs that expired as of June 30, 2022 and approximately 47% are subject to CBAs that will expire by June 30, 2023, if they are not extended prior thereto.

Note 21. Subsequent Events

The Company evaluated subsequent events for the period from June 30, 2022 through January 13, 2023, the date the combined financial statements were available for issuance. On December 2, 2022, the Company sold its 85% controlling interest in BCE for approximately $10,000. Additionally, on December 30, 2022, the Company sold a corporate aircraft for approximately $20,400.

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

(in thousands)

		(Additions) / Deductions
	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions	Balance at End of Period
Year Ended June 30, 2022
Allowance for doubtful accounts / credit losses	$(4,167)	$(166)	$—	$623	$(3,710)
Deferred tax valuation allowance	(119,135)	(31,679)	(229)	—	(151,043)

	$(123,302)	$(31,845)	$(229)	$623	$(154,753)

Year Ended June 30, 2021
Allowance for doubtful accounts / credit losses	$(3,926)	$(887)	$—	$646	$(4,167)
Deferred tax valuation allowance	(39,030)	(70,501)	(9,604)	—	(119,135)

	$(42,956)	$(71,388)	$(9,604)	$646	$(123,302)

Year Ended June 30, 2020
Allowance for doubtful accounts / credit losses	$(1,814)	$(3,568)	$—	$1,456	$(3,926)
Deferred tax valuation allowance	(15,409)	558	(24,179)	—	(39,030)

	$(17,223)	$(3,010)	$(24,179)	$1,456	$(42,956)

5,250,000 Shares

Class A Common Stock

PROSPECTUS

BofA Securities

Goldman Sachs & Co. LLC

J.P. Morgan